  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-258823
PROSPECTUS
HILLMAN SOLUTIONS CORP.
Primary Offering Of
24,666,667 Shares of Common Stock
Secondary Offering of
144,217,397 Shares of Common Stock
8,501,066 Warrants to Purchase Common Stock
This prospectus relates to the issuance by us of up to an aggregate of (i) 16,666,667 shares of our common stock that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share (the “public warrants”) issued by Landcadia Holdings III, Inc. (“Landcadia”) in its initial public offering (“Landcadia’s IPO”); and (ii) 8,000,000 shares of our common stock that may be issued upon exercise of private placement warrants at an exercise price of $11.50 per share that were originally sold to Jefferies Financial Group Inc., a New York corporation and TJF, LLC., a Delaware limited liability company (collectively the “Sponsors”) in a private placement consummated simultaneously with Landcadia’s IPO (the “private placement warrants”, together with the public warrants, the “warrants”).
This prospectus also relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) up to an aggregate of 37,500,000 shares of our common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined below); (ii) up to an aggregate of 98,216,331 shares of our common stock otherwise held by the Selling Securityholders; (iii) up to an aggregate of 501,066 public warrants held by certain of the Selling Securityholders; (iv) up to an aggregate of 501,066 shares of our common stock that may be issued upon exercise of certain public warrants; (v) up to an aggregate of 8,000,000 shares of our common stock that may be issued upon exercise of the private placement warrants; and (vi) up to an aggregate of 8,000,000 private placement warrants held by the Selling Securityholders, as further described in this prospectus. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.
We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock and warrants are listed on Nasdaq under the symbols “HLMN” and “HLMNW”, respectively. On August 20, 2021, the closing price of our common stock was $12.00 per share and the closing price of our warrants was $2.86 per share.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 13 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 27, 2021.

TABLES OF CONTENTS

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders and their permitted transferees may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings.
We may use the shelf registration statement to issue up to an aggregate of 24,666,667 shares of our common stock that may be issued upon exercise of the public warrants and the private placement warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 144,217,397 shares of our common stock, up to 8,000,000 private placement warrants and up to 501,066 public warrants. The Selling Securityholders and their permitted transferees may use the shelf registration statement to sell such securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.
A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the U.S., neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the U.S.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SELECTED DEFINITIONS
Unless the context otherwise requires, in this prospectus, references to “Hillman”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Landcadia Holdings III, Inc., a Delaware corporation, and its consolidated subsidiaries and after the closing of the Business Combination are intended to mean Hillman Solutions Corp., a Delaware corporation, and its consolidated subsidiaries.
“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement.
“Closing” means the closing of the Business Combination.
“Combined Entity” means Landcadia after giving effect to the Business Combination, including Hillman and any other direct or indirect subsidiaries of Hillman.
“common stock” means the common stock, par value $0.0001 per share, of Hillman Solutions Corp. following the Business Combination; such common stock was previously designated Class A common stock of Landcadia, and which includes any of the shares of Class B common stock of Landcadia that were converted into Class A common stock in connection with the Closing pursuant to the amended and restated certificate of incorporation of Landcadia prior to the Business Combination.
“DGCL” means the Delaware General Corporation Law, as amended.
“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.
“Exchange Act” means Securities Exchange Act of 1934, as amended.
“Hillman Holdco” means HMAN Group Holdings Inc., a Delaware corporation.
“KPMG” means KPMG LLP, Hillman’s independent auditor.
“Landcadia” means Landcadia Holdings III, Inc., a Delaware corporation, which was renamed “Hillman Solutions Corp.” in connection with the Closing.
“Landcadia IPO” means Landcadia’s initial public offering.
“Marcum” means Marcum LLP, Landcadia’s independent auditor.
“Merger” means the merger of Merger Sub with and into Hillman Holdco, with Hillman Holdco continuing as the surviving corporation and as a wholly-owned subsidiary of Hillman, in accordance with the terms of the Merger Agreement.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of January 24, 2021 (as amended on March 12, 2021), by and among Landcadia, Merger Sub, Hillman Holdco and CCMP Sellers’ Representative, LLC, a Delaware limited liability company in its capacity as the Stockholder Representative thereunder (the “Stockholder Representative”).
“Merger Sub” means Helios Sun Merger Sub, Inc., a Delaware corporation and a direct, a wholly-owned subsidiary of Landcadia.
“PIPE Investment” refers to the sale of shares of newly issued Class A common stock to the PIPE Investors in a private placement that was consummated simultaneously with the closing of the Business Combination.
“PIPE Investors” means the investors in the PIPE Investment.
“PIPE Subscription Agreements” means the subscription agreements, dated January 24, 2021, by and among Landcadia and the investors named therein relating to the PIPE Investment.
“private placement warrants” means 8,000,000 warrants to purchase shares of common stock issued to Sponsors in the Private Placement, which entitles the holder thereof to purchase one share of common stock for $11.50 per share.

“Private Placement” means the private placement consummated simultaneously with the Landcadia IPO in which Landcadia issued to the Sponsor the private placement warrants.
“public warrants” means warrants underlying the Units issued in the Landcadia IPO, which entitles the holder thereof to purchase one share of common stock for $11.50 per share.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsors” means Jefferies Financial Group Inc., a New York corporation and TJF, LLC., a Delaware limited liability company.
“Units” means Units issued in the Landcadia IPO, including any overallotment securities acquired by Landcadia’s underwriters, consisting of one share of Class A common stock and one third of a public warrant.
“Warrants” means any of the private placement warrants and the public warrants.
“Stockholder Representative” means CCMP Sellers’ Representative, LLC, a Delaware limited liability company in its capacity as the Stockholder Representative under the Merger Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this Form S-1 and the information incorporated herein by reference may involve substantial risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions.
These forward-looking statements are not historical facts, but rather are based on management’s current expectations, assumptions, and projections about future events. Although management believes that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. Instead, forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions that may cause Hillman’s strategy, planning, actual results, levels of activity, performance, or achievements to be materially different from any strategy, planning, future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, those factors described under the heading “Risk Factors” in the definitive Proxy Statement/Prospectus, dated as of June 24, 2021 (File No. 333-252693), filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on June 25, 2021 (the “Definitive Proxy”). Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.
All forward-looking statements attributable to Hillman or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this report and the risks and uncertainties discussed under the caption “Risk Factors” in the Definitive Proxy and they should not be regarded as a representation by Hillman or any other individual. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this report might not occur or be materially different from those discussed.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hillman,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Landcadia,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus.
The Company
Hillman and its wholly-owned subsidiaries are among the largest providers of hardware related products and related merchandising services to retail markets in North America. Our principal business is operated through our wholly-owned subsidiary, The Hillman Group, Inc. and its wholly-owned subsidiaries. We sell our products to hardware stores, home centers, mass merchants, pet supply stores, and other retail outlets principally in the United States, Canada, Mexico, Latin America, and the Caribbean. Product lines include thousands of small parts such as fasteners and related hardware items; threaded rod and metal shapes; keys, key duplication systems, and accessories; builder’s hardware; personal protective equipment, such as gloves and eye-wear; and identification items, such as tags and letters, numbers, and signs. We support product sales with services that include design and installation of merchandising systems, maintenance of appropriate in-store inventory levels, and break-fix for our robotics kiosks.
Our headquarters are located at 10590 Hamilton Avenue, Cincinnati, Ohio. We maintain a website at www.hillmangroup.com. Information contained or linked on our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.
Background
Hillman Solutions Corp., a Delaware corporation (the “Company”), was originally named Landcadia Holdings III, Inc., a Delaware corporation (“Landcadia”), and was established as a special purpose acquisition company, which completed its initial public offering in October 2020. Landcadia was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash.
On July 14, 2021, Landcadia consummated the Business Combination pursuant to the terms of the Merger Agreement, including the merger of Merger Sub with and into Hillman Holdco, with Hillman Holdco continuing as the surviving corporation and as a wholly-owned subsidiary of Hillman, in accordance with the terms of the Merger Agreement.
In connection with the Closing, Landcadia changed its name to “Hillman Solutions Corp.” and each outstanding share of Class A common stock, including any shares of Class B common stock that were converted into shares of Class A common stock, were redesignated as common stock. We continued the listing of our common stock and public warrants on the Nasdaq Stock Market under the symbols “HLMN” and “HLMNW”, respectively. Prior to the Closing, our Class A common stock, public warrants and units were listed on the Nasdaq Stock Market under the symbols “LCY”, “LCYAW” and “LCYAU”, respectively.
The rights of holders of our common stock and warrants are governed by our third amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Amended and Restated Warrant Agreement, dated November 13, 2020 by and between Landcadia and Continental Stock Transfer & Trust Company, as warrant agent. See the sections entitled “Description of Securities” and “Selling Securityholders.”
Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, which represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Some of the risks related Hillman’s business and industry are summarized below. References in the summary below to “we”, “us”, “our” and “the Company” generally refer to Landcadia prior to the Business Combination or Hillman in the present tense.
•
Unfavorable economic conditions may adversely affect our business, results of operations, financial condition, and cash flows.

•
The COVID-19 pandemic has had a material impact on our business and could have a further material adverse effect on our business, financial condition and results of operations.

•
We operate in a highly competitive industry, which may have a material adverse effect on our business, financial condition, and results of operations.

•
To compete successfully, we must develop and commercialize a continuing stream of innovative new products that create consumer demand.

•
Our business may be adversely affected by seasonality.

•
Because our business is working capital intensive, we rely on our ability to manage our product purchasing and customer credit policies.

•
We are subject to inventory management risks; insufficient inventory may result in lost sales opportunities or delayed revenue, while excess inventory may harm our gross margins.

•
We have substantial fixed costs and, as a result, our operating income is sensitive to changes in our net sales.

•
Large customer concentration and the inability to penetrate new channels of distribution could adversely affect our business.

•
Successful sales and marketing efforts depend on our ability to recruit and retain qualified employees.

•
We are exposed to adverse changes in currency exchange rates.

•
Our results of operations could be negatively impacted by inflation or deflation in the cost of raw materials, freight, and energy.

•
We are subject to the risks of doing business internationally.

•
Our business is subject to risks associated with sourcing product from overseas.

•
Acquisitions have formed a significant part of our growth strategy in the past and may continue to do so. If we are unable to identify suitable acquisition candidates, successfully integrate an acquired business, or obtain financing needed to complete an acquisition, our growth strategy may not succeed.

•
If we were required to write down all or part of our goodwill or indefinite-lived trade names, our results of operations could be materially adversely affected.

•
Our success is highly dependent on information and technology systems.

•
Unauthorized disclosure of sensitive or confidential customer, employee, supplier, or Company information, whether through a breach of our computer systems, including cyber-attacks or otherwise, could severely harm our business.

•
Failure to adequately protect intellectual property could adversely affect our business.

•
Our success depends in part on our ability to operate without infringing or misappropriating the proprietary rights of others, and if we are unable to do so we may be liable for damages.

•
Recent changes in United States patent laws may limit our ability to obtain, defend, and or enforce our patents.

•
Regulations related to conflict minerals could adversely impact our business.

•
Future changes in financial accounting standards may significantly change our reported results of operations.

•
Future tax law changes and tax audits may materially increase our prospective income tax expense.

•
We are subject to legal proceedings and legal compliance risks.

•
Increases in the cost of employee health benefits could impact our financial results and cash flows.

•
If we become subject to material liabilities under our self-insured programs, our financial results may be adversely affected.

•
We occupy most of our locations under long-term non-cancelable leases. We may be unable to renew leases on favorable terms or at all. Also, if we close a location, we may remain obligated under the applicable lease.

•
Upon consummation of the Business Combination, we will have significant indebtedness that could affect operations and financial condition and prevent us from fulfilling our obligations under our indebtedness.

•
We are subject to fluctuations in interest rates.

•
Restrictions imposed by our senior secured credit facilities and our other outstanding indebtedness, may limit our ability to operate our business and to finance our future operations or capital needs or to engage in other business activities.

•
We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

•
Our ability to repay our debt is affected by the cash flow generated by our subsidiaries.

•
Volatility and weakness in bank and capital markets may adversely affect credit availability and related financing costs for us.

Corporate Information
Our principal executive offices are located at 10590 Hamilton Avenue, Cincinnati, OH 45231. Our telephone number is (513) 851-4900, and our website address is www.hillmangroup.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
SUMMARY HISTORICAL FINANCIAL INFORMATION OF HILLMAN
Hillman is providing the following summary historical financial information to assist you in your analysis of the financial aspects of the Business Combination.
Hillman’s balance sheet data as of June 26, 2021 and statement of operations data for the twenty-six weeks ended June 26, 2021 and June 27, 2020, are derived from Hillman’s unaudited financial statements included elsewhere in this proxy prospectus. Hillman’s balance sheet data for the years ended December 26, 2020 and December 28, 2019 and statement of operations data as of and for the years ended December 26, 2020, December 28, 2019 and December 29, 2018 are derived from Hillman’s audited financial statements included in this prospectus.
The information should be read in conjunction with Hillman’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hillman” contained elsewhere in this prospectus. Hillman’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a fiscal year.

	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020	Year Ended December 26, 2020	Year Ended December 28, 2019 As Restated	Year Ended December 29, 2018 As Restated
Statement of Operations Data:	(in thousands, except share and per share amounts)
Net sales	$716,996	$642,546	$1,368,295	$1,214,362	$974,175
Cost of sales (exclusive of depreciation and amortization shown separately below)	417,265	362,813	781,815	693,881	537,885
Selling, general and administrative expenses	214,841	184,723	398,472	382,131	320,543
Depreciation	31,611	34,747	67,423	65,658	46,060
Amortization	30,323	29,713	59,492	58,910	44,572
Management fees to related party	214	321	577	562	546
Other (income) expense	(2,547)	55	(5,250)	5,525	(2,874)
Income from operations	25,289	30,174	65,766	7,695	27,443
Interest expense, net	38,178	47,058	86,774	101,613	70,545
Interest expense on junior subordinated debentures	6,304	6,336	12,707	12,608	12,608
Investment income on trust common securities	(189)	(189)	(378)	(378)	(378)
(Gain) Loss on mark-to-market adjustment of interest rate swap	(1,424)	1,942	601	2,608	607
Refinancing costs	—	—	—	—	11,632
Loss before income taxes	(17,580)	(24,973)	(33,938)	(108,756)	(67,571)
Income tax benefit	(5,225)	(5,132)	(9,439)	(23,277)	(8,890)
Net loss	$(12,355)	$(19,841)	$(24,499)	$(85,479)	$(58,681)
Basic and diluted loss per share	$(22)	$(36)	$(45)	$(158)	$(108)
Weighted average basic and diluted shares outstanding	553	544	545	543	545
Net loss from above	$(12,355)	$(19,841)	$(24,499)	$(85,479)	$(58,681)
Other comprehensive income (loss):
Foreign currency translation adjustments	6,315	(7,570)	2,652	5,550	(11,053)
Total other comprehensive income (loss)	6,315	(7,570)	2,652	5,550	(11,053)
Comprehensive income (loss)	$(6,040)	$(27,411)	$(21,847)	$(79,929)	$(69,734)
	June 26, 2021	December 26, 2020	December 28, 2019
	(in thousands)
Balance Sheet Data:
Total assets	2,597,053	2,468,618	2,437,983
Total current liabilities	327,404	311,911	208,868
Total liabilities	2,233,208	2,104,031	2,064,014
Working capital	340,486	241,796	231,803
Total stockholder’s equity	363,845	364,587	373,969

	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Statement of Cash Flows Data:	(in thousands)
Net cash (used for) provided by operating activities	(59,839)	11,657	92,080	52,359	7,547
Net cash (used for) provided by investing activities	(61,786)	(22,996)	(46,074)	(53,488)	(572,610)
Net cash (used for) provided by financing activities	115,970	10,285	(45,104)	(7,053)	581,927

THE OFFERING
We are registering the issuance by us of up to 24,666,667 shares of our common stock that may be issued upon exercise of public warrants and private placement warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (ii) up to 144,217,397 shares of our common stock, up to 8,000,000 private placement warrants and up to 501,066 public warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 13 of this prospectus.
Issuance of Common Stock
The following information is as of August 10, 2021 and does not give effect to issuances of our common stock or warrants after such date, or the exercise of warrants after such date.
Shares of our common stock to be issued upon exercise of all public warrants and private placement warrants
24,666,667 shares
Shares of our common stock outstanding prior to the exercise of all warrants
187,569,511 shares(1)
Use of proceeds
We will receive up to an aggregate of approximately $283,666,671 from the exercise of all public warrants and private placement warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for working capital and general corporate purposes.
Resale of Common Stock and Warrants
Shares of common stock offered by the Selling Securityholders (including 135,716,311 outstanding shares of common stock and 8,501,066 shares of common stock that may be issued upon exercise of warrants)
144,217,397 shares
Warrants offered by the Selling Securityholders (representing the private placement warrants and certain public warrants)
8,501,066 warrants
Exercise price
$11.50 per share, subject to adjustment as described herein
Redemption
The warrants are redeemable in certain circumstances. See “Description of Securities — Warrants” for further discussion.
Use of proceeds
We will not receive any proceeds from the sale of the common stock and warrants to be offered by the Selling Securityholders. With respect to shares of common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.
Lock-up agreements
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See

“Securities Act Restrictions on Resale of Securities — Lock-up Agreements” for further discussion.
Ticker symbols
“HLMN” and “HLMNW” for the common stock and warrants, respectively.

(1)
The number of shares of common stock outstanding is based on 187,569,511 shares of common stock outstanding as of August 10, 2021 and does not include:

•
21,674,324 shares of common stock reserved for issuance for awards in accordance with the 2021 Equity Incentive Plan;

•
1,140,754 shares of common stock reserved for issuance pursuant to the 2021 Employee Stock Purchase Plan;

•
16,666,667 shares of common stock underlying the public warrants and 8,000,000 shares of common stock underlying the private placement warrants.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
Market Price and Ticker Symbol
Our common stock and warrants are currently listed on Nasdaq under the symbols “HLMN” and “HLMNW”, respectively.
The closing price of the common stock and warrants on August 20, 2021, was $12.00 and $2.86, respectively.
Holders
As of August 10, 2021, there were 78 holders of record of our common stock and 3 holders of record of our warrants.
Dividend Policy
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information included in this prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hillman,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Landcadia,” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Risks Related to Hillman’s Business
Supply and demand for our products is influenced by general economic conditions and trends in spending on repair and remodel home projects, new home construction, and personal protective equipment. Adverse trends in, among other things, the general health of the economy, consumer confidence, interest rates, repair and remodel home projects, new home construction activity, commercial construction activity and the use of personal protective equipment could adversely affect our business.
Demand for our products is impacted by general economic conditions in North American and other international markets including, without limitation, inflation, recession, instability in financial or credit markets, the level of consumer debt, interest rates, discretionary spending and the ability of our customers to obtain credit. We are particularly impacted by spending trends in existing home sales, new home construction activity, home repair and remodel activity, commercial construction and demand for personal protective equipment including masks and cleaning supplies. While we believe consumer preferences have increased spending on the home and personal protective equipment, the level of spending could decrease in the future. Our customers, suppliers, and other parties with whom we do business are also impacted by the foregoing conditions and adverse changes may result in financial difficulties leading to restructurings, bankruptcies, liquidations, and other unfavorable events for our customers, suppliers, and other service providers. Adverse trends in any of the foregoing factors could reduce our sales, adversely impact the mix of our sales or increase our costs which could have a material adverse effect on our business, financial condition and results of operations.
The COVID-19 pandemic could have a material adverse effect on our business, financial condition and results of operations.
In December 2019, a strain of coronavirus, now known as COVID-19, was reported to have surfaced in Wuhan, China. Since that time, the widespread and sustained transmission of the virus has reached global pandemic status. In response to the pandemic, many national and international health agencies have recommended, and many countries and state, provincial and local governments have implemented, various measures, including travel bans and restrictions, limitations on public and private gatherings, business closures or operating restrictions, social distancing, and shelter-in-place orders.
Given the ongoing and dynamic nature of the COVID-19 virus and the worldwide response related thereto, it is difficult to predict the full impact of the ongoing COVID-19 pandemic on our business. Although the reported cases of COVID-19 have decreased in certain regions of the world, they have continued to increase in others, including the United States and other regions in which we operate, and it is uncertain when the pandemic or its effects will subside.
We could experience future reductions in demand for our products depending on the future course of the pandemic and related actions taken to curb its spread.
The increased demand for imported goods driven by a shift in consumer spending has also stressed the global supply chain from factory production capacity to transportation availability. The impact of a continued COVID-19 outbreak or sustained measures taken to limit or contain the outbreak could have a material adverse effect on our business, financial condition, results of operations and cash flows. Our suppliers could fail to deliver product in a timely manner as a result of disruption to the global supply chain due to the ongoing COVID-19 pandemic. If such failures occur, we may be unable to provide products when requested by our customers. Our business could be substantially disrupted if we were required to, or chose to, replace the products from one or more major suppliers with products or services from another source, especially if the replacement became necessary on short notice. Any such disruption could increase our costs, decrease our operating efficiencies and have a material adverse effect on our business, results of operations and financial condition.
•
Demand for our personal protective products could exceed global supply capacity thereby causing increased costs and limited availability.

•
The extent to which the ongoing COVID-19 pandemic impacts us will depend on numerous evolving factors and future developments that we are not able to predict, including:

•
the duration of the pandemic, including the ability of governments and health care providers to timely distribute available vaccines and the efficacy of such vaccines;

•
governmental, business and other actions (which could include limitations on our operations or mandates to provide products or services) taken to limit the reach of the virus and the impact of the pandemic;

•
the impact on our supply chain;

•
the impact on our contracts with customers and suppliers, including potential disputes over whether COVID-19 constitutes a force majeure event;

•
the impact of the pandemic on worldwide economic activity;

•
the health of and the effect on our workforce and our ability to meet the staffing needs of our critical functions, particularly if members of our work force are infected with COVID-19, quarantined as a result of exposure to COVID-19 or unable to work remotely in areas subject to shelter-in-place orders;

•
the health and effect on our distribution network staff, if we need to close any of our facilities or a critical number of our employees become too ill to work;

•
any impairment in value of our tangible or intangible assets that could be recorded as a result of a weaker economic conditions; and

•
the potential effects on our internal controls including those over financial reporting as a result of changes in working environments such as shelter-in-place and similar orders that are applicable to our team members and business partners, among others.

We operate in a highly competitive industry, which may have a material adverse effect on our business, financial condition, and results of operations.
The retail industry is highly competitive, with the principal methods of competition being product innovation, price, quality of service, quality of products, product availability and timeliness, credit terms, and the provision of value-added services, such as merchandising design, in-store service, and inventory management. We encounter competition from a large number of regional and national distributors which could adversely affect our business, financial condition, and results of operations.
To compete successfully, we must develop and commercialize a continuing stream of innovative new products that create consumer demand.
Our long-term success in the current competitive environment depends on our ability to develop and commercialize a continuing stream of innovative new products, including those in our new mass merchant fastener program, which create and maintain consumer demand. We also face the risk that our competitors will introduce innovative new products that compete with our products. Our strategy includes increased investment in new product development and continued focus on innovation. There are, nevertheless, numerous uncertainties inherent in successfully developing and commercializing innovative new products on a continuing basis, and new product launches may not provide expected growth results.

Our business may be adversely affected by seasonality.
In general, we have experienced seasonal fluctuations in sales and operating results from quarter to quarter. Typically, the first calendar quarter is the weakest due to the effect of weather on home projects and the construction industry. If adverse weather conditions persist on a regional or national basis into the second or other calendar quarters, our business, financial condition, and results of operations may be materially adversely affected.
Because our business is working capital intensive, we rely on our ability to manage our product purchasing and customer credit policies.
Our operations are working capital intensive, and our inventories, accounts receivable and accounts payable are significant components of our net asset base. We manage our inventories and accounts payable through our purchasing policies and our accounts receivable through our customer credit policies. If we fail to adequately manage our product purchasing or customer credit policies, our working capital and financial condition may be adversely affected.
We are subject to inventory management risks: insufficient inventory may result in increased costs, lost sales and lost customers, while excess inventory may increase our costs.
We balance the need to maintain inventory levels that are sufficient to maintain superior customer fulfillment levels against the risk and financial costs of carrying excess inventory levels. In order to successfully manage our inventories, we must estimate demand from our customers at the product level and timely purchase products in quantities that substantially correspond to that demand. If we overestimate demand and purchase too much of a particular product, we could have excess inventory handling costs, distribution center capacity constraints and inventory that we cannot sell profitably. In addition, we may have to write down such inventory if we are unable to sell it for its recorded value. By contrast, if we underestimate demand and purchase insufficient quantities of a product, and/or do not maintain enough inventory of a product we may not be able to fulfill customer orders on a timely basis which could result in fines, the loss of sales and ultimately loss of customers for those products as they turn to our competitors. Our business, financial condition and results of operations could suffer a material adverse effect if either or both of these situations occur frequently or in large volumes.
We have substantial fixed costs and, as a result, our operating income is sensitive to changes in our net sales.
A significant portion of our expenses are fixed costs (including personnel), which do not fluctuate with net sales. Consequently, a percentage decline in our net sales could have a greater percentage effect on our operating income if we do not act to reduce personnel or take other cost reduction actions. Any decline in our net sales would cause our profitability to be adversely affected.
Large customer concentration and the inability to penetrate new channels of distribution could adversely affect our business.
Our two largest customers constituted approximately $343.3 million of net sales for the twenty-six weeks ended June 26, 2021 and $671.4 million of net sales for fiscal 2020. Our two largest customers constituted approximately $57.2 million of the accounts receivable balance as of June 26, 2021 and $54.7 million of the year-end accounts receivable balance for 2020. Each of these customers is a big box chain store. Our results of operations depend greatly on our ability to maintain existing relationships and arrangements with these big box chain stores. To the extent that the big box chain stores are materially adversely impacted by the changing retail landscape, this could have a negative effect on our results of operations. These two customers have been key components of our growth and failure to maintain fulfillment and service levels or relationships with these customers could result in a material loss of business. Our inability to penetrate new channels of distribution, including ecommerce, may also have a negative impact on our future sales and business.
Successful sales and marketing efforts depend on our ability to recruit and retain qualified employees.
The success of our efforts to grow our business depends on the contributions and abilities of key executives, our sales force, and other personnel, including the ability of our sales force to achieve adequate customer coverage. We must therefore continue to recruit, retain, and motivate management, sales, and other personnel to maintain our current business and to support our projected growth. A shortage of these key employees might jeopardize our ability to implement our growth strategy.
Increases in labor costs, potential labor disputes and work stoppages or an inability to hire skilled distribution, sales and other personnel could adversely affect our business.
An increase in labor costs, work stoppages or disruptions at our facilities or those of our suppliers or transportation service providers, or other labor disruptions, could decrease our sales and increase our expenses. In addition, although our employees are not represented by a union, our labor force may become subject to labor union organizing efforts, which could cause us to incur additional labor costs and increase the related risks that we now face.
A significant increase in the salaries and wages paid by competing employers could result in a reduction of our labor force, increases in the salaries and wages that we must pay or both. If we are unable to hire warehouse, distribution, sales and other personnel, our ability to execute our business plan, and our results of operations, would suffer.
We are exposed to adverse changes in currency exchange rates.
Exposure to foreign currency risk exists because we, through our global operations, enter into transactions and make investments denominated in multiple currencies. Our predominant exposures are in Canadian, Mexican, and Asian currencies, including the Chinese Yuan (“CNY”). In preparing our Consolidated Financial Statements for foreign operations with functional currencies other than the U.S. dollar, asset and liability accounts are translated at current exchange rates and income and expenses are translated using weighted-average exchange rates. With respect to the effects on translated earnings, if the U.S. dollar strengthens relative to local currencies, our earnings could be negatively impacted. We do not make a practice of hedging our non-U.S. dollar earnings.
We source many products from China and other Asian countries for resale in other regions. To the extent that the CNY or other currencies appreciate with respect to the U.S. dollar, we may experience cost increases on such purchases. The U.S. dollar value relative to the CNY declined by 1.3% during the twenty-six weeks ended June 26, 2021, decreased by 6.5% in 2020, increased by 1.7% in 2019 and increased by 5.7% in 2018. Significant appreciation of the CNY or other currencies in countries where we source our products could adversely impact our profitability. In addition, our foreign subsidiaries in Canada and Mexico may purchase certain products from their vendors denominated in U.S. dollars. If the U.S. dollar strengthens compared to the local currencies, it may result in margin erosion. We have a practice of hedging some of our Canadian subsidiary’s purchases denominated in U.S. dollars. We may not be successful at implementing customer pricing or other actions in an effort to mitigate the related cost increases and thus our results of operations may be adversely impacted.
Our results of operations could be negatively impacted by inflation or deflation in supply chain costs, including raw materials, sourcing, transportation and energy.
Our products are manufactured of metals, including but not limited to steel, aluminum, zinc, and copper. Additionally, we use other commodity-based materials in the manufacture of LNS that are resin-based and subject to fluctuations in the price of oil. We source the majority of our products from third parties and are subject to changes in their underlying manufacturing costs. We also use third parties for transportation and are exposed to fluctuations in freight costs to transport goods from our suppliers to our distribution facilities and from there to our customers, as well as the price of diesel fuel in the form of freight surcharges on customer shipments and the cost of gasoline used by the field sales and service force. Inflation in these costs could result in significant cost increases. If we are unable to mitigate the any cost increases from the foregoing factors through various customer pricing actions and cost reduction initiatives, our financial condition may be adversely affected. Conversely, in the event that there is deflation, we may experience pressure from our customers to reduce prices. There can be no assurance that we would be able to reduce our cost base (through negotiations with suppliers or other measures) to offset any such price concessions which could adversely impact our results of operations and cash flows.

We are subject to the risks of doing business internationally.
A portion of our revenue is generated outside the United States, primarily from customers located in Canada, Mexico, Latin America, and the Caribbean. Because we sell our products and services outside the United States, our business is subject to risks associated with doing business internationally, which include:
•
changes in a specific country’s or region’s political and cultural climate or economic condition;

•
unexpected or unfavorable changes in foreign laws and regulatory requirements;

•
difficulty of effective enforcement of contractual provisions in local jurisdictions;

•
inadequate intellectual property protection in foreign countries;

•
the imposition of duties and tariffs and other trade barriers;

•
trade-protection measures, import or export licensing requirements such as Export Administration Regulations promulgated by the U.S. Department of Commerce, Economic Sanctions Laws and Regulations administered by the Office of Foreign Assets Control, and fines, penalties, or suspension or revocation of export privileges;

•
violations of the United States Foreign Corrupt Practices Act;

•
the effects of applicable and potentially adverse foreign tax law changes;

•
significant adverse changes in foreign currency exchange rates; and

•
difficulties associated with repatriating cash in a tax-efficient manner.

Any failure to adapt to these or other changing conditions in foreign countries in which we do business could have an adverse effect on our business and financial results.
Our business is subject to risks associated with sourcing product from overseas.
We import a significant amount of our products and rely on foreign sources to meet our supply demands at prices that support our current operating margins. Substantially all of our import operations are subject to customs requirements and to tariffs and quotas set by governments through mutual agreements or unilateral actions. The U.S. tariffs on steel and aluminum and other imported goods have materially increased the costs of many of our foreign sourced products, and any escalation in the tariffs will increase the impact. In order to sustain current operating margins while the tariffs are in effect, we must be able to increases prices with our customers and find alternative, similarly priced sources that are not subject to the tariffs. If we are unable to effectively implement these countermeasures, our operating margins will be impacted.
In addition, the countries from which our products and materials are manufactured or imported may, from time to time, impose additional quotas, duties, tariffs, or other restrictions on their imports or adversely modify existing restrictions. Adverse changes in these import costs and restrictions, or our suppliers’ failure to comply with customs regulations or similar laws, could harm our business.
If any of our existing vendors fail to meet our needs, we believe that sufficient capacity exists in the open market to supply any shortfall that may result. However, it is not always possible to replace a vendor on short notice without disruption in our operations which may require more costly expedited transportation expense and replacement of a major vendor is often at higher prices.
Our ability to import products in a timely and cost-effective manner may also be affected by conditions at ports or issues that otherwise affect transportation and warehousing providers, such as port and shipping capacity, labor disputes, severe weather, or increased homeland security requirements in the U.S. and other countries. These issues could delay importation of products or require us to locate alternative ports or warehousing providers to avoid disruption to customers. These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on our business and financial condition.
Further, our business could be adversely affected by the recent outbreak of COVID-19. This situation may have a material and adverse effect on our business which could include temporary closures of our facilities, the facilities of our suppliers, and other disruptions caused to us, our suppliers or customers. This may adversely affect our results of operations, financial position, and cash flows.
Acquisitions have formed a significant part of our growth strategy in the past and may continue to do so. If we are unable to identify suitable acquisition candidates, successfully integrate an acquired business, or obtain financing needed to complete an acquisition, our growth strategy may not succeed.
Historically, our growth strategy has relied in part on acquisitions that either expand or complement our businesses in new or existing markets. However, there can be no assurance that we will be able to identify or acquire acceptable acquisition candidates on terms favorable to us and in a timely manner, if at all, to the extent necessary.
The process of integrating acquired businesses into our operations may result in unforeseen difficulties and may require a disproportionate amount of resources and management attention, and there can be no assurance that we will be able to successfully integrate acquired businesses into our operations. Additionally, we may not achieve the anticipated benefits from any acquisition.
Unfavorable changes in the current economic environment may make it difficult to acquire businesses in order to further our growth strategy. We will continue to seek acquisition opportunities both to expand into new markets and to enhance our position in our existing markets. However, our ability to do so will depend on a number of factors, including our ability to obtain financing that we may need to complete a proposed acquisition opportunity which may be unavailable or available on terms that are not advantageous to us. If financing is unavailable, we may be forced to forego otherwise attractive acquisition opportunities which may have a negative effect on our ability to grow.
If we were required to write down all or part of our goodwill or indefinite-lived trade names, our results of operations could be materially adversely affected.
We have $827.0 million of goodwill and $85.9 million of indefinite-lived trade names recorded on our accompanying Consolidated Balance Sheets at June 26, 2021. We are required to periodically determine if our goodwill or indefinite-lived trade names have become impaired, in which case we would write down the impaired portion. If we were required to write down all or part of our goodwill or indefinite-lived trade names, our net income could be materially adversely affected.
Our success is highly dependent on information and technology systems.
We believe that our proprietary computer software programs are an integral part of our business and growth strategies. We depend on our information systems to process orders, to manage inventory and accounts receivable collections, to purchase, sell, and ship products efficiently and on a timely basis, to maintain cost-effective operations, and to provide superior service to our customers. If these systems are damaged, intruded upon, shutdown, or cease to function properly (whether by planned upgrades, force majeure, telecommunications failures, hardware or software break-ins or viruses, other cyber-security incidents, or otherwise), we may suffer disruption in our ability to manage and operate our business.
There can be no assurance that the precautions which we have taken against certain events that could disrupt the operations of our information systems will prevent the occurrence of such a disruption. Any such disruption could have a material adverse effect on our business and results of operations.
Unauthorized disclosure of sensitive or confidential customer, employee, supplier, or Company information, whether through a breach of our computer systems, including cyber-attacks or otherwise, could severely harm our business.
As part of our business, we collect, process, and retain sensitive and confidential personal information about our customers, employees, and suppliers. Despite the security measures we have in place, our facilities and systems, and those of the retailers and other third party distributors with which we do business, may be vulnerable to security breaches, cyber-attacks, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss, or other unauthorized disclosure of confidential customer, employee, supplier, or

Company information, whether by us or by the retailers and other third party distributors with which we do business, could result in losses, severely damage our reputation, expose us to the risks of litigation and liability, disrupt our operations, and have a material adverse effect on our business, results of operations, and financial condition. The regulatory environment related to information security, data collection, and privacy is increasingly rigorous, with new and constantly changing requirements applicable to our business, and compliance with those requirements could result in additional costs.
Failure to adequately protect intellectual property could adversely affect our business.
Intellectual property rights are an important and integral component of our business. We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright, and trade secret laws, as well as licensing agreements and third-party nondisclosure and assignment agreements.
In the event that our trademarks or patents are successfully challenged and we lose the rights to use those trademarks or patents, or if we fail to prevent others from using them, we could experience reduced sales or be forced to redesign or rebrand our products, requiring us to devote resources to product development, advertising and marketing new products and brands. In addition, we cannot be sure that any pending trademark or patent applications will be granted or will not be challenged or opposed by third parties or that we will be able to enforce our trademark rights against counterfeiters.
Failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.
Our success depends in part on our ability to operate without infringing on or misappropriating the proprietary rights of others, and if we are unable to do so we may be liable for damages.
We cannot be certain that United States or foreign patents or patent applications of other companies do not exist or will not be issued that would prevent us from commercializing our products. Third parties may sue us for infringing or misappropriating their patent or other intellectual property rights. Intellectual property litigation is costly. If we do not prevail in litigation, in addition to any damages we might have to pay, we could be required to cease the infringing activity or obtain a license requiring us to make royalty payments. It is possible that a required license may not be available to us on commercially acceptable terms, if at all. In addition, a required license may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around another company’s patent, we may be unable to make use of some of the affected products, which would reduce our revenues.
The defense costs and settlements for patent infringement lawsuits are not covered by insurance. Patent infringement lawsuits can take years to settle. If we are not successful in our defenses or are not successful in obtaining dismissals of any such lawsuit, legal fees or settlement costs could have a material adverse effect on our results of operations and financial position.
Recent changes in United States patent laws may limit our ability to obtain, defend, and/or enforce our patents.
The United States has recently enacted and implemented wide ranging patent reform legislation. The United States Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on actions by the United States Congress, the United States federal courts, and the United States Patent and Trademark Office, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce patents that we have licensed or that we might obtain in the future. Similarly, changes in patent law and regulations in other countries or jurisdictions, changes in the governmental bodies that enforce them or changes in how the relevant governmental authority enforces patent laws or regulations may weaken our ability to obtain new patents or to enforce patents that we have licensed or that we may obtain in the future.

Regulations related to conflict minerals could adversely impact our business.
The Dodd-Frank Wall Street Reform and Consumer Protection Act contains provisions to improve transparency and accountability concerning the supply of certain minerals, known as “conflict minerals”, originating from the Democratic Republic of Congo (“DRC”) and adjoining countries. These rules could adversely affect the sourcing, supply, and pricing of materials used in our products, as the number of suppliers who provide conflict-free minerals may be limited. We may also suffer harm to our image if we determine that certain of our products contain minerals not determined to be conflict-free or if we are unable to modify our products to avoid the use of such materials. We may also face challenges in satisfying customers who may require that our products be certified as containing conflict-free minerals.
Future changes in financial accounting standards may significantly change our reported results of operations.
The accounting principles generally accepted in the United States of America (“GAAP”) are subject to interpretation by the Financial Accounting Standards Board (“FASB”), the American Institute of Certified Public Accountants, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change. Additionally, our assumptions, estimates and judgments related to complex accounting matters could significantly affect our financial results. GAAP and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including, but not limited to, revenue recognition, impairment of long-lived assets, leases and related economic transactions, intangibles, self-insurance, income taxes, property and equipment, litigation and stock-based compensation are highly complex and involve many subjective assumptions, estimates and judgments by us. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by us (i) could require us to make changes to our accounting systems to implement these changes that could increase our operating costs and (ii) could significantly change our reported or expected financial performance.
Future tax law changes and tax audits may materially increase our prospective income tax expense.
We are subject to income taxation in many jurisdictions in the U.S. as well as foreign jurisdictions. Judgment is required in determining our worldwide income tax provision and, accordingly, there are many transactions and computations for which our final income tax determination is uncertain. We are occasionally audited by income tax authorities in several tax jurisdictions. Although we believe the recorded tax estimates on our financial statements are reasonable, the ultimate outcome from any audit (or related litigation) could be materially different from amounts reflected in our income tax provisions and accruals. Future settlements of income tax audits may have a material effect on earnings between the period of initial recognition of tax estimates in the financial statements and the point of ultimate tax audit settlement.
Additionally, it is possible that future income tax legislation, regulations or interpretations thereof and/or import tariffs in any jurisdiction to which we are subject to taxation may be enacted and such changes could have a material impact on our worldwide income tax provision beginning with the period during which such changes become effective. In addition, our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
•
changes in the valuation of our deferred tax assets and liabilities;

•
expected timing and amount of the release of any tax valuation allowances;

•
tax effects of stock-based compensation;

•
costs related to intercompany restructurings; and

•
lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

We have identified material weaknesses in our internal control over financial reporting that, if not properly corrected, could materially adversely affect our operations and result in material misstatements in our financial statements.
We have concluded that our internal control over financial reporting was ineffective as of December 26, 2020 because material weaknesses existed in our internal control over financial reporting. We concluded that we did not design and maintain effective controls over the completeness and accuracy of the accounting for, and disclosure of, the valuation allowance against deferred income taxes. The material weakness resulted in material errors in the application of certain provisions of the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”) related to the IRC §163(j) interest limitation (Interest Limitation). This material weakness resulted in material errors in our income tax benefit and deferred tax liabilities that were corrected through the restatement of the consolidated financial statements as of and for the years ended December 28, 2019 and December 29, 2018. If we are unable to remediate our material weaknesses in a timely manner, we may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Either of these events could have a material adverse effect on our operations, investor, supplier and customer confidence in our reported financial information.
We are subject to legal proceedings and legal compliance risks.
We are involved in various legal proceedings, which from time to time may involve lawsuits, state and federal governmental inquiries, audits and investigations, environmental matters, employment, tort, state false claims act, consumer litigation, and intellectual property litigation. At times, such matters may involve executive officers and other management. Certain of these legal proceedings may be a significant distraction to management and could expose us to significant liability, including settlement expenses, damages, fines, penalties, attorneys’ fees and costs, and non-monetary sanctions, any of which could have a material adverse effect on our business and results of operations.
Increases in the cost of employee health benefits could impact our financial results and cash flows.
Our expenses relating to employee health benefits, for which we are primarily self insured, are significant. Healthcare costs have risen significantly in recent years, and recent legislative and private sector initiatives regarding healthcare reform have resulted and could continue to result in significant changes to the U.S. healthcare system. Unfavorable changes in the cost of such benefits could have a material adverse effect on our financial results and cash flows.
If we become subject to material liabilities under our self-insured programs, our financial results may be adversely affected.
We provide workers’ compensation, automobile and product/general liability coverage through a high deductible insurance program. In addition, we are self-insured for our health benefits and maintain per employee stop-loss coverage. Although we believe that we have adequate stop-loss coverage for catastrophic claims to cap the risk of loss, our results of operations and financial condition may be adversely affected if the number and severity of claims that are not covered by stop-loss insurance increases.
We occupy most of our locations under long-term non-cancelable leases. We may be unable to renew leases on favorable terms or at all. Also, if we close a location, we may remain obligated under the applicable lease.
Most of our locations are located in leased premises. Many of our current leases are non-cancelable and typically have terms ranging from two to fourteen years, with options to renew for specified periods of time. We believe that leases we enter into in the future will likely be long-term and noncancelable and have similar renewal options. However, there can be no assurance that we will be able to renew our current or future leases on favorable terms or at all which could have an adverse effect on our ability to operate our business and on our results of operations. In addition, if we close a location, we generally remain committed to perform our obligations under the applicable lease, which include, among other things, payment of the base rent for the balance of the lease term. Our obligation to continue making rental payments in respect of leases for closed locations could have an adverse effect on our business and results of operations.
Risks Relating to Hillman’s Indebtedness
Upon consummation of the Business Combination, we will have significant indebtedness that could affect operations and financial condition and prevent us from fulfilling our obligations under our indebtedness.
Upon consummation of the Business Combination, we have a significant amount of indebtedness. On June 26, 2021, total indebtedness was $1,665.2 million, consisting of $1,556.5 million of indebtedness of

The Hillman Companies, Inc. and $108.7 million of indebtedness of Hillman Group. $1,066.7 million of such indebtedness is indebtedness issued under the Term Facility (as defined below), $158.0 million of such indebtedness is indebtedness issued under the asset-based revolving credit facility (the “ABL Facility”), and $1.8 million is indebtedness under capital lease obligations. Additional indebtedness could be incurred by Hillman in advance of the closing in connection with acquisitions or for other purposes. In connection with the Business Combination, we refinanced all of our prior indebtedness under the existing term loan facility, the ABL Facility, the 6.375% Senior Notes and the Junior Subordinated Debentures. In order to obtain a portion of the proceeds necessary for the refinancing and certain other transaction, Hillman Group plans obtained senior secured credit facilities, including a $835.0 million term loan facility (the “Term Facility”) $250.0 million asset-based revolving credit commitment under the ABL Facility, through an amendment and restatement of the ABL Facility, and a $200.0 million delayed draw term loan facility (the “DDTL Facility”) to be used for acquisitions and related transactions, including to refinance acquisition debt incurred prior to Closing. At the Closing of the Business Combination, Hillman Group incurred $16.0 million under the DDTL Facility.
Hillman Group’s substantial indebtedness could have important consequences. For example, it could:
•
make it difficult for us to satisfy obligations to holders of our indebtedness

•
increase our vulnerability to general adverse economic and industry conditions;

•
require the dedication of a substantial portion of cash flow from operations to payments on indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, research and development efforts, and other general corporate purposes;

•
limit flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
place us at a competitive disadvantage compared to competitors that have less debt; and

•
limit our ability to borrow additional funds.

We are subject to fluctuations in interest rates.
All of our indebtedness incurred under the Hillman Group’s senior secured credit facilities will have variable interest rates. Increases in borrowing rates will increase our cost of borrowing, which may adversely affect our results of operations and financial condition. Furthermore, regulatory changes, such as the announcement of the United Kingdom’s Financial Conduct Authority to phase out the London Interbank Offered Rate (“LIBOR”) by the end of 2021, may adversely affect our floating rate debt and interest rate derivatives. We may enter into interest rate derivatives that hedge risks related to floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness.
Restrictions imposed by our senior secured credit facilities and our other outstanding indebtedness, may limit our ability to operate our business and to finance our future operations or capital needs or to engage in other business activities.
Hillman Group’s senior secured credit facilities contain restrictive covenants that limit our ability to engage in certain types of activities and transactions that may be in our long-term best interests. The failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all outstanding indebtedness under our new secured credit facilities. In the event our lenders accelerate the repayment of our outstanding indebtedness, we and our subsidiaries may not have sufficient cash and assets to repay that indebtedness. These covenants restrict Hillman Group’s ability and the ability of its restricted subsidiaries, among other things, to:
•
incur additional indebtedness and create additional liens;

•
pay dividends on our capital stock or redeem, repurchase, or retire our capital stock or indebtedness;

•
make investments, loans, advances, and acquisitions;

•
repay prior to maturity certain indebtedness that is subordinated in right of payment or secured on a junior basis to the new credit facilities;

•
engage in transactions with our affiliates;

•
sell assets, including capital stock of our subsidiaries; and

•
consolidate or merge.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets seek additional capital, or restructure or refinance our indebtedness. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. In addition, the ability to borrow under Hillman Group’s new asset-based revolving credit facility is subject to limitations based on advances rates against certain eligible inventory and accounts receivables that collateralize the underlying loans. Our ability to ability to access the full $250.0 million of revolving credit can be affected by events beyond our control if the value of our inventory and accounts receivables is materially adversely affected.
Our ability to repay our debt is affected by the cash flow generated by our subsidiaries.
Our subsidiaries own all of our operating assets and conduct all of our operations. As a result, our ability to make future dividend payments, if any, is dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings and other business considerations and may be subject to statutory or contractual restrictions, including the credit agreements governing our credit facilities. To the extent that we determine in the future to pay dividends on our common stock, the ability of our operating subsidiaries to pay dividends will be restricted by the credit agreements governing credit facilities of The Hillman Group, Inc., our wholly owned indirect subsidiary. Under the credit agreements, dividends may only be paid to us by The Hillman Group, Inc. and its subsidiaries for corporate overhead expenses, taxes attributable to The Hillman Group, Inc. and its subsidiaries and otherwise pursuant to customary baskets and exceptions. These baskets and exceptions include customary fixed dollar baskets, a basket based on excess cash flow (as determined under the credit agreements) not required to prepay the term loans under the credit facilities and equity proceeds among other things, an unlimited amount under the credit agreement governing our asset-based revolving credit facility subject to satisfying minimum availability requirements for borrowings under the credit agreement and the absence of certain defaults, and an unlimited amount under the credit agreement governing our term loan facilities subject to The Hillman Group, Inc.’s total leverage not exceeding certain thresholds on a pro forma basis.
Volatility and weakness in bank and capital markets may adversely affect credit availability and related financing costs for us.
Bank and capital markets can experience periods of volatility and disruption. During periods of volatile credit markets, there is a risk that lenders, even those with strong balance sheets and sound lending practices, could fail or refuse to honor their legal commitments and obligations under existing credit commitments. Although we currently can access the bank and capital markets, there is no assurance that such markets will continue to be a reliable source of financing for us. These factors, including the tightening of credit markets, could adversely affect our ability to obtain cost-effective financing. Increased volatility and disruptions in the financial markets also could make it more difficult and more expensive for us to obtain financing. In addition, the adoption of new statutes and regulations, the implementation of recently enacted laws or new interpretations or the enforcement of older laws and regulations applicable to the financial markets or the financial services industry could result in a reduction in the amount of available credit or an increase in the cost of credit. Disruptions in the financial markets can also adversely affect our lenders, insurers, customers, and other counterparties. Any of these results could cause a material adverse effect to our business, financial condition, and results of operations.
We rely on available borrowings under the ABL Facility for cash to operate our business, and the availability of credit under the ABL Facility may be subject to significant fluctuation.
In addition to cash we generate from our business, our principal existing source of cash is borrowings available under the ABL Facility. Availability will be limited to the lesser of a borrowing base and $250.0 million. The borrowing base is calculated on a monthly (or more frequent under certain circumstances) valuation of our inventory, accounts receivable and certain cash balances. As a result, our access to credit under the ABL Facility is potentially subject to significant fluctuation, depending on the value of the borrowing base-eligible assets as of any measurement date. The inability to borrow under the ABL Facility may adversely affect our liquidity, financial position and results of operations. As of June 26, 2021, the ABL Facility had an outstanding amount of $158.0 million and outstanding letters of credit of $27.9 million leaving $64.1 million of available borrowings as a source of liquidity.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders (including shares of common stock underlying warrants) pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $283,666,671 from the exercise of all public warrants and private placement warrants, assuming the exercise in full of all such warrants for cash.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future acquisitions. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.
Introduction
The following unaudited pro forma condensed combined financial statements present the combination information of the financial information of Landcadia and Hillman adjusted to give effect to the business combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.
The unaudited pro forma condensed combined balance sheet as of June 26, 2021 combines the unaudited condensed balance sheet of Landcadia as of June 30, 2021 with the unaudited condensed combined balance sheet of Hillman as of June 26, 2021, giving effect to the Merger.
The unaudited pro forma condensed combined statement of operations for the twenty-six weeks ended June 26, 2021 combines the unaudited condensed statement of operations of Landcadia for the twenty-six weeks ended June 30, 2021 with the unaudited condensed combined statement of operations of Hillman for the twenty-six weeks ended June 26, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited condensed statement of operations of Landcadia for the year ended December 31, 2020 with the audited condensed combined statement of operations of Hillman for the year ended December 26, 2020, giving effect to the Merger as if it had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:
•
The historical unaudited condensed financial statements of Landcadia as of and for the twenty-six weeks ended June 30, 2021, and the historical audited financial statements of Landcadia as of and for the year ended December 31, 2020; and

•
The historical unaudited condensed consolidated financial statements of Hillman as of and for the twenty-six weeks ended June 26, 2021 and the historical audited consolidated financial statements as of and for the year ended December 26, 2020.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Merger, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent Landcadia’s consolidated results of operations or consolidated financial position that would actually have occurred had the Merger been consummated on the dates assumed or to project Landcadia’s consolidated results of operations or consolidated financial position for any future date or period.
The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hillman” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Landcadia,” and other financial information, which are included elsewhere in this prospectus.
Description of the Merger
On January 24, 2021, Landcadia and Hillman entered into the Merger Agreement. Pursuant to the Merger Agreement, Landcadia has merged with and into Hillman. Upon Closing, Hillman became a wholly-owned subsidiary of Landcadia.

Upon Closing, the ownership distribution of the successor entity was as follows:
	$	Shares	%
Hillman Holdco stockholders	914	91.4	48.7
Landcadia Public Stockholders(1)	500	50.0	26.7
PIPE Investors(2)	350	35.0	18.7
SPAC Sponsors – JFG Sponsor(3)	72	7.2	3.8
SPAC Sponsors – TJF Sponsor	40	4.0	2.1
Total Shares	1,876	187.6	100.0

(1)
Includes 1,503,200 public shares held by Jefferies LLC, a subsidiary of JFG Sponsor.

(2)
Excludes 2.5 million shares held by JFG Sponsor through additional investment in PIPE.

(3)
Includes 2.5 million shares held by JFG Sponsor through additional investment in PIPE and excludes 1,503,200 public shares held by Jefferies LLC, a subsidiary of JFG Sponsor.

Accounting for the Merger
The Merger is being accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Landcadia has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the Hillman equity holders having a relative majority of the voting power of the combined entity, Hillman having the authority to appoint a majority of directors on the Board of Directors, and senior management of Hillman comprising the majority of the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Hillman with the acquisition being treated as the equivalent of Hillman issuing stock for the net assets of Landcadia, accompanied by a recapitalization. The net assets of Landcadia will be stated at historical cost, with no goodwill or other intangible assets recorded.
Basis of Pro Forma Presentation
The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Merger. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. Landcadia and Hillman have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands)
	As of June 26, 2021	As of June 30, 2021	Pro Forma Transaction Adjustments		Pro Forma Combined
	Hillman Historical	Landcadia III Historical
ASSETS
Current assets
Cash and cash equivalents	16,255	86	500,010	(A)	75,340
			375,000	(B)
			(1,663,735)	(C)
			944,000	(D)
			(96,276)	(E)
Accounts receivable, net	146,865	—			146,865
Inventories, net	482,645	—			482,645
Other current assets	22,125	132			22,257
Total current assets	667,890	218	58,999		727,107
Property, Plant, and Equipment, net	174,466	—			174,466
Other assets:
Goodwill	826,969	—			826,969
Other intangibles, net	826,949	—			826,949
Operating lease right of use assets	85,312	—			85,312
Deferred tax asset	2,728	—			2,728
Other assets	12,739	—			12,739
Cash and accrued interest held in trust account	—	500,010	(500,010)	(A)	—
Total other assets	1,754,697	500,010	(500,010)		1,754,697
Total assets	2,597,053	500,228	(441,011)		2,656,270
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	229,618	113			229,731
Current portion of debt and capital leases	11,442	—	(10,609)	(C)	833
Current portion of operating lease liabilities	11,838	—			11,838
Accrued expenses	74,506	—	—		74,506
Total current liabilities	327,404	113	(10,609)		316,908
Other liabilities
Long term debt, net of deferred financing costs	1,651,476	—	(1,649,703)	(C)	945,773
			944,000	(D)
Deferred underwriting fee payable	—	17,500	(17,500)	(E)	—
Warrant derivative liability		74,840			74,840
Deferred tax liabilities	151,970	—			151,970
Operating lease liabilities	78,204	—			78,204
Other non-current liabilities	24,154	—			24,154
Total other liabilities	1,905,804	92,340	(723,203)		1,274,941

	As of June 26, 2021	As of June 30, 2021	Pro Forma Transaction Adjustments		Pro Forma Combined
	Hillman Historical	Landcadia III Historical
Shareholders’ equity
Class A common stock subject to possible redemption (J)	—	500,000	(500,000)	(I)	—
Class A Common stock (J)	5	—	4	(B)	19
			4	(G)
			1	(H)
			5	(I)
Class B Common stock (J)	—	1	(1)	(H)	—
Paid-in capital	575,437	—	374,996	(B)	1,358,198
			(92,226)	(F)
			(4)	(G)
			499,995	(I)
Treasury stock	(4,320)	—			(4,320)
Accumulated deficit	(184,204)	(92,226)	(3,423)	(C)	(266,403)
			92,226	(F)
			(78,776)	(E)
Accumulated other comprehensive loss	(23,073)	—	—		(23,073)
Total shareholders’ equity	363,845	(92,225)	792,801		1,064,421
Total liabilities and shareholders’ equity	2,597,053	500,228	(441,011)		2,656,270

Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands, except share and per share amounts)
	For the Quarter Ended June 26, 2021	For the Quarter Ended June 30, 2021	Pro Forma Transaction Adjustments		Pro Forma Combined
	Hillman Historical	Landcadia III Historical
Net sales	716,996	—	—		716,996
Cost of sales	417,265	—	—		417,265
Selling, general and administrative expenses	214,841	991	—		215,832
Depreciation	31,611	—	—		31,611
Amortization	30,323	—	—		30,323
Management fees to related party	214	—	—		214
Other (income) expense	(2,547)	—	—		(2,547)
Total operating expense	691,707	991	—		692,698
Income (loss) from Operations	25,289	(991)	—		24,298
Interest expense, net	38,178	(32)	(37,148)	(AA)	16,065
			15,035	(BB)
			32	(CC)
Change in fair value of warrant derivative liability		19,120			19,120
Interest expense on junior subordinated debentures	6,304	—	—		6,304
Investment income	(189)	—	—		(189)
Loss on mark-to-market adjustment of interest rate swap	(1,424)	—	—		(1,424)
Income (loss) before income taxes	(17,580)	(20,079)	22,081		(15,578)
Income tax expense (benefit)	(5,225)	—	1,953	(DD)	(3,272)
Net income (loss)	(12,355)	(20,079)	20,128		(12,306)
Foreign currency translation adjustment	6,315	—	—		6,315
Comprehensive income (loss)	(6,040)	(20,079)	20,128		(5,991)
Net earnings:
Basic earnings per share	(22.33)	(1.09)			(0.07)	(EE)
Average shares outstanding	553,300	18,394,339			187,569,511	(EE)

Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands, except share and per share amounts)
	For the Year Ended December 26, 2020	For the Year Ended December 31, 2020	Pro Forma Transaction Adjustments		Pro Forma Combined
	Hillman Historical	Landcadia III Historical
Net sales	1,368,295	—	—		1,368,295
Cost of sales	781,815	—	—		781,815
Selling, general and administrative expenses	398,472	1,279	—		399,751
Depreciation	67,423	—	—		67,423
Amortization	59,492	—	—		59,492
Management fees to related party	577	—	—		577
Other (income) expense	(5,250)	—	—		(5,250)
Total operating expense	1,302,529	1,279	—		1,303,808
Income (loss) from Operations	65,766	(1,279)	—		64,487
Interest expense, net	86,774	(79)	(83,513)	(FF)	42,520
			35,836	(GG)
			3,423	(HH)
			79	(II)
Change in fair value of warrant derivative liability		27,690			27,690
Interest expense on junior subordinated debentures	12,707	—	—		12,707
Investment income	(378)	—	—		(378)
Other (income) expense	—	—	(325)	(JJ)	(325)
Loss on mark-to-market adjustment of interest rate swap	601	—	—		601
Income (loss) before income taxes	(33,938)	(28,890)	44,500		(18,328)
Income tax expense (benefit)	(9,439)	—	5,590	(KK)	(3,849)
Net income (loss)	(24,499)	(28,890)	38,910		(14,479)
Foreign currency translation adjustment	2,652	—	—		2,652
Comprehensive income (loss)	(21,847)	(28,890)	38,910		(11,827)
Net earnings:
Basic earnings per share	(44.92)	(2.99)			(0.08)	(LL)
Average shares outstanding	545,370	9,654,569			187,569,511	(LL)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The pro forma adjustments have been prepared as if the Merger had been consummated on June 26, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Merger had been consummated on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.
The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.
The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Hillman with the acquisition being treated as the equivalent of Hillman issuing stock for the net assets of Landcadia, accompanied by a recapitalization. The net assets of Landcadia will be stated at historical cost, with no goodwill or other intangible assets recorded.
The pro forma adjustments represent management’s estimates based on information available as of the date of this prospectus and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.
One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital and are assumed to be cash settled.
2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 26, 2021
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 26, 2021 are as follows:
(A)
Reflects the reclassification of cash and marketable securities held in the trust account that became available in conjunction with the business combination.

(B)
Represents the pro forma adjustment to record the net proceeds of $375.0 million from the private placement and issuance of 37.5 million shares of Class A common stock to the PIPE Investors.

(C)
Represents the pro forma adjustment to remove Hillman’s previously held debt. This debt was paid down and new debt was issued, as represented by the adjustment at (D). The existing debt was and new debt has been issued via syndication with several lending institutions. Management performed a debt modification versus extinguishment analysis on the basis of each lending institution included in the syndication, and the paydown was determined to be partially a modification and partially an extinguishment, depending on the facts and circumstances related to the particular lending institution. The recognition of expenses related to deferred financing costs of the previously held debt, as represented by the adjustment at (II), were recorded as a reduction in retained earnings.

(D)
Represents the pro forma adjustment to record new debt in line with the paydown of previously held debt and issuance of new debt discussed further at (C).

(E)
Represents transaction costs of $96.3 million, including $6.6 million in ticking fees. Of the total amount shown $17.5 million in deferred underwriter fees were incurred and accrued for on the balance sheet as of June 26, 2021.

(F)
Reflects the elimination of Landcadia’s historical accumulated deficit.

(G)
Represents issuance of 91.4 million shares of Class A Common Stock to existing Hillman equity holders as consideration for the reverse recapitalization.

(H)
Represents adjustment to present 8.7 million shares of Class A Common Stock held by the Landcadia Sponsors.

(I)
Reflects the reclassification of approximately $500.0 million of Class A Common Stock subject to possible redemption to permanent equity.

(J)
Authorized, issued and outstanding shares for each class of common stock and preferred stock as of June 26, 2021 and on a pro forma basis is as follows:

	June 26, 2021			Pro Forma Combined Company
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Landcadia Preferred Stock	1,000,000	—	—	1,000,000	—	—
Landcadia Class A common stock subject to possible redemption	50,000,000	50,000,000	50,000,000	—	—	—
Landcadia Class A Common Stock	380,000,000	—	7,721,207	500,000,000	187,569,511(1)	187,569,511
Landcadia Class B Common Stock	20,000,000	12,500,000	12,500,000	—	—	—
Hillman Preferred Stock	200,000	—	—	N/A	N/A	N/A
Hillman Class A Common Stock	1,800,000	553,439	553,439	N/A	N/A	N/A

(1)
Following the Business Combination, there is no longer any Class A or B Common Stock, just common stock.

As a result of the Business Combination, Hillman common stock was issued for Hillman Holdco’s issued and outstanding common and preferred stock. There is no longer any Hillman Holdco common or preferred stock issued and outstanding after the Business Combination; thus, subsequent to the merger, all Hillman Holdco share totals are noted as not applicable in the table above.
3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Twenty-six weeks ended June 26, 2021
The adjustments included in the unaudited pro forma condensed combined statement of operations for the twenty-six weeks ended June 26, 2021 are as follows:
(AA)
Represents the pro forma adjustment to remove interest expense associated with the paydown of Hillman’s existing debt.

(BB)
Represents the pro forma adjustment to record interest expense associated with new debt. The new debt has a variable interest rate, which for the new term loan is 275 basis points over the greater of LIBOR and a floor of 0.5% and for the asset-based loan (“ABL”) is 150 basis points over LIBOR. The effective interest rate was determined using the actual 1-month LIBOR for 2021 reset on a monthly basis, resulting in interest expense of $14.6 million. A change in LIBOR of 1/8 of a percent would not result in an increase or decrease in interest expense for the quarter. Additional interest expense related to incremental amortization of OID of $0.2 million, commitment fees of $0.2 million, and agent fees of $0.1 million, resulting in total interest expense of $15.0 million for the twenty-six weeks ended June 26, 2021.

(CC)
Reflects the elimination of interest earned on marketable securities held in the trust account.

(DD)
Represents the adjustment to taxes such that the effective pro forma tax rate for the twenty-six weeks ended June 26, 2021 is equal to the relevant statutory income tax rate of 21%.

(EE)
Represents net loss per share computed by dividing net loss by the weighted average number of common shares outstanding for the twenty-six weeks ended June 26, 2021.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 26, 2020
The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 26, 2020 are as follows:
(FF)
Represents the pro forma adjustment to remove interest expense associated with the paydown of Hillman’s existing debt.

(GG)
Represents the pro forma adjustment to record interest expense associated with new debt. The new debt has a variable interest rate, which for the new term loan is 275 basis points over the greater of LIBOR and a floor of 0.5% and for the ABL is 150 basis points over LIBOR. The effective interest rate was determined using the actual 1-month LIBOR for 2020 reset on a monthly basis, resulting in interest expense of $34.9 million. A change in LIBOR of 1/8 of a percent would result in an increase or decrease in interest expense for the quarter of $0.9 million. Additional interest expense related to amortization of original issue discount of $0.4 million, commitment fees of $0.4 million, and agent fees of $0.2 million, resulted in total interest expense of $35.8 million for the year ended December 26, 2020.

(HH)
Represents the recognition of nonrecurring expenses related to deferred financing costs in the amount of $3.4 million related to previously held debt. The recognition of these expenses was accelerated as a result of the debt modification versus extinguishment analysis associated with the paydown of debt discussed further at (C).

(II)
Reflects the elimination of interest earned on marketable securities held in the trust account.

(JJ)
Represents the recognition of a nonrecurring net gain on the extinguishment of debt in the amount of $0.3 million, which was comprised of a loss of $13.3 million related to the discount on the previously held debt and a gain of $13.6 million related to the premium on the associated trust preferred debt, inclusive of certain fees written off as a result of the extinguishment. The recognition of this gain and loss, respectively, were determined as a result of the debt modification versus extinguishment analysis associated with the paydown of debt discussed further at (C).

(KK)
Represents the adjustment to taxes such that the effective pro forma tax rate for the year ended December 26, 2020 is equal to the relevant statutory income tax rate of 21%.

(LL)
Represents net income per share computed by dividing net income by the weighted average number of common shares outstanding for the year ended December 26, 2020.

BUSINESS
The following discussion reflects the business of Hillman. References to “Hillman”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Landcadia Holdings III, Inc., a Delaware corporation, and its consolidated subsidiaries and after the closing of the Business Combination are intended to mean Hillman Solutions Corp., a Delaware corporation, and its consolidated subsidiaries.
General
We are among the largest providers of hardware-related products and related merchandising services to retail markets in North America. Our principal business is operated through our wholly-owned subsidiary, The Hillman Group, Inc. and its wholly-owned subsidiaries. We sell our products to hardware stores, home centers, mass merchants, pet supply stores, and other retail outlets principally in the United States, Canada, Mexico, Latin America, and the Caribbean. Product lines include thousands of small parts such as fasteners and related hardware items; threaded rod and metal shapes; keys, key duplication systems, and accessories; builder’s hardware; personal protective equipment, such as gloves and eye-wear; and identification items, such as tags and letters, numbers, and signs. We support product sales with services that include design and installation of merchandising systems, maintenance of appropriate in-store inventory levels, and break-fix for our robotics kiosks.
In connection with the Closing, the Company entered into a new credit agreement with Jefferies Finance LLC, as administrative agent, and the lenders and other parties thereto (the “Term Credit Agreement”), which provided for a new funded term loan facility of $835.0 million and a delayed draw term loan facility of $200.0 million (of which $16.0 million was drawn). The Company also entered into an amendment to their existing asset-based revolving credit agreement (the “ABL Amendment”) with Barclays Bank PLC, as administrative agent, and the lenders and other parties thereto (the “ABL Credit Agreement”), which, among other things, extended the maturity and conformed certain provisions to the Term Credit Agreement. The proceeds of the funded term loans under the Term Credit Agreement and revolving credit loans under the ABL Credit Agreement were used, together with other available cash, to (1) refinance in full all outstanding term loans and to terminate all outstanding commitments under the credit agreement, dated as of May 31, 2018, (2) refinance outstanding revolving credit loans, and (3) redeem in full senior notes due July 15, 2022 (the “6.375% Senior Notes”), Junior Subordinated Debentures, Trust Preferred Securities and Trust Common Securities.
In anticipation of the Business Combination and the refinancings described above, on July 13, 2021, the Company delivered a notice to redeem in full 11.6% Junior Subordinated Debentures due September 30, 2027 (the “Junior Subordinated Debentures”) issued under the Indenture, dated as of September 5, 1997 (as amended and supplemented, the “Debentures Indenture”), between The Hillman Companies and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”) and deposited an amount with the Trustee sufficient to satisfy and discharge the Debentures Indenture, which is no longer in effect. Notices to redeem 4,217,837 trust preferred securities (the “Trust Preferred Securities”) issued in a public offering by the Hillman Group Capital Trust (“Trust”) and 130,449 of trust common securities (the “Trust Common Securities”) issued by the Trust to Hillman Companies were also delivered on July 13, 2021. Upon the payment of the redemption price for the Debentures on August 12, 2021, the Trust will redeem the Trust Preferred Securities and the Trust Common Securities, which as of August 12, 2021 will no longer be deemed to be outstanding. The last day of trading for the Trust Preferred Securities on the New York Stock Exchange (the “NYSE”) was August 11, 2021 and the Company is voluntarily delisting the Trust Preferred Securities from the NYSE.
Our headquarters are located at 10590 Hamilton Avenue, Cincinnati, Ohio. We maintain a website at www.hillmangroup.com. Information contained or linked on our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.
Hillman Group
We are comprised of three separate operating business segments: (1) Hardware and Protective Solutions, (2) Robotics and Digital Solutions, and (3) Canada.

We provide products such as fasteners and related hardware items; threaded rod and metal shapes; keys, key duplication systems, and accessories; builder’s hardware; personal protective equipment, such as gloves and eye-wear; and identification items, such as tags and letters, numbers, and signs, to retail outlets, primarily hardware stores, home centers and mass merchants, pet supply stores, grocery stores, and drug stores. We complement our extensive product selection with regular retailer visits by our field sales and service organization.
We market and distribute a wide variety of stock keeping units (“SKUs”) of small, hard-to-find and hard-to-manage hardware items. We function as a category manager for retailers and support these products with in-store service, high order fill rates, and rapid delivery of products sold. Sales and service representatives regularly visit retail outlets to review stock levels, reorder items in need of replacement, and interact with the store management to offer new product and merchandising ideas. Thousands of items can be actively managed with the retailer experiencing a substantial reduction of in-store labor costs and replenishment paperwork. Service representatives also assist in organizing the products in a consumer-friendly manner.
We complement our broad range of products with merchandising services such as displays, product identification stickers, retail price labels, store rack and drawer systems, assistance in rack positioning and store layout, and inventory restocking services. We regularly refresh retailers’ displays with new products and package designs utilizing color-coding to simplify the shopping experience for consumers and improve the attractiveness of individual store displays.
We operate from 22 strategically located distribution centers in North America. Our main distribution centers utilize state-of-the-art warehouse management systems (“WMS”) to ship customer orders within 48 hours while achieving a very high order fill rate. We also supplement our operations with third-party logistics providers to warehouse and ship customer orders in the certain areas.
Products and Suppliers
Our product strategy concentrates on providing total project solutions using the latest technology for common and unique home improvement projects. Our portfolio provides retailers the assurance that their shoppers can find the right product at the right price within an ‘easy to shop’ environment.
We currently manage a worldwide supply chain comprised of a large number of vendors, the largest of which accounted for approximately 5.7% of the Company’s annual purchases for the twenty-six weeks ended June 26, 2021 and 4.9% for the year ended December 26, 2020. The top five of which accounted for approximately 16.9% of its annual purchases for the twenty-six weeks ended June 26, 2021 and 15.7% for the year ended December 26, 2020. Our vendor quality control procedures include on-site evaluations and frequent product testing. Vendors are also evaluated based on delivery performance and the accuracy of their shipments.
Hardware and Protective Solutions
Hardware and Protective Solutions segment includes a wide selection of product categories including fasteners; builders hardware; wall hanging; threaded rod and metal shapes; letters, numbers, and signs LNS; personal protection products; and work gear.
Our fastener business consists of three categories: core fasteners, construction fasteners, and anchors, sold under a variety of brands including Hillman, FasnTite, DeckPlus and PowerPro. Core fasteners include nuts, bolts, screws, washers, and specialty items. Construction fasteners include deck, drywall, metal screws, and both hand driven and collated nails. Anchors include hollow wall and solid wall items such as plastic anchors, toggle bolts, concrete screws, and wedge anchors.
Builder’s hardware includes a variety of common household items such as coat hooks, door stops, hinges, gate latches, and decorative hardware. We market the builder’s hardware products under the Hardware Essentials® brand and provide the retailer with innovation in both product and merchandising solutions. The Hardware Essentials® program utilizes modular packaging, color coding, and integrated merchandising to simplify the shopping experience for consumers. Colorful signs, packaging, and installation instructions guide the consumer quickly and easily to the correct product location in store while digital content including pictures and videos assist the on-line journey. Hardware Essentials® provides retailers and consumers decorative upgrade opportunities through contemporary finishes and designs.
The wall hanging category includes traditional picture hanging hardware, primarily marketed under the Ook® and Hillman brands, and the High & Mighty® series of tool-free wall hangers, decorative hooks and floating shelves that was launched in 2017.
We are the leading supplier of metal shapes and threaded rod in the retail market. The SteelWorks® threaded rod product includes hot and cold rolled rod, both weldable and plated, as well as a complete offering of All-Thread rod in galvanized steel, stainless steel, and brass. The SteelWorks® program is carried by many top retailers, including Lowe’s and Menard’s, and through cooperatives such as Ace Hardware. In addition, we are the primary supplier of metal shapes to many wholesalers throughout the country.
Letters, numbers, and signs (“LNS”) includes product lines that target both the homeowner and commercial user. Product lines within this category include individual and/or packaged letters, numbers, signs, safety related products (e.g. 911 signs), driveway markers, and a diversity of sign accessories, such as sign frames.
Our expansive glove category covers many uses for DIYer around the house and for the pro at the job site. We sell a full assortment of work gloves under the Firm Grip®, True Grip®, and Gorilla Grip brands, automotive gloves including Grease Monkey®, gardening gloves including Digz®, as well as cleaning and all-purpose gloves. As a category leader in work gloves our portfolio is founded on design and consumer driven innovation. Our products can be found at leading retailers across North America.
Our work gear category consists of tool storage, knee pads, clothing, and other accessories sold under variety of brands including AWP®, McGuire Nicholas®,and Firm Grip®. The portfolio offers a “one stop shop” for leading retailers with an expansive assortment to meet the needs of both the pro and DIYer.
Our safety category includes face masks, safety vests, and sanitizing wipes and sprays sold under a variety of brands including Firm Grip®, AWP®, and Premium Defense®. With our focus on innovative materials and intuitive design, along with industry trends, this is a growth category for Hardware and Protective Solutions.
Hardware and Protective Solutions generated approximately $514.1 million and $482.7 million of revenues in the twenty-six ended June 26, 2021 and June 27, 2020, respectively. Hardware and Protective Solutions generated approximately $1,024.4 million, $853.0 million and $636.7 million of revenues in the years ended December 26, 2020, December 28, 2019 and December 29, 2018, respectively.
Robotics and Digital Solutions
Our Robotics and Digital Solutions segment consists primarily of software-enabled robotic key duplication and engraving solutions that are tailored to the unique needs of the consumer. We provide our offerings in retail and other high-traffic locations providing customized licensed and unlicensed key and engraving products targeted to consumers in the respective locations. Our offerings include self-service robotic engraving and robotic self service key duplication kiosks, as well as store associate assisted key duplication kiosks together with related software and systems, keys and key accessories sold in proximity to the kiosks. Our services include product and category management, merchandising services, and access to our proprietary robotic key duplicating and engraving software platforms and equipment.
We design proprietary software and engineer, design and manufacture our proprietary equipment in our Boulder, Colorado and Tempe, Arizona facilities, which forms the cornerstone for our key duplication business. Our key duplication system is offered in various retail channels including mass merchants, home centers, automotive parts retailers, franchise and independent hardware stores, and grocery/drug chains. We believe we provide the most complete key duplication systems in the industry, through our unique combination of self-service kiosk technology and store associate assisted duplication systems. Our self-service solutions are driven by our MinuteKey technology, while store associate assisted duplication currently uses the state of the art KeyKrafter equipment and other legacy duplication machines depending on the retail channel to fit that channel’s specific needs.

In 2018, we completed the acquisition of MinuteKey, the world’s first self-service robotic key duplication machine. The accuracy of robotics technology put to work in an innovative way makes MinuteKey machines easy to use, convenient, fast and highly reliable. We utilize a propriety network integration software with our MinuteKey kiosks to maintain high levels of machine up-time and ensure machines have the optimal mix of key types available for duplication. The kiosk is completely self-service and has a 100% customer satisfaction guarantee. We manufacture and support the MinuteKey kiosk out of our Boulder, Colorado and Tempe, Arizona facilities.
The Hillman KeyKrafter® is our most popular, innovative and effective store associate assisted key duplication kiosk. It provides significant reduction in duplication time while increasing accuracy and ease of use for unskilled store associates. Additionally, with the KeyKrafter® solution, the capability exists for consumers to securely store and retrieve digital back-ups of their key without the original through the revolutionary Hillman KeyHero® Technology. Our Precision Laser Key System™ system uses a digital optical camera, lasers, and proprietary software to scan a customer’s key. The system identifies the key and retrieves the key’s specifications, including the appropriate blank and cutting pattern, from a comprehensive database. This technology automates nearly every aspect of key duplication and provides the ability for every store associate to cut a key accurately. In the automotive key space, we offer the SmartBox Automotive Key Programmer which is a tool to quickly and easily pair transponder keys, remotes, and smart keys.
We retain ownership of the key duplicating equipment and market and sell keys and key accessories. Our proprietary key offering features the universal blank which uses a “universal” keyway to replace up to five original equipment keys. This innovative system allows a retailer to duplicate 99% of the key market while stocking less than 100 SKUs. We continually refresh the retailer’s key offerings by introducing decorated and licensed keys and accessories. Our key offering features decorative themes of art and popular licenses such as NFL, Disney, Breast Cancer Awareness, and Marvel to increase personalization, purchase frequency and average transaction value per key. We also market a successful line of decorative and licensed lanyards and other key accessories.
All of our key duplication systems are supported by a dedicated in store kiosk sales and service team.
In our engraving business, we supply a variety of innovative options of consumer-operated robotic kiosks such as Quick-Tag®, TagWorks®, and FIDO® for engraving specialty items such as pet identification tags, luggage tags, and other engraved identification tags. We have developed unique engraving systems leveraging state-of- the-art technologies to provide a customized solution for mass merchant, pet supply retailers, and other high traffic areas such as theme parks, all supported by our in store kiosk field service technicians. We design, engineer, manufacture, and assemble the engraving kiosks in our Boulder, Colorado and Tempe, Arizona facilities.
Our engraving business focuses on the growing consumer spending trends surrounding personalized and pet identification. Innovation has played a major role in the development of our engraving business unit. From the original Quick-Tag® consumer-operated Kiosk system to the proprietary laser system of TagWorks®, we continue to lead the industry with consumer-friendly engraving solutions. As in our key business, we retain ownership of the key engraving equipment and market and sell blank tags.
We have continued to build out our Robotics and Digital Solutions segment with two recent acquisitions. In August 2019, we acquired the assets of Sharp Systems, LLC (“Resharp”), a California-based innovative developer of robotic automated knife sharpening systems, for a cash payment of $3.0 million and contingent consideration valued at $18.1 million. The maximum payout for the contingent consideration is $25.0 million plus 1.8% of net knife-sharpening revenues for five years after the $25.0 million is fully paid. We expect to begin rolling out the knife sharpening systems to customers in early 2021. In February 2020, we acquired the assets of Instafob, LLC (“Instafob”), a California-based innovative developer of RFID key duplication systems and a cloud based platform, for a cash payment for a cash payment of $0.8 million and a total purchase price of $2.6 million, which includes $1.8 million in contingent and non-contingent considerations that remain payable to the seller. Contingent consideration is based on 5% of the net sales from 2020 through 2022 plus 1% of net sales from 2023 through 2029. We expect to roll out Instafob systems to customers in 2021.
Robotics and Digital Solutions generated approximately $122.2 million and $98.5 million of revenues in the twenty-six weeks ended June 26, 2021 and June 27, 2020, respectively. Robotics and Digital Solutions generated approximately $209.3 million, $236.1 million and $196.0 million of revenues in the years ended December 26, 2020, December 28, 2019 and December 29, 2018, respectively.
Canada
Our Canada segment distributes fasteners and related hardware items, threaded rod, keys, key duplicating systems, accessories, and identification items, such as tags and letters, numbers, and signs to hardware stores, home centers, mass merchants, industrial distributors, automotive aftermarket distributors, and other retail outlets and industrial Original Equipment Manufacturers (“OEMs”) in Canada. The product lines offered in our Canada segment are consistent with the product offerings detailed above. The Canada segment also produces made to order screws and self-locking fasteners for automotive suppliers, OEMs, and industrial distributors.
Our Canada segment generated approximately $80.7 million and $61.4 million of revenues in the twenty-six weeks ended June 26, 2021 and June 27, 2020, respectively. Our Canada segment generated approximately $134.6 million, $125.3 million and $141.4 million of revenues in the years ended December 26, 2020, December 28, 2019 and December 29, 2018, respectively.
Markets and Customers
We sell our products to national accounts such as Home Depot, Lowe’s, Menard’s, PETCO, PetSmart, Tractor Supply and Walmart. Our status as a national supplier of proprietary products to big box retailers allows us to develop a strong market position and high barriers to entry within our product categories.
We service a wide variety of franchise and independent retail outlets. These individual dealers are typically members of the larger cooperatives, such as Ace Hardware, True Value, and Do-It-Best. We ship directly to the cooperative’s retail locations and also supply many items to the cooperative’s central warehouses. These central warehouses distribute to their members that do not have a requirement for Hillman’s in-store service. These arrangements reduce credit risk and logistic expenses for us while also reducing central warehouse inventory and delivery costs for the cooperatives.
A typical hardware store maintains thousands of different items in inventory, many of which generate small dollar sales but large profits. It is difficult for a retailer to economically monitor all stock levels and to reorder the products from multiple vendors. This problem is compounded by the necessity of receiving small shipments of inventory at different times and stocking the goods. The failure to have these small items available will have an adverse effect on store traffic, thereby possibly denying the retailer the opportunity to sell items that generate higher dollar sales.
We sell our products to a large volume of customers, the top two of which accounted for approximately $343.3 million, or approximately 48%, of our total revenue in the twenty-six weeks ended June 26, 2021 and $671.4 million, or approximately 49.1% of our total revenue for fiscal 2020. For the twenty-six weeks ended June 26, 2021, Home Depot was the single largest customer, representing approximately $195.0 million of our total revenues and Lowe’s was the second largest at approximately $148.4 million. No other customer accounted for more than 10% of total revenue during the twenty-six weeks ended June 26, 2021 nor fiscal 2020. In each of the years ended December 26, 2020, December 28, 2019, and December 29, 2018, we derived over 10% of our total revenues from Lowe’s and Home Depot which operated in each of our operating segments.
Hillman continues to expand its B2B eCommerce platform allowing certain customers to order online through the Company’s website, www.hillmangroup.com. The B2B eCommerce platform features many of our items available for sale online and over thousands of customers are enrolled with the online ordering platform. We continue to support direct-to-store and direct-to-consumer fulfillment for consumers who choose to order fasteners directly from retailers’ websites.
Sales and Marketing
We believe that our primary competitive advantage is rooted in our ability to provide a greater level of customer service than our competitors. We partner with our customers to understand the unmet needs of consumers, design creative solutions, and commercialize those solutions bringing them to life in both physical and digital channels through a tight alignment between the product management, marketing communications and channel marketing functions. We provide best in class support and customer service at every touch point for our retail partners and service is the hallmark of Hillman company-wide. The national accounts field service organization consists of approximately 770 employees and 90 field managers focusing on big box retailers, pet super stores, large national discount chains, and grocery stores. This organization reorders products, details store shelves, and sets up in-store promotions. Many of our largest customers use electronic data interchange (“EDI”) for processing of orders and invoices.
We employ what we believe to be the largest direct sales force in the industry. The sales force, which consists of approximately 260 employees and is managed by approximately 30 field managers, focuses on the franchise and independent customers. The depth of the sales and service team enables us to maintain consistent call cycles ensuring that all customers experience proper stock levels and inventory turns. This team also prepares custom plan-o-grams of displays to fit the needs of any store and establishes programs that meet customers’ requirements for pricing, invoicing, and other needs. This group also benefits from daily internal support from our inside sales and customer service teams. On average, each sales representative is responsible for approximately 60 full service accounts that the sales representative calls on approximately every two weeks. These efforts allow the sales force to sell and support our product lines.
Competition
Our primary competitors in the national accounts marketplace for fasteners are Primesource Building Products, Inc., Midwest Fastener Corporation, Illinois Tool Works Inc., Spectrum Brands, and competition from direct import by our customers. Our national competitors for gloves and personal protective equipment include West Chester Protective Gear, PIP, Iron Clad and MidWest Quality Gloves, Inc. Competition is primarily based on sourcing and price. We believe our product innovation and in store merchandising service create a more compelling and unique experience for both the consumer and our customers. Other competitors are local and regional distributors. Competitors in the pet tag market are specialty retailers, direct mail order, and retailers with in-store mail order capability. The Quick-Tag®, FIDO®, and TagWork® systems have patent protected technology that is a major barrier to entry and helps to preserve this market segment.
The principal competitor for our franchise and independent business is Midwest Fastener in the hardware store marketplace. The hardware outlets that purchase our products without regularly scheduled sales representative visits may also purchase products from local and regional distributors and cooperatives. We compete primarily on field service, merchandising, as well as product availability, price, and depth of product line.
Insurance Arrangements
Under our current insurance programs, commercial umbrella coverage is obtained for catastrophic exposure and aggregate losses in excess of expected claims. We retain the exposure on certain expected losses related to workers’ compensation, general liability, and automobile claims. We also retain the exposure on expected losses related to health benefits of certain employees. We believe that our present insurance is adequate for our businesses. See Note 15 — Commitments and Contingencies, of Notes to Consolidated Financial Statements.
Employees
As of June 26, 2021, we had 4,221 full time and part time employees, none of which were covered by a collective bargaining agreement. In our opinion, employee relations are good.

Properties
Our principal office, manufacturing, and distribution properties are as follows:
Business Segment	Approximate Square Footage	Description
Hardware and Protective Solutions & Robotics and Digital Solutions
– Cincinnati, Ohio	270,000	Office, Distribution
– Dallas, Texas	166,000	Distribution
– Forest Park, Ohio	385,000	Office, Distribution
– Jacksonville, Florida	97,000	Distribution
– Rialto, California	402,000	Distribution
– Shafter, California	168,000	Distribution
– Tempe, Arizona	184,000	Office, Manufacturing, Distribution
– Hamilton, OH	57,600	Manufacturing, Distribution
– Jonestown, PA	187,000	Distribution
Hardware and Protective Solutions
– Atlanta, Georgia	14,000	Office
– Fairfield, Ohio	90,000	Distribution
– Guadalajara, Mexico	12,000	Office, Distribution
– Guleph, Ontario	25,000	Distribution
– Pompano Beach, Florida	39,000	Office, Distribution
– Monterrey, Mexico	13,000	Distribution
– Rome, Georgia	14,000	Office
– Shannon, Georgia	300,000	Distribution
– Tyler, Texas(1)	202,000	Office, Manufacturing, Distribution
Robotics and Digital Solutions
– Boulder, Colorado	20,000	Office
Canada
– Burnaby, British Columbia	29,000	Distribution
– Edmonton, Alberta	100,000	Distribution
– Laval, Quebec	34,000	Distribution
– Milton, Ontario	26,000	Manufacturing
– Pickering, Ontario	110,000	Distribution
– Scarborough, Ontario	23,000	Manufacturing, Distribution
– Toronto, Ontario	453,400	Office, Distribution
– Winnipeg, Manitoba	42,000	Distribution

(1)
Hillman leases two facilities in Tyler, Texas. The first is a 139,000 square foot facility located at 2329 E. Commerce Street used for manufacturing and distribution. The second is a 63,000 square foot facility located at 6357 Reynolds Road used for offices, manufacturing, and distribution.

All of Hillman’s facilities are leased. In the opinion of Hillman’s management, the existing facilities are in good condition.
Backlog
We do not consider the sales backlog to be a significant indicator of future performance due to the short order cycle of our business. Our sales backlog from ongoing operations was approximately $21.2 million as of June 26, 2021 and approximately $58.3 million as of December 26, 2020. We expect to realize the entire June 26, 2021 backlog during fiscal 2021.
Legal Proceedings
On June 3, 2019, The Hillman Group, Inc. (“Hillman Group”) filed a complaint for patent infringement against KeyMe, LLC (“KeyMe”), a provider of self-service key duplication kiosks, in the United States District Court for the Eastern District of Texas (Marshall Division). The case was assigned Civil Action No. 2:19-cv-0209. Hillman Group’s complaint alleges that KeyMe’s self-named and “Locksmith in a Box” key duplication kiosks infringe U.S. Patent Nos. 8,979,446 and 9,914,179, which are assigned to Hillman Group, and seeks damages and injunctive relief against KeyMe. After the United States Patent and Trademark Office issued U.S. Patent No. 10,400,474 to Hillman Group on September 3, 2019, Hillman Group filed a motion the same day to amend its initial complaint to add the new patent to the litigation. The Texas court granted the motion on September 13, 2019. KeyMe filed two motions in the case on July 25, 2019, the first seeking to dismiss Hillman Group’s complaint under Rule 12(b)(3) of the Federal Rules of Civil Procedure for improper venue, or in the alternative, to move the case from Marshall, Texas to the Southern District of New York. KeyMe’s second motion seeks to transfer the venue of the case from Texas to New York under 28 U.S.C. § 1404. Subsequently, Hillman Group filed a motion on September 4, 2019 to disqualify KeyMe’s counsel Cooley LLP from the litigation due to Cooley’s concurrent and prior representation of Hillman Group and predecessor-in-interest MinuteKey Holdings, Inc (“MinuteKey”). Hillman Group served its initial infringement contentions for the patents-in-suit on KeyMe on September 6, 2019, and KeyMe served its initial invalidity and unenforceability contentions for the patents-in-suit on Hillman Group on November 15, 2019. The parties filed a joint claim construction statement with the Court on January 31, 2020, setting forth the disputed constructions of terms and phrases recited in the asserted claims of the patents-in-suit. On February 14, 2020, the Court granted Hillman Group’s motion to disqualify Cooley LLP, and denied KeyMe’s pending venue-related motion to dismiss and motion to transfer without prejudice to refiling. The case was stayed until March 30, 2020 to permit KeyMe to retain new legal counsel. The parties filed a joint status report on March 25, 2020, and on March 27, 2020, the Texas Court set a new case schedule with a trial in early December 2020. On April 14, 2020, KeyMe re-filed a single motion to dismiss for improper venue, or in the alternative, to transfer the case to the Southern District of New York. After an oral hearing held on September 30, 2020, the Texas Court denied KeyMe’s motion to dismiss on November 13, 2020.
The Texas Court conducted a claim construction hearing in Marshall, TX, on June 23, 2020 to construe various disputed claim terms of the three patents-in-suit, and issued a claim construction order on July 2, 2020. On August 31, 2020, KeyMe filed two motions for partial summary judgment on portions of the case, and also filed a motion objecting to portions of the testimony of one of Hillman Group’s technical expert witnesses. At a pretrial conference held March 23, 2021, the Texas Court denied KeyMe’s motion to exclude expert testimony and KeyMe’s motion for summary judgment of no willful infringement in full. KeyMe’s motion for summary judgment of non-infringement relating to U.S. Patent No. 10,400,474 was granted in-part and denied in-part; Hillman Group was permitted to proceed with a theory of infringement under the doctrine of equivalents at trial.
On March 2, 2020, Hillman Group filed a second complaint for patent infringement against KeyMe in the same Texas Court, alleging that KeyMe’s key duplication kiosks infringe Hillman Group’s U.S. Patent No. 10,577,830. The case was assigned Civil Action No. 2:20-cv-0070. Hillman Group added a second patent to the case, U.S. Patent No. 10,628,813, upon that patent’s issuance on April 21, 2020. Upon issuance of U.S. Patent No. 10,737,336 to Hillman Group on August 10, 2020, Hillman Group moved for leave of Court to add that patent to the case; however, KeyMe opposed the motion.
KeyMe filed a motion to consolidate the two Texas patent cases involving KeyMe and Hillman Group on April 14, 2020. In addition, on April 30, 2020, KeyMe filed a substantially identical motion to dismiss the case for improper venue, or in the alternative, to transfer the case to the Southern District of New York. The Texas Court heard oral argument on the motion to consolidate, the motion to dismiss, and Hillman Group’s motion to add the ‘336 patent on September 30, 2020. On October 23, 2020, the Texas Court granted KeyMe’s motion to consolidate the two Texas cases, and granted Hillman Group’s motion to add the ‘336 patent. The Texas Court denied KeyMe’s motion to dismiss on November 13, 2020. On November 18, 2020, the Texas Court issued a new case schedule for the consolidated case, setting a trial date of April 5, 2021 for the six-patent case. The parties stipulated in November, 2020 that no new claim construction hearing would be held, and that selected constructions from the 2:19-cv-209 action that pertained to claims in the 2:20-cv-0070 action would govern. Fact discovery closed in the consolidated case on December 21, 2020, and expert discovery closed on January 22, 2021.
On January 25, 2021, KeyMe filed a second summary judgment motion for a judgment of no willful infringement, and also filed another motion objecting to portions of the testimony of one of Hillman Group’s technical expert witnesses. At a pretrial conference held March 23, 2021, the Texas Court denied both of KeyMe’s motions in full.
On September 9, 2020, the parties conducted a mediation before Ret. District Judge David Folsom of the U.S. District Court of the Eastern District of Texas. Though substantive discussion took place, no agreement on resolution of the litigation was reached.
A jury trial was held in the Texas case from April 5-12, 2021 in Marshall, Texas. On April 12, 2021, the jury returned a verdict that KeyMe did not infringe any of the six asserted patents, and several of the asserted claims were invalid. Final judgment was entered on April 13, 2021. Both parties filed renewed motions for judgment as a matter of law on issues they did not prevail on at trial on May 11, 2021, and Hillman Group additionally filed a motion for a new trial on the same date.
On August 16, 2019, KeyMe filed a complaint for patent infringement against Hillman Group in the United States District Court for the District of Delaware. KeyMe alleges that Hillman Group’s KeyKrafter key duplication machines and MinuteKey self-service key duplication kiosks infringe KeyMe’s U.S. Patent No. 8,682,468 when those machines are used in conjunction with Hillman Group’s KeyHero system. Hillman Group filed an answer to KeyMe’s complaint on October 23, 2019, and asserted counterclaims seeking declaratory judgments of invalidity and noninfringement of U.S. Patent No. 8,682,468. On May 4, 2020, the Delaware Court entered a scheduling order setting trial for November 2021. KeyMe served its initial infringement contentions on June 11, 2020, with Hillman Group serving its initial invalidity contentions on July 16, 2020. The Delaware Court held a claim construction hearing on November 24, 2020, and issued its claim construction order on January 25, 2021. Fact discovery closed in the Delaware case on January 28, 2021. KeyMe served its final infringement contentions on January 4, 2021; Hillman Group served its final invalidity contentions on January 18, 2021. Expert discovery closed on April 8, 2021. Following the close of discovery, Hillman Group filed a motion for summary judgment of noninfringement and no willful infringement in the case on April 15, 2021.
As of June 14, 2021, Hillman Group and KeyMe have globally resolved all pending legal disputes, including the Texas and Delaware district court actions discussed above.
On June 1, 2021, Hy-Ko Products Company LLC (“Hy-Ko”), a manufacturer of key duplication machines, filed a complaint for patent infringement against Hillman Group in the United States District Court for the Eastern District of Texas (Marshall Division). The case was assigned Civil Action No. 2:21-cv-0197. Hy-Ko’s complaint alleges that Hillman’s KeyKrafter and PKOR key duplication machines infringe U.S. Patent Nos. 9,656,332, 9,682,432, 9,687,920, and 10,421,133, which are assigned to Hy-Ko, and seeks damages and injunctive relief against Hillman Group. Hy-Ko’s complaint additionally contains allegations of unfair competition under the Federal Lanham Act and conversion/receipt of stolen property, as well as a cause of action for “replevin” for return of stolen property.
Management and legal counsel for Hillman Group are still investigating this recent suit but are initially of the view that Hy-Ko’s claims are without merit and Hillman Group intends to vigorously defend the claims. Hillman Group is unable to estimate the possible loss or range of loss at this early stage in the case.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HILLMAN
The following discussion provides information which our management believes is relevant to an assessment and understanding of our operations and financial condition. This discussion should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements and schedules thereto appearing elsewhere herein. In addition, see “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Regarding Forward-Looking Information”, as well as “Risk Factors” on page 13 of this prospectus.
General
Hillman is one of the largest providers of hardware-related products and related merchandising services to retail markets in North America. Our principal business is operated through our wholly-owned subsidiary, The Hillman Group, Inc. and its wholly-owned subsidiaries (collectively, “Hillman Group”). Hillman Group sells its products to hardware stores, home centers, mass merchants, pet supply stores, and other retail outlets principally in the United States, Canada, Mexico, Latin America, and the Caribbean. Product lines include thousands of small parts such as fasteners and related hardware items; threaded rod and metal shapes; keys, key duplication systems, and accessories; builder’s hardware; personal protective equipment, such as gloves and eye-wear; and identification items, such as tags and letters, numbers, and signs. We support product sales with services that include design and installation of merchandising systems, maintenance of appropriate in-store inventory levels, and break-fix for our robotics kiosks
On July 14, 2021, subsequent to quarter end, HMAN Group Holdings, Inc., and Landcadia Holdings III, Inc. (“Landcadia” and after the Business Combination described herein, “Hillman”), a special purpose acquisition company (“SPAC”) consummated the previously announced business combination (the “Closing”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 24, 2021 (as amended on March 12, 2021, and as it may be further amended or supplemented from time to time, the “Merger Agreement”). In accordance with the terms and subject to the conditions set forth in the Merger Agreement, Landcadia paid aggregate consideration in the form of Hillman common stock calculated as described herein and equal to a value of approximately (i) $911,300,000 plus (ii) $28,280,000, such amount being the value of 2,828,000 shares of Class B common stock of Landcadia, valued at $10.00 per share, that TJF, LLC (“TJF Sponsor”) and Jefferies Financial Group Inc., (“JFG Sponsor” and, together with TJF Sponsor, the “Sponsors”) agreed to forfeit at the Closing.
In connection with the Closing, the Company entered into a new credit agreement with Jefferies Finance LLC, as administrative agent, and the lenders and other parties thereto (the “Term Credit Agreement”), which provided for a new funded term loan facility of $835.0 million and a delayed draw term loan facility of $200.0 million (of which $16.0 million was drawn). The Company also entered into an amendment to their existing asset-based revolving credit agreement (the “ABL Amendment”) with Barclays Bank PLC, as administrative agent, and the lenders and other parties thereto (the “ABL Credit Agreement”), which, among other things, extended the maturity and conformed certain provisions to the Term Credit Agreement. The proceeds of the funded term loans under the Term Credit Agreement and revolving credit loans under the ABL Credit Agreement were used, together with other available cash, to (1) refinance in full all outstanding term loans and to terminate all outstanding commitments under the credit agreement, dated as of May 31, 2018, (2) refinance outstanding revolving credit loans, and (3) redeem in full senior notes due July 15, 2022 (the “6.375% Senior Notes”), Junior Subordinated Debentures, Trust Preferred Securities and Trust Common Securities.
In anticipation of the Business Combination and the refinancings described above, on July 13, 2021, the Company delivered a notice to redeem in full 11.6% Junior Subordinated Debentures due September 30, 2027 (the “Junior Subordinated Debentures”) issued under the Indenture, dated as of September 5, 1997 (as amended and supplemented, the “Debentures Indenture”), between The Hillman Companies and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”) and deposited an amount with the Trustee sufficient to satisfy and discharge the Debentures Indenture, which is no longer in effect. Notices to redeem 4,217,837 trust preferred securities (the “Trust Preferred Securities”) issued in a public offering by the Hillman Group Capital Trust (“Trust”) and 130,449 of trust common securities (the “Trust Common Securities”) issued by the Trust to Hillman Companies were also delivered on July 13, 2021.

Upon the payment of the redemption price for the Debentures on August 12, 2021, the Trust redeemed the Trust Preferred Securities and the Trust Common Securities, which as of August 12, 2021 are no longer deemed to be outstanding. The last day of trading for the Trust Preferred Securities on the New York Stock Exchange (the “NYSE”) was August 11, 2021 and the Company voluntarily delisted the Trust Preferred Securities from the NYSE.
On April 16, 2021, the Company completed the acquisition of Oz Post International, LLC (“OZCO”), a leading manufacturer of superior quality hardware that offers structural fasteners and connectors used for decks, fences and other outdoor structures, for a total purchase price of $39,102. The Company entered into an amendment (“OZCO Amendment”) to the term loan credit agreement dated May 31, 2018 (the “2018 Term Loan”), which provided $35,000 of incremental term loan funds to be used to finance the acquisition. The 2018 Term Loan was refinanced in connection with the closing of the Business Combination. Refer to Note 4 — Acquisitions for additional information.
Current Economic Conditions
Our business is impacted by general economic conditions in the North American and international markets, particularly the U.S. and Canadian retail markets including hardware stores, home centers, mass merchants, and other retailers.
In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China, and has since spread to a number of other countries, including the United States and Canada. In March 2020, the World Health Organization characterized COVID-19 as a pandemic. Efforts to contain the spread of COVID-19 intensified during our fiscal 2020 second quarter and remained in effect throughout our fiscal year. Most states and municipalities within the U.S. enacted temporary closures of businesses, issued quarantine orders and took other restrictive measures in response to the COVID-19 pandemic. Within the United States and Canada, our business has been designated an essential business, which allows us to continue to serve customers that remain open.
While all of our operations are located in North America, we participate in a global supply chain, and the existence of a worldwide pandemic and the reactions of governments around the world in response to COVID-19 to regulate the flow of labor and products began to impact our business in March 2020. If we need to close any of our facilities or a critical number of our employees become too ill to work, our distribution network could be materially adversely affected in a rapid manner. Similarly, if our customers experience adverse business consequences due to COVID-19, demand for our products could also be materially adversely affected in a rapid manner. The Company continues to experience customer demand during the thirteen and twenty-six weeks ended June 26, 2021 and during the subsequent period. Our teams continue to monitor demand disruption and there can be no assurance as to the level of demand that will prevail in fiscal 2021. A large portion of our customers continue to operate and sell our products, with some customers reducing operations or restricting some access to portions of the retail space. The magnitude of the financial impact on our quarterly and annual results is dependent on the duration of the COVID-19 pandemic and how quickly the U.S. and Canada economies resume normal operations.
An extended period of global supply chain, workforce availability, and economic disruption could materially affect the Company’s business, the results of operations, financial condition, access to sources of liquidity, and the carrying value of goodwill and intangible assets. While a triggering event did not occur during the thirteen and twenty-six weeks ended June 26, 2021, a prolonged COVID-19 pandemic could negatively impact net sales growth, change key assumptions and other global and regional macroeconomic factors that could result in future impairment charges for goodwill, indefinite-lived intangible assets and definite lived intangible assets. The impact of the COVID-19 pandemic is fluid and continues to evolve, and therefore, we cannot predict the extent to which our business, results of operations, financial condition, or liquidity will ultimately be impacted.
We are exposed to the risk of unfavorable changes in foreign currency exchange rates for the U.S. dollar versus local currency of our suppliers located primarily in China and Taiwan. We purchase a significant variety of our products for resale from multiple vendors located in China and Taiwan. The purchase price of these products is routinely negotiated in U.S. dollar amounts rather than the local currency of the vendors and our suppliers’ profit margins decrease when the U.S. dollar declines in value relative to the local currency. This puts pressure on our suppliers to increase prices to us. The U.S. dollar increased in value relative to the CNY by approximately 1.7% in 2019, declined by 6.5% in 2020, and declined by 1.3% during the twenty-six weeks ended June 26, 2021. The U.S. dollar declined in value relative to the Taiwan dollar by approximately 0.2% in 2019, declined by 7.9% in 2020, and declined by 0.8% during the twenty-six weeks ended June 26, 2021.
In addition, the negotiated purchase price of our products may be dependent upon market fluctuations in the cost of raw materials such as steel, zinc, and nickel used by our vendors in their manufacturing processes. The final purchase cost of our products may also be dependent upon inflation or deflation in the local economies of vendors in China and Taiwan that could impact the cost of labor used in the manufacturing of our products. We identify the directional impact of changes in our product cost, but the quantification of each of these variable impacts cannot be measured as to the individual impact on our product cost with a sufficient level of precision.
We are also exposed to risk of unfavorable changes in the Canadian dollar exchange rate versus the U.S. dollar. Our sales in Canada are denominated in Canadian dollars while a majority of the products are sourced in U.S. dollars. A weakening of the Canadian dollar versus the U.S. dollar results in lower sales in terms of U.S. dollars while the cost of sales remains unchanged. We have a practice of hedging some of our Canadian subsidiary’s purchases denominated in U.S. dollars. The U.S. dollar declined in value relative to the Canadian dollar by approximately 4.1% in 2019, declined by 1.9% in 2020, and declined by 4.2% during the twenty-six weeks ended June 26, 2021. We may take pricing action, when warranted, in an attempt to offset a portion of product cost increases. The ability of our operating divisions to institute price increases and seek price concessions, as appropriate, is dependent on competitive market conditions.
We import large quantities of products which are subject to customs requirements and to tariffs and quotas set by governments through mutual agreements and bilateral actions. The recently implemented U.S. tariffs on steel and aluminum and other imported goods has increased our product costs and required us to increase prices on the affected products.
Product Revenues
The following is revenue based on products for our significant product categories and operating segments:
Year Ended December 26, 2020	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Fastening and hardware	$706,865	$—	$131,493	$838,358
Personal protective	317,527	—	239	317,766
Keys and key accessories	—	157,828	2,878	160,706
Engraving	—	51,423	6	51,429
Resharp	—	36	—	36
Consolidated	$1,024,392	$209,287	$134,616	$1,368,295
Year Ended December 28, 2019	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Fastening and hardware	$607,247	$—	$121,242	$728,489
Personal protective	245,769	—	—	245,769
Keys and key accessories	—	185,451	4,009	189,460
Engraving	—	50,613	9	50,622
Resharp	—	22	—	22
Consolidated	$853,016	$236,086	$125,260	$1,214,362

Year Ended December 29, 2018	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Fastening and hardware	$581,269	$—	$137,186	$718,455
Personal protective	55,448	—	—	55,448
Keys and key accessories	—	143,898	4,217	148,115
Engraving	—	52,145	12	52,157
Resharp	—	—	—	—
Consolidated	$636,717	$196,043	$141,415	$974,175
Twenty-six weeks ended June 26, 2021	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Fastening and Hardware	$367,810	$—	$79,917	$447,727
Personal Protective	146,248	—	191	146,439
Keys and Key Accessories	—	92,383	567	92,950
Engraving	—	29,782	33	29,815
Resharp	—	65	—	65
Consolidated	$514,058	$122,230	$80,708	$716,996
Twenty-six weeks ended June 27, 2020	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Fastening and Hardware	$340,956	$—	$60,047	$401,003
Personal Protective	141,720	—	66	141,786
Keys and Key Accessories	—	74,027	1,249	75,276
Engraving	—	24,461	3	24,464
Resharp	—	17	—	17
Consolidated	$482,676	$98,505	$61,365	$642,546
Results of Operations
The following table shows the results of operations for the twenty-six weeks ended June 26, 2021 and June 27, 2020.
	Twenty-six Weeks Ended June 26, 2021		Twenty-six Weeks Ended June 27, 2020
(dollars in thousands)	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$716,996	100.0%	$642,546	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below)	417,265	58.2%	362,813	56.5%
Selling, general and administrative expenses	214,841	30.0%	184,723	28.7%
Depreciation	31,611	4.4%	34,747	5.4%
Amortization	30,323	4.2%	29,713	4.6%
Other (income) expense	(2,333)	(0.3)%	376	0.1%
Income from operations	25,289	3.5%	30,174	4.7%
Interest expense, net of investment income	44,293	6.2%	53,205	8.3%
Mark-to-market adjustment of interest rate swap	(1,424)	(0.2)%	1,942	0.3%
Income (loss) before income taxes	(17,580)	(2.5)%	(24,973)	(3.9)%
Income tax expense (benefit)	(5,225)	(0.7)%	(5,132)	(0.8)%
Net income (loss)	$(12,355)	(1.7)%	$(19,841)	(3.1)%
Adjusted EBITDA(1)	$112,278	15.7%	$103,131	16.1%

(1)
Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures” section for additional information, including our definition and our use of Adjusted EBITDA, and for a reconciliation from net income to Adjusted EBITDA.

Twenty-six weeks ended June 26, 2021 vs the Twenty-six weeks ended June 27, 2020
Net Sales
Net sales for the twenty-six weeks ended June 26, 2021 were $717.0 million, an increase of approximately $74.5 million compared to net sales of $642.5 million for the twenty-six weeks ended June 27, 2020. Key and engraving sales increased $23.7 million and sales in Canada increased $19.3 million . Key and engraving sales and sales in Canada were both negatively impacted by low retail foot traffic and limited access to key and engraving machines in the twenty six weeks ended June 27, 2020 due to COVID-19. Sales of hardware products increased by $26.9 million driven by strong retail demand. Sales of personal protective equipment increased by $4.5 million due to continued demand for gloves and face masks .
Cost of Sales
Our cost of sales was $417.3 million, or 58.2% of net sales, in the twenty-six weeks ended June 26, 2021, an increase of approximately $54.5 million compared to $362.8 million, or 56.5% of net sales, in the twenty-six weeks ended June 27, 2020. The increase of 1.7% in cost of sales, expressed as a percent of net sales, in 2021 compared to the twenty-six weeks ended June 27, 2020 was primarily due to inflation along with the higher mix of sales of construction fastener products in the twenty-six weeks ended June 26, 2021.
Expenses
Selling, general, and administrative (“SG&A”) expenses were approximately $214.8 million in the twenty-six weeks ended June 26, 2021, an increase of approximately $30.1 million, compared to $184.7 million in the twenty-six weeks ended June 27, 2020. The following changes in underlying trends impacted the change in operating expenses:
•
Selling expense was $77.4 million in the twenty-six weeks ended June 26, 2021, an increase of $5.4 million compared to $72.0 million in the twenty-six weeks ended June 27, 2020. The increase in selling expense was primarily due to increased marketing, variable compensation, and travel and entertainment expense in the twenty-six weeks ended June 26, 2021.

•
Warehouse and delivery expenses were $84.4 million in the twenty-six weeks ended June 26, 2021, an increase of $9.6 million compared to $74.8 million in the twenty-six weeks ended June 27, 2020. The additional expense was primarily driven by higher sales volume and inflation.

•
General and administrative (“G&A”) expenses were $53.0 million in the twenty-six weeks ended June 26, 2021, an increase of $15.0 million compared to $38.0 million in the twenty-six weeks ended June 27, 2020. In the twenty-six weeks ended June 26, 2021 we incurred $18.4 million of legal and consulting expense associated with the pending merger with Landcadia along with increased legal fees associated with our litigation with KeyMe (see Note 6 — Commitments and Contingencies of the Notes to Condensed Consolidated Financial Statements for additional information) an increase of $14.8 million compared to the twenty-six weeks ended June 27, 2020.

Depreciation expense was $31.6 million in the twenty-six weeks ended June 26, 2021 compared to depreciation expense of $34.7 million in the twenty-six weeks ended June 27, 2020. Amortization expense was $30.3 million in the twenty-six weeks ended June 26, 2021 which was comparable to $29.7 million in the twenty-six weeks ended June 27, 2020.
Other income was $2.3 million in the twenty-six weeks ended June 26, 2021 compared to other expense of $0.4 million in the twenty-six weeks ended June 27, 2020. Other income in the twenty-six weeks ended June 26, 2021 was comprised primarily of a $1.2 million gain on the revaluation of the contingent consideration associated with the acquisitions of Resharp and Instafob, (see Note 13 — Fair Value Measurements of the Notes to Condensed Consolidated Financial Statements for additional information)

along with exchange rate gains of $1.2 million. In the twenty-six weeks ended June 27, 20200 other expense was comprised of exchange rate losses of $1.6 million partially offset by of a $1.3 million gain on the revaluation of the contingent consideration associated with the acquisition of Resharp, (see Note 13 — Fair Value Measurements of the Notes to Condensed Consolidated Financial Statements for additional information).
Results of Operations
The following table shows the results of operations for the years ended December 26, 2020 and December 28, 2019. The income tax benefit and net loss for 2019 has been restated due to the correction of errors related to income tax accounting. See Note 1 — Basis of Presentation for additional details.
	Year Ended December 26, 2020		Year Ended December 28, 2019 As Restated
(dollars in thousands)	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$1,368,295	100.0%	$1,214,362	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below)	781,815	57.1%	693,881	57.1%
Selling, general and administrative expenses	398,472	29.1%	382,131	31.5%
Depreciation	67,423	4.9%	65,658	5.4%
Amortization	59,492	4.3%	58,910	4.9%
Management fees to related party	577	—%	562	—%
Other (income) expense, net	(5,250)	(0.4)%	5,525	0.5%
Income from operations	65,766	4.8%	7,695	0.6%
Interest expense, net of investment income	99,103	7.2%	113,843	9.4%
Mark-to-market adjustment of interest rate swap	601	—%	2,608	0.2%
Loss before income taxes	(33,938)	(2.5)%	(108,756)	(9.0)%
Income tax benefit	(9,439)	(0.7)%	(23,277)	(1.9)%
Net loss	$(24,499)	(1.8)%	$(85,479)	(7.0)%
Adjusted EBITDA(1)	$221,215	16.2%	$178,658	14.7%

(1)
Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures” section for additional information, including our definition and our use of Adjusted EBITDA, and for a reconciliation from net income to Adjusted EBITDA.

Year Ended December 26, 2020 vs December 28, 2019
Net Sales
Net sales for the year ended December 26, 2020 were $1,368.3 million, or $5.4 million per shipping day, compared to net sales of $1,214.4 million, or $4.8 million per shipping day for the year ended December 28, 2019, an increase of approximately $153.9 million. Sales of personal protective equipment increased by $71.8 million due to high demand for gloves and face masks. Fastening and hardware sales increased $99.6 million driven by strong sales with big box retailers and traditional hardware stores. Finally, sales in Canada increased by $9.4 million primarily due to strong retail demand for our products partially offset by in store shopping restrictions during the second quarter which lead to lower demand during that period. These increases were offset by a decrease of $27.6 million in key sales in the United States. Key sales were negatively impacted by restricted access to key duplicating kiosks and retail key duplication services as a result of COVID-19. As the economy has started to reopen, our service team has worked closely with our customers to restore access to key machines.

Cost of Sales
Our cost of sales (“COS”) is exclusive of depreciation and amortization expense. COS was $781.8 million, or 57.1% of net sales, for the year ended December 26, 2020, an increase of $87.9 million compared to $693.9 million, or 57.1% of net sales, for the year ended December 28, 2019. Cost of goods sold as a percentage of net sales was consistent with the prior year primarily as a result of the following offsetting factors:
•
Sourcing savings initiatives that we achieved in 2020.

•
2020 included a higher mix of construction fastener products and personal protective solutions.

Expenses
Selling, general, and administrative (“SG&A”) expenses were $398.5 million in the year ended December 26, 2020, an increase of $16.3 million compared to $382.1 million in the year ended December 28, 2019. The following changes in underlying trends impacted the change in SG&A expenses:
•
Selling expense was $149.6 million in the year ended December 26, 2020, a decrease of $7.2 million compared to $156.8 million for the year ended December 28, 2019. The decrease in selling expense was primarily due to lower marketing and travel and entertainment expense in the year ended December 26, 2020. Additionally, we had lower compensation cost as a result of the restructuring in our U.S. operations that began in the fourth quarter of 2019.

•
Warehouse and delivery expenses were $159.0 million for the year ended December 26, 2020, an increase of $16.7 million compared to warehouse and delivery expenses of $142.3 million for the year ended December 28, 2019. The additional expense was primarily due to higher variable compensation and freight expenses related to increased sales. The remaining increase was due to increased labor driven by premium pay offered to warehouse workers during the COVID-19 outbreak along with additional supplies and personal protective equipment for our facilities.

•
General and administrative (“G&A”) expenses were $89.8 million in the year ended December 26, 2020, an increase of $6.8 million compared to $83.0 million in the year ended December 28, 2019. The increase was primarily due to increased legal fees associated with our ongoing litigation with KeyMe (see Note 15 — Commitments and Contingencies of the Notes to Consolidated Financial Statements for additional information). Additionally, we incurred increased incentive compensation expense in the year ended December 26, 2020.

Depreciation expense was $67.4 million in the year ended December 26, 2020 compared to $65.7 million in the year ended December 28, 2019. The increase was primarily driven by our investment in key duplication machines and merchandising racks.
Amortization expense of $59.5 million in the year ended December 26, 2020, which was comparable to $58.9 million in the year ended December 28, 2019.
Other income of $5.3 million for the year ended December 26, 2020 increased $10.8 million compared to expense of $5.5 million in the year ended December 28, 2019. In the year ended December 26, 2020 other income consisted primarily of a $3.5 million gain on the revaluation of the contingent consideration associated with the acquisition of Resharp and Instafob, (see Note 13 — Fair Value Measurements of the Notes to Consolidated Financial Statements for additional information). Additionally we received $1.8 million in cash from the Canadian government as part of the Canada Emergency Wage Subsidy program for relief during the second quarter shutdown in Canada during the COVID-19 pandemic. These gains were partially offset by exchange rate losses of $0.7 million. In the year ended December 28, 2019, other expense consisted of an impairment charge of $7.0 million related to the loss on the disposal of our FastKey self-service key duplicating kiosks. This loss was offset by a gain on the sale of machinery and equipment of $0.4 million (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information), and exchange rate gains of $0.7 million.
Interest expense, net, of $99.1 million for the year ended December 26, 2020 decreased $14.7 million, compared to $113.8 million for the year ended December 28, 2019. This decrease was primarily due to lower interest rates combined with lower outstanding debt balances in the year ended December 26, 2020.

Results of Operations
The following table shows the results of operations for the years ended December 28, 2019 and December 29, 2018. The income tax benefit and net loss for 2019 and 2018 has been restated due to the correction of errors related to income tax accounting. See Note 1 — Basis of Presentation for additional details.
	Year Ended December 28, 2019 As Restated		Year Ended December 29, 2018 As Restated
(dollars in thousands)	Amount	% of Total	Amount	% of Total
Net sales	$1,214,362	100.0%	$974,175	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below)	693,881	57.1%	537,885	55.2%
Selling, general and administrative expenses	382,131	31.5%	320,543	32.9%
Depreciation	65,658	5.4%	46,060	4.7%
Amortization	58,910	4.9%	44,572	4.6%
Management fees to related party	562	—%	546	0.1%
Other (income) expense, net	5,525	0.5%	(2,874)	(0.3)%
Income from operations	7,695	0.6%	27,443	2.8%
Interest expense, net of investment income	113,843	9.4%	82,775	8.5%
Refinancing charges	—	—%	11,632	1.2%
Mark-to-market adjustment of interest rate swap	2,608	0.2%	607	0.1%
Loss before income taxes	(108,756)	(9.0)%	(67,571)	(6.9)%
Income tax benefit	(23,277)	(1.9)%	(8,890)	(0.9)%
Net loss	$(85,479)	(7.0)%	$(58,681)	(6.0)%
Adjusted EBITDA(1)	$178,658	14.7%	$139,756	14.3%

(1)
Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures” section for additional information, including our definition and our use of Adjusted EBITDA, and for a reconciliation from net income to Adjusted EBITDA.

Year Ended December 28, 2019 vs Year Ended December 29, 2018
Net Sales
Net sales for the year ended December 28, 2019 were $1,214.4 million, or $4.8 million per shipping day, compared to net sales of $974.2 million, or $3.9 million per shipping day, for the year ended December 29, 2018. The increase was primarily driven by the acquisitions of MinuteKey in the third quarter of 2018 and Big Time in the fourth quarter of 2018. The acquisitions increased revenue $227.6 million in the year ended December 28, 2019 as compared to the year ended December 29, 2018. Construction fastener products and builders hardware sales increased $19.2 million and $6.4 million, respectively, due to new product line roll outs with customers. Additionally, sales decreased $7.8 million due to the closure of a manufacturing facility in Canada and exiting the related product lines (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information).
Cost of Sales
Our cost of sales was $693.9 million, or 57.1% of net sales, for the year ended December 28, 2019, an increase of $156.0 million compared to $537.9 million, or 55.2% of net sales, for the year ended December 29, 2018. The increase of 1.9% in cost of sales, expressed as a percent of net sales, in 2019 compared to 2018 was primarily due to the following items:

•
Fiscal 2019 included a higher mix of personal protective equipment.

•
In the year ended December 28, 2019, we had inventory valuation adjustments in our Hardware and Protective Solutions segment of $5.7 million primarily related to strategic review of our product offerings and restructuring activities (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information).

•
Net sales was reduced by $7.2 million in the year ended December 28, 2019 for payments made to customers associated with the new product line roll outs for construction fastener products and builders hardware.

•
We recorded a reduction of $3.8 million in cost of sales recorded in 2018 due to an adjustment of our accrual for anti-dumping duties based on the final results of the Department of Commerce’s administrative review of nails from China (see Note 15 — Commitments and Contingencies of the Notes to Consolidated Financial Statements for additional information).

•
The remaining increase was driven by higher product cost due to tariffs.

•
These increases were partially offset by lower inventory valuation adjustments in our Canada segment of $5.5 million driven by charges taken in 2018 related to exiting certain lines of business and rationalizing stock keeping units (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information).

Expenses
Selling, general, and administrative (“SG&A”) expenses were $382.1 million in the year ended December 28, 2019 an increase of $61.6 million compared to $320.5 million in the year ended December 29, 2018. The following changes in underlying trends impacted the change in SG&A expenses:
•
Selling expense was $156.8 million in the year ended December 28, 2019, an increase of $22.8 million compared to $134.0 million for the year ended December 29, 2018. The acquisition of MinuteKey in the third quarter of 2018 and Big Time in the fourth quarter of 2018 added $24.9 million in selling expense for the year ended December 28, 2019 as compared to 2018. These increases were offset by a decrease of $3.3 million for the cost of updating customer store labels for a new pricing program in 2018.

•
Warehouse and delivery expenses were $142.3 million for the year ended December 28, 2019, an increase of $17.3 million compared to warehouse and delivery expenses of $124.9 million for the year ended December 29, 2018. The acquisition of MinuteKey in the third quarter of 2018 and Big Time in the fourth quarter of 2018 added $7.5 million in warehouse expense for the year ended December 28, 2019. We incurred $4.6 million of higher expense for increases in labor, benefits, freight, and equipment costs. We also incurred additional warehouse expense of $3.8 million in 2019 related to restructuring activities in our Canada segment (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information).

•
G&A expenses were $83.0 million in the year ended December 28, 2019 an increase of $21.4 million compared to $61.6 million in the year ended December 29, 2018. The increase was primarily due to the acquisitions of Big Time and MinuteKey, which added $10.1 million an G&A expense in the current year. We also incurred $5.4 million of additional expense for retention and long term incentive compensation plans introduced in the fourth quarter of 2018. Additionally, we incurred severance and related charges of $3.9 million related to corporate restructuring activities (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information). Finally, we incurred $1.6 million of higher compensation and benefits expense in 2019. These increases were partially offset by lower acquisition related charges in the year ended December 28, 2019.

Depreciation expense was $65.7 million in the year ended December 28, 2019 compared to $46.1 million in the year ended December 29, 2018. The increase was primarily due to the acquisitions of Big Time and MinuteKey, which added $9.2 million in depreciation expense in 2019. The remaining increase was driven by our investment in key duplicating machines and merchandising racks.

Amortization expense was $58.9 million in the year ended December 28, 2019 compared to $44.6 million in the year ended December 29, 2018. The increase was primarily due to the acquisitions of Big Time and MinuteKey, which added $14.3 million an amortization expense in 2019.
Other expense was $5.5 million for the year ended December 28, 2019, an increase of $8.4 million compared to a loss of $2.9 million in the year ended December 29, 2018. In the year ended December 28, 2019, other expense consisted of an impairment charge of $7.0 million related to the loss on the disposal of our FastKey self-service key duplicating kiosks. These losses were offset by a gain on the sale of machinery and equipment of $0.4 million (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information), and exchange rate gains of $0.7 million. Other expense of $2.9 million for the year ended December 29, 2018 consisted of a $5.3 million net gain on the sale and disposal of property, plant, and equipment associated with the restructuring of the Canada segment (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information). The gain was partially offset by $2.0 million of exchange rate losses.
Interest expense, net, was $113.8 million for the year ended December 28, 2019, an increase of $31.1 million, compared to $82.8 million for the year ended December 29, 2018. During 2018 we refinanced our term loan and revolver, increasing the outstanding term loan by approximately $527.5 million. In connection with the refinancing, we incurred $11.6 million in refinancing charges. The increase in the term loan and additional draws on our revolving credit facility during the year led to increased interest expense. See Note 7 — Long-Term Debt of the Notes to Consolidated Financial Statements for additional information.
Results of Operations — Operating Segments
The following table provides supplemental information of our sales and profitability by operating segment (in thousands):
Hardware and Protective Solutions
	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Hardware and Protective Solutions
Segment Revenues	$514,058	$482,676	$1,024,392	$853,016	$636,717
Segment Income from Operations	16,045	33,276	67,313	14,204	18,555
Adjusted EBITDA(1)	65,146	71,366	153,765	101,319	76,896

(1)
Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures” section for additional information, including our definition and our use of Adjusted EBITDA, and for a reconciliation from net income to Adjusted EBITDA.

Twenty-six weeks ended June 26, 2021 vs the Twenty-six weeks ended June 27, 2020
Net Sales
Net sales for our Hardware and Protective Solutions operating segment increased by $31.4 million in twenty-six weeks ended June 26, 2021 to $514.1 million as compared to $482.7 million in the twenty-six weeks ended June 27, 2020. Sales of hardware products increased by $26.9 million driven by strong retail demand. Sales of personal protective equipment increased by $4.5 million due to continued demand for gloves and face masks.
Income from Operations
Income from operations of our Hardware and Protective Solutions operating segment decreased by approximately $17.2 million in the twenty-six weeks ended June 26, 2021 to $16.0 million as compared to $33.3 million in the twenty-six weeks ended June 27, 2020. The decrease was driven by the decreases in sales along with increased expenses.

•
Cost of good sold increased by approximately $33.1 million in the twenty-six weeks ended June 26, 2021 to $514.1 million as compared to $482.7 million in the twenty-six weeks ended June 27, 2020. Cost of sales as a percentage of net sales was 63.2% in the twenty-six weeks ended June 26, 2021, an increase of 2.8% from 60.4% in the twenty-six weeks ended June 27, 2020. The increase in cost of sales as a percentage of net sales was primarily driven inflation along with the higher mix of sales of construction fastener products in the twenty-six weeks ended June 26, 2021.

•
Warehouse expense increased $8.8 million in the twenty-six weeks ended June 26, 2021 compared to the twenty-six weeks ended June 26, 2021. The additional expense was primarily driven by higher sales volume and inflation.

•
G&A expense increased $6.5 million in the twenty-six weeks ended June 26, 2021 compared to the twenty-six weeks ended June 26, 2021. The additional expense was primarily due to increased legal and consulting expense associated with the pending merger with Landcadia.

Year Ended December 26, 2020 vs December 28, 2019
Net Sales
Hardware and Protective Solutions net sales for the year ended December 26, 2020 increased by $171.4 million from the prior year. The primary drivers of this increase were:
•
Fastening and hardware sales increased $99.6 million due to strong demand from big box retailers and traditional hardware stores along with price increases initiated in the second quarter of 2019 to offset the impact of tariffs.

•
Sales of personal protective equipment increased by $71.8 million due to high demand.

Income from Operations
Income from operations of our Hardware and Protective Solutions operating segment increased by approximately $53.1 million in the year ended December 26, 2020 to $67.3 million from $14.2 million in the year ended December 28, 2019. The increased sales noted above were offset by increased cost of sales and increased selling, general and administrative expenses as outlined below:
Cost of sales as a percentage of net sales was 60.8% in the year ended December 26, 2020, a decrease of 1.2 % from 62.0% in the year ended December 28, 2019. The decrease in cost of sales as a percentage of net sales was primarily driven $7.2 million for payments made to customers in the year ended December 28, 2019 associated with the new product line roll outs for construction fastener products and builders hardware combined with sourcing savings. This was partially offset by a higher mix of construction fastener products and personal protective solutions.
Operating expenses increased $25.1million in our Hardware and Protective Solutions segment primarily due to:
•
Warehouse expense increased $17.7 million in the year ended December 26, 2020 compared to the year ended December 28, 2019. The additional expense was primarily due to increased labor driven by premium pay offered to warehouse workers during the COVID-19 pandemic along with additional supplies and personal protective equipment for our facilities. The remaining increase was primarily due to higher variable and incentive compensation expense related to increased sales.

•
General and administrative (“G&A”) expenses increased $2.9 million in the year ended December 26, 2020. The increase was primarily due to increased incentive compensation in the year ended December 26, 2020.

•
Depreciation expense increased $2.3 million in the year ended December 26, 2020 due to our merchandising racks.

Year Ended December 28, 2019 vs December 29, 2018
Net Sales
Net sales for our Hardware and Protective Solutions operating segment increased by $216.3 million in the year ended December 28, 2019 primarily due to:

•
The acquisition of Big Time in the fourth quarter of 2018 increased revenue $190.3 million in the year ended December 28, 2019

•
Fastening and hardware sales increased $26.0 million primarily due to new product line rollouts with customers

Income from Operations
Income from operations of our Hardware and Protective Solutions segment decreased by approximately $4.4 million in the year ended December 28, 2019 to $14.2 million as compared to $18.6 million in the year ended December 29, 2018. The increased sales noted above were offset by increased cost of sales and increased selling, general and administrative expenses as outlined below:
Cost of sales as a percentage of net sales was 62.0% in the year ended December 28, 2019, an increase of 5.3% from 56.7% in the year ended December 29, 2018. The primary drivers of this increase were:
•
Fiscal 2018 included a higher mix of personal protective equipment.

•
Inventory valuation adjustments were $5.7 million in the current year primarily related to restructuring activities (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information).

•
Net sales was reduced by $7.2 million in the year ended December 28, 2019 for payments made to customers associated with the new product line roll outs for construction fastener products and builders hardware.

•
We recorded a reduction of $3.8 million in cost of sales recorded in 2018 due to an adjustment of our accrual for anti-dumping duties based on the final results of the Department of Commerce’s administrative review of nails from China (see Note 15 — Commitments and Contingencies of the Notes to Consolidated Financial Statements for additional information).

Operating expenses increased $52.3 million in our Fastening, Hardware, and Personal Protective Solutions segment primarily due to:
•
The acquisition of Big Time in the fourth quarter of 2018 increased SG&A $22.0 million and amortization expense of $10.6 million in the year ended December 28, 2019.

•
Warehouse costs, excluding the acquisition of Big Time, increased $6.8 million primarily driven by increased labor, benefits, freight and maintenance costs.

•
We incurred $4.4 million of additional expense for retention and long term incentive compensation plans introduced in the fourth quarter of 2018.

•
Additionally, we incurred severance and related charges of $3.2 million related to corporate restructuring activities (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information).

Robotics and Digital Solutions
	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Robotics and Digital Solutions
Segment Revenues	$122,230	$98,505	$209,287	$236,086	$196,043
Segment Income from Operations	6,700	1,386	3,177	3,385	17,705
Adjusted EBITDA(1)	41,113	29,943	60,265	70,966	57,369

(1)
Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures” section for additional information, including our definition and our use of Adjusted EBITDA, and for a reconciliation from net income to Adjusted EBITDA.

Twenty-six weeks ended June 26, 2021 vs the Twenty-six weeks ended June 27, 2020
Net Sales
Net sales in our Robotics and Digital Solutions operating segment increased by $23.7 million in the twenty-six weeks ended June 26, 2021 to $122.2 million as compared to $98.5 million in the twenty-six weeks ended June 27, 2020. The increased sales were primarily due to an increase of $18.4 million in keys sales along with an increase of $5.3 million in engraving sales. Key sales in the second quarter of 2020 were negatively impacted by restricted access to retail key duplication services as a result of COVID-19 in certain markets. As the economy has started to reopen, our service team has worked closely with our customers to restore access to key duplicating services in 2021.
Income from Operations
Income from operations of our Robotics and Digital Solutions operating segment increased by approximately $5.3 million in the twenty-six weeks ended June 26, 2021 to $6.7 million as compared to $1.4 million in the twenty-six weeks ended June 27, 2020. The increase was primarily due to the increased sales partially offset by increased legal and consulting expense associated with the pending merger with Landcadia along with increased legal fees associated with our litigation with KeyMe (see Note 6 —  Commitments and Contingencies of the Notes to Condensed Consolidated Financial Statements for additional information), along with increased sales and marketing expenses.
Year Ended December 26, 2020 vs December 28, 2019
Net Sales
Net sales for our Robotics and Digital Solutions operating segment decreased $26.8 million in the year ended December 26, 2020 compared to the net sales for 2019 primarily due to a decrease of $27.6 million in key sales. Key sales were negatively impacted by reduced retail foot traffic and restricted access to key duplicating kiosks along with retail key duplication services as a result of COVID-19. As the economy has started to reopen, our service team has worked closely with our customers to restore access to key duplicating kiosks.
Income from Operations
Income from operations of our Robotics and Digital Solutions operating segment decreased by approximately $0.2 million in the year ended December 26, 2020 to $3.2 million from $3.4 million in the year ended December 28, 2019. The decreased sales were offset by decreased SG&A and other income as outlined below:
•
Selling expense decreased $6.7 million in the year ended December 26, 2020 compared to the year ended December 28, 2019. The decrease was primarily due to lower sales commissions for kiosk sales and reduced travel and compensation expense.

•
Warehouse expense decreased $1.8 million in the year ended December 26, 2020 compared to the year ended December 28, 2019. The decrease was primarily due to lower freight and shipping expenses driven by lower sales volume.

•
General and administrative expense increased by $4.1 million primarily due to increased legal fees associated with our ongoing litigation with KeyMe, Inc. (see Note 15 — Commitments and Contingencies of the Notes to Consolidated Financial Statements for additional information).

•
Other income increased by $10.4 million in the year ended December 26, 2020 compared to the year ended December 28, 2019. Other income was $3.5 million in the year ended December 26, 2020 and was driven by revaluation of the contingent consideration associated with the acquisition of Resharp and Instafob (see Note 13 — Fair Value Measurements of the Notes to Consolidated Financial Statements for additional information). In the year ended December 26, 2020 other expense was comprised primarily of an impairment charge of $7.7 million related to the loss on the disposal of our FastKey self-service key duplicating kiosks and related assets.

Year Ended December 28, 2019 vs December 29, 2018
Net Sales
Net sales for our Robotics and Digital Solutions operating segment increased $40.0 million in the year ended December 28, 2019 as compared to 2018 primarily due to:
•
The acquisition of Minute Key in the third quarter of 2018 increased revenue $37.3 million in the year ended December 28, 2019.

•
Automotive key sales increased $4.2 million in the year ended December 28, 2019.

Income from Operations
Income from operations of our Robotics and Digital Solutions operating segment decreased $14.3 million the year ended December 28, 2019 to $3.4 million as compared to $17.7 million in the year ended December 29, 2018. The increases in net sales were offset by increased operating expenses as outlined below:
•
The acquisition of MinuteKey added $20.5 million in SG&A expenses, $8.5 million in depreciation and $3.7 million in amortization expense in the year ended December 28, 2019.

•
We incurred $7.7 million of impairment charges in 2019 related to the loss on the disposal of our FastKey self-service key duplicating kiosks.

•
Depreciation expense, excluding MinuteKey, increased $4.4 million driven by our continued investment in key duplicating machines.

•
We incurred $1.5 million in legal fees related to the ongoing litigation with KeyMe, Inc. (see Note 15 — Commitments and Contingencies of the Notes to Consolidated Financial Statements for additional information).

•
We incurred $1.0 million of additional expense for retention and long term incentive compensation plans introduced in the fourth quarter of 2018.

Canada
	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Canada
Segment Revenues	$80,708	$61,365	$134,616	$125,260	$141,415
Segment Income (Loss) from Operations	2,544	(4,488)	(4,724)	(9,894)	(8,817)
Adjusted EBITDA(1)	6,019	1,822	7,185	6,373	5,491

(1)
Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures” section for additional information, including our definition and our use of Adjusted EBITDA, and for a reconciliation from net income to Adjusted EBITDA.

Twenty-six weeks ended June 26, 2021 vs the Twenty-six weeks ended June 27, 2020
Net Sales
Net sales in our Canada operating segment increased by $19.3 million in the twenty-six weeks ended June 26, 2021 to $80.7 million as compared to $61.4 million in the twenty-six weeks ended June 27, 2020. The increase was primarily due to strong demand for fastening and hardware products with big box retailers. Sales in Canada were negatively impacted by COVID-19 restrictions in 2020, we continue to see restrictions in certain provinces and retail locations in 2021.

Income from Operations
Income from operations of our Canada operating segment increased by approximately $7.0 million in the twenty-six weeks ended June 26, 2021 to $2.5 million as compared to a loss of $4.5 million in the twenty-six weeks ended June 27, 2020. The increase in sales was partially offset by increased variable labor and delivery costs, partially offset by a $2.7 million decrease in restructuring related charges as compared to 2020 (see Note 9 — Restructuring of the Notes to Condensed Consolidated Financial Statements for additional information).
Year Ended December 26, 2020 vs December 28, 2019
Net Sales
Net sales in our Canada operating segment increased by $9.4 million in the year ended December 26, 2020 primarily due to strong retail demand for our products partially offset by in store shopping restrictions in the second quarter which lead to lower demand during that period
Loss from Operations
Loss from operations of our Canada segment decreased by $5.2 million in the year ended December 26, 2020 to a loss of $4.7 million as compared to a loss of $9.9 million in the year ended December 28, 2019. In addition to the increased sales, loss from operations increased due to the following items:
•
COS as a percentage of net sales decreased 1.5% from 69.1% in the year ended December 28, 2019 to 67.6% in the year ended December 26, 2020 primarily due to $4.3 million of inventory valuation adjustments taken in 2019 in our Canada segment driven by exiting certain lines of business and rationalizing stock keeping units (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information).

•
Other income and expense increased $0.7 million to income of $1.8 million in the current year compared with income of $1.1 million in the year ended December 28, 2019. Other income for the year ended December 26, 2020 consisted primarily of $1.8 million in cash received from the Canadian government as a part of the Canada Emergency Wage Subsidy program for relief during the second quarter shutdown in Canada during the COVID-19 outbreak. This was partially offset by exchange rate losses of $0.6 million. Other income for the year ended December 28, 2019 included a gain on the sale of machinery and equipment of $0.4 million (see Note 14 — Restructuring of the Notes to Consolidated Financial Statements for additional information), and exchange rate gains of $0.7 million.

Year Ended December 28, 2019 vs December 29, 2018
Net Sales
Net sales for our Canada operating segment decreased by $16.2 million in the year ended December 28, 2019 primarily due to:
•
The unfavorable impact of conversion of the local currency to U.S. dollars.

•
The closure of a manufacturing facility in Canada and exiting the related product lines resulted in to $7.8 million in lower sales.

Loss from Operations
Income from operations of our Canada segment decreased by $1.1 million in the year ended December 28, 2019 to a loss of $9.9 million as compared to a loss of $8.8 million in the year ended December 29, 2018. The decrease in sales was offset by lower COS as percentage of sales. Additionally, we incurred higher other expense in the year ended December 28, 2019.
•
COS as a percentage of net sales decreased 5.3% from 74.4% in the year ended December 29, 2018 to 69.1% in the year ended December 28, 2019 primarily due to $9.8 million of inventory valuation adjustments taken in 2018 in our Canada segment driven by exiting certain lines of business and rationalizing stock keeping units as compared to inventory adjustments of $4.3 million in the year ended December 28, 2019 (see Note 14 - Restructuring of the Notes to Consolidated Financial Statements for additional information).
•
Other income and expense decreased $2.4 million to income of $1.1 million in the current year compared with income of $3.5 million in the year ended December 29, 2018. Other income for the year ended December 28, 2019 included a gain on the sale of machinery and equipment of $0.4 million (see Note 14 - Restructuring of the Notes to Consolidated Financial Statements for additional information), and exchange rate gains of $0.7 million. Other income for the year ended December 29, 2018 consisted of a $5.3 million net gain on the sale and disposal of property, plant, and equipment associated with the restructuring of the Canada segment, (see Note 14 - Restructuring of the Notes to Consolidated Financial Statements for additional information). The gain in the year ended December 29, 2018 was offset by $1.8 million exchange rate losses of exchange rate losses.

Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
We have restated our financial statements for 2019 and 2018 due to the correction of errors in the accounting for income taxes related to the valuation allowance against deferred tax assets, which impacted our net deferred tax liabilities. Accordingly, the EBITDA reconciliation below has been restated. There was no impact to EBITDA or Adjusted EBITDA in either 2019 or 2018. See Note 1 — Basis of Presentation for additional details. The following table presents a reconciliation of Net loss, the most directly comparable financial measures under GAAP, to Adjusted EBITDA for the periods presented:
	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Net loss	$(12,355)	$(19,841)	$(24,499)	$(85,479)	$(58,681)
Income tax (benefit) expense	(5,225)	(5,132)	(9,439)	(23,277)	(8,890)
Interest expense, net	38,178	47,058	86,774	101,613	70,545
Interest expense on junior subordinated debentures	6,304	6,336	12,707	12,608	12,608
Investment income on trust common securities	(189)	(189)	(378)	(378)	(378)
Depreciation	31,611	34,747	67,423	65,658	46,060
Amortization	30,323	29,713	59,492	58,910	44,572
Mark-to-market adjustment on interest rate swaps	(1,424)	1,942	601	2,608	607
EBITDA	$87,223	$94,634	$192,681	$132,263	$106,443
Stock compensation expense	3,537	2,669	5,125	2,981	1,590
Management fees	214	321	577	562	546
Facility exits(1)	—	433	3,894	—	1,279
Restructuring(2)	109	2,710	4,902	13,749	9,737

	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Litigation expense(3)	10,282	2,674	7,719	1,463	—
Acquisition and integration expense(4)	8,139	990	9,832	12,557	12,358
Change in fair value of contingent consideration	(1,212)	(1,300)	(3,515)	—	—
Buy-back expense(5)	1,350	—	—	7,196	—
Asset impairment charges(6)	—	—	—	7,887	—
Refinancing costs	—	—	—	—	11,632
Anti-dumping duties(7)	2,636	—	—	—	(3,829)
Adjusted EBITDA	$112,278	$103,131	$221,215	$178,658	$139,756

(1)
Facility exits include costs associated with the closure of facilities in Parma, Ohio, San Antonio, Texas, and Dallas, Texas.

(2)
Restructuring includes restructuring costs associated with restructuring in our Canada segment announced in 2018, including facility consolidation, stock keeping unit rationalization, severance, sale of property and equipment, and charges relating to exiting certain lines of business. Also included is restructuring in our United Stated business announced in 2019, including severance related to management realignment and the integration of sales and operating functions. See Note 14 — Restructuring of the Notes to the Consolidated Financial Statements for additional information. Finally, includes consulting and other costs associated with streamlining our manufacturing and distribution operations.

(3)
Litigation expense includes legal fees associated with our ongoing litigation with KeyMe, Inc. (see Note 15 — Commitments and Contingencies of the Notes to Consolidated Financial Statements for additional information).

(4)
Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to historical acquisitions.

(5)
Buy-back expense includes one-time payments made to customers associated with the new product line roll outs for construction fastener products and builders hardware.

(6)
Asset impairment charges includes impairment losses for the disposal of FastKey self-service key duplicating kiosks and related assets.

(7)
Anti-dumping duties assessed related to the nail business for prior year purchases.

The following tables presents a reconciliation of segment operating income, the most directly comparable financial measures under GAAP, to segment Adjusted EBITDA for the periods presented (amounts in thousands). Certain amounts in the prior year presentation between segments were reclassified to conform to the current year’s presentation.
Twenty-six weeks ended June 26, 2021	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Consolidated
Operating income (loss)	$16,045	$6,700	$2,544	$25,289
Depreciation and amortization	34,520	23,974	3,440	61,934
Stock compensation expense	3,056	481	—	3,537
Management fees	185	29	—	214
Restructuring	64	10	35	109
Litigation expense	—	10,282	—	10,282
Acquisition and integration expense	7,290	849	—	8,139
Buy-back expense	1,350	—	—	1,350

Twenty-six weeks ended June 26, 2021	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Consolidated
Anti-dumping duties	2,636	—	—	2,636
Change in fair value of contingent consideration	—	(1,212)	—	(1,212)
Adjusted EBITDA	$65,146	$41,113	$6,019	$112,278

Twenty-six weeks ended June 27, 2020	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Consolidated
Operating income (loss)	$33,276	$1,386	$(4,488)	$30,174
Depreciation and amortization	34,462	26,398	3,600	64,460
Stock compensation expense	2,330	339	—	2,669
Management fees	280	41	—	321
Restructuring	—	—	2,710	2,710
Litigation expense	—	2,674	—	2,674
Acquisition and integration expense	632	358	—	990
Facility closures	433	—	—	433
Change in fair value of contingent consideration	—	(1,300)	—	(1,300)
Corporate and intersegment adjustments	(47)	47	—	—
Adjusted EBITDA	$71,366	$29,943	$1,822	$103,131
Year Ended December 26, 2020	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Consolidated
Operating income (loss)	$67,313	$3,177	$(4,724)	$65,766
Depreciation and amortization	69,164	50,670	7,081	126,915
Stock compensation expense	4,464	661	—	5,125
Management fees	502	75	—	577
Facility exits	3,894	—	—	3,894
Restructuring	74	—	4,828	4,902
Litigation expense	—	7,719	—	7,719
Acquisition and integration expense	8,284	1,548	—	9,832
Change in fair value of contingent consideration	—	(3,515)	—	(3,515)
Corporate and intersegment adjustments	70	(70)	—	—
Adjusted EBITDA	$153,765	$60,265	$7,185	$221,215
Year Ended December 28, 2019	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Consolidated
Operating income (loss)	$14,204	$3,385	$(9,894)	$7,695
Depreciation and amortization	65,369	52,924	6,275	124,568
Stock compensation expense	2,436	545	—	2,981
Management fees	562	—	—	562
Restructuring	3,163	708	9,878	13,749
Litigation expense	—	1,463	—	1,463
Acquisition and integration expense	8,837	3,720	—	12,557
Buy-back expense	7,196	—	—	7,196
Asset impairment charges	—	7,773	114	7,887

Year Ended December 28, 2019	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Consolidated
Corporate and intersegment adjustments	(448)	448	—	—
Adjusted EBITDA	$101,319	$70,966	$6,373	$178,658

Year Ended December 29, 2018	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Consolidated
Operating income (loss)	$18,555	$17,705	$(8,817)	$27,443
Depreciation and amortization	50,163	35,898	4,571	90,632
Stock compensation expense	1,302	288	—	1,590
Management fees	546	—	—	546
Facility exits	1,279	—	—	1,279
Restructuring	—	—	9,737	9,737
Acquisition and integration expense	7,126	5,232	—	12,358
Anti-dumping duties	(3,829)	—	—	(3,829)
Corporate and intersegment adjustments	1,754	(1,754)	—	—
Adjusted EBITDA	$76,896	$57,369	$5,491	$139,756
Income Taxes
Effective tax rates for the years ended December 29, 2018 and December 28, 2019 have been restated due to the correction of errors in the accounting for income taxes related to the valuation allowance against deferred tax assets, which impacted our net deferred tax liabilities. See Note 1 — Basis of Presentation for additional details.
Twenty-six weeks ended June 26, 2021 vs the Twenty-six weeks ended June 27, 2020
The Company recorded an income tax benefit for the twenty-six weeks ended June 26, 2021 of $5.2 million based on a pre-tax loss of $17.6 million. The effective income tax rate was 29.7% for the twenty-six weeks ended June 26, 2021.
The effective rate differed from the federal statutory rate due to an estimated increase in GILTI from the Company’s Canadian operations, state and foreign income taxes, and non-deductible stock compensation expenses.
The Company recorded an income tax benefit for the twenty-six weeks ended June 27, 2020 of $5.1 million based on a pre-tax loss of $25.0 million. The effective income tax rate was 20.6% for the twenty-six weeks ended June 27, 2020.
The effective income tax rate differed from the federal statutory tax rate in the twenty-six weeks ended June 27, 2020 primarily due to non-deductible stock compensation expenses, and state and foreign income taxes.
Year Ended December 26, 2020 vs December 28, 2019
In the year ended December 26, 2020, we recorded an income tax benefit of $9.4 million on a pre-tax loss of $33.9 million. The effective income tax rate was 27.8% for the year ended December 26, 2020. In the year ended December 28, 2019, we recorded income tax benefit of $23.3 million on a pre-tax loss of $108.8 million. The effective income tax rate was 21.4% for the year ended December 28, 2019.
On March 27, 2020, the CARES Act was signed into law by the President of the United States. The CARES Act included, among other things, corporate income tax relief in the form of accelerated alternative minimum tax (“AMT”) refunds, allowed employers to defer certain payroll tax payments throughout 2020, and provided favorable corporate interest deductions for the 2019 and 2020 periods. During 2020, the

Company received an accelerated AMT income tax refund of $1.1 million and was able to defer $7.1 million of payroll taxes. The CARES Act interest modification provisions allowed for increased interest deductions. The Company was able to deduct an additional $32.0 million in interest on its 2019 income tax return when compared to the 2019 income tax provision. For the fiscal year 2020, the Company’s increased interest deduction will result in the utilization of accumulated interest limitation carryforwards.
In 2020, the Company’s effective tax rate differed from the federal statutory tax rate primarily due to state and foreign income taxes. In 2019, the Company’s effective tax rate differed from the federal statutory tax rate primarily due to state and foreign income taxes. The Company recorded $1.0 million in income tax expense attributable to state NOLs that are expected to expire prior to their utilization.
Year Ended December 28, 2019 vs December 29, 2018
In the year ended December 28, 2019, we recorded an income tax benefit of $23.3 million on a pre-tax loss of $108.8 million. The effective income tax rate was 21.4% for the year ended December 28, 2019. In the year ended December 29, 2018, we recorded income tax benefit of $8.9 million on a pre-tax loss of $67.6 million. The effective income tax rate was 13.2% for the year ended December 29, 2018.
In 2019, the Company’s effective tax rate differed from the federal statutory tax rate primarily due to state and foreign income taxes. The Company recorded $1.0 million in income tax expense attributable to state NOLs that are expected to expire prior to their utilization.
The effective income tax rate differed from the federal statutory tax rate in the year ended December 29, 2018 primarily due to a valuation allowance of $6.1 million for certain U.S. federal net operating losses that are subject to the dual consolidated loss limitation rules. Additionally, the Company recorded $2.2 million in income tax expense for certain non-deductible acquisition costs attributable to the MinuteKey and Big Time acquisitions. The remaining differences between the effective income tax rate and the federal statutory rate in the year ended December 29, 2018 were attributable to state and foreign income taxes.
Liquidity and Capital Resources
Cash Flows
The statements of cash flows reflect the changes in cash and cash equivalents for the years ended December 26, 2020, December 28, 2019, December 29, 2018 and the twenty-six weeks ended June 26, 2021 and June 27, 2020 by classifying transactions into three major categories: operating, investing, and financing activities.
Operating Activities
Net cash used for operating activities for the twenty-six weeks ended June 26, 2021 was $59.8 million as compared to $11.7 million of cash provided by operation activities in the comparable prior year period. Operating cash flows for the twenty-six weeks ended June 26, 2021 were unfavorably impacted by increased inventory for the spring and summer busy season and new business wins. Operating cash flows for the twenty-six weeks ended June 27, 2020 were unfavorably impacted by the increase in accounts receivable due to higher sales.
Net cash provided by operating activities for the year ended December 26, 2020 was approximately $92.1 million. Operating cash flows for the year ended December 26, 2020 were favorably impacted by the increased net income in the current year. Net cash provided by operating activities for the year ended December 28, 2019 was approximately $52.4 million and was unfavorably impacted by lower net income driven by increased interest expense, partially offset by improvements in working capital. Net cash provided by operating activities for the year ended December 29, 2018 was approximately $7.5 million and was unfavorably impacted by lower net income driven by increased interest expense and acquisition related costs along with an increase in inventory due to commodity inflation and new business wins. This was partially offset by an increase in accounts payable due to changes in payment terms and increased inventory purchases and a decrease in accounts receivable.

Investing Activities
Net cash used for investing activities was $61.8 million and $23.0 million for the twenty-six weeks ended June 26, 2021 and the twenty-six weeks ended June 27, 2020, respectively. During the twenty-six weeks ended June 26, 2021, we acquired Oz Post International, LLC (“OZCO”) for approximately $39.1 million, (see Note 4 — Acquisitions of the Notes to Condensed Consolidated Financial Statements for additional information). Excluding acquisitions, the primary use of cash in both periods was our investment in new key duplicating kiosks and machines.
Net cash used for investing activities was $46.1 million, $53.5 million, and $572.6 million for the years ended December 26, 2020, December 28, 2019 and December 29, 2018, respectively. In the year ending December 26, 2020 we acquired Instafob for approximately $0.8 million. In the year ended December 28, 2019 we acquired Resharp and West Coast Washers for approximately $6.1 million. In the year ended December 29, 2018 we acquired MinuteKey and Big Time and made a final working capital true up payment for ST Fastening Systems which equated a total net cash outflow of approximately $501.0 million. Finally, cash was used in all periods to invest in our investment in new key duplicating kiosks and machines and merchandising racks. In 2019, we also received $10.4 million in cash proceeds from the sale of a building and machinery in Canada and a building in Georgia.
Financing Activities
Net cash provided by financing activities was $116.0 million for the twenty-six weeks ended June 26, 2021. Our revolver draws, net of repayments, provided cash of $86.0 million in the twenty-six weeks ended June 26, 2021. In the second quarter of 2021, we entered into an amendment (“OZCO Amendment”) to the term loan credit agreement dated May 31, 2018, which provided $35,000 of incremental term loan funds to be used to finance the acquisition, (see Note 4 — Acquisitions of the Notes to Condensed Consolidated Financial Statements for additional information) Additionally, we used cash to pay $5.3 million in principal payments on the senior term loan under the Senior Facilities. Finally, in the twenty-six weeks ended June 26, 2021 the Company received $1.8 million on the exercise of stock options.
Net cash provided by financing activities was $10.3 million for the twenty-six weeks ended June 27, 2020. Revolver repayments were $16.0 million, net of draws, in the twenty-six weeks ended June 27, 2020. Additionally, we used cash to pay $5.3 million in principal payments on the senior term loan under the Senior Facilities.
Net cash used for financing activities was $45.1 million for the year ended December 26, 2020. The borrowings on revolving credit loans provided $99.0 million. The Company used $140.0 million of cash for the repayment of revolving credit loans and $10.6 million for principal payments on the senior term loans. In the year ended December 26, 2020 the Company received $7.3 million on the exercise of stock options.
Net cash used for financing activities was $7.1 million for the year ended December 28, 2019. The borrowings on revolving credit loans provided $43.5 million. The Company used $38.7 million of cash for the repayment of revolving credit loans and $10.6 million for principal payments on the senior term loans. On November 15, 2019, we amended the ABL Revolver agreement which provided an additional $100.0 million of revolving credit, bringing the total available to $250.0 million. In connection with the amendment we paid $1.4 million in fees.
Net cash provided by financing activities was $581.9 million for the year ended December 29, 2018. On May 31, we entered into a new term credit agreement consisting of a new funded term loan of $530.0 million and $165.0 million delayed draw term loan facility. Concurrently, we entered into a new $150.0 million asset-based revolving credit agreement. The proceeds were used to refinance in full all outstanding revolving credit and term loans under the existing credit agreement. In the third quarter of 2018, we drew $165.0 million on the delayed draw facility of the term loan to finance the MinuteKey acquisition. In the fourth quarter, we amended the credit agreement and added an additional $365.0 million in incremental term loans to finance the acquisition of Big Time. We paid approximately $20.5 million in fees associated with the refinancing activities in the year ended December 29, 2018. See Note 7 — Long-Term Debt of the Notes to Consolidated Financial Statements for additional information on the refinancing. Our revolver draws, net, were a source of cash of $88.7 million in the year ended December 29, 2018. Additionally, in the year ended December 29, 2018 we paid a dividend of $3.8 million to Holdco for the purchase of shares of Holdco stock from former members of management.
Liquidity
We believe that projected cash flows from operations and Revolver availability will be sufficient to fund working capital and capital expenditure needs for the next 12 months.
Our working capital (current assets minus current liabilities) position of $340.5 million as of June 26, 2021 represents an increase of $98.7 million from the December 26, 2020 level of $241.8 million. Our working capital (current assets minus current liabilities) position of $241.8 million as of December 26, 2020 represents an increase of $10.0 million from the December 28, 2019 level of $231.8 million. Because COVID-19 pandemic has not, as of the date of this report, had a materially negative impact on our operations or demand for our products, it has not had a materially negative impact on the Company’s liquidity position. We have initiated mitigating efforts to manage non-critical capital spending, assess operating spend, and preserve cash. We expect to generate sufficient operating cash flows to meet our short-term liquidity needs, and we expect to maintain access to the capital markets, although there can be no assurance of our ability to do so. However, the continued spread of COVID-19 has led to disruption and volatility in the global capital markets, which, depending on future developments, could impact our capital resources and liquidity in the future.
Contractual Obligations
Our contractual obligations as of December 26, 2020 are summarized below:
		Payments Due
(dollars in thousands)	Total	Less Than One Year	1 to 3 Years	3 to 5 Years	More Than Five Years
Junior Subordinated Debentures(1)	$108,704	$—	$—	$—	$108,704
Interest on Jr Subordinated Debentures	82,562	12,231	24,463	24,463	21,405
Long Term Senior Term Loans	1,037,044	10,609	21,218	1,005,217	—
Bank Revolving Credit Facility	72,000	—	—	72,000	—
6.375% Senior Notes	330,000	—	330,000	—	—
KeyWorks License Agreement	72	72	—	—	—
Interest payments(2)	218,053	64,970	97,001	56,082	—
Operating Leases	108,169	18,259	29,575	24,993	35,342
Deferred Compensation Obligations	1,911	595	—	—	1,316
Finance Lease Obligations	2,252	993	1,129	130	—
Other Obligations	7,578	2,793	4,509	276	—
Uncertain Tax Position Liabilities	1,101	1,101	—	—	—
Total Contractual Cash Obligations(3)	$1,969,446	$111,623	$507,895	$1,183,161	$166,767

(1)
The Junior Subordinated Debentures liquidation value is approximately $108,704.

(2)
Interest payments for borrowings under the Senior Facilities, the 6.375% Senior Notes, and Revolver borrowings. Interest payments on the variable rate Senior Term Loans were calculated using the actual interest rate of 4.15% as of December 26, 2020. Interest payments on the 6.375% Senior Notes were calculated at their fixed rate. Interest payments on the variable rate Revolver borrowings were calculated using the actual interest rate of 1.65% as of December 26, 2020.

(3)
All of the contractual obligations noted above are reflected on the Company’s Consolidated Balance Sheet as of December 26, 2020 except for the interest payments. Contingent consideration related to the acquisitions of Resharp and Instafob of $14,197 is not included in the chart above due to uncertainty about timing of the payments.

Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
Related Party Transactions
We entered into an advisory services and management agreement (the “Management Agreement”) with CCMP Capital Advisors, LP (“CCMP”) and Oak Hill Capital Management, LLC. (“Oak Hill”). In connection with the Management Agreement, among other things, we are obligated to pay CCMP and Oak Hill an annual non refundable periodic retainer fee in an aggregate amount equal to $500,000 per annum, paid to CCMP and Oak Hill pro rata. The fee is to be paid in equal installments quarterly in advance on the first business day of each calendar quarter. We recorded aggregate management fee charges and expenses from the Oak Hill Funds and CCMP of approximately $0.6 million for each of the years ended December 26, 2020 and December 28, 2019, respectively. We recorded aggregate management fee charges and expenses from the Oak Hill Funds and CCMP of approximately $0.2 million and $0.3 million for the twenty-six weeks ended June 26, 2021 and June 27, 2020, respectively. As part of the Closing, this Management Agreement was terminated.
We recorded proceeds from the sale of Holdco stock to members of management and the Board of Directors of $0.8 million for the year ended December 28, 2019. No such sales were recorded in the years ended December 26, 2020 nor the twenty-six weeks ended June 26, 2021 and June 27, 2020, respectively.
Gregory Mann and Gabrielle Mann are employed by the Company. The Company leases an industrial warehouse and office facility from companies under the control of the Manns. We have recorded rental expense for the lease of this facility on an arm’s length basis. Our rental expense for the lease of this facility was $0.4 million for each of the years ended December 26, 2020 and December 28, 2019. The rental expense for the lease of this facility was $0.2 million for the twenty-six weeks ended June 26, 2021 and June 27, 2020, respectively.
Critical Accounting Policies and Estimates
Our accounting policies are more fully described in Note 2 — Summary of Significant Accounting Policies, of the Notes to Consolidated Financial Statements. As disclosed in that note, the preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Future events cannot be predicted with certainty and, therefore, actual results could differ from those estimates. The following section describes our critical accounting policies.
Revenue Recognition:
Revenue is recognized when control of goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. Sales and other taxes we collect concurrent with revenue-producing activities are excluded from revenue.
We offer a variety of sales incentives to our customers primarily in the form of discounts, rebates, and slotting fees. Discounts are recognized in the Consolidated Financial Statements at the date of the related sale. Rebates are based on the revenue to date and the contractual rebate percentage to be paid. A portion of the cost of the rebate is allocated to each underlying sales transaction. Discounts, rebates, and slotting fees are included in the determination of net sales.
We also establish reserves for customer returns and allowances. The reserve is established based on historical rates of returns and allowances. The reserve is adjusted quarterly based on actual experience. Returns and allowances are included in the determination of net sales.
Our performance obligations under its arrangements with customers are providing products, in-store merchandising services, and access to key duplicating and engraving equipment. Generally, the price of the merchandising services and the access to the key duplicating and engraving equipment is included in the price of the related products. Control of products is transferred at the point in time when the customer accepts the goods, which occurs upon delivery of the products. Judgment is required in determining the time at which to recognize revenue for the in-store services and the access to key duplicating and engraving equipment. Revenue is recognized for in-store service and access to key duplicating and engraving equipment as the related products are delivered, which approximates a time-based recognition pattern. Therefore, the entire amount of consideration related to the sale of products, in-store merchandising services, and access to key duplicating and engraving equipment is recognized upon the delivery of the products.
The costs to obtain a contract are insignificant, and generally contract terms do not extend beyond one year. Therefore, these costs are expensed as incurred. Freight and shipping costs and the cost of our in-store merchandising services teams are recognized in selling, general, and administrative expense when control over products is transferred to the customer.
We used the practical expedient regarding the existence of a significant financing component as payments are due in less than one year after delivery of the products.
See Note 2 — Summary of Significant Accounting Policies of the Notes to Consolidated Financial Statements for information on disaggregated revenue by product category.
Inventory Realization:
Inventories consisting predominantly of finished goods are valued at the lower of cost or net realizable value, cost being determined principally on the standard cost method. The historical usage rate is the primary factor used in assessing the net realizable value of excess and obsolete inventory. A reduction in the carrying value of an inventory item from cost to net realizable value is recorded for inventory with excess on-hand quantities as determined based on historic and projected sales, product category, and stage in the product life cycle. We do not believe there is a reasonable likelihood that there will be a material change in the estimates or assumptions we use to calculate our excess and obsolete inventory reserve. However, if our estimates regarding excess and obsolete inventory are inaccurate, we may be exposed to losses or gains that could be material. A 5% difference in actual excess and obsolete inventory reserved for at December 26, 2020, would have affected net earnings by approximately $1.1 million in fiscal 2020.
Goodwill:
We have adopted ASU 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment which eliminates Step 2 from the goodwill impairment test and instead requires an entity to perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. If, after assessing the totality of events or circumstances, we determine that the fair value of a reporting unit is less than the carrying value, then we would recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to the reporting unit. We have eight reporting units, no reporting units are aggregated for the purpose of testing goodwill for impairment.
Our annual impairment assessment is performed for the reporting units as of October 1. In 2020, 2019, and 2018, with the assistance of an independent third-party specialist, management assessed the value of our reporting units based on a discounted cash flow model and multiple of earnings. Assumptions critical to our fair value estimates under the discounted cash flow model include the discount rate and projected revenue growth. The results of the quantitative assessments in 2020, 2019, and 2018 indicated that the fair value of each reporting unit was in excess of its carrying value.
In our annual review of goodwill for impairment in the fourth quarter of 2020, the fair value of each reporting unit was substantially in excess of its carrying value, with the exception of our U.S. Fastening and Hardware reporting unit, which exceeded its carrying value by approximately 5%. Significant assumptions used in the determination of the estimated fair values of the U.S. Fastening and Hardware reporting unit are the net sales and earnings growth rates and the discount rate. The net sales and earnings growth rates are dependent on overall market growth rates, the competitive environment, inflation, relative currency exchange rates, and business activities that impact market share. As a result, the growth rate could be adversely impacted by a sustained deceleration in category growth, devaluation of the U.S. Dollar against other currencies or an increased competitive environment. The discount rate, which is consistent with a weighted average cost of capital that is likely to be expected by a market participant, is based upon industry required rates of return, including consideration of both debt and equity components of the capital structure. Our discount rate may be impacted by adverse changes in the macroeconomic environment and volatility in the equity and debt markets.
While management can and has implemented strategies to address these events, changes in operating plans or adverse changes in the future could reduce the underlying cash flows used to estimate fair values and could result in a decline in fair value that would trigger future impairment charges of the U.S. Fastening and Hardware reporting unit’s goodwill. As of December 26, 2020, the carrying value of the U.S. Fastening and Hardware reporting unit’s goodwill were $424.1 million.
Intangible Assets:
We evaluate our indefinite-lived intangible assets (primarily trademarks and trade names) for impairment annually or more frequently if events and circumstances indicate that it is more likely than not that the fair value of an indefinite-lived intangible asset is below its carrying amount. With the assistance of an independent third-party specialist, management assessed the fair value of our indefinite-lived intangible assets based on a relief from royalties, excess earnings, and lost profits discounted cash flow model. Assumptions critical to our fair value estimates under the discounted cash flow model include the discount rate, projected average revenue growth and projected long-term growth rates in the determination of terminal values. An impairment charge is recorded if the carrying amount of an indefinite-lived intangible asset exceeds the estimated fair value on the measurement date. No impairment charges related to indefinite-lived intangible assets were recorded in 2020, 2019, or 2018 as a result of the quantitative annual impairment test.
Income Taxes:
Deferred income taxes are computed using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the temporary differences are expected to reverse. Valuation allowances are provided for tax benefits where it is more likely than not that certain tax benefits will not be realized. Adjustments to valuation allowances are recorded for changes in utilization of the tax related item. For additional information, see Note 6 — Income Taxes, of the Notes to Consolidated Financial Statements.
In accordance with guidance regarding the accounting for uncertainty in income taxes, we recognize a tax position if, based solely on its technical merits, it is more likely than not to be sustained upon examination by the relevant taxing authority.
If a tax position does not meet the more likely than not recognition threshold, we do not recognize the benefit of that position in our financial statements. A tax position that meets the more likely than not recognition threshold is measured to determine the amount of benefit to be recognized in the financial statements.
Business Combinations:
As we enter into business combinations, we perform acquisition accounting requirements including the following:
•
Identifying the acquirer

•
Determining the acquisition date

•
Recognizing and measuring the identifiable assets acquired and the liabilities assumed, and

•
Recognizing and measuring goodwill or a gain from a bargain purchase

We complete valuation procedures and record the resulting fair value of the acquired assets and assumed liabilities based upon the valuation of the business enterprise and the tangible and intangible assets acquired. Enterprise value allocation methodology requires management to make assumptions and apply judgment to estimate the fair value of assets acquired and liabilities assumed. If estimates or assumptions used to complete the enterprise valuation and estimates of the fair value of the acquired assets and assumed liabilities significantly differed from assumptions made, the resulting difference could materially affect the fair value of net assets.
The calculation of the fair value of the tangible assets, including property, plant and equipment, utilizes the cost approach, which computes the cost to replace the asset, less accrued depreciation resulting from physical deterioration, functional obsolescence and external obsolescence. The calculation of the fair value of the identified intangible assets are determined using cash flow models following the income approach or a discounted market-based methodology approach. Significant inputs include estimated revenue growth rates, gross margins, operating expenses, and estimated attrition, royalty and discount rates. Goodwill is recorded as the difference in the fair value of the acquired assets and assumed liabilities and the purchase price. Each period, we estimate the fair value of liabilities for contingent consideration by applying a Monte Carlo analysis examining the frequency and mean value of the resulting payments. The resulting value captures the risk associated with the form of the payout structure. The risk neutral method is applied, resulting in a value that captures the risk associated with the form of the payout structure and the projection risk. The assumptions utilized in the calculation based on financial performance milestones include projected revenue and/or EBITDA amounts, volatility and discount rates. For potential payments related to product development milestones, we estimated the fair value based on the probability of achievement of such milestones. Any changes in fair value are recorded as other income (expense) in the Consolidated Statement of Comprehensive Loss.
Recent Accounting Pronouncements
Recently issued accounting standards are described in Note 3 — Recent Accounting Pronouncements of the Notes to Consolidated Financial Statements.
Quantitative and Qualitative Disclosures About Market Risk
Interest Rate Exposure
We are exposed to the impact of interest rate changes as borrowings under the Senior Facilities bear interest at variable interest rates. It is our policy to enter into interest rate swap and interest rate cap transactions only to the extent considered necessary to meet our objectives. Furthermore, regulatory changes, such as the announcement of the United Kingdom’s Financial Conduct Authority to phase out the London Interbank Offered Rate (“LIBOR”) by the end of 2021, may adversely affect our floating rate debt and interest rate derivatives. If LIBOR ceases to exist, we may need to renegotiate any credit agreements or interest rate derivatives agreements extending beyond 2021 that utilize LIBOR as a factor in determining the interest rate or hedge rate, which could adversely impact our cost of debt.
Based on our exposure to variable rate borrowings at June 26, 2021, after consideration of our LIBOR floor rate and interest rate swap agreements, a one percent (1%) change in the weighted average interest rate for a period of one year would change the annual interest expense by approximately $10.7 million.
Foreign Currency Exchange
We are exposed to foreign exchange rate changes of the Canadian and Mexican currencies as they impact the $174.9 million tangible and intangible net asset value of our Canadian and Mexican subsidiaries as of June 26, 2021. The foreign subsidiaries net tangible assets were $109.0 million and the net intangible assets were $65.9 million as of June 26, 2021.
We utilize foreign exchange forward contracts to manage the exposure to currency fluctuations in the Canadian dollar versus the U.S. Dollar. See Note 12 — Derivatives and Hedging of the Notes to Condensed Consolidated Financial Statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS OF LANDCADIA
The following discussion and analysis of the financial condition and results of operations of Landcadia Holdings III, Inc. (for purposes of this section, “Landcadia,” “Company,” “we,” “us” and “our”) should be read in conjunction with the financial statements and related notes of Landcadia included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this prospectus.
Overview
We were a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses (“Business Combination”). We consummated the Public Offering on October 14, 2020. We used the cash proceeds from our public offering and the private placement of warrants described below as well as additional issuances, if any, of our capital stock, debt or a combination of cash, stock and debt to complete the Business Combination.
We incurred significant costs in the pursuit of our acquisition plans.
The Company’s management team was led by Tilman Fertitta, our former Co-Chairman and Chief Executive Officer, and Richard Handler, our former Co-Chairman and President. Mr. Fertitta is the sole shareholder of TJF, LLC (“TJF”) and Mr. Handler is the Chief Executive Officer of Jefferies Financial Group Inc. (“JFG”), and its largest operating subsidiary, Jefferies Group LLC, a global investment banking firm. The Company’s sponsors were TJF and JFG (collectively, the “Sponsors”).
Liquidity and Capital Resources
On October 14, 2020, we consummated a $500,000,000 public offering consisting of 50,000,000 units at a price of $10.00 per unit (“Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value (the “Class A Common Stock”) and one-third of one redeemable warrant (each, a “Public Warrant”). Simultaneously, with the closing of the Public Offering, we consummated the $12,000,000 private placement (“Private Placement”) of an aggregate of 8,000,000 private placement warrants (“Sponsor Warrants”) Sponsor Warrants at a price of $1.50 per warrant. Upon closing of the Public Offering and Private Placement on October 14, 2020, $500,000,000 in proceeds (including $17,500,000 of deferred underwriting commissions) from the public offering and private placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The remaining $12,000,000 held outside of trust was used to pay underwriting commissions of $10,000,000, loans to our Sponsors, and deferred offering and formation costs.
As of June 30, 2021, we had an unrestricted cash balance of $85,485 as well as cash and accrued interest held in the Trust Account of $500,010,358. As of December 31, 2020, we had an unrestricted balance of $1,017,406 as well as cash and accrued interest held in the Trust Account of $500,078,624. Our working capital needs will be satisfied through the funds, held outside of the Trust Account, from the public offering. Interest on funds held in the Trust Account may be used to pay income taxes and franchise taxes, if any.
Agreement for Business Combination
On January 24, 2021, our board of directors unanimously approved an agreement and plan of merger, dated January 24, 2021, by and among the Company, Helios Sun Merger Sub, Inc., our wholly owned subsidiary (“Merger Sub”), HMAN Group Holdings Inc., a Delaware corporation (“Hillman Holdco”) and CCMP Sellers’ Representative, LLC, a Delaware limited liability company in its capacity as the Stockholder Representative thereunder (in such capacity, the “Stockholder Representative”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). If the Merger Agreement is adopted by our stockholders and the transactions under the Merger Agreement are consummated, Merger Sub will merge with and into Hillman Holdco with Hillman Holdco surviving the merger as our wholly owned subsidiary (the “Proposed Transaction”). Hillman Holdco is a holding company that indirectly holds all of the issued and outstanding capital stock of The Hillman Group, Inc., which, together with its direct and indirect subsidiaries (Hillman Holdco, The Hillman Group, Inc. and its direct and indirect subsidiaries, collectively, and each such entity, a “Hillman Group Entity”), is in the business of providing hardware-related products and related merchandising services to retail markets in North America. In connection with the consummation of the Proposed Transaction, we were renamed “Hillman Solutions Corp.” Such entity is referred to herein as “Hillman” as of the time following such change of name.
In accordance with the terms and subject to the conditions of the Merger Agreement, we paid aggregate consideration in the form of Hillman common stock (the “Aggregate Consideration”) calculated as described below and equal to a value of approximately (i) $911,300,000 plus (ii) $28,280,000, such amount being the value of 2,828,000 shares of our Class B common stock, par value $0.0001 per share (the “Class B common stock”), valued at $10.00 per share that our Sponsors forfeited at the closing of the Proposed Transaction (the “Closing”).
At the effective time of the Proposed Transaction, all outstanding shares of common stock of Hillman Holdco were cancelled in exchange for the right to receive, with respect to each such share, a certain number of shares of Hillman common stock valued at $10.00 per share equal to (A) (i) the Aggregate Consideration plus (ii) the value that would be received by Hillman Holdco upon the exercise of all outstanding Hillman Holdco options as of immediately prior to the Closing (the “Adjusted Purchase Price”), divided by (B) (i) the total number of shares of Hillman Holdco common stock outstanding as of immediately prior to the Closing plus (ii) the number of shares of Hillman Holdco common stock underlying all then outstanding Hillman Holdco options and shares of Hillman Holdco restricted stock outstanding as of immediately prior to the Closing (the “Adjusted Per Share Merger Value”).
At the effective time, each outstanding option to purchase shares of Hillman Holdco common stock
(a “Hillman Holdco Option”), whether vested or unvested, were assumed by Hillman and converted into an option to acquire common stock of Hillman (“Hillman Options”) with substantially the same terms and conditions as applicable to the Hillman Holdco Option immediately prior to the effective time (including expiration date, vesting conditions and exercise provisions), except that (i) each such Hillman Holdco Option shall be exercisable for that number of shares of Hillman common stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Hillman Holdco common stock subject to such Hillman Holdco Assumed Option immediately prior the effective time multiplied by (B) the quotient of (1) the Adjusted Per Share Merger Value divided by (2) $10.00 (such quotient, with respect to each Hillman Holdco Option, the “Closing Stock Per Option Amount”), (ii) the per share exercise price for each share of Hillman common stock issuable upon exercise of the Hillman Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of Hillman Holdco subject to such Hillman Holdco Option immediately prior to the effective time by (B) the Closing Stock Per Option Amount; (iii) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may appropriately adjust the performance conditions applicable to certain of the Hillman Options; and (iv) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may make such other immaterial administrative or ministerial changes to the Hillman Options as it may determine in good faith are appropriate to effectuate the administration of the Hillman Options and to ensure consistency with the administrative and ministerial provisions of the Hillman Incentive Equity Plan;
At the effective time, each share of unvested restricted Hillman Holdco common stock were cancelled and converted into the right to receive a number of shares of restricted Hillman common stock (“Hillman Restricted Stock”) equal to the quotient of (a) the Adjusted Per Share Merger Value divided by (b) $10.00 (such quotient, with respect to each share of unvested Hillman Holdco restricted stock, the “Closing Stock Per Restricted Share Amount”) with substantially the same terms and conditions as were applicable to the related share of Hillman Holdco Restricted Stock immediately prior to the effective time (including with respect to vesting and termination-related provisions), except that (i) any per-share repurchase price of such Hillman Restricted Stock shall be equal to the quotient obtained by dividing (A) the per-share repurchase price applicable to the Hillman Holdco Restricted Stock, by (B) the Closing Stock Per Restricted Share Amount, rounded up to the nearest cent and (ii) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may make such other immaterial administrative or ministerial changes to the Hillman Restricted Stock as it may determine in good faith are appropriate to effectuate the administration of the Hillman Restricted Stock and to ensure consistency with the administrative and ministerial provisions of the Hillman Incentive Equity Plan.
At the effective time, each Hillman Holdco restricted stock unit (each a “Hillman Holdco RSU”) were assumed by Hillman and converted into a restricted stock unit in respect of shares of Hillman common stock (each, a “Hillman RSU”) with substantially the same terms and conditions as were applicable to such Hillman Holdco RSU immediately prior to the effective time (including with respect to vesting and termination-related provisions), except that (i) each Hillman RSU shall represent the right to receive (subject to vesting) that number of shares of Hillman common stock equal to the product (rounded up to the nearest whole number) of the number of shares of Hillman Holdco common stock underlying the Hillman Holdco RSU immediately prior to the effective time multiplied by the quotient of (a) the Adjusted Per Share Merger Value divided by (b) $10.00 (such quotient, with respect to each Hillman Holdco restricted stock unit, the “Hillman Holdco RSU Exchange Ratio”); and (ii) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may make such other immaterial administrative or ministerial changes to the Hillman RSUs as it may determine in good faith are appropriate to effectuate the administration of the Hillman RSUs and to ensure consistency with the administrative and ministerial provisions of the Hillman Incentive Equity Plan.
In addition, pursuant to the A&R Letter Agreement, our Sponsors forfeited a total of 3,828,000 of their shares of Class B common stock (the “Sponsor Forfeited Shares”), with 2,828,000 Sponsor Forfeited Shares being forfeited by the Sponsors on a basis pro rata with their ownership of the Company and 1,000,000 additional Sponsor Forfeited Shares being forfeited by TJF.
Immediately prior to the effective time of the Business Combination, with the exception of the Sponsor Forfeited Shares, each of the currently issued and outstanding shares of our Class B common stock was automatically converted, on a one-for-one basis, into shares of our Class A common stock in accordance with the terms of our amended and restated certificate of incorporation, and thereafter, in connection with the Closing, our Class A common stock will be reclassified as Hillman common stock.
Results of Operations
We have neither engaged in any significant business operations nor generated any revenues as of June 30, 2021. All activities to date relate to the Company’s formation and its initial public offering and search for a suitable Business Combination. We generate non-operating income in the form of interest income on cash, cash equivalents, and marketable securities held in the Trust Account. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses from locating a suitable Business Combination.
For the years ended December 31, 2020, 2019, and period from March 13, 2018 (inception) to December 31, 2018, we had a net loss of $28,890,395, $0 and $0, respectively. The loss for the year ended December 31, 2020 relates to $1,219,019 of general and administrative costs related to the formation of the Company and on-going expenses as we locate a suitable Business Combination, $60,000 of management fees for administrative services, and the loss from the change in fair value of warrant derivative liability of $27,690,000, offset by $78,624 in earnings on the Trust Account assets.
For the six months ended June 30, 2021 and 2020, we had a net loss of $20,079,161 and $0, respectively. The loss for the six months ended June 30, 2021 relates to $870,698 of general and administrative costs and $120,000 of management fees for administrative services, and a loss of $19,120,000 related the change in the fair value of the warrant derivative liability, offset by $31,537 in earnings on the Trust Account assets.
Critical Accounting Policies
The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The Company has identified the following as its critical accounting policies:

Warrant Derivative Liability
In accordance with ASC 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, entities must consider whether to classify contracts that may be settled in its own stock, such as warrants, as equity of the entity or as an asset or liability. If an event that is not within the entity’s control could require net cash settlement, then the contract should be classified as an asset or a liability rather than as equity. The Company has determined because the terms of public warrants include a provision that entitles all warrantholders to cash for their warrants in the event of a qualifying cash tender offer, while only certain of the holders of the underlying shares of common stock would be entitled to cash, our warrants should be classified as derivative liability measured at fair value, with changes in fair value each period reported in earnings. Further if our private placement warrants are held by someone other than the initial purchasers of the private placement warrants or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants. Because the terms of the private placement warrants and public warrants are so similar, we classified both types of warrants as a derivative liability measured at fair value. Volatility in our common stock and public warrants may result in significant changes in the value of the derivatives and resulting gains and losses on the Company’s statement of operations.
Redeemable Shares
All of the 50,000,000 public shares sold as part of the IPO contain a redemption feature as described in the final prospectus for our initial public offering. In accordance with FASB ASC 480, “Distinguishing Liabilities from Equity”, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares will be affected by charges against additional paid-in capital.
Along with the Merger Agreement, Landcadia entered into a private placement investment (“PIPE”) which closed concurrently with the Merger closing on July 14, 2021. With this PIPE investment, Landcadia agreed to issue and sell an aggregate of 37,500,000 shares of Landcadia Class A common stock to the subscribed investors for $10.00 per share. All of the issued and outstanding shares of Landcadia Class A common stock, including the shares of Landcadia Class A common stock issued to the PIPE Investors, were exchanged, on a one-for-one basis, for shares of Hillman common stock. Because the merger contains a PIPE Investment to complete the transaction, the events of the transaction are not solely within the issuer’s control and the equity instruments are required to be classified outside of permanent equity. Therefore as of June 30, 2021 all 50,000,000 of the shares subject to redemption have been classified in temporary equity. At December 31, 2020, there were 50,000,000 public shares, of which 42,278,793 were recorded as redeemable shares, classified outside of permanent equity, and 7,721,207 were classified as Class A common stock.
Income (Loss) per Common Share
Basic income (loss) per common share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Consistent with FASB ASC 480, shares of Class A common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of income (loss) per common share for the six months ended June 30, 2021 and 2020 and the year ended December 31, 2020. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted income (loss) per share includes the incremental number of shares of common stock to be issued in connection with the conversion of founder shares or to settle warrants, as calculated using the treasury stock method. For the six months ending June 30, 2021 and 2020, and the years ending December 31, 2020, 2019, and 2018, the Company did not have any dilutive warrants, securities or other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented. For the six months ended June 30, 2021 and 2020, the Company reported a loss available to common shareholders of $1.00 and $0.00, respectively. For the year ended December 31, 2020, the Company reported a loss available to common shareholders of $2.99.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.
Off-Balance Sheet Arrangements
We did not have any off-balance sheet arrangements as of June 30, 2021 or December 31, 2020.
Contractual Obligations
As of June 30, 2021 and December 31, 2020, we did not have any long-term debt, capital, purchase or operating lease obligations or other long-term liabilities. We recorded deferred underwriting commissions payable upon the completion of the Business Combination.
The Company entered into an administrative services agreement in which we will pay Fertitta Entertainment, Inc., (an affiliate of TJF Sponsor) for office space, secretarial and administrative services provided to members of our management team, in an amount not to exceed $20,000 per month commencing on the date of effectiveness of the IPO and ending on the earlier of the completion of a Business Combination or liquidation.
Quantitative and Qualitative Disclosures About Market Risk.
As of June 30, 2021, we were not subject to any market or interest rate risk.
We have not engaged in any hedging activities since our inception. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.
Controls and Procedures.
Evaluation of Disclosure Controls and Procedures
Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer (who serves as our principal executive officer) and Chief Financial Officer (who serves as our principal financial and accounting officer), to allow timely decisions regarding required disclosure.
As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2021. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective.
Changes in Internal Control over Financial Reporting
The Company has made changes in its Internal Control over Financial Reporting to include increasing communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

MANAGEMENT
Board of Directors and Management
Board of Directors
Our business and affairs are managed by or under the direction of our Board. The table below lists the persons who currently serve on our Board, along with each director’s age as of the Closing of the Business Combination, and any other position that such director holds with Hillman.
Name	Position	Age
Douglas Cahill	Chairman, President and Chief Executive Officer	61
Joseph Scharfenberger	Director	49
Richard Zannino	Director	62
Daniel O’Leary	Director	65
John Swygert	Director	51
Aaron Jagdfeld	Director	49
David Owens	Director	58
Philip Woodlief	Director	67
Diana Dowling	Director	55
Teresa Gendron	Director	51
The following is a brief biography of each director of our Board.
Douglas Cahill serves as Chief Executive Officer and Chairman of our board of directors. Mr. Cahill joined Hillman on July 25, 2019 as Executive Chairman, Senior Executive Officer and is Chief Executive Officer of Hillman. Prior to joining Hillman, Mr. Cahill was a Managing Director of CCMP from July 2014 to July 2019 and was a member of CCMP’s Investment Committee and previously was an Executive Adviser of CCMP from March 2013. Mr. Cahill served as President and Chief Executive Officer of Oreck, the manufacturer of upright vacuums and cleaning products, from May 2010 until December 2012. Prior to joining Oreck, Mr. Cahill served for eight years as President and Chief Executive Officer of Doane Pet Care Company, a private label manufacturer of pet food and former CCMP portfolio company, through to its sale to MARS Inc. in 2006. From 2006 to 2009, Mr. Cahill served as president of Mars Petcare U.S. Prior to joining Doane in 1997, Mr. Cahill spent 13 years at Olin Corporation, a diversified manufacturer of metal and chemicals, where he served in a variety of managerial and executive roles. Mr. Cahill serves as a Board Member for Junior Achievement of Middle Tennessee and the Visitor Board at Vanderbilt University’s Owen Graduate School of Management. In January 2009, Mr. Cahill was appointed as an Adviser to Mars Incorporated. Mr. Cahill previously served as a director of Banfield Pet Hospital from 2006 to 2016, Ollie’s Bargain Outlet from 2013 to 2016, Jamieson Laboratories from 2014 to 2017, Founder Sport Group from 2016 to 2019, and Shoes for Crews from 2015 to 2019. Mr. Cahill serves as the Chairman of our board of directors due to his financial, investment, and extensive management experience.
Joseph Scharfenberger serves on our board of directors. Mr. Scharfenberger has been a Managing Director of CCMP since July 2009 and is a member of CCMP’s Investment Committee. Prior to joining CCMP, Mr. Scharfenberger worked at Bear Stearns Merchant Banking. Prior to joining Bear Stearns Merchant Banking, Mr. Scharfenberger worked in the private equity division at Toronto Dominion Securities. Mr. Scharfenberger currently serves on the boards of Founder Sport Group, Shoes for Crews, and Truck Hero, Inc. Mr. Scharfenberger previously served as a director of Jamieson Laboratories from 2014 to 2017 and as a director of Jetro Cash and Carry from 2015 to 2019. Mr. Scharfenberger was selected to serve on our board of directors due to his financial, investment, and business experience. Mr. Scharfenberger was initially selected as a director nominee pursuant to CCMP’s nomination rights.
Richard Zannino serves on our board of directors. Mr. Zannino has been a Managing Director of CCMP since July 2009 and is a member of CCMP’s Investment Committee. Prior to joining CCMP,

Mr. Zannino was Chief Executive Officer and a member of the board of directors of Dow Jones & Company. Mr. Zannino joined Dow Jones as Executive Vice President and Chief Financial Officer in February 2001 before his promotion to Chief Operating Officer in July 2002 and to Chief Executive Officer and Director in February 2006. Prior to joining Dow Jones, Mr. Zannino was Executive Vice President in charge of strategy, finance, M&A, technology, and a number of operating units at Liz Claiborne. Mr. Zannino joined Liz Claiborne in 1998 as Chief Financial Officer. In 1998, Mr. Zannino served as Executive Vice President and Chief Financial Officer of General Signal. From 1993 until early 1998, Mr. Zannino was at Saks Fifth Avenue, ultimately serving as Executive Vice President and Chief Financial Officer. Mr. Zannino currently serves on the boards of Ollie’s Bargain Outlet, Estee Lauder Companies, IAC/InterActiveCorp., Founder Sport Group, Shoes for Crews, and Eating Recovery Center and is a trustee of Pace University. Mr. Zannino previously served as a director of Jamieson Laboratories from 2014 to 2017. Mr. Zannino was selected to serve on our board of directors due to his financial, investment, and business experience. Mr. Zannino was initially selected as a director nominee pursuant to CCMP’s nomination rights.
Daniel O’Leary serves on our board of directors. Mr. O’Leary is an independent consultant who served as President and CEO of Edgen Murray Corporation from August 2003 to March 2021. He was appointed Chairman of the board in 2006. He began at Edgen Murray, a distributor for energy infrastructure components, specialized oil and gas parts and equipment, and its predecessor companies in 2003 guiding a management buyout that grew the company through a series of acquisitions and growth initiatives. The company went public in May of 2012 and was acquired in 2013 by Sumitomo Corporation. Mr. O’Leary has served on various boards within Sumitomo and its subsidiaries. Additionally, he served as an independent director on the board of Sprint Industrial from 2017-2019. Mr. O’Leary has a long career in leadership positions in manufacturing and distribution principally in the oil and gas and energy infrastructure markets. Mr. O’Leary was selected to serve on our board of directors due to his extensive management, operational, investment, and business experience. Mr. O’Leary was initially selected as a director nominee pursuant to Landcadia’s nomination rights.
John Swygert serves on our board of directors. Mr. Swygert has been the President and Chief Executive Officer of Ollie’s Bargain Outlet Holdings, Inc. (“Ollie’s”) since December 2019. Prior to this appointment, Mr. Swygert was Ollie’s Executive Vice President and Chief Operating Officer since January 2018. Mr. Swygert joined Ollie’s in March 2004 as Chief Financial Officer and was later promoted to Executive Vice President and Chief Financial Officer in 2011. Mr. Swygert has worked in discount retail as a finance professional for over 28 years. Prior to joining Ollie’s, Mr. Swygert was Executive Vice President and Chief Financial Officer at Factory 2-U Stores, Inc. He held several positions while at Factory 2-U Stores, Inc. from 1992, ranging from Staff Accountant, Assistant Controller, Controller, Director of Financial Planning and Analysis, Vice President of Finance and Planning, and Executive Vice President and Chief Financial Officer. Mr. Swygert also previously worked for PETCO Animal Supplies, Inc. in Business Development and Financial Analysis. Mr. Swygert was selected to serve on our board of directors due to his extensive financial, operational and management experience in the retail field.
Aaron Jagdfeld serves on our board of directors. Mr. Jagdfeld has been the President and Chief Executive Officer of Generac Power Systems, Inc. since September 2008 and a director of Generac since November 2006. Mr. Jagdfeld began his career at Generac in the finance department in 1994 and became Generac’s Chief Financial Officer in 2002. In 2007, he was appointed President and was responsible for sales, marketing, engineering, and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche from 1993 to 1994. Mr. Jagdfeld was selected to serve on our board of directors due to his extensive management and financial experience. Mr. Jagdfeld was initially selected as a director nominee by mutual consent of CCMP and Landcadia.
David Owens serves on our board of directors. Mr. Owens has been a Professor at Vanderbilt University’s Owen Graduate School of Business since August 2009. At Vanderbilt, Mr. Owens has taught The Practice of Management. Mr. Owens was selected to serve on our board of directors due to his financial and business experience. Mr. Owens was initially selected as a director nominee by mutual consent of CCMP and Landcadia.
Philip K. Woodlief serves on our board of directors. Mr. Woodlief has been an independent financial consultant since 2007 and was an Adjunct Professor of Management at Vanderbilt University’s Owen Graduate School of Business since October 2010 to January 2020. At Vanderbilt, Mr. Woodlief taught

Financial Statement Research and Financial Statement Analysis. Mr. Woodlief also currently serves as a Visiting Instructor of Accounting at Sewanee: The University of the South. Prior to 2008, Mr. Woodliefwas Vice President and Chief Financial Officer of Doane Pet Care, a global manufacturer of pet products. Prior to 1998, Mr. Woodlief was Vice President and Corporate Controller of Insilco Corporation, a diversified manufacturer of consumer and industrial products. Mr. Woodlief began his career in 1979 at KPMG Peat Marwick in Houston, Texas, progressing to the Senior Manager level in the firm’s Energy and Natural Resources practice. Mr. Woodlief was a certified public accountant. Mr. Woodlief currently serves on the board of trustees, and chairs the Finance Committee, of Sewanee St. Andrew’s School. Mr. Woodlief was selected to serve on our board of directors due to his financial and business experience. Mr. Woodlief was initially selected as a director nominee by mutual consent of CCMP and Landcadia.
Diana Dowling serves on our board of directors. Ms. Dowling is an innovation and strategy consultant advising corporations on partnerships, M&A activity and new product initiatives. Her recent clients include Epiq, where she focused on data privacy products and acquisitions, and Pitney Bowes, where she focused on mobile location data and ecommerce. While at Pitney Bowes, Ms. Dowling led both the business strategy for the Newgistics acquisition, as well as the post-merger integration. She is also the CEO/Founder of Two Hudson Ventures, investing in start-ups and real estate. Earlier in her career, Ms. Dowling was a VP of Business Development at MaMaMedia, a digital media startup, and Director of Business Development at Hearst New Media. In addition, she worked as a market research analyst at Tontine Partners. Ms. Dowling began her career as an analyst and associate at Bankers Trust. She was Executive Director of Harvard Business School Alumni Angels NY, as well as Co-Chair of HBSCNY Entrepreneurship. In addition, as part of the HBSCNY Skills Gap Project, she led a pilot with LaGuardia Community College and local tech startups to develop skilled programmers. She holds a Bachelor of Arts in Economics and a Master of Business Administration from Harvard University. She has served on the board of trustees for the US Squash Association and the Eagle Hill School. Ms. Dowling was selected to serve on our board of directors due to her experience in digital marketing, e-commerce, data and analytics, innovation, new business development and M&A. Ms. Dowling was initially selected as a director nominee by mutual consent of CCMP and Landcadia.
Teresa S. Gendron serves on our board of directors. Ms. Gendron has been the Vice President and Chief Financial Officer of Jefferies since September 2014. From 2011 to 2014, Ms. Gendron was the Vice President and Controller of Gannett Co., Inc., an NYSE listed international media and marketing solutions company, and performed the duties of Chief Accounting Officer. Previously, Ms. Gendron was Vice President and Controller at NII Holdings, Inc., a mobile communication services company, which she joined as its Finance Director in 1998. Ms. Gendron began her career in accounting at KPMG LLP in 1991 and is a C.P.A. Ms. Gendron received an M.B.A. from Georgetown University, a Global Executive M.B.A. from ESADE Business School of Ramon Llull University in Barcelona, Spain and a B.S. in Commerce with a concentration in Accounting from the University of Virginia. Ms. Gendron was selected to serve on our board of directors due to her financial and business experience. Ms. Gendron was initially selected as a director nominee by mutual consent of CCMP and Landcadia.
Management
The following persons serve as our executive officers:
Name	Position	Age
Douglas Cahill	Chairman, President and Chief Executive Officer	61
Robert O. Kraft	Chief Financial Officer and Treasurer	49
Jon Michael Adinolfi	Divisional President, Hillman US	44
Scott C. Ride	President, Hillman Canada	50
Randall Fagundo	Divisional President, Robotics and Digital Solutions	61
Jarrod Streng	Divisional President, Protective Solutions and Corporate	41
Gary L. Seeds	Executive Vice President, Sales and Field Service	62
George Murphy	Executive Vice President, Sales	56

Name	Position	Age
Amanda Kitzberger	Vice President Human Resources and Administration	40
Steven A. Brunker	Chief Information Officer	60
The following is a brief biography of each of our executive officers.
Douglas Cahill serves as Chief Executive Officer and Chairman of our board of directors. Mr. Cahill joined Hillman on July 25, 2019 as Executive Chairman, Senior Executive Officer and is Chief Executive Officer of Hillman. Prior to joining Hillman, Mr. Cahill was a Managing Director of CCMP from July 2014 to July 2019 and was a member of CCMP’s Investment Committee and previously was an Executive Adviser of CCMP from March 2013. Mr. Cahill served as President and Chief Executive Officer of Oreck, the manufacturer of upright vacuums and cleaning products, from May 2010 until December 2012. Prior to joining Oreck, Mr. Cahill served for eight years as President and Chief Executive Officer of Doane Pet Care Company, a private label manufacturer of pet food and former CCMP portfolio company, through to its sale to MARS Inc. in 2006. From 2006 to 2009, Mr. Cahill served as president of Mars Petcare U.S. Prior to joining Doane in 1997, Mr. Cahill spent 13 years at Olin Corporation, a diversified manufacturer of metal and chemicals, where he served in a variety of managerial and executive roles. Mr. Cahill serves as a Board Member for Junior Achievement of Middle Tennessee and the Visitor Board at Vanderbilt University’s Owen Graduate School of Management. In January 2009, Mr. Cahill was appointed as an Adviser to Mars Incorporated. Mr. Cahill previously served as a director of Banfield Pet Hospital from 2006 to 2016, Ollie’s Bargain Outlet from 2013 to 2016, Jamieson Laboratories from 2014 to 2017, Founder Sport Group from 2016 to 2019, and Shoes for Crews from 2015 to 2019. Mr. Cahill serves as the Chairman of our board of directors due to his financial, investment, and extensive management experience.
Robert O. Kraft serves as Chief Financial Officer and Treasurer. Mr. Kraft has served as Chief Financial Officer and Treasurer of The Hillman Companies, Inc. and The Hillman Group, Inc. since November 2017. Prior to joining Hillman, Mr. Kraft served as the President of the Omnicare (Long Term Care) division, and an Executive Vice President, of CVS Health Corporation from August 2015 to September 2017. From November 2010 to August 2015, Mr. Kraft was Chief Financial Officer and Senior Vice President of Omnicare, Inc. Mr. Kraft began his career with PriceWaterhouseCoopers LLP in 1992, was admitted as a Partner in 2004, and is a certified public accountant (inactive). Mr. Kraft currently serves on the board of Medpace Holdings, Inc.
Jon Michael Adinolfi serves as Divisional President, Fastening, Hardware, and Personal Protective Solutions of Hillman. Mr. Adinolfi has served as Divisional President, Fastening, Hardware, and Personal Protective Solutions of The Hillman Companies, Inc. and The Hillman Group, Inc. since July 2019. Prior to joining Hillman, Mr. Adinolfi served as President of US Retail for Stanley Black & Decker from November 2016 — July 2019. Prior to which he served as President of Hand Tools for Stanley Black & Decker from October 2013 — December 2016. From June 2011 — September 2013 he served as the CFO — North America, CDIY for Stanley Black & Decker.
Scott C. Ride serves as President of The Hillman Group Canada ULC. Mr. Ride joined The Hillman Group Canada as the Chief Operating Officer in January 2015. Prior to joining Hillman, Mr. Ride served as the President of Husqvarna Canada from May 2011 through September 2014. From 2005 through 2011, Mr. Ride served in a variety of roles of increasing responsibility at Electrolux, including Senior Director of Marketing, Vice President and General Manager, and President.
Randall Fagundo serves as Divisional President, Robotics and Digital Solutions of The Hillman Companies, Inc. and The Hillman Group, Inc. Mr. Fagundo joined Hillman in August 2018 and prior to joining Hillman, served as the President, and Chief Executive Officer of MinuteKey since June 2010.
Jarrod Streng serves as Divisional President, Personal Protective Solutions & Corporate Marketing of Hillman. Mr. Streng has served as Division President, Personal Protective Solutions & Corporate Marketing of Hillman The Hillman Companies, Inc. and The Hillman Group, Inc. since October 2019. Mr. Streng served as Executive Vice President Marketing & Operations of our Big Time Products Division from 2018- 2019 and was the Senior Vice President of Marketing for Big Time Products from 2017-2018. Prior to joining Big Time Products, Mr. Streng served as the Vice President of Brand Management and Development for Plano Synergy from 2014-2017.

Gary L. Seeds serves as the Executive Vice President, Sales & Field Service of The Hillman Companies, Inc. and The Hillman Group, Inc. From January 2014 to February 2020, Mr. Seeds served as Senior Vice President, Sales at Hillman. From January 2003 to January 2014, Mr. Seeds served as Senior Vice President, Regional and International Sales at Hillman. From January 1993 to January 2003, Mr. Seeds served as Vice President of Traditional Sales at Hillman. From July 1992 to January 1993, Mr. Seeds served as Regional Vice President of Sales ay Hillman. From January 1989 to July 1992, Mr. Seeds served as West Coast Regional Manager. Mr. Seeds joined Hillman as a sales representative in February 1984.
George Murphy serves as Executive Vice President, Sales of Hillman. George Murphy has served as Executive Vice President, Sales of Hillman of The Hillman Companies, Inc. and The Hillman Group, Inc. since October 2019. Mr. Murphy severed as Executive Vice President of Sales of our Big Time Products division from January 2018 — October 2019 and the President of Home Depot Sales from March 2016 — Jan 2018. Prior to joining Big Time Products, Mr. Murphy served as Senior Director of Sales for Master Lock from June 2007 — March 2016.
Amanda Kitzberger serves as Vice President Human Resources and Administration of The Hillman Companies, Inc. and The Hillman Group, Inc. Prior to joining The Hillman Group, Inc. in 2019, Ms. Kitzberger was the Vice President and General Counsel at Clopay Plastic Products Co from 2014 through 2018 and served in in-house legal counsel roles at GOJO Industries, Inc. from 2008 through 2014.
Steven A. Brunker serves as the Chief Information Officer of The Hillman Companies, Inc. and The Hillman Group, Inc. Prior to joining Hillman in February 2020, Mr. Brunker served as Vice President and Chief Information Officer of LSI Industries Inc. from December 2000 through February 2020. During his tenure at LSI, Mr. Brunker was responsible for numerous key technology transitions. From July 1982 to December 2000, Mr. Brunker served in sales and corporate marketing roles at Hewlett-Packard Company.
Board Composition
Our board of directors consists of ten members. In accordance with the third amended and restated certificate of incorporation, our board of directors is divided into three classes, Classes I, II and III, each to serve a three year term, except for the initial term after the Closing, for which the Class I directors are up for reelection at the annual meeting of stockholders occurring in 2022, and for which the Class II directors will be up for reelection at the annual meeting of stockholders occurring in 2023. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause. The directors will be divided among the three classes as follows:
•
the Class I directors are Douglas Cahill, Joseph Scharfenberger and Richard Zannino, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•
the Class II directors are Aaron Jagdfeld, David Owens and Philip Woodlief, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•
the Class III directors are Diana Dowling, John Swygert, Daniel O’Leary and Teresa Gendron, and their terms will expire at the annual meeting of stockholders to be held in 2024.

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Director Independence
The board of directors has determined that each of Mr. O’Leary, Mr. Swygert, Mr. Jagdfeld, Mr. Owens, Mr. Woodlief, Ms. Dowling, Mr. Scharfenberger, Mr. Zannino and Ms. Gendron are “independent directors” as defined in Nasdaq rules and the applicable SEC rules.

Board Leadership Structure
The leadership of the board is structured so that it is led by the Chair, who also serves as the Company’s Chief Executive Officer.
Committees of our Board of Directors
The board of directors has the authority to appoint committees to perform certain management and administration functions. The Board has established an audit committee, compensation committee and nominating and ESG committee.
Audit Committee
Our audit committee consists of Mr. O’Leary, Mr. Swygert, Mr. Woodlief and Ms. Gendron. The board of directors has determined that each member is independent under the listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of our audit committee is Mr. Woodlief. Our board of directors has determined that Mr. Woodlief qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq Stock Market.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in Hillman’s SEC filings and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) Hillman’s independent registered public accounting firm’s qualifications and independence, (4) the performance of Hillman’s internal audit function and (5) the performance of Hillman’s independent registered public accounting firm.
Compensation Committee
The compensation committee consists of Mr. Owens, Mr. Jagdfeld, Ms. Dowling, Mr. Scharfenberger and Mr. Zannino. The chairperson of the compensation committee is Mr. Jagdfeld. The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting Hillman’s compensation program and compensation of its executive officers and directors, (2) monitoring Hillman’s incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in Hillman’s SEC filings under the rules and regulations of the SEC.
Nominating and ESG Committee
Our nominating and ESG committee consists of Mr. O’ Leary, Mr. Swygert, Mr. Jagdfeld, Mr. Owens, Mr. Woodlief, Ms. Dowling, Mr. Scharfenberger, Mr. Zannino and Ms. Gendron. The chairperson of our nominating and corporate governance committee is Mr. Owens. The purpose of the nominating and corporate governance committee will be to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board of directors members qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to Hillman, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
Compensation Committee Interlocks and Insider Participation
No member of the compensation committee was at any time during fiscal year 2020, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our compensation committee.
Code of Business Conduct and Ethics
At the Closing of the Business Combination, we adopted a new code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics”, as defined in Item 406(b) of Regulation S-K. Please note that our internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our internet website.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under these programs, and the factors we considered in making these decisions with respect to the compensation earned by the following individuals, who as determined under the rules of the SEC are collectively referred to herein as our named executive officers (“NEOs”) for fiscal year 2020:
•
Douglas J. Cahill, President and Chief Executive Officer

•
Robert O. Kraft, Chief Financial Officer and Treasurer

•
Randall J. Fagundo, Divisional President, Robotics and Digital Solutions

•
George S. Murphy, Executive Vice President, Sales

•
Jarrod T. Streng, Divisional President, Protective Solutions & Corporate Marketing

Overview of the Compensation Program
Compensation Philosophy
The objective of our corporate compensation and benefits program is to establish and maintain competitive total compensation programs that will attract, motivate, and retain the qualified and skilled workforce necessary for the continued success of our business. To help align compensation paid to executive officers with the achievement of corporate goals, we have designed our cash compensation program as a pay-for-performance based system that rewards NEOs for their individual performance and contribution in achieving corporate goals. In determining the components and levels of NEO compensation each year, the compensation committee of our board of directors (our “compensation committee”) considers company performance, and each individual’s performance and potential to enhance long-term stockholder value. To remain competitive, our compensation committee also periodically reviews compensation survey information published by various organizations as another factor in setting NEO compensation. Our compensation committee relies on judgment and does not have any formal guidelines or formulas for allocating between long-term and currently paid compensation, cash and non-cash compensation, or among different forms of non-cash compensation for our NEOs.
Components of Total Compensation
Compensation packages in 2020 for our NEOs were comprised of the following elements:
Short-Term Compensation Elements
Element	Role and Purpose
Base Salary	Attract and retain executives and reward their skills and contributions to the day-to-day management of our company.
Annual Performance-Based Bonuses	Motivate the attainment of annual company and division, financial, operational, and strategic goals by paying bonuses determined by the achievement of specified performance targets with a performance period of one year.
Discretionary Bonuses	From time to time, we may award discretionary bonuses to compensate executives for special contributions or extraordinary circumstances or events.

Long-Term Compensation Elements
Element	Role and Purpose
Stock Options and other Equity-Based Awards	Motivate the attainment of long-term value creation, align executive interests with the interests of our stockholders, create accountability for executives to enhance stockholder value, and promote long-term retention through the use of multi-year vesting equity awards.
Long Term Cash Retention Plan	Align executive interests, create accountability and retain executives through the integration of our various acquisitions.
Change of Control Benefits	Promote long-term retention and align the interests of executives with stockholders by providing for acceleration of equity vesting in the event of a change in control transaction.
Severance Benefits	We provide modest severance protection in the form of continued base salary and bonus payments in the event of a termination of employment without cause or for good reason for individual NEOs, as described below.
Benefits
Element	Role and Purpose
Employee Benefit Plans and Perquisites	Participation in company-wide health and retirement benefit programs, provide financial security and additional compensation commensurate with senior executive level duties and responsibilities.
Process
Role of our Compensation Committee and Management
Our compensation committee meets annually to review and consider base salary and any proposed adjustments, prior year annual performance bonus results and targets for the current year, and any long-term incentive awards. Our compensation committee also reviews the compensation package for all new executive officer hires.
The key member of management involved in the compensation process is our Chief Executive Officer (“CEO”), Douglas J. Cahill. Our CEO presents recommendations for each element of compensation for each NEO, other than himself, to our compensation committee, which in turn evaluates these goals and either approves or appropriately revises them and presents them to our board of directors for review and approval. On an annual basis, a comprehensive report is provided by the CEO to our compensation committee on all of our compensation programs.
Determination of CEO Compensation
Our compensation committee determines the level of each element of compensation for our CEO and presents its recommendations to our full board of directors for review and approval. Consistent with its determination process for other NEOs, our compensation committee considers a variety of factors when determining compensation for our CEO, including past corporate and individual performance, general market survey data for similar size companies, and the degree to which the individual’s contributions have the potential to influence the outcome of the company’s short and long-term operating goals and alignment with shareholder value.
Assessment of Market Data and Use of Compensation Consultants
In establishing the compensation for each of our NEOs, our compensation committee considers information about the compensation practices of companies both within and outside our industry and geographic region, and considers evolving compensation trends and practices generally. Our compensation committee periodically reviews third-party market data published by various organizations such as the National Association of Manufacturers, the Compensation Data Manufacturing and Distribution Survey. Our compensation committee may review such survey data for market trends and developments, and utilize such data as one factor when making its annual compensation determinations. Our compensation committee does not typically use market data to establish specific targets for compensation or any particular component of compensation, and does not otherwise numerically benchmark its compensation decisions. Rather, our compensation committee may review survey information about the type and amount of compensation paid to executives in similar positions and with similar responsibilities as reported on an aggregate basis for companies with comparable sales volume and number of employees both within and outside its industry and geographic region. We did not utilize an executive compensation consultant with respect to compensation determinations we made in fiscal years 2020, 2019, or 2018. As discussed below, in connection with the Business Combination, Pearl Meyer & Partners, LLC was engaged as an independent executive compensation consultant to advise on the executive and director compensation programs of Hillman.
Short-Term Compensation Elements
Base Salary
We believe that executive base salaries are an essential element to attract and retain talented and qualified executives. Base salaries are designed to provide financial security and a minimum level of fixed compensation for services rendered to the company. Base salary adjustments may reflect an individual’s performance, experience, and/or changes in job responsibilities. We also consider the other compensation we provide to our NEOs, such as the value of outstanding options, when determining base salary.
The rate of annual base salary for each NEO for fiscal years 2020, 2019, or 2018 are set forth below.
Name	2020 Base Salary	2019 Base Salary	2018 Base Salary
Douglas J. Cahill(1)	$650,000	$650,000	$—
Robert O. Kraft	$415,000	$415,000	$415,000
Randall J. Fagundo	$330,000	$286,000	$286,000
George S. Murphy	$350,000	$350,000	$350,000
Jarrod T. Streng	$385,000	$350,000	$350,000

(1)
Mr. Cahill was not an NEO in 2018; he was hired effective July 29, 2019 as Executive Chairman, Senior Executive Officer and promoted to President and Chief Executive Officer effective September 16, 2019.

(2)
Due to the uncertainty of the COVID-19 pandemic, base salaries for Mr. Cahill, Mr. Kraft were reduced 10% on March 29, 2020. Base salaries for Mr. Cahill and Mr. Kraft were further reduced to a 20% total reduction on April 20, 2020 and Mr. Fagundo’s base salary was reduced by 20% on April 20, 2020. Base salaries were reinstated on May 31, 2020 based on company performance.

The increase, if any, in base salary for each NEO for a fiscal year reflects each individual’s particular skills, responsibilities, experience, and prior year performance. The fiscal year 2020 base salary amounts were determined as part of the total compensation paid to each NEO and were not considered, by themselves, as fully compensating the NEOs for their service to the company.
Annual Performance-Based Bonuses
Pursuant to their employment agreements, each NEO is eligible to receive an annual cash bonus under the terms of a performance-based bonus plan. Each employment agreement specifies an annual target and maximum bonus as a percentage of the NEO’s annual base salary, which percentages may be adjusted (but not decreased below those stated in the NEO’s employment agreement) for any particular year in the discretion of our board of directors. The specific performance criteria and performance goals are established annually by our compensation committee in consultation with our CEO (other than with respect to himself) and approved by our board of directors. The performance targets are communicated to the NEOs following formal approval by our compensation committee and our board of directors, which is normally around March. The table below shows the target bonus and maximum bonuses as a percentage of base salary for each NEO for 2020. Generally, the higher the level of responsibility of the NEO within the company, the greater the percentages of base salary applied for that individual’s target and maximum bonus compensation.
2020 Target and Maximum Bonus
Name	2020 Minimum Bonus as Percentage of Base Salary	2020 Target Bonus as Percentage of Base Salary	2020 Maximum Bonus as Percentage of Base Salary
Douglas J. Cahill	50%	100%	150%
Robert O. Kraft	30%	60%	90%
Randall J. Fagundo	25%	50%	75%
George S. Murphy	25%	50%	75%
Jarrod T. Streng	25%	50%	75%
Each NEO’s annual bonus is determined based on actual performance in several categories of pre-established performance criteria as further described below. If actual results for each performance category equal the specified target performance level, the total bonus is the target bonus shown above. If actual results for each performance category equal or exceed the specified maximum performance level, the total bonus is the maximum bonus shown above. As described below, for some performance criteria, a portion of the target bonus may be payable if actual results for that category are less than the target performance level but are at least equal to a specified threshold level of performance.
For 2020, the bonus criteria for all NEOs included two company performance goals measured by 1) our Adjusted EBITDA for the year ended December 26, 2020, which is our consolidated earnings before interest, taxes, depreciation, and amortization, as adjusted for non-recurring charges as shown in the “Non-GAAP Financial Measures” section of this prospectus, further adjusted for inventory valuation charges and expenses associated with the implementation of cost saving initiatives (“Compensation Adjusted EBITDA”), and 2) our consolidated cash flow, which is the change in cash plus the reduction in the revolver and the principle of the term loan during the year ended December 26, 2020 (“Consolidated Cash Flow”). Bonus criteria for Mr. Murphy in 2020 included a gross sales target, which is our total sales to certain of our national account customers during the year ended December 26, 2020, unadjusted for the costs related to those sales (“NAC Gross Sales”). Bonus criteria for Mr. Streng included a segment-specific performance goal measured by Compensation Adjusted EBITDA, as described above, specific to the Hardware and Protective Solutions segment of our business (“Protective Solutions EBITDA”). For the bonus to be funded, the Compensation Adjusted EBITDA target must meet the threshold. Once the Compensation Adjusted EBITDA threshold is met, the final payout is dependent on the achievement of all metrics and their respective targets. Achievement at levels between threshold and maximum will result in payments on a sliding scale.
The table below shows the performance criteria for fiscal year 2020 selected for each NEO and the relative weight of total target bonus assigned to each component.
2020 Performance Criteria and Relative Weight
Name	Compensation Adjusted EBITDA	Consolidated Cash Flow	Protective Solutions EBITDA	NAC Gross Sales
Douglas J. Cahill	70%	30%	—	—
Robert O. Kraft	70%	30%	—	—
Randall J. Fagundo	70%	30%	—	—
George S. Murphy	50%	20%	—	30%
Jarrod T. Streng	50%	20%	30%	—

Compensation Adjusted EBTIDA, Consolidated Cash Flow, NAC Gross Sales and Protective Solutions EBITDA are non-GAAP measures. Please see refer to the “Non-GAAP Financial Measures” section of this prospectus for additional information, including our definitions and use of Adjusted EBITDA and segment Adjusted EBITDA, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
The threshold, target and maximum amounts and payout levels of each of the Consolidated EBITDA, Consolidated Cash Flow, Protective Solutions EBITDA and NAC Gross Sales targets determinative of the annual bonus payouts to each of the NEOs are as follows:
Metric	Threshold (89%)	Target (100%)	Maximum (112%)
Comp. Adj. EBITDA	$190,100,000	$213,000,000	$238,600,000
Payout	50%	100%	150%
Metric	Threshold (46%)	Target (100%)	Maximum (164%)
Cons. Cash Flow	$20,200,000	$31,200,000	$51,000,000
Payout	50%	100%	150%
Metric	Threshold (94%)	Target (100%)	Maximum (104%)
NAC Gross Sales	$300,000,000	$316,300,000	$332,100,000
Payout	50%	100%	150%
Metric	Threshold (88%)	Target (100%)	Maximum (112%)
Prot. Solutions EBITDA	$39,500,000	$44,700,000	$50,100,000
Payout	50%	100%	150%
The level of performance actually achieved for the fiscal year ended December 26, 2020 in each of the above categories was as follows (amounts in thousands):
Metric	Target ($)	Actual ($)	Achievement as a % of Target	Resulting Payout %
Compensation Adjusted EBITDA	213,000	224,100	105.2%	121.7%
Consolidated Compensation Cash Flows	31,200	53,155	170.4%	150.0%
NAC Gross Sales	316,300	351,800	111.2%	150.0%
Protective Solutions EBITDA	44,700	66,063	147.8%	150.0%
The annual bonus paid to each of our NEOs for the year ended December 26, 2020 was as follows:
Name	2020 Target Bonus	Actual Annual Bonus Paid	% of Target Bonus
Douglas J. Cahill	650,000	846,235	130.2%
Robert O. Kraft	249,000	324,173	130.2%
Randall J. Fagundo	165,000	214,814	130.2%
George S. Murphy	175,000	237,738	135.9%
Jarrod T. Streng	192,500	261,512	135.9%
The following charts reconcile Compensation Adjusted EBITDA, Consolidated Cash Flow, and Protective Solutions EBITDA to their nearest GAAP measure. Please refer to the “Non-GAAP Financial Measures” section of this filing for additional information, including our definitions and use of Adjusted EBITDA and segment Adjusted EBITDA, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.

Compensation Adjusted EBITDA
Amounts in Thousands
Year Ended December 26, 2020
Net loss	$(24,499)
Income tax (benefit) expense	(9,439)
Interest expense, net	86,774
Interest expense on junior subordinated debentures	12,707
Investment income on trust common securities	(378)
Depreciation	67,423
Amortization	59,492
Mark-to-market adjustment on interest rate swaps	601
EBITDA	192,681
Stock compensation expense	5,125
Management fees	577
Facility exits(1)	3,894
Restructuring(2)	4,902
Litigation expense(3)	7,719
Acquisition and integration expense(4)	9,832
Change in fair value of contingent consideration	(3,515)
Other non-recurring charges(5)	2,885
Compensation adjusted EBITDA	$224,100

(1)
Facility exits include costs associated with the closure of facilities in Parma, Ohio, San Antonio, Texas, and Dallas, Texas.

(2)
Restructuring includes restructuring costs associated with restructuring in our Canada segment announced in 2018, including facility consolidation, stock keeping unit rationalization, severance, sale of property and equipment, and charges relating to exiting certain lines of business. Also included is restructuring in our United Stated business announced in 2019, including severance related to management realignment and the integration of sales and operating functions. See Note 14 — Restructuring of the Notes to the Consolidated Financial Statements for additional information. Finally, includes consulting and other costs associated with streamlining our manufacturing and distribution operations.

(3)
Litigation expense includes legal fees associated with our ongoing litigation with KeyMe, Inc. (see Note 15 — Commitments and Contingencies of the Notes to Consolidated Financial Statements for additional information).

(4)
Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to historical acquisitions.

(5)
Consulting costs and other related costs associated with business improvements along with ongoing expenses associated with manufacturing lines that were temporarily idle due to the pandemic.

Consolidated Compensation Cash Flow
Amounts in Thousands
Net increase (decrease) in cash and cash equivalents	$1,547
Reduction in Debt
Repayments of senior term loans	10,608
Repayments of revolving term loans, net of borrowings	41,000
Consolidated Compensation Cash Flow	$53,155
Protective Solutions EBITDA
Amounts in Thousands
Year Ended December 26, 2020
Operating income (loss)	$50,574
Depreciation and amortization	14,999
Facility exits(1)	1,551
Acquisition and integration expense(2)	113
Other nonrecurring charges(3)	(1,174)
Adjusted EBITDA	$66,063

(1)
Facility exits include costs associated with the closure of facilities in San Antonio, Texas.

(2)
Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to historical acquisitions.

(3)
Consulting costs and other related costs associated with business improvements along with ongoing expenses associated with manufacturing lines that were temporarily idle due to the pandemic.

In addition to the annual performance bonuses described above, our compensation committee decided to pay additional bonuses to each of Messrs. Murphy and Streng, equal to $68,513 and $75,364, respectively, based on their outstanding performance and contributions in 2020.
Long-Term Compensation Elements
Stock Options
All equity awards were granted under the HMAN Group Holdings Inc. 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”), pursuant to which Holdco may grant options, stock appreciation rights, restricted stock, and other stock-based awards in respect of an aggregate of 94,195 shares. The 2014 Equity Incentive Plan is administered by the compensation committee. Such committee determines the terms of each stock-based award grant under the 2014 Equity Incentive Plan, except that the exercise price of any granted options and the base price of any granted stock appreciation rights may not be lower than the fair market value of one share of common stock of the company as of the date of grant.
Our 2014 Equity Incentive Plan is designed to align the interests of our stockholders and executive officers by increasing the proprietary interest of our executive officers in our growth and success to advance our interests by attracting and retaining key employees, and motivating such executives to act in our long-term best interests. We grant equity awards to promote the success and enhance the value of the company by providing participants with an incentive for outstanding performance. Equity-based awards also provide the company with the flexibility to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

On July 30, 2020, we granted 1,940 stock options to each of Messrs. Kraft and Fagundo. These options were time-based awards which, beginning on the first anniversary of the grant date, vest 25% annually until fully vested on the fourth anniversary of the grant date, subject to the optionee’s continued employment on each such vesting date.
On January 22, 2021, to provide additional long-term retention incentives and to reward them for their outstanding performance and contributions leading up to the Business Combination, we granted 4,956 stock options to Mr. Cahill, 1,625 stock options to Mr. Kraft, 958 stock options to Mr. Fagundo, 750 stock options to Mr. Murphy, and 958 stock options to Mr. Streng. Two-thirds of the options vest in four equal annual installments based on continued service, and one-third of the options vest 50% on January 1, 2022 if the company achieves or exceeds an EBITDA target of $240 million for fiscal year 2021, and 50% on January 1, 2023 if the company achieves or exceeds an EBITDA target of $260 million for fiscal year 2022.
Long Term Cash Retention Plan
In 2018, our compensation committee adopted a long term cash retention incentive plan (the “LTCI”), designed to align executive interests, create accountability and retain executives through the integration of Hillman’s various acquisitions. The LTCI is tied to the achievement of EBITDA-based financial performance targets for our recently acquired businesses (MinuteKey and Big Time) along with the core Hillman business. The LTCI was granted to executives involved with the integration of the acquired businesses. The table below shows the LTCI payout amounts based on the achievement of threshold, target, and maximum 2020 EBITDA as set forth in the plan. In each case, EBITDA means the consolidated earnings before interest, taxes, depreciation, and amortization, as typically adjusted for non-recurring charges, but tied to the specific entity or business segment and for each applicable fiscal year.
2018 Long Term Cash Retention Plan Threshold, Target and Maximum Bonus
Name	Threshold ($)	Target ($)	Maximum ($)
Robert O. Kraft	500,000	1,000,000	1,500,000
Randall J. Fagundo	737,000	1,474,000	2,211,000
The threshold, target and maximum amounts of target EBITDA, for Minutekey and Big Time in respect of Mr. Kraft’s LTCI bonus and MinuteKey in respect of Mr. Fagundo’s LTCI bonus, that determine the NEOs’ earning of their LTCI bonuses are as follows:
Name	Threshold EBITDA ($)	Target EBITDA ($)	Maximum EBITDA ($)
Robert O. Kraft	62,000,000	76,000,000	90,000,000
Randall J. Fagundo	22,000,000	28,000,000	34,000,000
In 2020, the LTCI plan was modified for certain executives, including Messrs. Murphy and Streng. The modified LTCI plan is tied to the achievement of 2020 and 2021 EBITDA targets for Big Time. The table below shows the LTCI payouts based on the achievement of target EBITDA in 2020 and target and maximum EBITDA in 2021 as set forth in the plan.
	2020 Payout Target ($)	2021 Payout
Name		Target ($)	Maximum ($)
George S. Murphy	1,500,000	500,000	1,000,000
Jarrod T. Streng	1,500,000	500,000	1,000,000
The target and maximum amounts of EBITDA that determine the NEOs’ earning of their LTCI bonuses are as follows:
Name	December 31, 2020 Target EBITDA ($)	December 31, 2021 Target EBITDA ($)	December 31, 2021 Maximum EBITDA ($)
George S. Murphy	62,000,000	62,000,000	70,400,000
Jarrod T. Streng	62,000,000	62,000,000	70,400,000

Severance and Change in Control Benefits
We have entered into employment agreements with each of our NEOs that provide for severance payments and benefits in the event the NEO’s employment is terminated under specified conditions including death, disability, termination by the company without “cause,” or the NEO resigns for “good reason” (each as defined in the agreements). In addition, we have provided for certain equity acceleration benefits designed to assure the company of the continued employment and attention and dedication to duty of these key management employees and to seek to ensure the availability of their continued service, notwithstanding the possibility or occurrence of a change in control of the company and resultant employment termination. The severance payments and equity vesting benefits payable both in the event of, and independently from, a change in control are in amounts that we have determined are necessary to remain competitive in the marketplace for executive talent. See “Potential Payments Upon Termination or Change in Control” for additional information. The Business Combination did not constitute a change in control of Hillman Holdco for purposes of any compensatory arrangements with our executive officers or directors.
Employee Benefit Plans and Perquisites
Executives are eligible to participate in the same health and benefit plans generally available to all full-time employees, including health, dental, vision, term life, disability insurance, and supplemental long term disability insurance. In addition, the NEOs are eligible to participate in Hillman Holdco’s Defined Contribution Plan (401(k) Plan) and Nonqualified Deferred Compensation Plan, both described below.
Defined Contribution Plans
Our NEOs and most other full-time U.S. employees are covered under a 401(k) retirement savings plan (the “Defined Contribution Plan”) which permits employees to make tax-deferred contributions and provides for a matching contribution of 50% of each dollar contributed by the employee up to 6% of the employee’s compensation. In addition, the Defined Contribution Plan provides a discretionary annual contribution in amounts authorized by our board of directors, subject to the terms and conditions of the plan.
Nonqualified Deferred Compensation Plan
Our NEOs and certain other employees are eligible to participate in the Hillman Holdco Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows eligible employees to defer up to 25% of salary and commissions and up to 100% of bonuses. Prior to 2021, the Company contributed a matching contribution of 25% on the first $10,000 of employee deferrals, subject to a five-year vesting schedule.
Perquisites
Mr. Kraft, Mr. Fagundo, Mr. Murphy, and Mr. Streng are entitled to reimbursement for the reasonable expenses of leasing or buying a car up to $700, $700, $750, and $750, respectively, per month.
Miscellaneous; Stock Ownership Guidelines for Executive Officers and Non-Employee Directors
While we had not historically imposed any equity or security ownership guidelines for executives, including the NEOs, the Board of Directors adopted stock ownership guidelines applicable to our executive officers, and our non-employee directors. Under our stock ownership guidelines, our Chief Executive Officer is required to hold shares of the Company’s common stock with a value equal to at least five (5) times his or her annual base salary. Our Chief Financial Officer and Divisional President Hillman US and non-employee directors are required to hold shares of the Company’s common stock with a value equal to three (3) times his or her annual base salary. Each of our other named executive officers is required to hold shares of the Company’s common stock with a value equal to at least two (2) times his or her annual base salary. Further detail on non-employee director compensation can be found in the section entitled “Compensatory Arrangements for Directors” below. Executive officers and non-employee directors are required to achieve the applicable level of ownership within five (5) years from the later of (a) the date these guidelines were adopted or (b) the date the person was initially designated an executive officer or director, as applicable, of the Company.

Compensation Committee Report
The compensation committee of the Hillman board of directors has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee recommended to the Hillman board of directors that the Compensation Discussion and Analysis be included in this prospectus.
Respectfully submitted,
The Compensation Committee
Richard F. Zannino
Joseph M. Scharfenberger, Jr.
Douglas J. Cahill

Summary Compensation Table
The following table sets forth compensation that the Company’s principal Chief Executive Officer (“CEO”), principal Chief Financial Officer (“CFO”), and each of the next three highest paid executive officers of the Company, or the NEOs, earned during the years ended December 26, 2020, December 28, 2019, and December 29, 2018 in each executive capacity in which each NEO served. Mr. Cahill served as both an officer and director (upon joining Hillman in July 2019) but did not receive any compensation from the Company with respect to his role as a director.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Douglas J. Cahill(6)	2020	631,250	—	—	846,235	100,776	1,578,261
President and CEO	2019	262,500	—	11,113,635	190,249	1,500	11,567,884
	2018	—	—	—	—	—	—
Robert O. Kraft(7)	2020	403,029	—	748,158	1,824,173	23,905	2,999,265
CFO and Treasurer	2019	415,000	—	—	171,150	17,945	604,095
	2018	415,000	—	257,692	—	17,907	690,599
Randall J. Fagundo(8)	2020	322,380		748,158	1,234,822	21,198	2,326,558
Divisional President,	2019	306,462	—	—	104,225	60,684	471,371
Robotics and Digital Solutions	2018	110,000	116,250	216,461	—	33,000	475,711
George S. Murphy(9)	2020	350,000	68,513	—	1,737,738	21,364	2,177,615
Executive Vice	2019	347,308	50,000	—	12,142	1,268,493	1,677,943
President, Sales	2018	87,500	—	177,672	104,890	3,593	373,655
Jarrod T. Streng(9)	2020	384,058	75,364	—	1,761,512	15,159	2,236,093
Divisional President,	2019	347,308	50,000	—	12,142	1,268,595	1,678,045
Personal Protective Solutions & Corporate Marketing	2018	87,500	—	177,672	104,890	3,542	373,604

(1)
Represents base salary paid including any deferral of salary into the Defined Contribution Plan and the Deferred Compensation Plan. Base salary adjustments are dependent upon the executive performance for the prior year. Increases are be effective on the anniversary of the last increase, plus or minus three months. Due to the uncertainty of the COVID-19 pandemic, base salaries for Mr. Cahill, Mr. Kraft were reduced 10% on March 29, 2020. Base salaries for Mr. Cahill and Mr. Kraft were further reduced to a 20% total reduction on April 20, 2020 and Mr. Fagundo’s base salary was reduced by 20% on April 20, 2020. Base salaries were reinstated on May 31, 2020 based on company performance.

(2)
Represents discretionary bonuses paid to Messrs. Murphy and Streng for services in 2019, and to Mr. Fagundo for services in 2018, in each case, based on the service of the executive for the years when annual bonus plan targets were not met, and discretionary bonuses paid to Messrs. Murphy and Streng for services in 2020 based on their outstanding performance in that year. These discretionary bonuses are presented in the table in the year in which the bonuses were earned. The payments were made in the subsequent year.

(3)
Represents the grant date fair value of options calculated in accordance with FASB ASC Topic 718. See Note 11 — Stock Based Compensation, to the accompanying Consolidated Financial Statements for details.

(4)
Represents earned bonuses for services rendered by the NEOs in each year and paid to each NEO in the subsequent year based on achievement of performance goals under the performance-based bonus arrangements. In 2020, this also includes payouts under the terms of the long term cash incentive plan of $1,500,000 for Mr. Kraft, Mr. Murphy and Mr. Streng, and $1,020,008 for Mr. Fagundo. See “Compensation Discussion and Analysis — Short-Term Compensation Elements — Annual Performance-Based Bonuses” above, for additional information.

(5)
The amounts in this column consist of our matching contributions to the Defined Contribution Plan ($12,980 for Mr. Cahill, $13,005 for Mr. Kraft, $12,798 for Mr. Fagundo, $3,659 for Mr. Streng and $12,364 for Mr. Murphy), our matching contributions to the Deferred Compensation Plan ($2,500 for each of Messrs. Kraft and Streng), the car allowance for each NEO ($8,400 each for Messrs. Kraft and Fagundo and $9,000 each for Messrs. Streng and Murphy), and $87,769 in moving expenses for Mr. Cahill. During each of the fiscal years 2020, 2019 and 2018, there were no above market earnings in the Deferred Compensation Plan for any of the NEOs.

(6)
Mr. Cahill was hired effective July 29, 2019 as Executive Chairman, Senior Executive Officer and promoted to President and Chief Executive Officer effective September 16, 2019.

(7)
Mr. Kraft was hired effective November 1, 2017.

(8)
Mr. Fagundo was hired effective August 10, 2018.

(9)
Mr. Murphy and Mr. Streng were hired effective October 1, 2018.

Grants of Plan-Based Awards in Fiscal Year 2020
The following table summarizes the plan-based incentive awards we granted to our NEOs in 2020:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Minimum ($)	Target ($)	Maximum ($)
Douglas J. Cahill	4/22/2020	325,000	650,000	975,000	—	—	—
Robert O. Kraft	4/22/2020	124,500	249,000	373,500	—	—	—
	7/30/2020	—	—	—	1,940	1,300.00	748,158
Randall J. Fagundo	4/22/2020	82,500	165,000	247,500	—	—	—
	7/30/2020	—	—	—	1,940	1,300.00	748,158
George S. Murphy	4/22/2020	87,500	175,000	262,500	—	—	—
Jarrod T. Streng	4/22/2020	96,250	192,500	288,750	—	—	—

(1)
The amounts in this table granted on April 22, 2020, reflect the 2020 performance-based bonus awards that each NEO was eligible to receive pursuant to the terms of his employment agreement and the Company’s 2020 performance bonus plan. Each NEO’s overall target and maximum performance-based bonus for 2020 was determined as a percentage of base salary. See the description of Annual Performance Bonus in the Compensation Discussion and Analysis for a description of the specific performance components and more detail regarding the determination of actual 2020 annual performance bonus and Incentive Bonus payments.

(2)
Represents grants of options pursuant to the 2014 Equity Incentive Plan.

(3)
The amount included in this column represents the grant date fair value of options and restricted stock calculated in accordance with FASB ASC Topic 718. See Note 11 — Stock Based Compensation, to the accompanying Consolidated Financial Statements for details.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth the number of unexercised options and unvested shares of restricted stock held by the NEOs at December 26, 2020.
	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date
Douglas J. Cahill	8,333.25	24,999.75	—	1,400.00	7/29/2029
Robert O. Kraft	1,125.00	375.00	1,500	1,000.00	11/1/2027
	312.50	312.50	625	1,200.00	8/30/2028
	—	1,940.00	—	1,300.00	7/30/2030
Randall J. Fagundo	262.50	262.50	525	1,200.00	8/10/2028
	—	1,940.00	—	1,300.00	7/30/2030
George S. Murphy	212.50	212.50	425	1,200.00	10/1/2028
Jarrod T. Streng	212.50	212.50	425	1,200.00	10/1/2028

(1)
All stock options reported in the table above are options to acquire Holdco common stock granted under the 2014 Equity Incentive Plan. Pursuant to each NEO’s stock option award agreement (other than options granted to Mr. Cahill in 2019 and options granted to Mr. Kraft and Mr. Fagundo in 2020), these options were divided into two equal vesting tranches. The first tranche is a time-based award which, beginning on the first anniversary of the grant date, vests 25% annually until fully vested on the fourth anniversary of the grant date, subject to the optionee’s continued employment on each such vesting date.

The second tranche of each stock option grant is performance-based. Subject to the optionee’s continuous employment through the consummation of a sale event, 100% of the performance-based options will vest if the CCMP stockholders receive proceeds resulting in a multiple on investment of at least 2.0. Options granted to Mr. Cahill in 2019 and options granted to Mr. Kraft and Mr. Fagundo in 2020 do not contain the performance based vesting criteria and vest solely on the time-based schedule described above.
Option Exercises and Stock Vested During Fiscal Year 2020
No NEO exercised any stock options during the year ended December 26, 2020. There were no other stock-based awards eligible for vesting during fiscal year 2020.
Nonqualified Deferred Compensation for Fiscal Year 2020
The following table sets forth activity in the Deferred Compensation Plan for the NEOs for the year ended December 26, 2020:
Name	Executive Contributions ($)(1)	Company Matching Contributions ($)(2)	Aggregate Earnings ($)(3)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at 12/26/2020 ($)(4)
Douglas J. Cahill	—	—	—	—	—
Robert O. Kraft	12,091	2,500	7,086	—	51,354
Randall J. Fagundo	—	—	—	—	—
George S. Murphy	—	—	—	—	—
Jarrod T. Streng	11,514	2,500	2,646	—	16,603

(1)
The amounts in this column represent the deferral of base salary and annual performance bonuses. These amounts are also included in the Summary Compensation Table in the Salary or Non-Equity Incentive Plan Compensation columns, as appropriate.

(2)
The amounts in this column are also included in the Summary Compensation Table in the All Other Compensation column.

(3)
Earnings in the Deferred Compensation Plan were not at a level required to be included in the Summary Compensation Table.

(4)
Amounts reported in this column for each NEO include amounts previously reported in the company’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and bonus and company matching contributions. This total reflects the cumulative value of each NEO’s deferrals, matching contributions, and investment experience.

All of our executives, including each of our NEOs, are eligible to participate in the Deferred Compensation Plan. The Deferred Compensation Plan allows eligible employees to defer up to 25% of salary and commissions and up to 100% of bonuses. A separate account is maintained for each participant in the Deferred Compensation Plan, reflecting hypothetical contributions, earnings, expenses, and gains or losses. The plan is “unfunded” for tax purposes — those are notional accounts and not held in trust. Prior to 2021, we contributed a matching contribution of 25% on the first $10,000 of salary and bonus deferrals. Participants in the Deferred Compensation Plan can choose to invest amounts deferred and the matching company contributions in a variety of mutual fund investments, consisting of bonds, stocks, and short-term investments as well as blended funds. The available investment choices are the same as the primary investment choices available under the Defined Contribution Plan. The account balances are thus subject to investment returns and will change over time depending on market performance. A participant is entitled to receive his or her account balance upon termination of employment or the date or dates selected by the participant on his or her enrollment forms. If a participant dies or experiences a total and permanent disability before terminating employment and before commencement of payments, the entire value of the participant’s account shall be paid at the time selected by the participant in his or her enrollment forms.
Potential Payments Upon Termination or Change in Control
Severance Payments and Benefits under Employment Agreements
We have an employment agreement with each NEO that provides for specified payments and benefits in connection with certain terminations of employment.
No severance payments or benefits are payable in the event of a termination for cause or resignation without good reason (each as defined below). Additional severance payments and benefits for each NEO are described below.
For all NEOs, severance payments and benefits are conditioned upon the execution by the executive of a release of claims against the Company and his continued compliance with the restrictive covenants contained in the employment agreement and/or stock option award agreement. The employment agreements and/or stock option award agreements require the executive not to disclose at any time confidential information of the company or of any third party to which the company has a duty of confidentiality and to assign to the company all intellectual property developed during employment. Pursuant to their employment agreements and/or stock option award agreements, the executives are also required (i) during employment and for one year thereafter not to compete with the company and (ii) during employment and for two years thereafter not to solicit the employees, customers, or business relations of the company or make disparaging statements about the company.
Douglas J. Cahill
For Mr. Cahill, in the event of termination of employment by the company without cause or resignation by Mr. Cahill with good reason, Mr. Cahill would be entitled to continued payments of base salary and his target bonus for a period of one year following termination.

Robert O. Kraft
For Mr. Kraft, in the event of termination of employment by the company without cause or resignation by Mr. Kraft with good reason, Mr. Kraft would be entitled to (i) continued payments of base salary for a period of one year following termination and (ii) a proportionate portion of his annual bonus for the year in which the termination occurs, payable when bonus payments for such year are made to other senior executives.
Randall J. Fagundo
For Mr. Fagundo, in the event of termination of employment by the company without cause or resignation by Mr. Fagundo with good reason, Mr. Fagundo would be entitled to continued payments of base salary and target bonus for a period of one year following termination.
George S. Murphy
For Mr. Murphy, in the event of termination of employment by the company without cause or resignation by Mr. Murphy with good reason, Mr. Murphy would be entitled to (i) continued payments of base salary for a period of one year following termination, (ii) the annual bonus earned in the year prior to his termination, but not yet paid, and (iii) a proportionate portion of his annual bonus for the year in which the termination occurs, payable when bonus payments for such year are made to other senior executives.
Jarrod T. Streng
For Mr. Streng, in the event of termination of employment by the company without cause or resignation by Mr. Streng with good reason, Mr. Streng would be entitled to (i) continued payments of base salary for a period of one year following termination, (ii) the annual bonus earned in the year prior to his termination, but not yet paid, and (iii) a proportionate portion of his annual bonus for the year in which the termination occurs, payable when bonus payments for such year are made to other senior executives.
“Good reason” is defined generally as (i) any material diminution in the executive’s position, authority, or duties, (ii) the company reassigning the executive to work at a location that is more than 75 miles from the executive’s current work location, (iii) any amendment to the company’s bylaws which results in a material and adverse change to the officer and director indemnification provisions contained therein, or (iv) a material breach of the compensation, benefits, term, and severance provisions of the employment agreement by the company which is not cured within ten days following written notice from the executive. We have a ten-day period to cure all circumstances otherwise constituting good reason.
Option Vesting
All time-based options, other than the options granted in 2021, held by the NEOs will vest upon the occurrence of a change in control subject to the optionee’s continued employment through the consummation of such change in control.
Provided that the consummation of a change in control occurs during the optionee’s continued employment or on or before the first anniversary of the optionee’s termination, 100% of the performance-based options, other than the options granted in 2021, will vest if the CCMP stockholders receive proceeds resulting in a multiple on investment of at least 2.0.
The Business Combination did not constitute a change in control under the 2014 Equity Incentive Plan, or with respect to any awards or agreements thereunder, and the Business Combination did not result in the acceleration or vesting of any equity awards held by any of our NEOs. Under the 2014 Equity Incentive Plan, our compensation committee was permitted to, and in connection with the Business Combination did, make certain adjustments to outstanding equity awards, including equitable adjustments to the vesting terms applicable to performance-based options.
Estimated Payments Upon Termination of Employment or Change in Control
As required by SEC rules, the table below shows the severance payments and benefits that each of our NEOs would receive upon (1) death, disability, or non-renewal by executive, (2) termination without cause, resignation with good reason, or non-renewal by the company, (3) termination without cause, resignation with good reason, or non-renewal by the company within 90 days of a change in control or (4) a change in control, regardless of termination. The amounts are calculated as if the termination of employment (and change in control, where applicable) occurred on December 26, 2020. For purposes of the table, the cost of continuing health care, life, and disability insurance coverage is based on the current company cost for the level of such coverage elected by the executive.
Name	Death, Disability, or non-renewal by Executive ($)	Termination without cause, resignation with good reason, or non-renewal by the Company ($)	Termination without cause, resignation with good reason, or non-renewal by the Company within 90 days of a change in control ($)	Change in Control (regardless of termination)(1)
Douglas J. Cahill	—	1,300,000	1,300,000	8,237,584
Robert O. Kraft	—	739,173	739,173	3,173,735
Randall S. Fagundo	—	495,000	495,000	1,142,919
George S. Murphy	—	587,738	587,738	380,061
Jarrod T. Streng	—	646,511	646,511	380,061

(1)
Represents the cash-out value of unvested options as of December 26, 2020, which we have estimated based on the fair market value of Hillman Holdco common stock on such date as established by the Merger Agreement ($1,647.13), less the applicable exercise price, and assuming that the applicable performance targets were achieved and the options vested in full upon a “change in control” that occurred on the same date. As noted above, the Business Combination did not constitute a change in control under the 2014 Equity Incentive Plan or otherwise trigger such acceleration entitlements. Note that, in the absence of an actual change in control transaction, it is not possible to determine whether the thresholds would actually be met.

Pay Ratio Disclosure
The following information is a reasonable estimate of the annual total compensation of our employees as relates to the 2020 total compensation of our CEO. Based on the methodology described below, our CEO’s 2020 total compensation was approximately 37 times that of our median employee.
We identified the median employee using our employee population as of December 26, 2020, which included all 3,780 global full-time, part-time, temporary, and seasonal employees employed on that date. We applied an exchange rate as of December 26, 2020 to convert all international currencies into U.S. Dollars.
A variety of pay elements comprise the total compensation of our employees. This includes annual base salary, equity awards, annual cash incentive payments based on company performance, sales or commission incentives, and various field bonuses. The incentive awards an employee is eligible for is based on his or her pay grade and reporting level, and are consistently applied across the organization. Cash incentives, rather than equity, are the primary vehicle of incentive compensation for most of our employees throughout the organization. While all employees earn a base salary, not all receive such cash incentive payments. Furthermore, less than 1% of our employees receive equity awards. Consequently, for purposes of applying a consistently-applied compensation metric for determining our median employee, we selected annual base salary as the sole, and most appropriate, compensation element for determining the median employee. We used the annual base salary of our employees as reflected on our human resources systems on December 26, 2020, excluding that of our CEO, in preparing our data set.
Using this methodology, we determined that the median employee was a full-time service representative located in the United States with total annual compensation of $42,637, which includes base pay, overtime pay, bonus pay, car allowance, and 401(k) match. With respect to the 2020 total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this filing, $1,578,261. Accordingly, our CEO to Employee Pay Ratio is 37:1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with the applicable SEC disclosure rules.

Employment Agreements Following the Business Combination
As of the date of this prospectus, none of our named executive officers have entered into any agreement, arrangement or understanding with Landcadia, Hillman or their affiliates regarding employment following the consummation of the Business Combination. It is possible that Landcadia may enter into employment or consultancy, compensation, severance or other employee or consultant benefits arrangements with our named executive officers and certain other key employees in the future, but there can be no assurance that any parties will reach any such agreement.
Change in Control Payments Related to the Business Combination
As noted above, the Business Combination did not constitute a “change in control” of Hillman Holdco under the 2014 Equity Incentive Plan or for purposes of any accelerated vesting provisions of equity awards granted to our named executive officers thereunder.
Director Compensation for Fiscal Year 2020
The following table sets forth compensation earned by each of our non-employee directors for their service during the year ended December 26, 2020.
Name	Fees Earned or Paid in Cash ($)	Total ($)
Max W. Hillman, Jr.(2)(5)	60,000	60,000
Aaron P. Jagdfeld(3)(5)	75,000	75,000
David A. Owens(2)(5)	60,000	60,000
Kristin S. Steen(1)
Joseph M. Scharfenberger, Jr.(1)	—	—
Tyler J. Wolfram(4)	—	—
Philip K. Woodlief(3)(5)	75,000	75,000
Richard F. Zannino(1)	—	—
Kevin M. Mailender(4)	—	—

(1)
Mr. Scharfenberger, Mr. Zannino, and Ms. Steen are each employed and compensated by CCMP and were not compensated for their services on the board during the year ended December 26, 2020.

(2)
For their service in 2020, Mr. Hillman and Mr. Owens each received an annual board fee of $60,000.

(3)
For their service in 2020, Mr. Jagdfeld and Mr. Woodlief each received an annual board fee of $60,000 and an annual audit committee fee of $15,000.

(4)
During the year ended December 26, 2020, Mr. Wolfram and Mr. Mailender were employed and compensated by Oak Hill Capital Management, LLC and were not compensated for their services on the board. On December 31, 2020, Mr. Mailender ceased to be employed by Oak Hill Capital Management, LLC and no longer serves on our board of directors.

(5)
As of December 26, 2020, each of Messrs. Hillman, Jadgfeld, Owens, and Woodlief held stock options in respect of 300 shares of our common stock.

Directors do not receive any perquisites or other personal benefits from the Company. Messrs. Hillman, Owens, Jagdfeld and Woodlief are eligible but have not elected to participate in our Deferred Compensation Plan. None of our directors received any stock options or other equity-based awards in 2020.
Compensatory Arrangements for Directors
The following summary describes the material terms of the non-employee director compensation policy entered into following the Business Combination.

Under the non-employee director compensation policy, our directors, other than our employee directors and our directors who are affiliated with CCMP Capital Advisors, LP or Oak Hill Capital Partners (or one of their respective affiliates), will be compensated as follows:
•
each non-employee director will receive an annual cash fee of $75,000;

•
the non-employee director who serves as the audit committee chair will receive an additional annual cash fee of $20,000;

•
the non-employee director who serves as the compensation committee chair will receive an additional annual cash fee of $15,000;

•
each non-employee director who was first elected or appointed to the Board after the Business Combination will be granted a number of restricted stock units determined by dividing $100,000 by the closing price of a share of the Company’s common stock on the date of grant (pro-rated by dividing the number of days until the expected date of the Company’s next annual meeting of stockholders by 365); and

•
commencing in fiscal 2022, each non-employee director will annually be granted a number of restricted stock units determined by dividing $100,000 by the closing price of a share of the Company’s common stock on the date of grant.

The initial and annual restricted stock units granted to our non-employee directors will vest in full on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that follows the date of grant, subject to the director’s continued service on the Board.
Following the Business Combination, each eligible non-employee director received a number of restricted stock units determined by dividing $100,000 (pro-rated by dividing the number of days until the expected date of the Company’s next annual meeting of stockholders by 365) by the closing price of a share of the Company’s common stock on the date of grant, which award will vest in accordance with the schedule described above for initial and annual equity awards.
Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of Hillman’s Board and any committee on which he or she serves. Non-employee directors who are affiliated with CCMP Capital Advisors, LP or Oak Hill Capital Partners (or one of their respective affiliates) will not receive compensation for their service on the Board.
Director Equity Compensation
Pursuant to Restricted Stock Unit Agreements dated July 15, 2021, under the Hillman Solutions Corp. 2021 Equity Incentive Plan, described below under “Hillman Solutions Corp. 2021 Equity Incentive Plan”, each Class II and Class III Director (i.e. Messrs. Jagdfeld, Owens, Woodlief, Swygert, O’Leary, and Mses. Dowling and Gendron), received a grant of Restricted Stock Units (the “RSUs”) to purchase a number of shares of Company common stock determined by dividing $86,849.32 by the closing price per share of Company common stock on the applicable grant date. The RSUs will vest in full on the earlier of the one-year anniversary of the grant date and the date of the immediately following annual meeting of stockholders of the Company.
Hillman Solutions Corp. 2021 Equity Incentive Plan
Overview
Our Board of Directors approved the Equity Incentive Plan, and, in connection with and following the Business Combination, all equity-based awards will be granted under the Equity Incentive Plan.
The Equity Incentive Plan promotes ownership in the Company by its employees, non-employee directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, our common stock.

Summary of the Equity Incentive Plan
The following summary describes the material terms of the Equity Incentive Plan.
Purpose
The purpose of the Equity Incentive Plan is to advance our interests by providing for the grant to our employees, directors, consultants and advisors of stock and stock-based awards.
Administration
The Equity Incentive Plan will be administered by our compensation committee, except with respect to matters that are not delegated to the compensation committee by our board of directors (whether pursuant to committee charter or otherwise). The compensation committee (or board of directors, as applicable) will have the discretionary authority to administer and interpret the Equity Incentive Plan and any awards granted under it, determine eligibility for and grant awards, determine the exercise price, base value from which appreciation is measured or purchase price, if any, applicable to any award, determine, modify, accelerate and waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the Equity Incentive Plan and awards, and otherwise do all things necessary or desirable to carry out the purposes of the Equity Incentive Plan or any award. The compensation committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of the board of directors and, to the extent permitted by law, our officers, and may delegate to employees and other persons such ministerial tasks as it deems appropriate. As used in this summary, the term “Administrator” refers to the compensation committee and its authorized delegates, as applicable.
Eligibility
Our employees, non-employee directors, consultants and advisors are eligible to participate in the Equity Incentive Plan. Eligibility for stock options intended to be incentive stock options, or ISOs, is limited to our employees or employees of certain of our affiliates. Eligibility for stock options, other than ISOs, and stock appreciation rights, or SARs, is limited to individuals who are providing direct services to us or certain of our affiliates on the date of grant of the award. As of the date of this prospectus, approximately 3,700 employees and approximately nine non-employee directors will be eligible to participate in the Equity Incentive Plan, including all of our executive officers. In addition, certain consultants and other service providers may, in the future, become eligible to participate in the Equity Incentive Plan, though, as of the date of this proxy statement/prospectus, no grants to any consultants or other service providers are expected.
Authorized shares
Subject to adjustment as described below, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the Equity Incentive Plan is (i) 7,150,814 shares, plus (ii) up to an aggregate of 14,523,510 shares of our common stock underlying awards under the Hillman Holdco 2014 Equity Incentive Plan (the “Prior Plan”) that on or after the date the Equity Incentive Plan becomes effective, expire or become unexercisable, or are forfeited, cancelled or otherwise terminated, in each case, without delivery of shares or cash therefor, and would have become available under the terms of the Prior Plan (collectively, the “share pool”). Up to the total number of shares described above may be delivered in satisfaction of ISOs. The number of shares of our common stock delivered in satisfaction of awards under the Equity Incentive Plan is determined (i) by reducing the share pool by the number of shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) by reducing the share pool by the full number of shares covered by any portion of a SAR which is settled in shares of our common stock (and not only the number of shares delivered in settlement of a SAR), and (iii) by increasing the share pool by any shares underlying awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by us without the issuance of shares of our common stock (or retention, in the case of restricted stock or unrestricted stock) of shares of our common stock. The number of shares available for delivery under the

Equity Incentive Plan will not be increased by any shares that have been delivered under the Equity Incentive Plan and are subsequently repurchased using proceeds directly attributable to stock option exercises.
Shares that may be delivered under the Equity Incentive Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by us. No fractional shares will be delivered under the Equity Incentive Plan.
Director limits
The maximum value of all compensation granted or paid to any of our non-employee directors with respect to any calendar year, including awards under the Equity Incentive Plan and cash fees or other compensation paid by us to any such director for services as a director during such calendar year, may not exceed $750,000 in the aggregate, calculating the value of any awards under the Equity Incentive Plan based on their grant date fair value and assuming maximum payout.
Types of awards
The Equity Incentive Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, restricted stock units, performance awards and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with certain awards under the Equity Incentive Plan, provided that any dividend equivalents will be subject to the same risk of forfeiture, if any, as applies to the underlying award.
•
Stock options and SARs.   The Administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price per share of each stock option, and the base value of each SAR, granted under the Incentive Equity Plan shall be no less than 100% of the fair market value of a share on the date of grant (110% in the case of certain ISOs). Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the Equity Incentive Plan may not be repriced, amended, or substituted for with new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share on the date of such cancellation, in each case, without shareholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant (or five years, in the case of certain ISOs).

•
Restricted and unrestricted stock and stock units.   The Administrator may grant awards of stock, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock are shares subject to restrictions requiring that they be forfeited, redelivered or offered for sale to us if specified performance or other vesting conditions are not satisfied.

•
Performance awards.   The Administrator may grant performance awards, which are awards subject to the achievement of performance criteria.

•
Other share-based awards.   The Administrator may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as it determines.

•
Substitute awards.   The Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the Equity Incentive Plan.

Vesting; terms of awards
The Administrator determines the terms and conditions of all awards granted under the Equity Incentive Plan, including the time or times an award vests or becomes exercisable, the terms and conditions on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any award if a participant is not in compliance with all applicable provisions of the Equity Incentive Plan and/or any award agreement evidencing the grant of an award, or if the participant breaches any restrictive covenants.
Recovery of compensation
The Administrator may provide that any outstanding award, the proceeds of any award or shares acquired thereunder and any other amounts received in respect of any award or shares acquired thereunder will be subject to forfeiture and disgorgement to us, with interest and other related earnings, if the participant to whom the award was granted is not in compliance with any provision of the Equity Incentive Plan or any award, any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant, or any company policy that relates to trading on non-public information and permitted transactions with respect to shares of our common stock or provides for forfeiture, disgorgement or clawback, or as otherwise required by law or applicable stock exchange listing standards.
Transferability of awards
Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.
Effect of certain transactions
In the event of certain covered transactions (including the consummation of a consolidation, merger or similar transaction, the sale of all or substantially all of our assets or shares of our common stock, or our dissolution or liquidation), the Administrator may, with respect to outstanding awards, provide for (in each case, on such terms and subject to such conditions as it deems appropriate):
•
The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity;

•
The acceleration of exercisability or delivery of shares in respect of any award, in full or in part; and/or

•
The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, if any.

Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction, other than awards that are substituted for, assumed, or that continue following the covered transaction.
Adjustment provisions
In the event of certain corporate transactions, including a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares that may be delivered under the Equity Incentive Plan, the individual award limits, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event. The Administrator may also make any such adjustments if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Equity Incentive Plan or any outstanding awards. The Administrator is not required to treat participants or awards (or portions thereof) in a uniform manner in connection in the event of a covered transaction.

Amendments and termination
The Administrator may at any time amend the Equity Incentive Plan or any outstanding award and may at any time suspend or terminate the Equity Incentive Plan as to future grants. However, except as expressly provided in the Incentive Equity Plan, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the Administrator expressly reserved the right to do so in the applicable award agreement). Any amendments to the Equity Incentive Plan will be conditioned on shareholder approval to the extent required by applicable law, regulations or stock exchange requirements.
Term
No awards shall be granted under the Equity Incentive Plan after the completion of ten years from the date on which the Incentive Equity Plan is approved by the board of directors or approved by our stockholders (whichever is earlier), but awards previously granted may extend beyond that time.
Certain Federal Income Tax Consequences of the Equity Incentive Plan
The following is a summary of certain U.S. federal income tax consequences associated with awards granted under the Equity Incentive Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the Equity Incentive Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted. The Equity Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
Stock options (other than ISOs)
In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to us, subject to the limitations set forth in the Code. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which we are not entitled to a deduction.
ISOs
In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to us, subject to the limitations set forth in the Code) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which we are not entitled to a deduction.
SARs
The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received upon such exercise. A corresponding deduction is generally available to us, subject to the limitations set forth in the Code.
Unrestricted stock awards
A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code.

Restricted stock awards
A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to us, subject to the limitations set forth in the Code. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the Equity Incentive Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.
Restricted stock units
The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting (and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements.
While the awards to be granted pursuant to the Equity Incentive Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code, if they are not exempt from coverage under such section, if they do not, a participant could be subject to additional taxes and interest.
New Equity Incentive Plan Benefits
Because future awards under the Equity Incentive Plan will be granted in the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be determined at this time.
Hillman 2021 Employee Stock Purchase Plan
Overview
The Board of Directors approved the Hillman 2021 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to encourage employee stock ownership, thus aligning employee interests with those of our stockholders, and to enhance the ability of Hillman to attract, motivate and retain qualified employees. We believe that the ESPP will offer a convenient means for our employees who might not otherwise own our common stock to purchase and hold shares. A more complete understanding of the ESPP’s terms is available by reading the ESPP in its entirety. We have received stockholder approval to qualify the ESPP as an “employee stock purchase plan” under Section 423 of the Code and the related regulations.
Summary of the ESPP
The following summary describes the material terms of the ESPP. This summary is not a complete description of all provisions of the ESPP and is qualified in its entirety by reference to the ESPP.

Purpose
The purpose of the ESPP is to enable eligible employees of us and our participating subsidiaries to use payroll deductions to purchase shares of our common stock, and thereby acquire an interest in us. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
Administration
The ESPP will be administered by our compensation committee, which will have the discretionary authority to interpret the ESPP, determine eligibility under the ESPP, prescribe forms, rules and procedures relating to the ESPP, and otherwise do all things necessary or desirable to carry out the purposes of the ESPP. Our compensation committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of our board of directors and our officers and employees, in each case, to the extent permitted by law. As used in this summary, the term “Administrator” refers to our compensation committee and its authorized delegates, as applicable.
Shares subject to the ESPP
Subject to adjustment as described below, the aggregate number of shares of our common stock available for purchase pursuant to the exercise of options under the ESPP is 1,140,754 shares. Shares to be delivered upon exercise of options under the ESPP may be authorized but unissued shares, treasury shares, or previously issued shares acquired by us. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will again be available for purchase under the ESPP.
Eligibility
Participation in the ESPP will generally be limited to our employees and employees of any participating subsidiaries (i) who have been continuously employed by us or one of our participating subsidiaries, as applicable, for a period of at least six months as of the first day of an applicable offering period, (ii) whose customary employment with us or one of our subsidiaries, as applicable, is for more than five months per calendar year, (iii) who customarily work 20 hours or more per week, (iv) who are not highly compensated employees who are subject to Section 16 of the Exchange Act and (v) who satisfy the requirements set forth in the ESPP. The Administrator may establish additional or other eligibility requirements, or change the requirements described in this paragraph, to the extent consistent with Section 423 of the Code. Any employee who owns (or is deemed under statutory attribution rules to own) shares possessing five percent or more of the total combined voting power or value of all classes of shares of us or our parent or subsidiaries, if any, will not be eligible to participate in the ESPP.
General terms of participation
The ESPP allows eligible employees to purchase shares of our common stock during specified offering periods. Unless otherwise determined by the Administrator, offering periods under the ESPP will be three months in duration and commence on the first payroll day of January, April, July, and October of each year. During each offering period, eligible employees will be granted an option to purchase shares of our common stock on the last business day of the offering period. A participant may purchase a maximum of one thousand shares with respect to any offering period (or such lesser number as the Administrator may prescribe). No participant will be granted an option under the ESPP that permits the participant’s right to purchase shares of our common stock under the ESPP and under all other employee stock purchase plans of us or our parent or subsidiaries, if any, to accrue at a rate that exceeds $25,000 in fair market value (or such other maximum as may be prescribed by the Code) for each calendar year during which any option granted to the participant is outstanding at any time, determined in accordance with Section 423 of the Code.
The purchase price of each share issued pursuant to the exercise of an option under the ESPP on an exercise date will be 85% (or such greater percentage as specified by the Administrator) of the fair market value of a share of our common stock on the exercise date, which will be the last business day of the offering period.

The Administrator has the discretion to change the commencement and exercise dates of offering periods, the purchase price, the maximum number of shares that may be purchased with respect to any offering period, the duration of any offering periods and other terms of the ESPP, in each case, without shareholder approval, except as required by law.
Participants in the ESPP will pay for shares purchased under the ESPP through payroll deductions, or otherwise to the extent permitted by the Administrator. Participants may elect to authorize payroll deductions between one and fifteen percent of the participant’s eligible compensation each payroll period.
Transfer restrictions
Shares of our common stock purchased under the ESPP may not be transferred or sold by a participant, other than by will or by the laws of descent and distribution, for a period of three months following the date on which such shares were purchased, or such other period as may be determined by the Administrator.
Adjustments
In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization, or other change in our capital structure that constitutes an equity restructuring, the Administrator will make appropriate adjustments to the aggregate number and type of shares available for purchase under the ESPP, the number and type of shares granted under any outstanding options, the maximum number and type of shares purchasable under any outstanding option and/or the purchase price per share under any outstanding option.
Corporate transactions
In the event of a (i) sale of all or substantially all of our then-outstanding common stock or a sale of all or substantially all of our assets, or (ii) merger or similar transaction in which we are not the surviving corporation or which results in the acquisition of us by another person, the Administrator may provide that each outstanding option will be assumed or substituted for or will be cancelled and the balances of participants’ accounts returned, or that the option period will end before the date of the proposed corporate transaction.
Amendments and termination
The Administrator has discretion to amend the ESPP to any extent and in any manner it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will require shareholder approval. The Administrator may suspend or terminate the ESPP at any time.
New Plan Benefits
Participation in the ESPP is entirely within the discretion of the eligible employees. Because we cannot presently determine the participation levels by employee, the rate of contributions by employees and the eventual purchase price under the ESPP, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the ESPP. Non-employee directors are not eligible to participate in the ESPP.
2021 Cash Incentive Plan
In connection with the Business Combination, the Board adopted the Hillman Solutions Corp. 2021 Cash Incentive Plan (the “Cash Incentive Plan”). The Cash Incentive Plan provides for the grant of cash-based incentive awards to our executive officers and key employees. The following summary describes the material terms of the Cash Incentive Plan. This summary is not a complete description of all provisions of the Cash Incentive Plan and is qualified in its entirety by reference to the Cash Incentive Plan.
Purpose
The purpose of the Cash Incentive Plan is to advance the interests of the Company by providing for the grant of cash-based incentive awards to participants that will attract, retain, and reward such persons and incentivize them to attain key Company performance criteria and metrics.

Administration
The Cash Incentive Plan will be administered by the compensation committee and its delegates, except that the Board may at any time administer the Cash Incentive Plan. As used in this summary, the term “Administrator” refers to the compensation committee, the Board or any authorized delegates, as applicable.
The Administrator will have the discretionary authority to administer and interpret the Cash Incentive Plan and any awards granted under it, determine eligibility for and grant awards, adjust the performance criterion or criteria applicable to awards, determine, modify or waive the terms and conditions of any award, prescribe forms, rules and procedures relating to the Cash Incentive Plan and awards and otherwise do all things necessary or desirable to carry out the purposes of the Cash Incentive Plan.
Eligibility and Participation
Executive officers and key employees of the Company and its subsidiaries will be eligible to participate in the Cash Incentive Plan and will be selected from time to time by the Administrator to participate in the Cash Incentive Plan.
Awards; Performance Criteria
Awards under the Cash Incentive Plan will be made based on, and subject to achieving, specified performance criteria established by the Administrator. For each award granted under the Cash Incentive Plan, the Administrator will establish the performance criteria applicable to the award, the amount or amounts payable if the performance criteria are achieved in whole or in part and such other terms and conditions as the Administrator deems appropriate.
Payments Under an Award
A participant will be entitled to payment under an award only if all conditions to payment have been satisfied in accordance with the Cash Incentive Plan and the terms of the award, except as otherwise determined by the Administrator in accordance with the Cash Incentive Plan. Following the end of a performance period, the Administrator will determine whether and to what extent the applicable performance criteria have been satisfied and will determine the amount payable under each award. The Administrator has the discretionary authority to increase or decrease the amount actually paid under any award, with or without specifying its reasons for doing so.
Recovery of Compensation
Payments in respect of an award will be subject to forfeiture and disgorgement to us if the participant violates a non-competition, non-solicitation, confidentiality or other restrictive covenant or to the extent provided in any applicable company policy that provides for forfeiture or disgorgement, or as otherwise required by law or applicable stock exchange listing standards.
Amendment and Termination
The Administrator may amend the Cash Incentive Plan or any outstanding award for any purpose, and may at any time terminate the Cash Incentive Plan as to any future grant of awards.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our third amended and restated certificate of incorporation and amended and restated bylaws are included as exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of Delaware law, our third amended and restated certificate of incorporation and amended and restated bylaws in their entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find More Information.”
Authorized and Outstanding Capital Stock
The third amended and restated certificate of incorporation authorizes the issuance of 501,000,000 shares, of which 500,000,000 shares are shares of Hillman common stock, par value $0.0001 per share and 1,000,000 shares are shares of Hillman preferred stock, par value $0.0001 per share.
As of August 10, 2021, Hillman had 187,569,511 shares of common stock outstanding and 24,666,667 warrants outstanding.
Hillman Common Stock
Hillman Common Stock
Voting Rights
Holders of Hillman common stock are entitled to cast one vote per Hillman common share. Generally, holders of all classes of Hillman common stock vote together as a single class, and an action is approved by Hillman stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Hillman common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of Hillman common stock share ratably (based on the number of shares of common stock held) if and when any dividend is declared by the Hillman Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Hillman common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of Hillman, each holder of Hillman common stock is entitled, pro rata on a per share basis, to all assets of Hillman of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Hillman then outstanding.
Other Matters
Holders of shares of Hillman common stock do not have subscription, redemption or conversion rights. All the outstanding shares of Hillman common stock have been validly issued, fully paid and non-assessable.
Preferred Stock
The third amended and restated certificate of incorporation provides that the Hillman Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of Hillman’s assets, which rights may be greater than the rights of the holders of the common stock. No shares of preferred stock are currently outstanding.
The purpose of authorizing the Hillman Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of Hillman’ outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Hillman common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the dividend or liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Hillman common stock.
Unvested Stock Options
At the Closing, each outstanding option to acquire common stock of Hillman Holdco (a “Hillman Holdco Option”), whether vested or unvested, was assumed by New Hillman and converted into an option to purchase common stock of New Hillman (“New Hillman Option”) with substantially the same terms and conditions (including expiration date and exercise provisions) as applicable to the Hillman Holdco Option immediately prior to the Closing, except that (i) each New Hillman Option is exercisable for a number of shares of New Hillman common stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Hillman Holdco common stock subject to the Hillman Holdco Option immediately prior to Closing multiplied by (B) the Closing Stock Per Option Amount (as defined in the Merger Agreement), and (ii) the per share exercise price for each share of New Hillman common stock issuable upon exercise of the New Hillman Option is equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of Hillman Holdco common stock subject to such Hillman Holdco Option immediately prior to closing by (B) the Closing Stock Per Option Amount. Each New Hillman Option is generally subject to the same vesting conditions as the Hillman Holdco Option from which it was converted, except that the performance-based vesting conditions of any Hillman Holdco Option granted prior to 2021 were adjusted such that the performance-based portion of the associated New Hillman Option will vest upon certain pre-established stock price hurdles.
Unvested Restricted Stock and Restricted Stock Units
At the Closing, (i) each share of unvested restricted Hillman Holdco common stock was cancelled and converted into the right to receive a number of shares of New Hillman restricted stock equal to the Closing Stock Per Restricted Share Amount (as defined in the Merger Agreement) with substantially the same terms and conditions as were applicable to the related share of Hillman Holdco restricted stock immediately prior to the Closing (including with respect to vesting and termination-related provisions), and (ii) each Hillman Holdco restricted stock unit award was assumed by New Hillman and converted into a New Hillman restricted stock unit award with substantially the same terms and conditions as were applicable to such Hillman Holdco restricted stock unit immediately prior to the Closing (including with respect to vesting and termination-related provisions), except that the number of shares underlying the New Hillman restricted stock unit award is equal to the product (rounded down to the nearest whole number) of (A) the number of shares underlying the Hillman Holdco restricted stock unit award multiplied by (B) the Company RSU Exchange Ratio (as defined in the Merger Agreement).
Public Stockholders’ Warrants
There are currently outstanding an aggregate of 24,666,667 warrants, which entitle the holder to acquire Hillman common stock. Each whole warrant will entitle the registered holder to purchase one share of Hillman common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning on October 14, 2021. A holder may exercise its warrants only for a whole number of shares of Hillman common stock. This means that only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire on July 14, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Redemption of Warrants when the price per share of common stock equals or exceeds $18.00.
Once the warrants become exercisable, Hillman may call the warrants for redemption for cash:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before Hillman sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by Hillman, Hillman may not exercise its redemption right if the issuance of shares of Hillman common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Hillman is unable to effect such registration or qualification.
Hillman has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Hillman issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Hillman common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If Hillman calls the warrants for redemption as described above, Hillman’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” The numbers in the table below represent the number of common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading-day period described above ends. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsors and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same numbers in the table below that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.
Redemption of warrants when the price per share of common stock equals or exceeds $10.00
Once the warrants become exercisable, Hillman may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of

Securities — Redeemable Warrants — Public Stockholders’ Warrants” based on the redemption date and the “fair market value” of our shares of common stock (as defined below) except as otherwise described under “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants;”
•
if, and only if, the closing price of our shares of common stock equals or exceeds $10.00 per public share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading-day period ending three trading days before we send the notice of redemption to the warrant holders; and

•
if the closing price of the shares of common stock for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading-day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.
	FAIR MARKET VALUE OF COMMON STOCK
REDEMPTION DATE (PERIOD TO EXPIRATION OF WARRANTS)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>/18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361

	FAIR MARKET VALUE OF COMMON STOCK
REDEMPTION DATE (PERIOD TO EXPIRATION OF WARRANTS)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>/18.00
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our shares of common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the shares of common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their warrants for shares of common stock if and when such shares of common stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of common stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
A holder of a warrant may notify Hillman in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Hillman common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding shares of Hillman common stock is increased by a stock dividend payable in shares of Hillman common stock, or by a split-up of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Hillman common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase Hillman common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Hillman common stock equal to the product of (i) the number of shares of Hillman common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Hillman common stock) and (ii) the quotient of (x) the price per share of Hillman common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Hillman common stock, in determining the price payable for Hillman common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Hillman common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Hillman common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, and (c) to satisfy the redemption rights of the holders of common stock in connection with the Closing, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of Hillman common stock is decreased by a consolidation, combination, reverse stock split or reclassification of Hillman common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Hillman common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Hillman common stock.
Whenever the number of shares of Hillman common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Hillman common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Hillman common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Hillman common stock (other than those described above or that solely affects the par value of such Hillman common stock), or in the case of any merger or consolidation of Hillman with or into another corporation (other than a consolidation or merger in which Hillman is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Hillman common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Hillman as an entirety or substantially as an entirety in connection with which Hillman is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Hillman common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Hillman common stock in such a transaction is payable in the form of Hillman common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Hillman. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Hillman, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Hillman common stock. After the issuance of Hillman common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Hillman will, upon exercise, round down to the nearest whole number the number of shares of Hillman common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interests that will not be issued.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private placement warrants
The private placement warrants (including the Hillman common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the Closing (except in limited circumstances) and they will not be redeemable by Hillman so long as they are held by the Sponsors or their permitted transferees. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsors or their permitted transferees, the private placement warrants will be redeemable by Hillman and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Hillman common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Hillman common stock underlying the warrants multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the Hillman common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
In addition, for so long as they are held by JFG Sponsor, the private placement warrants will not be exercisable more than five years from the effective date of the registration statement for Landcadia’s IPO in accordance with FINRA rules.
Exclusive Forum
The third amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, unless Hillman otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, by the sole and exclusive forum for: (i) any derivative claim or proceeding brought on behalf of Hillman, (ii) any claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any director officer, employee, or stockholder of Hillman, (iii) any claim against Hillman arising pursuant to any provision of the DCGL, the third amended and restated certificate of incorporation, or the Hillman Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. In addition, notwithstanding anything to the contrary in the foregoing, the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act.
Anti-Takeover Effects of Provisions of the third amended and restated certificate of incorporation, the Hillman Bylaws and Applicable Law
Certain provisions of the third amended and restated certificate of incorporation, Hillman Bylaws, and laws of the State of Delaware, where Hillman is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Hillman common stock. Hillman believes that the benefits of increased protection give Hillman the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure Hillman and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Hillman common stock remains listed on Nasdaq require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of Hillman by means of a proxy contest, tender offer, merger, or otherwise.
Number of Directors
The third amended and restated certificate of incorporation and the Hillman Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by the Hillman Board. The initial number of directors was set at ten.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Hillman Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Hillman Board or a committee of the Hillman Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide Hillman with certain information. Generally, to be timely, a stockholder’s notice must be received at Hillman’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Hillman Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Hillman Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Hillman.
Limitations on Stockholder Action by Written Consent
The third amended and restated certificate of incorporation provides that, subject to the terms of any series of Hillman Preferred Stock, any action required or permitted to be taken by the stockholders of Hillman must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
Business Combinations
Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:
(1)
prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of Hillman’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
The third amended and restated certificate of incorporation causes the Company to not be governed by Section 203 of the DGCL and, instead, includes a provision in that is substantially similar to Section 203 of the DGCL, but excludes from the definition of “interested stockholder” (A) the investment funds affiliated with CCMP Capital Advisors, LP and their respective successors, transferees and affiliates because such stockholders held voting power of Hillman Holdco in excess of, and immediately following the Business Combination these parties hold voting power of the combined company in excess of, the 15% threshold under Section 203, and (B) any person whose ownership of shares in excess of the 15% threshold is the result of any action taken solely by the combined company.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The third amended and restated certificate of incorporation does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Hillman’s charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.
The Hillman Bylaws provide that Hillman must indemnify and advance expenses to Hillman’s directors and officers to the fullest extent authorized by the DGCL. Hillman also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Hillman directors, officers, and certain employees for some liabilities. Hillman believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the third amended and restated certificate of incorporation and Hillman Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Hillman and its stockholders. In addition, your investment may be adversely affected to the extent Hillman pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of Hillman’s directors, officers, or employees for which indemnification is sought.

Corporate Opportunities
Under the third amended and restated certificate of incorporation, Hillman renounces any interest or expectancy in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, each of CCMP Capital Advisors, LP and the investment funds affiliated with CCMP Capital Advisors, LP and their respective successors, Transferees, and Affiliates (each as defined in the third amended and restated certificate of incorporation) (other than Hillman and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any who serve as officers or directors of Hillman.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, Hillman’s stockholders will have appraisal rights in connection with a merger or consolidation of Hillman. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of Hillman’s stockholders may bring an action in Hillman’s name to procure a judgment in Hillman’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Hillman’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent, Warrant Agent and Registrar
The transfer agent for Hillman capital stock is Continental Stock Transfer & Trust Company. Hillman has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Listing of Common Stock
A listing application was approved for the shares of Hillman common stock and public warrants to be listed on Nasdaq under the symbols “HLMN” and “HLMNW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock or warrants of Hillman for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Hillman at the time of, or at any time during the three months preceding, a sale and (ii) Hillman is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted common stock or warrants of Hillman for at least six months but who are affiliates of Hillman at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of Hillman common stock then outstanding; or

•
the average weekly reported trading volume of Hillman’s common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Hillman under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about Hillman.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, Landcadia’s Sponsors, officers, directors and other affiliates are able to sell the Hillman common stock they receive upon conversion of their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the Business Combination.
Hillman is no longer a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.
Lock-up Agreements
Certain former stockholders of Hillman Holdco, including CCMP Investors, Oak Hill Investors and certain key executives, who collectively owned 87,876,305 shares of our common stock as of July 14, 2021, have agreed with the Company, subject to certain exceptions, not to transfer, dispose of or pledge their shares of our common stock until the date that is six months from the Closing Date, except that at 33% of such common stock may be transferred as part of an underwritten offering on the last trading day when the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Closing Date.

Similarly, the Sponsors, who as of July 14, 2021, along with their permitted transferees, owned a total of 12,675,201 shares of our common stock, have agreed with the Company, subject to certain exceptions, not to transfer, dispose of or pledge their shares of our common stock until earliest of: (i) the date that is one year from the Closing Date, or (ii) the last trading day when the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.
Form S-8 Registration Statement
We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of common stock issued or issuable under our 2021 Equity Incentive Plan, ESPP and 2014 Equity Incentive Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of our common stock underlying the 2021 Equity Incentive Plan, ESPP and 2014 Equity Incentive Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to Hillman regarding the beneficial ownership of the Hillman common stock as of July 14, 2021 by:
•
each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•
each of the Company’s executive officers and directors; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of Company stock is based on 187,569,511 shares of Company common stock issued and outstanding as of July 14, 2021.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all of Company common stock beneficially owned by them.
Name and Address of Beneficial Owner	Number of Shares	%
Directors and Executive Officers Post-Business Combination(1)
Douglas Cahill(2)	2,835,362	1.5%
Joseph Scharfenberger	—	—
Richard Zannino	—	—
Daniel O’Leary	—	—
John Swygert	—	—
Aaron Jagdfeld(3)	214,272	*
David Owens(4)	37,085	*
Philp Woodlief(5)	49,477	*
Diana Dowling	—	—
Teresa Gendron	—	—
Robert Kraft(6)	425,042	*
Jon Michael Adinolfi(7)	506,713	*
Jarrod Streng(8)	35,025	*
Scott Ride(9)	228,282	*
George Murphy(10)	35,025	*
Randall Fagundo(11)	144,839	*
Gary Seeds(12)	494,580	*
Amanda Kitzberger(13)	11,125	*
Steve Brunker(14)	16,482	*
All directors and executive officers post-Business Combination as a group (nine individuals)(2)	5,033,379	2.6%
Five Percent Holders:
Select Equity Group, L.P.(15)	10,022,000	5.3%
CCMP Capital Investors III, L.P. and related investment funds(16)	71,952,733	38.4%
Oak Hill Capital Partners and related investment funds(17)	15,163,940	8.1%

*
less than 1%

(1)
Unless otherwise noted, the business address of each of these stockholders is 10590 Hamilton Avenue, Cincinnati, Ohio 45231.

(2)
Includes 2,747,063 shares that may be acquired upon the exercise of outstanding options.

(3)
Includes 49,447 shares that may be acquired upon the exercise of outstanding options.

(4)
Includes 37,085 shares that may be acquired upon the exercise of outstanding options.

(5)
Includes 49,447 shares that may be acquired upon the exercise of outstanding options.

(6)
Includes 342,629 shares that may be acquired upon the exercise of outstanding options.

(7)
Includes 153,493 shares that may be acquired upon the exercise of outstanding options and 176,610 shares that may be acquired subject the terms of the restricted stock.

(8)
Includes 35,025 shares that may be acquired upon the exercise of outstanding options.

(9)
Includes 228,282 shares that may be acquired upon the exercise of outstanding options.

(10)
Includes 35,025 shares that may be acquired upon the exercise of outstanding options.

(11)
Includes 144,839 shares that may be acquired upon the exercise of outstanding options.

(12)
Includes 258,880 shares that may be acquired upon the exercise of outstanding options.

(13)
Includes 11,125 shares that may be acquired upon the exercise of outstanding options.

(14)
Includes 16,482 shares that may be acquired upon the exercise of outstanding options.

(15)
According to a Schedule 13G/A filed on March 22, 2021, Select Equity Group, L.P., a Delaware limited partnership (“Select LP”), SEG Partners II, L.P., a Delaware limited partnership (“SEG
Partners II”), SEG Partners Offshore Master Fund, Ltd., a Cayman Islands exempted company (“SEG Offshore”), and George S. Loening, a United States citizen (“Loening”), who is the majority owner of Select LP and managing member of its general partner, a director of SEG Offshore and who is the managing member of SEG Partners II’s general partner, share voting control and investment discretion over part or all of the interests shown as follows: (i) Select LP shares voting and investment discretion over 10,022,000 shares, (ii) SEG Partners II shares voting and investment discretion over 4,732,217 shares, (iii) SEG Offshore shares voting and investment discretion over 2,802,692 shares and (iv) Loening shares voting and investment discretion over 10,022,000 shares. The business address of each Select LP, SEG Partners II and Loening is 380 Lafayette Street, 6th Floor, New York, New York 10003. The business address of SEG Offshore is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, P.O. Box 1348, Grand Cayman KY1-1108, Cayman Islands.

(16)
Includes 52,113,061 shares held by CCMP Capital Investors III, L.P. (“CCMP III”), 3,126,372 shares held by CCMP Capital Investors (Employee) III, L.P. (“CCMP III Employee”) and 16,713,300 shares held by CCMP Co-Invest III A, L.P. (“CCMP Co-Invest”, and collectively with CCMP III and CCMP III Employee, the “CCMP Investors”). The general partner of each of CCMP III and CCMP III Employee is CCMP Capital Associates III, L.P. (“CCMP Capital Associates”). The general partner of CCMP Co-Invest is CCMP Co-Invest III A GP, LLC (“CCMP Co-Invest GP”). The general partner of CCMP Capital Associates is CCMP Capital Associates III GP, LLC (“CCMP Capital Associates GP”). CCMP Capital Associates GP is wholly owned by CCMP Capital, LP. CCMP Capital, LP, is also the sole member of CCMP Co-Invest GP. The general partner of CCMP Capital, LP is CCMP Capital GP, LLC (“CCMP Capital GP”). CCMP Capital GP ultimately exercises voting and investment power over the shares held by the CCMP Investors. As a result, CCMP Capital GP may be deemed to share beneficial ownership with respect to the shares held by the CCMP Investors. The investment committee of CCMP Capital GP includes Messrs. Scharfenberger and Zannino, each of whom serves as a director of the Company. Each of the CCMP entities has an address of c/o CCMP Capital Advisors, LP, 277 Park Avenue, New York, New York 10172.

(17)
Oak Hill Capital Partners (“Oak Hill”) represents an aggregation of 14,293,107 shares held by Oak Hill Capital Partners III, L.P., 469,419 shares held by Oak Hill Capital Management Partners III, L.P. and 401,414 shares held by OHCP III HC RO, L.P (collectively, the “Oak Hill Investors”). The general partner of each of the Oak Hill Investors is OHCP GenPar III, L.P. (“Oak Hill GP”). The general partner of Oak Hill GP is OHCP MGP Partners III, L.P. (“Oak Hill Capital GP”). The general partner of Oak Hill Capital GP is OHCP MGP III, Ltd. (“Oak Hill Capital UGP”). The three managing partners of Oak Hill, Tyler Wolfram, Brian Cherry and Steven Puccinelli, serve as the directors of Oak Hill Capital UGP and may be deemed to exercise voting and investment control over the shares held by the Oak Hill Investors. The address of Oak Hill is 65 East 55th Street, 32nd Floor, New York, New York 10022.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 144,217,397 shares of common stock (including 8,000,000 shares of common stock that may be issued upon exercise of the private placement warrants and 501,066 shares of common stock that may be issued upon exercise of certain public warrants), 8,000,000 private placement warrants and 501,066 public warrants. The Selling Securityholders may from time to time offer and sell any or all of the common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock or warrants other than through a public sale.
The following table sets forth, as of July 14, 2021 (or such other date as such information was provided to us by the applicable Selling Securityholders), the names of the Selling Securityholders, the aggregate number of shares of common stock and warrants beneficially owned, the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock and warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 187,569,511 shares of common stock outstanding as of July 14, 2021.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
Selling Securityholders
Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered	Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold(68)%		Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Alyeska Master Fund, L.P.(1)	5,456,204	456,204	5,000,000	—	456,204	*	456,205	*
21st Century Insurance Company(2)	40,600	—	40,600	—	—	—	—	—
Met Investors Series Trust – MetLife Small Cap Value Portfolio(3)	502,200	—	502,200	—	—	—	—	—
Minnesota Life Insurance Company – Special Small Cap Value Equity(4)	42,800	—	42,800	—	—	—	—	—
Quad/Graphics Diversified Plan(5)	17,600	—	17,600	—	—	—	—	—
Truck Insurance Exchange(6)	58,700	—	58,700	—	—	—	—	—

Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered	Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold(68)%		Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
VALIC Company I – Small Cap Special Values Fund(7)	183,000	—	183,000	—	—	—	—	—
Wells Fargo Special Small Cap Value CIT(8)	32,200	—	32,200	—	—	—	—	—
Wells Fargo Special Small Cap Value Fund, as a series of Wells Fargo Funds Trust(9)	3,622,900	—	3,622,900	—	—	—	—	—
Clal Pension and Provident Funds Ltd.(10)	1,736,000	—	1,736,000	—	—	—	—	—
Clal Insurance Ltd.(11)	1,264,000	—	1,264,000	—	—	—	—	—
Columbia Small Cap Growth Fund I(12)	2,460,000	—	2,460,000	—	—	—	—	—
Columbia Variable Portfolio – Small Company Growth Fund(13)	540,000	—	540,000	—	—	—	—	—
Samlyn Onshore Fund, LP(14)	1,187,651	715,568	472,083	—	715,568	*	715,568	*
Samlyn Offshore Master Fund, Ltd.(15)	2,870,006	1,685,658	1,184,348	—	1,685,658	*	1,685,658	*
Samlyn Net Neutral Master Fund, Ltd.(16)	2,497,089	1,501,409	995,680	—	1,501,409	*	1,501,409	*
Samlyn Long Alpha Master Fund, Ltd.(17)	256,335	158,446	97,889	—	158,446	*	158,446	*
Suvretta Master Fund, Ltd.(18)	1,737,000	—	1,737,000	—	—	—	—	—
Suvretta Long Master Fund, Ltd. (19)	13,000	—	13,000	—	—	—	—	—
Park West Investors Master Fund, Limited(20)	1,360,000	—	1,360,000	—	—	—	—	—
Park West Partners International, Limited(21)	140,000	—	140,000	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(22)	1,400,000	—	1,400,000	—	—	—	—	—
Hawk Ridge Master Fund LP(23)	1,350,000	—	1,350,000	—	—	—	—	—
BEMAP Master Fund Ltd(24)	343,010	—	343,010	—	—	—	—	—
Bespoke Alpha MAC MIM LP(25)	44,103	—	44,103	—	—	—	—	—
DS Liquid Div RVA MON LLC(26)	289,293	—	289,293	—	—	—	—	—
Monashee Pure Alpha SPV I LP(27)	203,872	—	203,872	—	—	—	—	—
Monashee Solitario Fund LP(28)	261,511	—	261,511	—	—	—	—	—
SFL SPV I LLC(29)	58,211	—	58,211	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited(30)	461,500	—	461,500	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Opportunity Fund(31)	77,000	—	77,000	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited(32)	461,500	—	461,500	—	—	—	—	—
Arena Capital Fund, LP – Series 3(33)	300,000	—	300,000	—	—	—	—	—
Arena Capital Fund, LP – Series 5(34)	300,000	—	300,000	—	—	—	—	—
Arena Capital Fund, LP – Series 6(35)	300,000	—	300,000	—	—	—	—	—
Arena Capital Fund, LP – Series 14(36)	100,000	—	100,000	—	—	—	—	—
Brookdale Global Opportunity Fund(37)	370,000	—	370,000	—	—	—	—	—
Brookdale International Partners, L.P. (38)	630,000	—	630,000	—	—	—	—	—
D. E. Shaw Valence Portfolios, L.L.C. (39)	600,000	—	600,000	—	—	—	—	—
D. E. Shaw Oculus Portfolios, L.L.C. (40)	200,000	—	200,000	—	—	—	—	—
Schonfeld Strategic 460 Fund LLC(41)	750,000	—	750,000	—	—	—	—	—
Kepos Alpha Master Fund L.P. (42)	900,000	150,000	750,000	—	150,000	*	150,000	*

Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered	Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold(68)%		Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Marshall Wace Investment Strategies – Market Neutral TOPS Fund(43)	225,671	32,154	193,517	—	32,154	*	32,154	*
Marshall Wace Investment Strategies – Systematic Alpha Plus Fund(44)	98,991	20,988	78,003	—	20,988	*	20,988	*
Marshall Wace Investment Strategies – TOPS Fund(45)	136,850	17,952	118,898	—	17,952	*	17,952	*
Marshall Wace Investment Strategies – Eureka Fund(46)	414,615	55,033	359,582	—	55,033	*	55,033	*
MMF LT, LLC(47)	750,000	—	750,000	—	—	—	—	—
K2 PSAM Event Master Fund Ltd.(48)	77,945	48,795	29,150	—	48,795	*	48,795	*
PSAM WorldArb Master Fund Ltd.(49)	441,067	229,267	211,800	—	229,267	*	229,267	*
Lumyna Specialist Funds – Event Alternative Fund(50)	123,906	64,806	59,100	—	64,806	*	64,806	*
Lumyna Funds – Lumyna PSAM Global Event UCITS Fund(51)	432,360	232,410	199,950	—	232,410	*	232,410	*
Glazer Enhanced Fund, L.P. (52)	129,604	—	129,604	—	—	—	—	—
Glazer Enhanced Offshore Fund, Ltd. (52)	308,559	—	308,559	—	—	—	—	—
Highmark Limited, in respect of its Segregated Account, Highmark Multi-Strategy 2(52)	61,837	—	61,837	—	—	—	—	—
More Provident Funds Ltd.(53)	500,000	—	500,000	—	—	—	—	—
Ghisallo Master Fund LP(54)	350,000	—	350,000	—	—	—	—	—
VB CAPITAL MANAGEMENT AG(55)	300,000	—	300,000	—	—	—	—	—
Gundyco ITF The K2 Principal Fund L.P. (56)	300,000	—	300,000	—	—	—	—	—
Jane Street Global Trading, LLC(57)	337,972	137,972	200,000	—	137,972	*	137,972	*
Maven Investment Partners US Limited – NY Branch(58)	100,000	—	100,000	—	—	—	—	—
Jefferies Financial Group Inc.(59)	13,175,842	4,501,066	13,175,842	4,501,066	—	—	—	—
TJF, LLC(60)	8,000,425	4,000,000	8,000,425	4,000,000	—	—	—	—
CCMP Capital Investors III, L.P. and related investment funds(61)	71,952,733	—	71,952,733	—	—	—	—	—
Oak Hill Capital Partners and related investment funds(62)	15,163,940	—	15,163,940	—	—	—	—	—
Aaron Jagdfeld(63)	214,272	—	164,825	—	49,447	*	—	—
Douglas Cahill(64)	2,835,362	—	88,299	—	2,747,063	1.5%	—	—
Gary Seeds(65)	494,580	—	235,700	—	258,880	*	—	—
Jon Michael Adinolfi(66)	506,713	—	353,220	—	153,493	*	—	—
Robert Kraft(67)	425,042	—	82,413	—	342,629	*	—	—

*
Less than one percent.

(1)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George

Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at
77 W. Wacker, Suite 700, Chicago IL 60601.
(2)
The address of 21st Century Insurance Company is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(3)
The address of Met Investors Series Trust — MetLife Small Cap Value Portfolio is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(4)
The address of Minnesota Life Insurance Company — Special Small Cap Value Equity is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(5)
The address of Quad/Graphics Diversified Plan is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(6)
The address of Truck Insurance Exchange is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(7)
The address of VALIC Company I — Small Cap Special Values Fund is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(8)
The address of Wells Fargo Special Small Cap Value CIT is c/o Wells Fargo Asset Management,
100 Heritage Reserve, Menomonee Falls, WI 53051.

(9)
The address of Wells Fargo Special Small Cap Value Fund, as a series of Wells Fargo Funds Trust is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(10)
The address of Clal Pension and Provident Funds Ltd. is 36 Raul Wallenberg, Tel Aviv, Israel 61369.

(11)
The address of Clal Insurance Ltd. is 36 Raul Wallenberg, Tel Aviv, Israel 61369.

(12)
The address of Columbia Small Cap Growth Fund I is c/o Columbia Management Investment Advisers, LLC, 290 Congress Street, Boston, MA 02110. Columbia Management Investment Advisers, LLC (“CMIA”) is the investment adviser to the Selling Securityholder. Ameriprise Financial, Inc. (“AFI”) is the parent holding company of CMIA. CMIA and AFI do not directly own any shares reported herein. As the investment adviser to the Selling Securityholder, CMIA may be deemed to beneficially own the shares reported herein. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein. Each of CMIA and AFI disclaims beneficial ownership of any shares reported herein. The address for CMIA is 290 Congress Street, Boston, Massachusetts 02110. The address for AFI is 1099 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(13)
The address of Columbia Variable Portfolio — Small Company Growth Fund is c/o Columbia Management Investment Advisers, LLC, 290 Congress Street, Boston, MA 02110. Columbia Management Investment Advisers, LLC (“CMIA”) is the investment adviser to the Selling Securityholder. Ameriprise Financial, Inc. (“AFI”) is the parent holding company of CMIA. CMIA and AFI do not directly own any shares reported herein. As the investment adviser to the Selling Securityholder, CMIA may be deemed to beneficially own the shares reported herein. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein. Each of CMIA and AFI disclaims beneficial ownership of any shares reported herein. The address for CMIA is 290 Congress Street, Boston, Massachusetts 02110. The address for AFI is 1099 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(14)
The address of Samlyn Onshore Fund, LP is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Onshore Fund, LP, and may be deemed to be indirectly beneficially owned by (i) Samlyn Capital, LLC, as the investment manager of Samlyn Onshore Fund, and (ii) Samlyn Partners, LLC (“Samlyn Partners”), as the general partner of Samlyn Onshore Fund. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Managing Member of Samlyn Partners. Samlyn Capital, Samlyn Partners and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that any of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act or for any other purpose.

(15)
The address of Samlyn Offshore Master Fund, Ltd. is c/o Samlyn Capital, LLC, 500 Park Avenue,

New York, NY 10022. The reported securities are directly owned by Samlyn Offshore Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of Samlyn Offshore Master Fund. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Offshore Master Fund. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose.
(16)
The address of Samlyn Net Neutral Master Fund, Ltd. is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Net Neutral Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of Samlyn Net Neutral Master Fund. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Net Neutral Master Fund. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose.

(17)
The address of Samlyn Long Alpha Master Fund, Ltd. is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Long Alpha Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of Samlyn Long Alpha Master Fund. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Long Alpha Master Fund. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose.

(18)
The address of Suvretta Master Fund, Ltd. is c/o Suvretta Capital Management, LLC, 540 Madison Avenue, 7th Floor, New York, NY 10022. Aaron Cowen is the control person of Suvretta Capital Management, LLC, the investment manager of Suvretta Master Fund, Ltd. and Suvretta Long Master Fund, Ltd.

(19)
The address of Suvretta Long Master Fund, Ltd. is c/o Suvretta Capital Management, LLC, 540 Madison Avenue, 7th Floor, New York, NY 10022. Aaron Cowen is the control person of Suvretta Capital Management, LLC, the investment manager of Suvretta Master Fund, Ltd. and Suvretta Long Master Fund, Ltd.

(20)
The address of Park West Investors Master Fund, Limited is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939. Park West Asset Management LLC is the investment manager to Park West Investors Master Fund. Peter S. Park, through one or more affiliated entities, is the controlling manager of Park West Asset Management LLC.

(21)
The address of Park West Partners International, Limited is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939. Park West Asset Management LLC is the investment manager to Park West Investors Master Fund. Peter S. Park, through one or more affiliated entities, is the controlling manager of Park West Asset Management LLC.

(22)
The address of Citadel Multi-Strategy Equities Master Fund Ltd. is c/o Citadel Enterprise Americas LLC, 131 South Dearborn Street, Chicago, Illinois 60603. Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/or certain other affiliated entities.

(23)
The address of Hawk Ridge Master Fund LP is 12121 Wilshire Blvd. Suite 900, Los Angeles, CA 90025. David Graham Brown is the natural control person.

(24)
The address of BEMAP Master Fund Ltd is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116. The natural controlling person is Jeff Muller, the Chief Compliance Officer for Monashee Investment Management, LLC.

(25)
The address of Bespoke Alpha MAC MIM LP is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116. The natural controlling person is Jeff Muller, the Chief Compliance Officer for Monashee Investment Management, LLC.

(26)
The address of DS Liquid Div RVA MON LLC is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116. The natural controlling person is Jeff Muller, the Chief Compliance Officer for Monashee Investment Management, LLC.

(27)
The address of Monashee Pure Alpha SPV I LP is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116. The natural controlling person is Jeff Muller, the Chief Compliance Officer for Monashee Investment Management, LLC.

(28)
The address of Monashee Solitario Fund LP is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116. The natural controlling person is Jeff Muller, the Chief Compliance Officer for Monashee Investment Management, LLC.

(29)
The address of SFL SPV I LLC is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116. The natural controlling person is Jeff Muller, the Chief Compliance Officer for Monashee Investment Management, LLC.

(30)
The address of Nineteen77 Global Multi-Strategy Alpha Master Limited is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, IL 60606. The natural controlling person is Kevin Russell, CIO of UBS O’Connor, the investment manager of the Selling Securityholder.

(31)
The address of Nineteen77 Global Merger Arbitrage Opportunity Fund is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, IL 60606. The natural controlling person is Kevin Russell, CIO of UBS O’Connor, the investment manager of the Selling Securityholder.

(32)
The address of Nineteen77 Global Merger Arbitrage Master Limited is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, IL 60606. The natural controlling person is Kevin Russell, CIO of UBS O’Connor, the investment manager of the Selling Securityholder.

(33)
The address of Arena Capital Fund, LP — Series 3 is 12121 Wilshire Blvd, Ste 1010, Los Angeles, CA 90025. The natural controlling person is Arena Capital Advisors, LLC, as General Partner of the fund.

(34)
The address of Arena Capital Fund, LP — Series 5 is 12121 Wilshire Blvd, Ste 1010, Los Angeles, CA 90025. The natural controlling person is Arena Capital Advisors, LLC, as General Partner of the fund.

(35)
The address of Arena Capital Fund, LP — Series 6 is 12121 Wilshire Blvd, Ste 1010, Los Angeles, CA 90025. The natural controlling person is Arena Capital Advisors, LLC, as General Partner of the fund.

(36)
The address of Arena Capital Fund, LP — Series 14 is 12121 Wilshire Blvd, Ste 1010, Los Angeles, CA 90025. The natural controlling person is Arena Capital Advisors, LLC, as General Partner of the fund.

(37)
The address of Brookdale Global Opportunity Fund is c/o Weiss Asset Management LP, 222 Berkeley Street, 16th Floor, Boston, MA 02116. The natural controlling person is Andrew Murray Weiss.

(38)
The address of Brookdale International Partners, L.P. is c/o Weiss Asset Management LP, 222 Berkeley Street, 16th Floor, Boston, MA 02116. The natural controlling person is Andrew Murray Weiss.

(39)
The address of D. E. Shaw Valence Portfolios, L.L.C. is c/o D.E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, NY 10036. D. E. Shaw Valence Portfolios, L.L.C. directly owns the reported securities (“Valence Shares”) and has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Valence Shares.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios,

L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Valence Shares on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Valence Shares.

David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Valence Shares. David E. Shaw disclaims beneficial ownership of the Valence Shares.

(40)
The address of D. E. Shaw Oculus Portfolios, L.L.C. is c/o D. E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, NY 10036. D. E. Shaw Oculus Portfolios, L.L.C. directly owns the reported securities (“Oculus Shares”) and has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Oculus Shares.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Oculus Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Oculus Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Oculus Shares on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Oculus Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Oculus Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Oculus Shares.

David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Oculus Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Oculus Shares. David E. Shaw disclaims beneficial ownership of the Oculus Shares.

(41)
The address of Schonfeld Strategic 460 Fund LLC is 460 Park Ave, 19th Floor, New York, NY 10022.

(42)
The address of Kepos Alpha Master Fund L.P. is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York NY 10036. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder.
(43)
The address of Marshall Wace Investment Strategies — Market Neutral TOPS Fund is c/o Marshall Wace LLP, George House, 131 Sloane Street, London SW1X 9AT. Marshal Wace, LLP, as an investment manager of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between the sub-trust, the manager of which is Marshall Wace Ireland Limited.

(44)
The address of Marshall Wace Investment Strategies — Systematic Alpha Plus Fund is c/o Marshall Wace LLP, George House, 131 Sloane Street, London SW1X 9AT. Marshal Wace, LLP, as an investment manager of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between the sub-trust, the manager of which is Marshall Wace Ireland Limited.

(45)
The address of Marshall Wace Investment Strategies — TOPS Fund is c/o Marshall Wace LLP, George House, 131 Sloane Street, London SW1X 9AT. Marshal Wace, LLP, as an investment manager of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between the sub-trust, the manager of which is Marshall Wace Ireland Limited.

(46)
The address of Marshall Wace Investment Strategies — Eureka Fund is c/o Marshall Wace LLP, George House, 131 Sloane Street, London SW1X 9AT. Marshal Wace, LLP, as an investment manager of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between the sub-trust, the manager of which is Marshall Wace Ireland Limited.

(47)
The address of MMF LT, LLC is c/o Moore Capital Management, LP, 11 Times Square, 38th Floor, New York, NY 10036. Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC.

(48)
The address of K2 PSAM Event Master Fund Ltd. is c/o P Schoenfeld Asset Management LP, 1350 Avenue of the Americas, 21st Floor, New York, NY 10019. The natural controlling person is Peter Schoenfeld.

(49)
The address of PSAM WorldArb Master Fund Ltd. is c/o P Schoenfeld Asset Management LP, 1350 Avenue of the Americas, 21st Floor, New York, NY 10019. The natural controlling person is Peter Schoenfeld.

(50)
The address of Lumyna Specialist Funds — Event Alternative Fund is c/o P Schoenfeld Asset Management LP, 1350 Avenue of the Americas, 21st Floor, New York, NY 10019. The natural controlling person is Peter Schoenfeld.

(51)
The address of Lumyna Funds — Lumyna PSAM Global Event UCITS Fund is c/o P Schoenfeld Asset Management LP, 1350 Avenue of the Americas, 21st Floor, New York, NY 10019. The natural controlling person is Peter Schoenfeld.

(52)
Voting and investment power over the shares held by such entities resides with their investment manager, Glazer Capital, LLC (“Glazer Capital”). Mr. Paul J. Glazer (“Mr. Glazer”), serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o Glazer Capital, LLC, 250 West, 55th Street, Suite 30A, New York, New York 10019.

(53)
The address of More Provident Funds Ltd. is 2, Ben Gurion, Ramat Gan, Israel. The natural controlling person is Ori Keren.

(54)
The address of Ghisallo Master Fund LP. is 190 Elgin Road, Georgetown, Grand Cayman, Cayman Islands KY 1-9008v. The natural controlling person is Michael Germino.

(55)
The address of VB CAPITAL MANAGEMENT AG is LOWENSTRASSE 2, ZURICH CH 8001, SWITZERLAND. The natural controlling persons are Alejandro Gonzalez and Amir Hossein Fanian.

(56)
The address of Gundyco ITF The K2 Principal Fund L.P. is 2 Bloor Street West, Suite 801, Toronto, Ontario M4W 3E2. The natural controlling person is Daniel Gosselin.

(57)
The address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, NY, 10281. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC.

(58)
The address of Maven Investment Partners US Limited — NY Branch is 675 Third Avenue, 15th Floor, New York, NY 10017. The natural controlling person is Anand Sharma.

(59)
Represents (a) (i) 1,503,200 shares of common stock, (ii) 501,066 warrants and (iii) 501,066 shares underlying warrants held by Jefferies LLC, respectively, and (b) (i) 7,171,576 shares of common stock, (ii) 4,000,000 private placement warrants and (iii) 4,000,000 shares of common stock underlying private placement warrants held by Jefferies Financial Group Inc., respectively. Jefferies LLC is a wholly owned indirect subsidiary of Jefferies Financial Group Inc., which is a widely-held public company. The address of Jefferies Financial Group Inc. is 520 Madison Avenue, New York, New York 10022. 4,671,576 of the shares held by Jefferies Financial Group Inc. (which were formerly founder shares of Landcadia Holdings III, Inc.) are subject to a contractual lock-up pursuant to an amended and restated registration rights agreement as of July 14, 2021. Subject to certain exceptions, such securities can not be transferred, disposed of or pledged until earliest of: (i) the date that is one year from the Closing Date, or (ii) the last trading day when the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.

(60)
The address of TJF, LLC is 1600 West Loop South, Floor #30, Houston, TX 77027. Tilman J. Fertitta, the former Co-Chairman, President and CEO of Landcadia, owns and controls TJF, LLC and has voting and dispositive control over the shares held by TJF, LLC. These shares are subject to a contractual lock-up pursuant to an amended and restated registration rights agreement as of July 14, 2021. Subject to certain exceptions, such securities can not be transferred, disposed of or pledged until earliest of: (i) the date that is one year from the Closing Date, or (ii) the last trading day when the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.

(61)
Includes 52,113,061 shares held by CCMP Capital Investors III, L.P. (“CCMP III”), 3,126,372 shares held by CCMP Capital Investors (Employee) III, L.P. (“CCMP III Employee”) and 16,713,300 shares held by CCMP Co-Invest III A, L.P. (“CCMP Co-Invest”, and collectively with CCMP III and CCMP III Employee, the “CCMP Investors”). The general partner of each of CCMP III and CCMP III Employee is CCMP Capital Associates III, L.P. (“CCMP Capital Associates”). The general partner of CCMP Co-Invest is CCMP Co-Invest III A GP, LLC (“CCMP Co-Invest GP”). The general partner of CCMP Capital Associates is CCMP Capital Associates III GP, LLC (“CCMP Capital Associates GP”). CCMP Capital Associates GP is wholly owned by CCMP Capital, LP. CCMP Capital, LP, is also the sole member of CCMP Co-Invest GP. The general partner of CCMP Capital, LP is CCMP Capital GP, LLC (“CCMP Capital GP”). CCMP Capital GP ultimately exercises voting and investment power over the shares held by the CCMP Investors. As a result, CCMP Capital GP may be deemed to share beneficial ownership with respect to the shares held by the CCMP Investors. The investment committee of CCMP Capital GP includes Messrs. Scharfenberger and Zannino, each of whom serves as a director of the Company. Each of the CCMP entities has an address of c/o CCMP Capital Advisors, LP, 277 Park Avenue, New York, New York 10172. These shares are subject to a contractual lock-up pursuant to an amended and restated registration rights agreement as of July 14, 2021. Subject to certain exceptions, such securities can not be transferred, disposed of or pledged until the date that is six months from July 14, 2021, except that 33% of such common stock may be transferred as part of an underwritten offering on the last trading day when the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after July 14, 2021.

(62)
Oak Hill Capital Partners (“Oak Hill”) represents an aggregation of 14,293,107 shares held by Oak Hill Capital Partners III, L.P., 469,419 shares held by Oak Hill Capital Management Partners III, L.P. and 401,414 shares held by OHCP III HC RO, L.P (collectively, the “Oak Hill Investors”). The general partner of each of the Oak Hill Investors is OHCP GenPar III, L.P. (“Oak Hill GP”). The general partner of Oak Hill GP is OHCP MGP Partners III, L.P. (“Oak Hill Capital GP”). The general partner of Oak Hill Capital GP is OHCP MGP III, Ltd. (“Oak Hill Capital UGP”). The three managing partners of Oak Hill, Tyler Wolfram, Brian Cherry and Steven Puccinelli, serve as the directors of Oak Hill Capital UGP and may be deemed to exercise voting and investment control over the shares held by the Oak Hill Investors. The address of Oak Hill is 65 East 55th Street, 32nd Floor, New York, New York 10022. These shares are subject to a contractual lock-up pursuant to an amended and restated registration rights agreement as of July 14, 2021. Subject to certain exceptions, such securities can not be transferred, disposed of or pledged until the date that is six months from July 14, 2021, except that 33% of such common stock may be transferred as part of an underwritten offering on the last trading day when the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after July 14, 2021.

(63)
The business address of Aaron Jagdfeld is 10590 Hamilton Avenue, Cincinnati, OH 45231.

(64)
The business address of Douglas Cahill is 10590 Hamilton Avenue, Cincinnati, OH 45231. These shares are subject to a contractual lock-up pursuant to a lock-up agreement as of July 14, 2021. Subject to certain limited exceptions, such securities cannot be transferred for six months following the Business Combination; provided that 33% of the common stock shall be transferable as part of an underwritten offering following 90 days after July 14, 2021 if the last closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after July 14, 2021.

(65)
The address of Gary Seeds is 10590 Hamilton Avenue, Cincinnati, OH 45231. These shares are subject to a contractual lock-up pursuant to a lock-up agreement as of July 14, 2021. Subject to certain limited exceptions, such securities cannot be transferred for six months following the Business Combination; provided that 33% of the common stock shall be transferable as part of an underwritten offering following 90 days after July 14, 2021 if the last closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after July 14, 2021.

(66)
The address of Jon Michael Adinolfi is 10590 Hamilton Avenue, Cincinnati, OH 45231. These shares are subject to a contractual lock-up pursuant to a lock-up agreement as of July 14, 2021. Subject to certain limited exceptions, such securities cannot be transferred for six months following the Business Combination; provided that 33% of the common stock shall be transferable as part of an underwritten offering following 90 days after July 14, 2021 if the last closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after July 14, 2021.

(67)
The address of Robert Kraft is10590 Hamilton Avenue, Cincinnati, OH 45231. These shares are subject to a contractual lock-up pursuant to a lock-up agreement as of July 14, 2021. Subject to certain limited exceptions, such securities cannot be transferred for six months following the Business Combination; provided that 33% of the common stock shall be transferable as part of an underwritten offering following 90 days after July 14, 2021 if the last closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after July 14, 2021.

(68)
The amounts listed do not give effect to any transactions in the Company’s shares effected by the Selling Securityholder after July 14, 2021 other than the resales contemplated by this prospectus.

Listing of Common Stock
Our common stock and warrants are currently listed on Nasdaq under the symbols “HLMN” and “HLMNW”, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Hillman
Sale of Hillman Holdco Stock and Dividends
Hillman recorded proceeds from the sale of Hillman Holdco stock to members of management and the Board of Directors of $0.8 million for the year ended December 28, 2019. No such sales were recorded in the year ended December 26, 2020 or the twenty-six weeks ended June 26, 2021 and June 27, 2020, respectively.
Affiliate Leases
Gregory Mann and Gabrielle Mann are employed by Hillman. Hillman leases an industrial warehouse and office facility from companies under the control of the Manns. Hillman has recorded rental expense for the lease of this facility on an arm’s length basis. Hillman’s rental expense for the lease of this facility was $0.4 million for each of the years ended December 26, 2020 and December 28, 2019. The rental expense for the lease of this facility was $0.2 million for the twenty-six weeks ended June 26, 2021 and June 27, 2020, respectively.
Registration Rights Agreement
At the Closing, Hillman, the Sponsors, CCMP Investors and the Oak Hill Investors entered into the A&R Registration Rights Agreement, pursuant to which, among other things, the parties to the A&R Registration Rights Agreement agreed not to effect any sale or distribution of any equity securities of Hillman held by any of them during the lock-up period described therein and were granted certain registration rights with respect to their respective shares of Hillman common stock, in each case, on the terms and subject to the conditions therein.
Indemnification Agreements with Officers and Directors and Directors and Officers’ Liability Insurance
In connection with the Business Combination, Hillman entered into indemnification agreements with each of Hillman’s executive officers and directors. The indemnification agreements, Hillman’s restated certificate of incorporation and its bylaws require Hillman to indemnify its directors to the fullest extent permitted by Delaware law. Subject to certain limitations, the restated certificate of incorporation also requires Hillman to advance expenses incurred by its directors in defending or otherwise participating in any such proceeding in advance of its final disposition. Hillman maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Related Party Transaction Policy
The Board has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related party had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In reviewing and approving any such transactions, our audit committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)), including but not limited to:
•
financial institutions or financial services entities;

•
broker-dealers;

•
governments or agencies or instrumentalities thereof;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the U.S.;

•
persons that actually or constructively own five percent or more of our voting shares;

•
insurance companies;

•
dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•
persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•
persons that receive shares upon the exercise of employee stock options or otherwise as compensation;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•
tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock or warrants who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the U.S.;

•
a corporation (or other entity taxable as a corporation) organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants. Upon a sale or other taxable disposition of our common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. holder’s acquisition cost for the common stock or warrant less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock or warrants originally acquired as part of an investment unit, the acquisition cost for the share of common stock and warrant that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.
Exercise or Lapse of a Warrant.   Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Possible Constructive Distributions.   The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “— Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock or warrants who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions.   In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S., we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S.. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Exercise of a Warrant.   The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders — Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants.   A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.
Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates.
Possible Constructive Distributions.   The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to an aggregate of 16,666,667 shares of common stock that are issuable upon exercise of the public warrants and 8,000,000 shares of common stock that are issuable upon exercise of the private placement warrants. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 144,217,397 shares of common stock, par value $0.0001 per share (including 8,000,000 shares of common stock that may be issued upon exercise of the private placement warrants and 501,066 shares of common stock that may be issued upon exercise of certain public warrants), up to 8,000,000 private placement warrants and up to 501,066 public warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•
the specific securities to be offered and sold;

•
the names of the selling securityholders;

•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•
settlement of short sales entered into after the date of this prospectus;

•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may

also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common stock and warrants are currently listed on Nasdaq under the symbols “HLMN” and “HLMNW”, respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
Lock-up Agreements
Certain of our stockholders have entered into lock-up agreements. See “Securities Act Restrictions on Resale of Securities — Lock-up Agreements.”

LEGAL MATTERS
Ropes & Gray LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company.
EXPERTS
The financial statements of Landcadia Holdings III, Inc., as of December 31, 2020 and December 31, 2019, for the years ended December 31, 2020 and December 31, 2019 and for the period from March 13, 2018 (inception) through December 31, 2018 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of HMAN Group Holdings, Inc. as of December 26, 2020 and December 28, 2019, and for each of the years in the three-year period ended December 26, 2020, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 26, 2020 consolidated financial statements refers to the restatement of the 2019 and 2018 consolidated financial statements to correct misstatements and also refers to a change in the methods of accounting for leases and revenue recognition.
CHANGE IN AUDITOR
On July 29, 2021, the Audit Committee of the Board approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021 and dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.
The reports of Marcum on Landcadia’s financial statements as of and for the fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During Landcadia’s fiscal years ended December 31, 2020 and December 31, 2019 and during the subsequent interim period through July 29, 2021 (the date of dismissal of Marcum), there were no disagreements between Landcadia or the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
During Landcadia’s fiscal year ending December 31, 2020 and December 31, 2019 and during the subsequent interim period through July 29, 2021 (the date of dismissal of Marcum), there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended) other than the material weakness in internal controls identified by management related to evaluating complex accounting issues, issued in connection with Landcadia’s initial public offering, which resulted in the restatement of Landcadia’s financial statements as set forth in Landcadia’s Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on May 3, 2021.
The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter dated July 29, 2021 is filed as Exhibit 16.1 to the registration statement to which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.
We also maintain an internet website at www.hillmangroup.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
If you would like additional copies of this prospectus, you should contact us by telephone or in writing:
Douglas Cahill
Chief Executive Officer
10590 Hamilton Avenue
Cincinnati, OH 45231
(513) 851-4900

INDEX TO FINANCIAL STATEMENTS
LANDCADIA HOLDINGS III, INC.
Page
Financial Statements for the six months ended June 30, 2021 and 2020
Balance Sheets as of June 30, 2021 and December 31, 2020	F-2
Statements of Operations for the three and six months ended June 30, 2021 and 2020	F-3
Statements of Changes in Stockholders’ Equity for the three and six months ended June 30, 2021 and 2020	F-4
Statements of Cash Flows for the six months ended June 30, 2021 and 2020	F-5
Notes to Financial Statements	F-6
Audited Financial Statements for the years ended December 31, 2020 and December 31, 2019 and the period from March 13, 2018 (inception) through December 31, 2018
Report of Independent Registered Public Accounting Firm	F-21
Balance Sheets as of December 31, 2020 and 2019	F-22
Statements of Operations for the years ended December 31, 2020, 2019 and March 13, 2018 (inception) through December 31, 2018	F-23
Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2020, 2019 and 2018 and March 13, 2018 (inception) through December 31, 2018	F-24
Statements of Cash Flows for the Year Ended December 31, 2020	F-25
Notes to Financial Statements	F-26
HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES

LANDCADIA HOLDINGS III, INC.
BALANCE SHEETS
	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$85,485	$1,017,406
Prepaid expenses	132,432	105,838
Total current assets	217,917	1,123,244
Cash and marketable securities held in trust	500,010,358	500,078,624
Deferred tax asset	—	—
Total assets	$500,228,275	$501,201,868
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$113,018	$127,450
Total current liabilities	113,018	127,450
Deferred underwriting commissions	17,500,000	17,500,000
Warrant derivative liability	74,840,000	55,720,000
Total liabilities	$92,453,018	$73,347,450
Commitments and contingencies	—	—
Class A common stock subject to possible redemption, 50,000,000 and 42,278,793 shares, respectively, at redemption value of $10.00 per share	500,000,000	422,854,408
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued or outstanding	$—	$—
Common stock
Class A common stock, $0.0001 par value, 380,000,000 shares authorized, 0 and 7,721,207 shares issued and outstanding, respectively (excluding 50,000,000 and 42,278,793 shares, respectively, subject to possible redemption)	—	772
Class B common stock, $0.0001 par value 20,000,000 shares authorized, 12,500,000 issued and outstanding	1,250	1,250
Additional paid-in capital	—	33,888,383
Accumulated deficit	(92,225,993)	(28,890,395)
Total stockholders’ equity	(92,224,743)	5,000,010
Total liabilities and stockholders’ equity	$500,228,275	$501,201,868
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS III, INC.
STATEMENTS OF OPERATIONS
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Expenses:
General and administrative expenses	$(481,780)	$—	$(990,698)	$—
Loss from operations	(481,780)	—	(990,698)	—
Other income (expense):
Interest income	12,620	—	31,537	—
Gain (loss) on warrant derivative liability	(30,330,000)	—	(19,120,000)	—
Total other income (expense)	(30,317,380)	—	(19,088,463)	—
Loss before taxes	(30,799,160)	—	(20,079,161)	—
Tax benefit (provision)	—	—	—	—
Net Loss	$(30,799,160)	$—	$(20,079,161)	$—
Basic and diluted loss per share:
Net loss per share available to common shares	$(1.82)	$—	$(1.09)	$—
Basic and diluted weighted average number of shares outstanding	16,954,225	6,037,500	18,394,339	6,037,500
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS III, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
	Class A common stock		Class B common stock		Additional paid-in capital	Accumulated deficit	Subscription note receivable, affiliates	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2020,	7,721,207	$772	12,500,000	$1,250	$33,888,383	$(28,890,395)	$—	$5,000,010
Class A shares subject to redemption	(1,076,380)	(108)	—	—	(10,719,891)	—	—	(10,719,999)
Net income	—	—	—	—	—	10,719,999	—	10,719,999
Balance, March 31, 2021, (unaudited)	6,644,827	664	12,500,000	1,250	23,168,492	(18,170,396)	—	5,000,010
Class A shares subject to redemption	(6,644,827)	(664)	—	—	(23,168,492)	(43,256,437)	—	(66,425,593)
Net loss	—	—	—	—	—	(30,799,160)	—	(30,799,160)
Balance, June 30, 2021, (unaudited)	—	$—	12,500,000	$1,250	$—	$(92,225,993)	$—	$(92,224,743)
	Class A common stock		Class B common stock		Additional paid-in capital	Accumulated deficit	Subscription note receivable, affiliates	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2019	—	$—	6,943,125	$694	$306	$—	$(1,000)	$—
Net income	—	—	—	—	—	—	—	—
Balance, March 31, 2020, (unaudited)	—	—	6,943,125	694	306	—	(1,000)	—
Net income	—	—	—	—	—	—	—	—
Balance, June 30, 2020, (unaudited)	—	$—	6,943,125	$694	$306	$—	$(1,000)	$—
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS III, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)
	Six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(20,079,161)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Trust account interest income	(31,537)	—
(Gain) loss on warrant derivative liability	19,120,000	—
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	(26,594)	—
Increase (decrease) in accounts payable and accrued liabilities	(14,432)	—
Net cash used in operating activities	(1,031,724)	—
Cash flows from investing activities:
Cash withdrawn from trust account for tax payments	99,803	—
Net cash provided by investing activities	99,803	—
Cash flows from financing activities:
Net cash provided by financing activities	—	—
Net increase (decrease) in cash and cash equivalents	(931,921)	—
Cash and cash equivalents at beginning of period	1,017,406	—
Cash and cash equivalents at end of period	$85,485	$—
Supplemental schedule of non-cash financing activities:
Change in value of common shares subject to possible conversion	$(77,145,592)	$—
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS III, INC.
NOTES TO FINANCIAL STATEMENTS
1.   Nature of Business and Subsequent Event
Business
Landcadia Holdings III, Inc., (the “Company,” “we,” “us” or “our”), was formed as Automalyst LLC, a Delaware limited liability company on March 13, 2018 and converted into a Delaware corporation on August 24, 2020. We consummated an initial public offering (“Public Offering”) on October 14, 2020.
The Company has not had any significant operations to date. The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On January 24, 2021, we entered into an Agreement and Plan of Merger with HMAN Group Holdings Inc., a Delaware corporation (“Hillman”).
All activity through June 30, 2021 relates to the Company’s formation and Public Offering, which is described below, identifying a target company for a Business Combination and the consummation of a transaction with Hillman.
Sponsors
The Company’s sponsors were TJF, LLC (“TJF”) and Jefferies Financial Group Inc. (“JFG” and together with TJF, the “Sponsors”). TJF is wholly owned by Tilman J. Fertitta, the Company’s former Co-Chairman and Chief Executive Officer.
Financing
The Company financed its Business Combination in part with proceeds from its $500,000,000 Public Offering and $12,000,000 private placement (the “Private Placement”) of private placement warrants (the “Sponsor Warrants”), see Notes 4 and 5. The registration statement for the Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on October 8, 2020. The Company consummated the Public Offering of 50,000,000 units (the “Units”), at $10.00 per Unit on October 14, 2020, generating gross proceeds of $500,000,000. Simultaneously with the closing of the Public Offering, the Company consummated the Private Placement of an aggregate of 8,000,000 Sponsor Warrants at a price of $1.50 per Sponsor Warrant, generating proceeds of $12,000,000. Upon the closing of the Public Offering and Private Placement, $500,000,000 from the net proceeds of the sale of the Units in the Public Offering and the Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The underwriters did not exercise their option to purchase additional units.
Trust Account
The proceeds held in the Trust Account can only be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
The Company’s second amended and restated certificate of incorporation (the “Charter”) provides that, other than the withdrawal of interest to pay tax obligations (less up to $100,000 interest to pay dissolution expenses), none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units sold in the Public Offering (“Public Shares”) properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the Business Combination by

October 14, 2022 (within 24 months from the closing of the Public Offering ); or to provide for redemption in connection with a Business Combination; or (iii) the redemption of the Public Shares if the Company is unable to complete the Business Combination within 24 months from the closing of the Public Offering, subject to applicable law. The Company’s third amended and restated certificate of incorporation became effective upon closing of the Business Combination on July 14, 2021.
Initial Business Combination
The Company’s management had broad discretion with respect to the specific application of the net proceeds of the Public Offering and Private Placement, although substantially all of the net proceeds were intended to be applied generally toward consummating a Business Combination. The Company completed its initial Business Combination having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to the shares of Class B common stock, par value $0.0001 per share, of the Company (“Founder Shares”) and Public Shares held by them in connection with the completion of the Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination by October 14, 2022, or to provide for redemption in connection with a Business Combination and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete a Business Combination by October 14, 2022, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete a Business Combination within the prescribed time frame; and (iv) vote any Founder Shares held by them and any Public Shares purchased during or after the Public Offering (including in open market and privately-negotiated transactions) in favor of the Business Combination.
The Company, after signing a definitive agreement for the Business Combination, sought stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company to pay its taxes. The decision as to whether the Company would seek stockholder approval of the Business Combination or allow stockholders to sell their shares in a tender offer was made by the Company, solely in its discretion, and was based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. However, in no event would the Company redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not have proceeded with the redemption of the Public Shares and the related Business Combination, and instead would have searched for an alternate Business Combination. On July 13, 2021, the Company held a special meeting of it’s stockholders in which the majority of the Company’s stockholders voted to approve the Business Combination. There were no stockholder redemptions of public shares in connection with the Business Combination
Notwithstanding the foregoing redemption rights, when the Company sought stockholder approval of the Business Combination and it did not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Charter provided that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act of 1934, as amended (the “Exchange Act”)), would be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the Public Offering, without the Company’s prior consent.

The Public Shares have been recorded at their redemption amount and classified as temporary equity (“Redeemable Shares”), in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.00 per Public Share ($500,000,000 held in the Trust Account divided by 50,000,000 Public Shares). See Note 2.
The Company had until October 14, 2022, to complete the Business Combination. If the Company did not complete the Business Combination within this period of time, it would have (i) ceased all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeemed the Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolved and liquidated, subject in each case to the Company’s obligations under Delaware law to provide for claims to creditors and the requirements of other applicable law. The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete its Business Combination by October 14, 2022; however, the Sponsors, officers and directors are entitled to liquidating distributions from the Trust Account with respect to Public Shares held by them if the Company does not complete the Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.
Pursuant to the letter agreement referenced above, the Sponsors, officers and directors agreed that, if the Company submitted the Business Combination to the Company’s public stockholders for a vote, such parties would vote their Founder Shares and any Public Shares they owned in favor of the Business Combination. All such shares voted to approve the Business Combination.
Subsequent Events
On July 14, 2021 (the “Closing Date”), the Company consummated the previously announced business combination (the “Closing”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 24, 2021 (as amended on March 12, 2021, and as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and among Landcadia, Helios Sun Merger Sub, a wholly-owned subsidiary of Landcadia (“Merger Sub”), HMAN Group Holdings Inc., a Delaware corporation (“Hillman Holdco”) and CCMP Sellers’ Representative, LLC, a Delaware limited liability company in its capacity as the Stockholder Representative thereunder (the “Stockholder Representative”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Hillman Holdco with Hillman Holdco surviving the merger as a wholly owned subsidiary of New Hillman, which was renamed “Hillman Solutions Corp.” (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).
In accordance with the terms and subject to the conditions set forth in the Merger Agreement, the Company paid aggregate consideration in the form of New Hillman common stock calculated as described herein and equal to a value of approximately (i) $911,300,000 plus (ii) $28,280,000, such amount being the value of 2,828,000 shares of Class B common stock of Landcadia, valued at $10.00 per share, that TJF, LLC (“TJF Sponsor”) and Jefferies Financial Group Inc., (“JFG Sponsor” and, together with TJF Sponsor, the “Sponsors”) agreed to forfeit at the Closing. Pursuant to the Amended and Restated Letter Agreement, dated as of January 24, 2021 (the “A&R Letter Agreement”), by and among Landcadia, its officers, its directors, and the Sponsors, the Sponsors forfeited a total of 3,828,000 shares of Landcadia Class B common stock (the “Sponsor Forfeited Shares”), with 2,828,000 shares being forfeited by the Sponsors on a basis pro rata with their ownership of Landcadia and 1,000,000 additional shares being forfeited by the TJF Sponsor. See Note 6 for further information.
We have evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. The Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements, other than those included herein.

Fiscal Year End
The Company has a December 31 fiscal year-end.
2.    Summary of Significant Accounting Policies
Basis of Presentation
Our accompanying financial statements include the accounts of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for these periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year period and should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Form 10-K/A filed with the SEC on May 3, 2021.
Use of Estimates
The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the valuation of equity instruments recorded as warrant derivative liabilities.
Emerging Growth Company
Prior to the completion of the Business Combination on July 14, 2021, the Company was an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (as amended, the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020.

Cash consists of proceeds from the Public Offering and Private Placement held outside of the Trust Account and may be used to pay for business, legal and accounting due diligence for the Business Combination and continuing general and administrative expenses.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts with a financial institution which may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and the Company believes that it is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The Company classifies financial instruments under FASB ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are reported at fair value at each reporting period. Our financial instruments that are subject to fair value measurements consist of cash and marketable securities held in trust and warrant derivative liability. The carrying value of the Company’s cash and cash equivalents, and accrued liabilities, approximates their fair value due to the short-term nature of such instruments. See Note 8 for further information.
Offering Costs
Total offering costs were $775,000 and consisted of legal, accounting, and other costs incurred in connection with the formation and preparation of the Public Offering. Underwriting commissions for the Public Offering were $27,500,000, of which $17,500,000 were deferred until the completion of the Business Combination. Because the Public Warrants have been accounted for as a liability at fair value instead of equity, the Company applied the relative fair value method and allocated apportion of offering costs and underwriting commissions to expenses with the remainder charged to additional paid in capital at the closing of the Public Offering.
Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities are $113,018 as of June 30, 2021, and primarily consist of accounting and legal expenses related to the Business Combination and Delaware franchise tax expenses.
Warrant Liabilities
In accordance with FASB ASC 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, entities must consider whether to classify contracts that may be settled in its own stock, such as warrants, as equity of the entity or as an asset or liability. If an event that is not within the entity’s control could require net cash settlement, then the contract should be classified as an asset or a liability rather than as equity. We have determined because the terms of Public Warrants include a provision that entitles all warrantholders to cash for their warrants in the event of a qualifying cash tender offer, while only certain of the holders of the underlying shares of common stock would be entitled to cash, our warrants should be classified as liability measured at fair value, with changes in fair value each period reported in earnings. Volatility in our Common Stock and Public Warrants may result in significant changes in the value of the derivatives and resulting gains and losses on our statement of operations.
Income (Loss) Per Common Share
Basic income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period. All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Consistent with FASB ASC 480, shares of Class A common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of income (loss) per common share for the three and six months ended June 30, 2021 and 2020. Such shares, if redeemed, only participate in their pro rata share of trust earnings, see Note 3. Diluted income (loss) per share includes the incremental number of shares of common stock to be issued in connection with the conversion of Class B common stock or to settle warrants, as calculated using the treasury stock method. For the three and six months ended June 30, 2021 and 2020, the Company did not have any dilutive warrants, securities or other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted income (loss) per common share is the same as basic income (loss) per common share for all periods presented. Further, in accordance with FASB ASC 260, the income (loss) per share calculation reflects the effect of the stock splits as discussed in Note 3 for all periods presented.
A reconciliation of net income (loss) per common share as adjusted for the portion of income that is attributable to common stock subject to redemption is as follows:
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Numerator:
Net loss – basic and diluted	$(30,799,160)	$—	$(20,079,161)	$—
Less: Income attributable to common stock subject to possible redemption	—	—	—	—
Net loss available to common shares	$(30,799,160)	$—	$(20,079,161)	$—
Demoninator:
Weighted average number of shares – basic	16,954,225	6,037,500	18,394,339	6,037,500
Warrants	—	—	—	—
Weighted average number of shares – diluted	16,954,225	6,037,500	18,394,339	6,037,500
Basic and diluted loss available to common shares	$(1.82)	$—	$(1.09)	$—
Income Taxes
The Company was taxed as a limited liability company prior to August 24, 2020, therefore all tax implications were the responsibility of its member. As of August 24, 2020, the Company elected to be taxed as a C Corporation. The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
There were no unrecognized tax benefits as of June 30, 2021 and 2020. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The effective tax rate was 21.0% for all periods presented. The Company recorded a deferred tax benefit of $201,424 on the Net Operating Loss in the three and six months ended June 30, 2021. In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the three and six months ended June 30, 2021, the change in the valuation allowance was $201,424 which resulted in no income tax expense (benefit) for this period.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
3.   Stockholders’ Equity
On March 13, 2018, JFG, through a subsidiary, purchased 100% of the membership interests in the Company for $1,000. On August 24, 2020, TJF purchased a 51.7% membership interest in the Company for $1,070. Simultaneously, the Company converted from a limited liability company to a corporation and its previously outstanding membership interests converted into shares of Class B common stock. The total number of authorized shares of all classes of capital stock is 401,000,000, of which 380,000,000 shares are Class A common stock, par value $0.0001 per share; 20,000,000 shares are Class B common stock, par value $0.0001 per share; and 1,000,000 shares are preferred stock, par value $0.0001 per share. The Sponsors held an aggregate of 11,500,000 Class B shares based on their proportional interests in the Company. On September 16, 2020, we conducted a 1:1.25 stock split of the Founder Shares so that a total of 14,375,000 Founder Shares were issued and outstanding. An aggregate of 1,875,000 Founder Shares were forfeited because the underwriters did not exercise their over-allotment option. As of June 30, 2021, JFG and TJF owned an aggregate of 12,500,000 Founder Shares based on their proportional interests in the Company. The financial statements reflect the changes in stock retroactively for all periods presented.
Following these transactions, the Company had $2,070 of invested capital, or $0.0001 per share.
Redeemable Shares
All of the 50,000,000 Public Shares sold as part of the Public Offering contain a redemption feature as defined in the Public Offering. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Company’s amended and restated certificate of incorporation provides a minimum net tangible asset threshold of $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of Redemption Shares will be affected by charges against additional paid-in capital.
Along with the Merger Agreement, Landcadia entered into a private placement investment (“PIPE”) which closed concurrently with the Merger closing on July 14, 2021. With this PIPE investment, Landcadia agreed to issue and sell an aggregate of 37,500,000 shares of Landcadia Class A common stock to the subscribed investors for $10.00 per share. All of the issued and outstanding shares of Landcadia Class A common stock, including the shares of Landcadia Class A common stock issued to the PIPE Investors, were exchanged, on a one-for-one basis, for shares of Hillman common stock. Because the merger contains a PIPE Investment to complete the transaction, the events of the transaction are not solely within the issuer’s control and the equity instruments are required to be classified outside of permanent equity. Therefore as of June 30, 2021 all 50,000,000 of the shares subject to redemption have been classified in temporary equity. At December 31, 2020 there were 50,000,000 Public Shares, of which 42,278,793 were classified as Redeemable Shares, classified outside of permanent equity, and 7,721,207 classified as Class A common stock.
For further information on the Merger Agreement and Founder Shares, see Notes 4 and 5.
4.   Public Offering
Units
In the Public Offering, which closed October 14, 2020, the Company sold 50,000,000 Units at a price of $10.00 per Unit (the “Units”). Each Unit consists of one share of the Company’s Class A common stock,

$0.0001 par value and one-third of one redeemable warrant (each a “Public Warrant”). Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act no later than 15 business days following the completion of the Business Combination covering the shares of Class A common stock issuable upon exercise of the Public Warrants, to use its best efforts to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the Public Warrants expire or are redeemed. If a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement.
Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Public Warrants issued in connection with the Units during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsors or their affiliates, without taking into account any Founder Shares held by the Sponsors or such affiliates, as applicable, prior to such issuance) (the “ Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the completion of the Company’s initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the Class A common stock during the twenty (20) trading-day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “ Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price (See “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00”) and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price (See “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”).
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00
Once the Public Warrants become exercisable, the Company may call the warrants for redemption: (i) in whole and not in part; (ii) at a price of $0.01 per warrant; (iii) upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and (iv) if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants for shares of Class A common stock:

•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the shares of Class A common stock;

•
if, and only if, the last reported sale price (the “closing price”) of the Class A common stock equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Sponsor Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of the Class A common stock shall mean the volume weighted average price of the Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
Underwriting Commissions
The Company paid an underwriting discount of $10,000,000 ($0.20 per Unit sold) to the underwriters at the closing of the Public Offering on October 14, 2020, with an additional fee (“Deferred Discount”) of $17,500,000 ($0.35 per Unit sold) payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. See Note 5 for further information on underwriting commissions.
5.   Commitments and Related Party Transactions
Founder Shares
The Founder Shares are identical to the Public Shares except that the Founder Shares are subject to certain transfer restrictions and the holders of the Founder Shares had the right to elect all of the Company’s directors prior to the Business Combination. The Founder Shares automatically converted into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights. The Sponsors collectively owned 20.0% of the Company’s issued and outstanding shares prior to the Business Combination.
The holders of the Founder Shares agreed not to transfer, assign or sell any of their Founder Shares until one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, (i) the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).
The Founder Shares automatically converted into shares of Class A common stock concurrently with or immediately following the consummation of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities were issued or deemed issued in connection with the Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the Business Combination and any private placement-equivalent warrants issued to the Sponsors, officers or directors upon conversion of working capital loans; provided that such conversion of Founder Shares would never occur on a less than one-for-one basis.
Sponsor Warrants
In conjunction with the Public Offering that closed on October 14, 2020, the Sponsors purchased an aggregate of 8,000,000 Sponsor Warrants at a price of $1.50 per warrant ($12,000,000 in the aggregate) in the Private Placement. A portion of the purchase price of the Sponsor Warrants was added to the proceeds from the Public Offering to be held in the Trust Account such that at closing of the Public Offering, $500,000,000 was placed in the Trust Account.
Each Sponsor Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The Sponsor Warrants (including the Class A common stock issuable upon exercise of the Sponsor Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination and they are non-redeemable so long as they are held by the initial purchasers of the Sponsor Warrants or their permitted transferees (except as set forth in Note 4 above in “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”). If the Sponsor Warrants are held by someone other than the initial purchasers of the Sponsor Warrants or their permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units sold in the Public Offering. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants except that the Sponsor Warrants may be exercised on a cashless basis. If the Company does not complete the Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants issued to the Sponsors will expire worthless.
Registration Rights
The holders of the Founder Shares, Sponsor Warrants, shares of Class A common stock issuable upon conversion of the Founder Shares, Sponsor Warrants or working capital loans will be entitled to registration rights. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, JFG may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years; respectively after the effective date of the registration statement relating to the Public Offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Commissions
Jefferies LLC is the underwriter of the Public Offering, and its indirect parent, JFG, beneficially owns 48.3% of the Founder Shares. Jefferies LLC received all of the underwriting discount that was due at the closing of the Public Offering, and will receive the additional Deferred Discount payable from the Trust Account upon completion of the Business Combination. See Note 4 for further information regarding underwriting commissions.
Administrative Services Agreement
The Company entered into an administrative services agreement in which we will pay Fertitta Entertainment, Inc., (an affiliate of TJF) for office space, secretarial and administrative services provided to members of our management team, in an amount not to exceed $20,000 per month commencing on the date of effectiveness of the Public Offering and ending on the earlier of the completion of a Business Combination or the Company’s liquidation. The Company has recorded administrative services fees of $60,000 and $120,000 in the three and six months ended June 30, 2021, respectively.
Directors’ Payments
We paid $100,000 to each of our independent directors at the closing of a Business Combination for services rendered as board members prior to the completion of a Business Combination.
Sponsors’ Indemnification of the Trust Accounts
The Sponsors have agreed that they will be jointly and severally liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share or (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third party claims.
Sponsor Loans
On August 24, 2020 the Sponsors agreed to loan the Company up to an aggregate of $300,000 by the issuance of unsecured promissory notes to cover expenses related to the Public Offering. These loans of $166,750 were repaid in full on October 16, 2020.
In addition, the Sponsors was not prohibited from loaning the Company funds in order to finance transaction costs in connection with the Business Combination. Up to $1,500,000 of these loans could have been converted into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Sponsor Warrants. See Note 4 for the terms of the warrants.
6.   Merger Agreement
On January 24, 2021, the Company’s board of directors unanimously approved an agreement and plan of merger, dated January 24, 2021, by and among the Company, Helios Sun Merger Sub, Inc., the Company’s wholly owned subsidiary (“Merger Sub”), HMAN Group Holdings Inc., a Delaware corporation (“Hillman Holdco”) and CCMP Sellers’ Representative, LLC, a Delaware limited liability company in its capacity as the Stockholder Representative thereunder (in such capacity, the “Stockholder Representative”) (as amended on March 12, 2021 and as may be further amended and/or restated from time to time, the “Merger Agreement”). If the Merger Agreement is adopted by the Company’s stockholders and the transactions under the Merger Agreement are consummated, Merger Sub will merge with and into Hillman Holdco with Hillman Holdco surviving the merger as the Company’s wholly owned subsidiary (the “Proposed Transaction”). Hillman Holdco is a holding company that indirectly holds all of the issued and outstanding capital stock of The Hillman Group, Inc., which, together with its direct and indirect subsidiaries (Hillman Holdco, The Hillman Group, Inc. and its direct and indirect subsidiaries, collectively, “Hillman” and each such entity, a “Hillman Group Entity”), is in the business of providing hardware-related products and related merchandising services to retail markets in North America. In connection with the consummation of the Proposed Transaction, we will be renamed “Hillman Solutions Corp.” Such entity is referred to herein as “New Hillman” as of the time following such change of name. On July 14, 2021, the Company consummated the previously announced business combination with Hillman. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Hillman Holdco with Hillman Holdco surviving the merger as a wholly owned subsidiary of New Hillman.

In accordance with the terms and subject to the conditions set forth in the Merger Agreement, the Company paid aggregate consideration in the form of New Hillman common stock calculated as described herein and equal to a value of approximately (i) $911,300,000 plus (ii) $28,280,000, such amount being the value of 2,828,000 shares of Class B common stock of Landcadia, valued at $10.00 per share, that the Sponsors agreed to forfeit at the Closing. The Sponsors forfeited a total of 3,828,000 shares of Landcadia Class B common stock, with 2,828,000 shares being forfeited by the Sponsors on a basis pro rata with their ownership of Landcadia and 1,000,000 additional shares being forfeited by the TJF Sponsor.
At the effective time of the Proposed Transaction, all outstanding shares of common stock of Hillman Holdco were cancelled in exchange for the right to receive, with respect to each such share, a certain number of shares of New Hillman common stock valued at $10.00 per share equal to (A) (i) the Aggregate Consideration plus (ii) the value that would be received by Hillman Holdco upon the exercise of all outstanding Hillman Holdco options as of immediately prior to the Closing (the “Adjusted Purchase Price”), divided by (B) (i) the total number of shares of Hillman Holdco common stock outstanding as of immediately prior to the Closing plus (ii) the number of shares of Hillman Holdco common stock underlying all then outstanding Hillman Holdco options and shares of Hillman Holdco restricted stock outstanding as of immediately prior to the Closing (the “Adjusted Per Share Merger Value”).
At the effective time, each outstanding option to purchase shares of Hillman Holdco common stock (a “Hillman Holdco Option”), whether vested or unvested, was assumed by New Hillman and was converted into an option to acquire common stock of New Hillman (“New Hillman Options”) with substantially the same terms and conditions as applicable to the Hillman Holdco Option immediately prior to the effective time (including expiration date, vesting conditions and exercise provisions), except that (i) each such Hillman Holdco Option shall be exercisable for that number of shares of New Hillman common stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Hillman Holdco common stock subject to such Hillman Holdco Assumed Option immediately prior the effective time multiplied by (B) the quotient of (1) the Adjusted Per Share Merger Value divided by (2) $10.00 (such quotient, with respect to each Hillman Holdco Option, the “Closing Stock Per Option Amount”), (ii) the per share exercise price for each share of New Hillman common stock issuable upon exercise of the New Hillman Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of Hillman Holdco subject to such Hillman Holdco Option immediately prior to the effective time by (B) the Closing Stock Per Option Amount; (iii) the Hillman Holdco board of directors (the “Hillman Holdco Board”) (or the compensation committee of the Hillman Holdco Board) may appropriately adjust the performance conditions applicable to certain of the New Hillman Options; and (iv) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may make such other immaterial administrative or ministerial changes to the New Hillman Options as it may determine in good faith are appropriate to effectuate the administration of the New Hillman Options and to ensure consistency with the administrative and ministerial provisions of the New Hillman Incentive Equity Plan;
At the effective time, each share of unvested restricted Hillman Holdco common stock was cancelled and converted into the right to receive a number of shares of restricted New Hillman common stock (“New Hillman Restricted Stock”) equal to the quotient of (a) the Adjusted Per Share Merger Value divided by (b) $10.00 (such quotient, with respect to each share of unvested Hillman Holdco restricted stock, the “Closing Stock Per Restricted Share Amount”) with substantially the same terms and conditions as were applicable to the related share of Hillman Holdco Restricted Stock immediately prior to the effective time (including with respect to vesting and termination-related provisions), except that (i) any per-share repurchase price of such New Hillman Restricted Stock shall be equal to the quotient obtained by dividing (A) the per-share repurchase price applicable to the Hillman Holdco Restricted Stock, by (B) the Closing Stock Per Restricted Share Amount, rounded up to the nearest cent and (ii) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may make such other immaterial administrative or ministerial changes to the New Hillman Restricted Stock as it may determine in good faith are appropriate to effectuate the administration of the New Hillman Restricted Stock and to ensure consistency with the administrative and ministerial provisions of the New Hillman Incentive Equity Plan.
At the effective time, each Hillman Holdco restricted stock unit (each a “Hillman Holdco RSU”) were assumed by New Hillman and converted into a restricted stock unit in respect of shares of New Hillman common stock (each, a “New Hillman RSU”) with substantially the same terms and conditions as were applicable to such Hillman Holdco RSU immediately prior to the effective time (including with respect to vesting and termination-related provisions), except that (i) each New Hillman RSU shall represent the right to receive (subject to vesting) that number of shares of New Hillman common stock equal to the product (rounded up to the nearest whole number) of the number of shares of Hillman Holdco common stock underlying the Hillman Holdco RSU immediately prior to the effective time multiplied by the quotient of (a) the Adjusted Per Share Merger Value divided by (b) $10.00 (such quotient, with respect to each Hillman Holdco restricted stock unit, the “Hillman Holdco RSU Exchange Ratio”); and (ii) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may make such other immaterial administrative or ministerial changes to the New Hillman RSUs as it may determine in good faith are appropriate to effectuate the administration of the New Hillman RSUs and to ensure consistency with the administrative and ministerial provisions of the New Hillman Incentive Equity Plan.
In addition, pursuant to the amended and restated letter agreement entered into in connection with the execution of the Merger Agreement (the “A&R Letter Agreement”), the Sponsors forfeited a total of 3,828,000 of their Founder Shares (the “Sponsor Forfeited Shares”), with 2,828,000 shares being forfeited by the Sponsors on a basis pro rata with their ownership of the Company and 1,000,000 additional shares being forfeited by TJF.
Immediately prior to the effective time of the Business Combination, with the exception of the Sponsor Forfeited Shares, each of the currently issued and outstanding shares of the Company’s Class B common stock was automatically converted, on a one-for-one basis, into shares of the Company’s Class A common stock in accordance with the terms of our Charter, and thereafter, in connection with the Closing, the Company’s Class A common stock were reclassified as New Hillman common stock.
7.   Derivative Financial Instruments
In accordance with FASB ASC 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, entities must consider whether to classify contracts that may be settled in their own stock, such as warrants, as equity of the entity or as an asset or liability. If an event that is not within the entity’s control could require net cash settlement, then the contract should be classified as an asset or a liability rather than as equity. We have determined because the terms of Public Warrants include a provision that entitles all warrantholders to cash for their warrants in the event of a qualifying cash tender offer, while only certain of the holders of the underlying shares of common stock would be entitled to cash, our warrants should be classified as a derivative liability measured at fair value, with changes in fair value each period reported in earnings. Volatility in our Common Stock and Public Warrants may result in significant changes in the value of the derivatives and resulting gains and losses on our statement of operations.
In conjunction with our Public Offering, which closed October 14, 2020, the Company sold 50,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable Public Warrant and simultaneously, the Sponsors purchased an aggregate of 8,000,000 Sponsor Warrants at a price of $1.50 per warrant ($12,000,000 in the aggregate) in the Private Placement. As of June 30, 2021, 16,666,667 Public Warrants and 8,000,000 Sponsor Warrants are outstanding. The Sponsor Warrants (including the Class A common stock issuable upon exercise of the Sponsor Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination and they are non-redeemable so long as they are held by the initial purchasers of the Sponsor Warrants or their permitted transferees (except as set forth in Note 4 above in “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”). If the Sponsor Warrants are held by someone other than the initial purchasers of the Sponsor Warrants or their permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants except that the Sponsor Warrants may be exercised on a cashless basis at any time. If the Company does not complete the Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants issued to the Sponsors will expire worthless. Because the terms of the Sponsor Warrants and Public Warrants are so similar, we classified both types of warrants as a derivative liability measured at fair value.

Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering. However, if the Company does not complete the Business Combination on or prior to October 14, 2022, the warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Public Warrants issued in connection with the Units during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement.
As of June 30, 2021, the value of our Public Warrants and Sponsor Warrants were $ 45,000,000 and $29,840,000, respectively. As of December 31, 2020, the value of our Public Warrants and Sponsor Warrants were $37,000,000 and $18,720,000, respectively. For the three and six months ended June 30, 2021, we recorded a loss related to the change in fair value of warrant derivative liability of $30,330,000 and 19,120,000, respectively, in other income and expense on our statement of operations.
For further information on our warrants, see Notes 4 and 5.
8.   Fair Value Measurements
Fair value is measured based on an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions market participants would use in pricing an asset or liability. Assets and liabilities measured at fair value are based on a market valuation approach using prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. As a basis for considering such assumptions, a three-tiered fair value hierarchy is established, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets that are observable, either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions. Management determined that the fair value of each Sponsor Warrant is similar to that of a Public Warrant, with adjustments for implied volatility for the Company after the Business Combination is completed. Accordingly, at June 30, 2021 the Public Warrants are classified as Level 1 financial instruments and the Sponsor Warrants were classified as Level 3 financial instruments.
The following table presents the Company’s assets and liabilities that are measured at fair value and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
	Fair Value measured as of June 30, 2021
	Level 1	Level 2	Level 3	Total
Cash and Marketable Securities Held in Trust	$500,010,358	$—	$—	$500,010,358
Warrant derivative liability
Public Warrants	$45,000,000	$—	$—	$45,000,000
Sponsor Warrants	—	—	29,840,000	29,840,000
Total Warrant derivative liability	$45,000,000	$—	$29,840,000	$74,840,000
	Fair Value measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Cash and Marketable Securities Held in Trust	$500,078,624	$—	$—	$500,078,624
Warrant derivative liability
Public Warrants	$37,000,000	$—	$—	$37,000,000
Sponsor Warrants	—	18,720,000	—	18,720,000
Total Warrant derivative liability	$37,000,000	$18,720,000	$—	$55,720,000
The following is a summary of changes in fair value of our warrant derivative liability categorized within the Level 3 hierarchy as of June 30, 2021:

Level 3 Derivative
December 31, 2020	$—
Transfer into Level 3	18,720,000
Loss on derivative liability	960,000
Balance March 31, 2021	$19,680,000
Loss on derivative liability	10,160,000
Balance June 30, 2021	$29,840,000

Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors of
Landcadia Holdings III, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Landcadia Holdings III, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020 and for the period from March 12, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020 and for the period from March 13, 2018 (inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.
Restatement of 2020 Financial Statements
As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 and for the period from March 13, 2018 (inception) through December 31, 2018 have been restated.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor from 2020 to 2021.
Melville, NY
March 12, 2021, except for the effects of the restatement discussed in Note 2 as to which the date is May 3, 2021.

LANCADIA HOLDINGS III, INC.
BALANCE SHEETS
	December 31, 2020	December 31, 2019
	Restated
ASSETS
Current assets:
Cash	$1,017,406	$—
Prepaid expenses	105,838	—
Total current assets	1,123,244	—
Cash and marketable securities held in trust	500,078,624
Deferred tax asset	—	—
Total assets	$501,201,868	$—
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$127,450	$—
Total current liabilities	127,450	—
Deferred underwriting commissions	17,500,000
Warrant derivative liability	55,720,000	—
Total liabilities	$73,347,450	$—
Commitments and contingencies	—	—
Class A common stock subject to possible redemption, 42,278,793 shares at redemption value of $10.00	422,854,408
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued or outstanding	$—	$—
Common stock
Class A common stock, $0.0001 par value, 380,000,000 shares authorized, 7,721,207 shares issued and outstanding (excluding 42,278,793 shares subject to possible redemption)	772	—
Class B common stock, $0.0001 par value 20,000,000 shares authorized, 12,500,000 issued and outstanding	1,250	694
Additional paid-in capital	33,888,383	306
Accumulated deficit	(28,890,395)	—
Subscription notes receivable, affiliates	—	(1,000)
Total stockholders’ equity	5,000,010	—
Total liabilities and stockholders’ equity	$501,201,868	$—
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS III, INC.
STATEMENTS OF OPERATIONS
	Years ended December 31,		For the period from March 13, 2018 (inception) through December 31, 2018
	2020	2019
	Restated
Expenses:
General and administrative expenses	1,279,019	—	—
Loss from operations	(1,279,019)	—	—
Other income (expense):
Interest income	78,624	—	—
Change in fair value of warrant derivative liability	(27,690,000)	—	—
Total other income (expense)	(27,611,376)	—	—
Loss before taxes	(28,890,395)	—	—
Tax benefit (provision)	—	—	—
Net Loss	$(28,890,395)	$—	$—
Basic and diluted loss per share:
Net loss per share available to common shares	$(2.99)	$—	$—
Basic and diluted weighted average number of shares outstanding	9,654,569	6,037,500	6,037,500
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS III, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
	Class A common stock		Class B common stock		Additional paid-in capital	Accumulated deficit	Subscription note receivable, affiliates	Total
	Shares	Amount	Shares	Amount
Balance, March 13, 2018 (inception)	—	—	—	—	—	—	—	—
Class B shares issued	—	—	6,943,125	694	306	—	(1,000)	—
Balance, December 31, 2018	—	—	6,943,125	694	306	—	(1,000)	—
Net income	—	—	—	—	—	—	—	—
Balance, December 31, 2019	—	—	6,943,125	694	306	—	(1,000)	—
Class B shares issued	—	—	7,431,875	744	326	—	(1,070)	—
Excess cash received over fair value of sponsor warrants	—	—	—	—	2,800,000	—	—	2,800,000
Class A shares issued, less fair value of public warrants	50,000,000	5,000	—	—	481,165,000	—	—	481,170,000
Underwriters commissions and offering costs for public shares	—	—	—	—	(27,227,257)	—	—	(27,227,257)
Class A shares subject to redemption	(42,278,793)	(4,228)	—	—	(422,850,180)	—	—	(422,854,408)
Shares forfeited	—	—	(1,875,000)	(188)	188	—	—	—
Payment of affiliate note receivable	—	—	—	—	—	—	2,070	2,070
Net loss	—	—	—	—	—	(28,890,395)	—	(28,890,395)
Balance, December 31, 2020, Restated	7,721,207	$772	12,500,000	$1,250	$33,888,383	$(28,890,395)	$—	$5,000,010
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS III, INC.
STATEMENTS OF CASH FLOWS
	Year ended December 31,
	2020	2019
	Restated
Cash flows from operating activities:
Net loss	$(28,890,395)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Trust account interest income	(78,624)	—
Change in fair value of warrant derivative liability	27,690,000	—
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	(105,838)	—
Increase (decrease) in accounts payable and accrued liabilities	127,450	—
Net cash used in operating activities	(1,257,407)	—
Cash flows from investing activities:
Cash deposited in trust account	(500,000,000)	—
Net cash used in investing activities	(500,000,000)	—
Cash flows from financing activities:
Proceeds from public offering	500,000,000	—
Proceeds from sale of private placement warrants	12,000,000	—
Payment for underwriting discounts	(8,953,885)	—
Payment of offering costs	(606,622)	—
Payment of notes payable, affiliates	(166,750)	—
Proceeds from stock subscriptions receivable, affiliates	2,070	—
Net cash provided by financing activities	502,274,813	—
Net increase (decrease) in cash and cash equivalents	1,017,406	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$1,017,406	$—
Supplemental schedule of non-cash financing activities:
Change in value of common shares subject to possible conversion	$(26,989,759)	$—
Initial classification of common shares subject to possible conversion	$449,844,167	$—
Deferred underwriting commissions	$17,500,000	$—
Initial warrant derivative liability	$28,030,000	$—
Offering costs included in Notes payable, affiliates	$166,750	$—
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS III, INC.
NOTES TO FINANCIAL STATEMENTS
1.   Nature of Business
Business
Landcadia III Holdings, Inc., (the “Company”), was formed as Automalyst LLC, a Delaware limited liability company on March 13, 2018 and converted into a Delaware corporation of August 24, 2020. We consummated an initial public offering (“Public Offering”) on October 14, 2020.
The Company has not had any significant operations to date. The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On, January 24, 2021 we entered into an Agreement and Plan of Merger with HMAN Group Holdings Inc., a Delaware corporation (“Hillman”).
There is no assurance that the Company’s plans to consummate a Business Combination will be successful.
All activity through December 31, 2020 relates to the Company’s formation and its initial public offering of units (the “Public Offering”), which is described below.
Sponsors
The Company’s sponsors are TJF LLC (“TJF”) and Jefferies Financial Group Inc. (“JFG” and, together with TJF, the “Sponsors”). TJF is wholly owned by Tilman J. Fertitta, the Company’s Co-Chairman and Chief Executive Officer.
Financing
The Company intends to finance its Business Combination in part with proceeds from its $500,000,000 Public Offering and $12,000,000 private placement (the “Private Placement”) of private placement warrants (the “Sponsor Warrants”), see Notes 4 and 5. The registration statement for the Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on October 8, 2020. The Company consummated the Public Offering of 50,000,000 units (the “Units”), at $10.00 per Unit on October 14, 2020, generating gross proceeds of $500,000,000. Simultaneously with the closing of the Public Offering, the Company consummated the Private Placement of an aggregate of 8,000,000 Sponsor Warrants at a price of $1.50 per Sponsor Warrant, generating proceeds of $12,000,000. Upon the closing of the Public Offering and Private Placement, $500,000,000 from the net proceeds of the sale of the Units in the Public Offering and the Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The underwriters did not exercise their option to purchase additional units.
Trust Account
The proceeds held in the Trust Account can only be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
The Company’s second amended and restated certificate of incorporation (the “Charter”) provides that, other than the withdrawal of interest to pay tax obligations (less up to $100,000 interest to pay dissolution expenses), none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units being sold in the Public Offering (“Public Shares”) properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the Business Combination by October 14, 2022 (within 24 months from the closing of the Public Offering); or to provide for redemption in connection with a Business Combination; or (iii) the redemption of the Public Shares if the Company is unable to complete the Business Combination by October 14, 2022, subject to applicable law.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination by October 14, 2022, or to provide for redemption in connection with a Business Combination and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete a Business Combination by October 14, 2022, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete a Business Combination within the prescribed time frame; and (iv) vote any Founder Shares held by them and any Public Shares purchased during or after the Public Offering (including in open market and privately-negotiated transactions) in favor of the Business Combination.
The Company, after signing a definitive agreement for the Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the Trust Account and not previously released to the Company to pay its taxes. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete the Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of the Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.
Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Business Combination and it does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group”

(as defined under Section 13 of the Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the Public Offering, without the Company’s prior consent.
The Public Shares have been recorded at their redemption amount and classified as temporary equity (“Redeemable Shares”), in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.00 per Public Share ($500,000,000 held in the Trust Account divided by 50,000,000 Public Shares). See Note 3.
The Company will have until October 14, 2022, to complete the Business Combination. If the Company does not complete the Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims to creditors and the requirements of other applicable law. The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete its Business Combination by October 14, 2022; however, the Sponsors, officers and directors are entitled to liquidating distributions from the Trust Account with respect to Public Shares held by them if the Company does not complete the Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.
Pursuant to the letter agreement referenced above, the Sponsors, officers and directors agreed that, if the Company submits the Business Combination to the Company’s public stockholders for a vote, such parties will vote their Founder Shares and any Public Shares in favor of the Business Combination.
Subsequent Events
The Company has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. The Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements, other than those included herein.
Fiscal Year End
The Company has a December 31 fiscal year-end.
2.   Restatement of Previously Issued Financial Statements to Reflect Derivative Accounting
The consolidated financial statements for the year ended December 31, 2020 included in the Original 10-K, filed March 12, 2021, have been restated to reflect the fair value of our warrant derivative liability, which was initially recorded as a component of equity. The Company recently evaluated the terms of its warrants and determined such warrants should be classified as a liability measured at fair value, with the changes in fair value each period reported in earnings in accordance with GAAP. Volatility in our Common Stock and Public Warrants may result in significant changes in the value of the derivatives and resulting gains and losses on our statement of operations. Further if our Sponsor Warrants are held by someone other initial purchases of the Sponsor Warrants or their permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. Because the terms of the Sponsor Warrants and Public Warrants are so similar, we classified both types of warrants as a derivative liability measured at fair value. The Company determined, at the time of the Public Offering, the initial value of its Public Warrants and Sponsor Warrants were $18,830,000 and $9,200,000, respectively. As of December 31, 2020, the value of our Public Warrants and Sponsor Warrants were $37,000,000 and $18,720,000, respectively. We have restated our December 31, 2020 financial statements to reflect the initial warrant derivative liability of $28,030,000 with an offsetting amount recorded in additional paid in capital. Subsequently we adjusted the liability to fair value at December 31, 2020 and recorded a change in fair value of warrant derivative liability of $27,690,000 in other income and expense on our statement of operations. As of December 31, 2020 our warrant derivative liability was $55,720,000.
Because a portion of the Public Offering is now accounted for as a liability at fair value instead of equity, we reclassed a portion of transaction costs associated with the Public Offering. We allocated offering costs and underwriting discounts between the public equity and warrants based on the relative fair value method. On October 14, 2020, we issued $500,000,000 of Public Units. We have determined fair value of the Public Warrants on October 14, 2020 was $18,830,000, and therefore, assigned a value to the Public Warrants of $18,830,000 and to the Common Stock of $481,170,000. Because the fair value of the Public Warrants is 3.7% of total Public Units, we reclassed $1,046,115, or 3.7%, of underwriting discounts and offering costs from additional paid in capital to general and administrative expenses in the 4th quarter. As the bulk of these expenses are commissions, we have included the entire amount in underwriting discounts in the Statement of Cash Flows.
The following table summarizes the effect of the restatement on each financial statement line item, as indicated:
	As previously reported	Adjustment	As restated
Balance Sheet as of October 14, 2020
Warrant derivative liability	$—	$28,030,000	$28,030,000
Total liabilities	19,092,923	28,030,000	47,122,923
Class A common stock subject to possible redemption	477,874,167	(28,030,000)	449,844,167
Class A common stock	221	281	502
Additional paid-in capital	5,002,872	1,045,834	6,048,706
Accumulated deficit	(2,451)	(1,046,115)	(1,048,566)
Balance Sheet as of December 31, 2020
Warrant derivative liability	$—	$55,720,000	$55,720,000
Total liabilities	17,627,450	55,720,000	73,347,450
Class A common stock subject to possible redemption	478,574,408	(55,720,000)	422,854,408
Class A common stock	215	557	772
Additional paid-in capital	5,152,825	28,735,558	33,888,383
Accumulated deficit	(154,280)	(28,736,115)	(28,890,395)
Statement of Operations as of December 31, 2020
General and administrative expenses	$(232,904)	$(1,046,115)	$(1,279,019)
Change in fair value of warrant derivative liability	—	(27,690,000)	(27,690,000)
Total other income (expense)	78,624	(27,690,000)	(27,611,376)
Net loss	(154,280)	(28,736,115)	(28,890,395)
Basic and diluted loss per share	(0.02)	(2.97)	(2.99)
Statement of Cash Flows as of December 31, 2020
Net loss	$(154,280)	$(28,736,115)	$(28,890,395)
Change in fair value of warrant derivative liability	—	(27,690,000)	(27,690,000)
Net cash used in operating activities	(211,292)	(1,046,115)	(1,257,407)
Payment for underwriting discounts	(10,000,000)	1,046,115	(8,953,885)
Net cash provided by financing activities	501,228,698	1,046,115	502,274,813

3.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements include the accounts of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).
Use of Estimates
The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
Cash and Cash equivalents
The Company considers cash equivalents to be all short-term investments with an original maturity of three months or less when purchased. The Company did not have any cash equivalents as of December 31, 2020 and 2019.
Cash consists of proceeds from the Public Offering and Private Placement held outside of the Trust Account and may be used to pay for business, legal and accounting due diligence for the Business Combination and continuing general and administrative expenses.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts with a financial institution which may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and the Company believes that it is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments
The Company classifies financial instruments under FASB ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are reported at fair value at each reporting period.
The carrying value of the Company’s cash and cash equivalents, and accrued liabilities, approximates their fair value due to the short-term nature of such instruments.
Our financial instruments that are subject to fair value measurements consist of our warrant derivative liability. Fair value is measured based on an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions market participants would use in pricing an asset or liability. Assets and liabilities measured at fair value are based on a market valuation approach using prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. As a basis for considering such assumptions, a three-tiered fair value hierarchy is established, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets that are observable, either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions. See Note 9 for further information.
Offering Costs
Total offering costs were $775,000 and consisted of legal, accounting, other costs incurred in connection with the formation and preparation of the Public Offering. Underwriting commissions for the Public Offering were $27,500,000, of which $17,500,000 have been deferred until the completion of the Business Combination. Because the Public Warrants have been accounted for as a liability at fair value instead of equity, the Company applied the relative fair value method and allocated a portion of offering costs and underwriting commissions to expenses with the remainder charged to additional paid in capital at the closing of the Offering.
Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities were $127,450 as of December 31, 2020, and primarily consist of Delaware franchise tax expenses and costs incurred for the formation and preparation of the Public Offering with corresponding amounts charged to Offering costs.
Warrant Liabilities
In accordance with ASC 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, entities must consider whether to classify contracts that may be settled in its own stock, such as warrants, as equity of the entity or as an asset or liability. If an event that is not within the entity’s control could require net cash settlement, then the contract should be classified as an asset or a liability rather than as equity. We have determined because the terms of Public Warrants include a provision that entitles all warrantholders to cash for their warrants in the event of a qualifying cash tender offer, while only certain of the holders of the underlying shares of common stock would be entitled to cash, our warrants should be classified as liability measured at fair value, with changes in fair value each period reported in earnings. Volatility in our Common Stock and Public Warrants may result in significant changes in the value of the derivatives and resulting gains and losses on our statement of operations.
Loss Per Common Share
Basic loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Consistent with FASB ASC 480, shares of Class A common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per common share for the years ended December 31, 2020, 2019 and the period from March 13, 2018 (inception) to December 31, 2018. Such shares, if redeemed, only participate in their pro rata share of trust earnings, see Note 3. Diluted loss per share includes the incremental number of shares of common stock to be issued in connection with the conversion of Class B common stock or to settle warrants, as calculated using the treasury stock method. For the years ended December 31, 2020, 2019 and the period from March 13, 2018 (inception) to December 31, 2018, the Company did not have any dilutive warrants, securities or other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented. Further, in accordance with FASB ASC 260, the loss per share calculation reflects the effect of the stock splits as discussed in Note 4 for all periods presented.
See Note 10 for further information.
Income Taxes
The Company was taxed as a limited liability company prior to August 24, 2020, therefore all tax implications were the responsibility of its member As of August 24, 2020 the Company elected to be taxes as a C Corporation. The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
There were no unrecognized tax benefits as of December 31, 2020, 2019 and 2018. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2020, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
See Note 11 for further information.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
4.   Stockholders’ Equity
On March 13, 2018, JFG, through a subsidiary, purchased a 100% of the membership interest in the Company for $1,000. On August 24, 2020, TJF purchased a 51.7% membership interest in the Company for $1,070. Simultaneously, the Company converted from a limited liability company to a corporation and its previously outstanding membership interest converted into shares of Class B common stock. The total number of authorized shares of all classes of capital stock is 401,000,000, of which 380,000,000 shares are Class A shares at par value $0.0001 per share; 20,000,000 shares are Class B shares at par value $0.0001 per share; and 1,000,000 shares are preferred stock at par value $0.0001 per share. The Sponsors held an aggregate of 11,500,000 Class B shares based on the proportional interest in the Company. Further, on September 16, 2020, we conducted a 1:1.25 stock split of the Founder Shares so that a total of 14,375,000 Founder Shares wereissued and outstanding. An aggregate of 1,875,000 Founder Shares were forfeited because the underwriters did not exercise their over-allotment option. As of December 31, 2020 JFG and TJF owned 12,500,000 Founder Shares based on their proportional interest in the Company. The financial statements reflect the changes in stock retroactively for all periods presented.
Following these transactions, the Company had $2,070 of invested capital, or approximately $0.0001 per share.

Redeemable Shares
All of the 50,000,000 Public Shares sold as part of the Public Offering contain a redemption feature as defined in the Public Offering. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Company’s amended and restated certificate of incorporation provides a minimum net tangible asset threshold of $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of Redemption Shares will be affected by charges against additional paid-in capital.
At December 31, 2020 there were 50,000,000 Public Shares, of which 42,278,793 were classified as Redeemable Shares, classified outside of permanent equity, and 7,721,207 classified as Class A common stock.
For further information on the Founder Shares, see Note 6.
5.   Public Offering
Public Units
In the Public Offering, which closed October 14, 2020, the Company sold 50,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable warrant (each whole warrant is a “Public Warrant”). Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act no later than 15 business days following the completion of the Business Combination covering the shares of Class A common stock issuable upon exercise of the Public Warrants, to use its best efforts to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the Public Warrants expire or are redeemed. If a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, If the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(l) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement.
Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering. However, if the Company does not complete the Business Combination on or prior to October 14, 2022, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Public Warrants issued in connection with the Units during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Public Warrants become exercisable, the Company may call the warrants for redemption: (i) in whole and not in part; (ii) at a price of $0.01 per warrant; (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder; and (iv) if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 value per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.
Underwriting Commissions
The Company paid an underwriting discount of $10,000,000 ($0.20 per Unit sold) to the underwriters at the closing of the Public Offering on October 14, 2020, with an additional fee (“Deferred Discount”) of

$17,500,000 ($0.35 per Unit sold) payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. See Note 5 for further information on underwriting commissions.
6.   Related Party Transactions
Founder Shares
The Founder Shares are identical to the Public Shares except that the Founder Shares are subject to certain transfer restrictions and the holders of the Founder Shares will have the right to elect all of the Company’s directors prior to the Business Combination. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights. The Sponsors collectively own 22.4% of the Company’s issued and outstanding shares of common stock.
The holders of the Founder Shares have agreed not to transfer, assign or sell any of their Founder Shares until one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, (i) the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).
The Founder Shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the Business Combination and any private placement-equivalent warrants issued to the Sponsors, officers or directors upon conversion of working capital loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.
Sponsor Warrants
In conjunction with the Public Offering that closed on October 14, 2020 the Sponsors purchased an aggregate of 8,000,000 Sponsor Warrants at a price of $1.50 per warrant ($12,000,000 in the aggregate) in the Private Placement. A portion of the purchase price of the Sponsor Warrants was added to the proceeds from the Public Offering to be held in the Trust Account such that at closing of the Public Offering, $500,000,000 was placed in the Trust Account.
Each Sponsor Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The Sponsor Warrants (including the Class A common stock issuable upon exercise of the Sponsor Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination and they are non-redeemable so long as they are held by the initial purchasers of the Sponsor Warrants or their permitted transferees. If the Sponsor Warrants are held by someone other than the initial purchasers of the Sponsor Warrants or their permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants except that the Sponsor Warrants may be exercised on a cashless basis. If the Company does not complete the Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants issued to the Sponsors will expire worthless.
Registration Rights
The holders of the Founder Shares, Sponsor Warrants, shares of Class A common stock issuable upon conversion of the Founder Shares, Sponsor Warrants or Working Capital Loans will be entitled to registration rights. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, JFG may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years, respectively after the effective date of the registration statement relating to the Public Offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Commissions
Jefferies LLC is the underwriter of the Public Offering, and its indirect parent, JFG, beneficially owns 48.3% of the Founder Shares. Jefferies LLC received all of the underwriting discount that was due at the closing of the Public Offering, and will receive the additional Deferred Discount payable from the Trust Account upon completion of the Business Combination. See Note 4 for further information regarding underwriting commissions.
Administrative Services Agreement
The Company entered into an administrative services agreement in which the Company will pay Fertitta Entertainment, Inc., (an affiliate of TJF) for office space, utilities and secretarial and administrative support, in an amount equal to $20,000 per month ending on the earlier of the completion of a Business Combination or October 14, 2022, if the Company is unable to complete the Business Combination. The Company has recorded administrative services fees of $60,000 as of December 31, 2020.
Directors’ Payments
The Company expects to pay $100,000 to each of our independent directors at the closing of a Business Combination for services rendered as board members prior to the completion of a Business Combination.
Sponsor Indemnification
The Sponsors have agreed that they will be jointly and severally liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share or (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to see access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third party claims.
Sponsor Loans
On August 24, 2020, the Sponsors agreed to loan the Company up to an aggregate of $300,000 by the issuance of unsecured promissory notes to cover expenses related to the Public Offering. These loans of $166,750 were repaid in full on October 16, 2020.

In addition, the Sponsors will not be prohibited from loaning the Company funds in order to finance transaction costs in connection with the Business Combination. Up to $1,500,000 of these loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Sponsor Warrants. The terms of such loans have not been determined and no written agreements exist with respect to such loans. See Note 4 for the terms of the warrants.
7.   Merger Agreement
On January 24, 2021, the Company’s board of directors unanimously approved an agreement and plan of merger, dated January 24, 2021, by and among Landcadia, Helios Sun Merger Sub, Inc., the Company’s wholly owned subsidiary (“Merger Sub”), HMAN Group Holdings Inc., a Delaware corporation (“Hillman Holdco”) and CCMP Sellers’ Representative, LLC, a Delaware limited liability company in its capacity as the Stockholder Representative thereunder (in such capacity, the “Stockholder Representative”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). If the Merger Agreement is adopted by the Company’s stockholders and the transactions under the Merger Agreement are consummated, Merger Sub will merge with and into Hillman Holdco with Hillman Holdco surviving the merger as the Company’s wholly owned subsidiary (the “Proposed Transaction”). Hillman Holdco is a holding company that indirectly holds all of the issued and outstanding capital stock of The Hillman Group, Inc., which, together with its direct and indirect subsidiaries (Hillman Holdco, The Hillman Group, Inc. and its direct and indirect subsidiaries, collectively, “Hillman” and each such entity, a “Hillman Group Entity”), is in the business of providing hardware-related products and related merchandising services to retail markets in North America. In connection with the consummation of the Proposed Transaction, We will be renamed “Hillman Solutions Corp.” and is referred to herein as “New Hillman” as of the time following such change of name.
In accordance with the terms and subject to the conditions of the Merger Agreement, the Company has agreed to pay aggregate consideration in the form of New Hillman common stock (the “Aggregate Consideration”) calculated as described below and equal to a value of approximately (i) $911,300,000 plus (ii) $28,280,000, such amount being the value of 2,828,000 Founder Shares, valued at $10.00 per share that the Sponsors, have agreed to forfeit at the closing of the Proposed Transaction (the “Closing”).
At the effective time of the Proposed Transaction, all outstanding shares of common stock of Hillman Holdco will be cancelled in exchange for the right to receive, with respect to each such share, a certain number of shares of New Hillman common stock valued at $10.00 per share equal to (A) (i) the Aggregate Consideration plus (ii) the value that would be received by Hillman Holdco upon the exercise of all outstanding Hillman Holdco options as of immediately prior to the Closing (the “Adjusted Purchase Price”), divided by (B) (i) the total number of shares of Hillman Holdco common stock outstanding as of immediately prior to the Closing plus (ii) the number of shares of Hillman Holdco common stock underlying all then outstanding Hillman Holdco options and shares of Hillman Holdco restricted stock outstanding as of immediately prior to the Closing (the “Adjusted Per Share Merger Value”).
At the effective time, each outstanding option to purchase shares of Hillman Holdco common stock (a “Hillman Holdco Option”), whether vested or unvested, will be assumed by New Hillman and will be converted into an option to acquire common stock of New Hillman (“New Hillman Options”) with substantially the same terms and conditions as applicable to the Hillman Holdco Option immediately prior to the effective time (including expiration date, vesting conditions and exercise provisions), except that (i) each such Hillman Holdco Option shall be exercisable for that number of shares of New Hillman common stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Hillman Holdco common stock subject to such Hillman Holdco Assumed Option immediately prior the effective time multiplied by (B) the quotient of (1) the Adjusted Per Share Merger Value divided by (2) $10.00 (such quotient, with respect to each Hillman Holdco Option, the “Closing Stock Per Option Amount”), (ii) the per share exercise price for each share of New Hillman common stock issuable upon exercise of the New Hillman Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of Hillman Holdco subject to such Hillman Holdco Option immediately prior to the effective time by (B) the Closing Stock Per Option Amount; (iii) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may appropriately adjust the performance conditions applicable to certain of the New Hillman Options; and (iv) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may make such other immaterial administrative or ministerial changes to the New Hillman Options as it may determine in good faith are appropriate to effectuate the administration of the New Hillman Options and to ensure consistency with the administrative and ministerial provisions of the New Hillman Incentive Equity Plan;
At the effective time, each share of unvested restricted Hillman Holdco common stock will be cancelled and converted into the right to receive a number of shares of restricted New Hillman common stock (“New Hillman Restricted Stock”) equal to the quotient of (a) the Adjusted Per Share Merger Value divided by (b) $10.00 (such quotient, with respect to each share of unvested Hillman Holdco restricted stock, the “Closing Stock Per Restricted Share Amount”) with substantially the same terms and conditions as were applicable to the related share of Hillman Holdco Restricted Stock immediately prior to the effective time (including with respect to vesting and termination-related provisions), except that (i) any per-share repurchase price of such New Hillman Restricted Stock shall be equal to the quotient obtained by dividing (A) the per-share repurchase price applicable to the Hillman Holdco Restricted Stock, by (B) the Closing Stock Per Restricted Share Amount, rounded up to the nearest cent and (ii) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may make such other immaterial administrative or ministerial changes to the New Hillman Restricted Stock as it may determine in good faith are appropriate to effectuate the administration of the New Hillman Restricted Stock and to ensure consistency with the administrative and ministerial provisions of the New Hillman Incentive Equity Plan.
At the effective time, each Hillman Holdco restricted stock unit (each a “Hillman Holdco RSU”) will be assumed by New Hillman and converted into a restricted stock unit in respect of shares of New Hillman common stock (each, a “New Hillman RSU”) with substantially the same terms and conditions as were applicable to such Hillman Holdco RSU immediately prior to the effective time (including with respect to vesting and termination-related provisions), except that (i) each New Hillman RSU shall represent the right to receive (subject to vesting) that number of shares of New Hillman common stock equal to the product (rounded up to the nearest whole number) of the number of shares of Hillman Holdco common stock underlying the Hillman Holdco RSU immediately prior to the effective time multiplied by the quotient of (a) the Adjusted Per Share Merger Value divided by (b) $10.00 (such quotient, with respect to each Hillman Holdco restricted stock unit, the “Hillman Holdco RSU Exchange Ratio”); and (ii) the Hillman Holdco Board (or the compensation committee of the Hillman Holdco Board) may make such other immaterial administrative or ministerial changes to the New Hillman RSUs as it may determine in good faith are appropriate to effectuate the administration of the New Hillman RSUs and to ensure consistency with the administrative and ministerial provisions of the New Hillman Incentive Equity Plan.
In addition, pursuant to the A&R Letter Agreement, the Sponsors will, at the Closing of the Proposed Transaction, forfeit a total of 3,828,000 of their Founder Shares (the “Sponsor Forfeited Shares”), with 2,828,000 shares being forfeited by the Sponsors on a basis pro rata with their ownership of the Company and 1,000,000 additional shares being forfeited by the TJF.
Immediately prior to the effective time of the Business Combination, with the exception of the Sponsor Forfeited Shares, each of the currently issued and outstanding shares of Landcadia’s Class B common stock will automatically convert, on a one-for-one basis, into shares of Landcadia’s Class A common stock in accordance with the terms of our second amended and restated certificate of incorporation, and thereafter, in connection with the Closing, Landcadia’s Class A common stock will be reclassified as New Hillman common stock.
8.   Derivative Financial Instruments
In accordance with ASC 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, entities must consider whether to classify contracts that may be settled in its own stock, such as warrants, as equity of the entity or as an asset or liability. If an event that is not within the entity’s control could require net cash settlement, then the contract should be classified as an asset or a liability rather than as equity. We have determined because the terms of Public Warrants include a provision that entitles all warrantholders to cash for their warrants in the event of a qualifying cash tender offer, while only certain of the holders of the underlying shares of common stock would be entitled to cash, our warrants should be classified as a derivative liability measured at fair value, with changes in fair value each period reported in earnings. Volatility in our Common Stock and Public Warrants may result in significant changes in the value of the derivatives and resulting gains and losses on our statement of operations.
In conjunction with our Public Offering, which closed October 14, 2020, the Company sold 50,000,000 Units at a price of $10.00 per Unit (the “Public Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable warrant (each a “Public Warrant”) and simultaneously, the Sponsors purchased an aggregate of 8,000,000 Sponsor Warrants at a price of $1.50 per warrant ($12,000,000 in the aggregate) in the Private Placement. As of December 31, 2020, 16,666,667 Public Warrants and 8,000,000 Sponsor Warrants are outstanding. The Sponsor Warrants (including the Class A common stock issuable upon exercise of the Sponsor Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination and they are non-redeemable so long as they are held by the initial purchasers of the Sponsor Warrants or their permitted transferees. If the Sponsor Warrants are held by someone other than the initial purchasers of the Sponsor Warrants or their permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants except that the Sponsor Warrants may be exercised on a cashless basis. If the Company does not complete the Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants issued to the Sponsors will expire worthless. Because the terms of the Sponsor Warrants and Public Warrants are so similar, we classified both types of warrants as a derivative liability measured at fair value.
Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering. However, if the Company does not complete the Business Combination on or prior to October 14, 2022, the warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Public Warrants issued in connection with the Units during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Public Warrants become exercisable, the Company may call the warrants for redemption: (i) in whole and not in part; (ii) at a price of $0.01 per warrant; (iii) upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and (iv) if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.
The Company determined, at the time of the Public Offering, the initial value of its Public Warrants and Sponsor Warrants were $18,830,000 and $9,200,000, respectively. As of December 31, 2020, the value of our Public Warrants and Sponsor Warrants were $37,000,000 and $18,720,000, respectively. As of December 31, 2020, we recorded a change in fair value of warrant derivative liability of $27,690,000 in other income and expense on our statement of operations.
For further information on our warrants, see Notes 5 and 6.
9.   Fair Value Measurements
Fair value is measured based on an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions market participants would use in pricing an asset or liability. Assets and liabilities measured at fair value are based on a market valuation approach using prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. As a basis for considering such assumptions, a three-tiered fair value hierarchy is established, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets that are observable, either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions. Management determined that the fair value of each Sponsor Warrant is the same as that of a Public Warrant, with an insignificant adjustment for short-term marketability restrictions. Accordingly, at

December 31, 2020 the Public Warrants are classified as Level 1 financial instruments and the Sponsor Warrants are classified as Level 2 financial instruments.
The following table presents the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
	Fair Value measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Cash and Marketable Securities Held in Trust	$500,078,624	$—	$—	$500,078,624
Warrant derivative liability
Public Warrants	$37,000,000	$—	$—	$37,000,000
Sponsor Warrants	—	18,720,000	—	18,720,000
Total Warrant derivative liability	$37,000,000	$18,720,000	$—	$55,720,000
The Company determined on the date of the Public Offering, October 14, 2020, the initial value of its Public Warrants and Sponsor Warrants to be $18,830,000 and $9,200,000, respectively. The Public Warrants were valued using the Monte Carlo method and the Sponsor Warrants were valued using the Black-Scholes-Merton model. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs. Key assumptions included (1) 0.38% risk-free interest rate, (2) unit price of $9.96 (3) common stock price of $9.58 (4) expected term of 0.75 year (5) volatility of 19.0% and (6) zero expected dividends. Based on these assumptions, the initial fair value was $1.13 per Public Warrant and $1.15 per Sponsor Warrant. On November 27, 2020 the Public Warrants began trading on the on NASDAQ under the symbol “LCYAW”. Because quoted prices in an active market could be established (Level 1 Fair Value), the Company transferred all of the Public and Sponsor Warrants out of Level 3 and into Levels 1 and 2 respectively.
10.   Loss Per Common Share
A reconciliation of the numerators and denominators for the basic and diluted per common share amounts is as follows:
	Twelve months ended December 31,		For the period from March 13, 2018 (inception) through December 31, 2018
	2020	2019
Numerator:
Net loss – basic and diluted	$(28,890,395)	$—	$—
Less: Income attributable to common stock subject to possible redemption	(6,913)	—	—
Net loss available to common shares	$(28,897,308)	$—	$—
Demoninator:
Weighted average number of shares – basic	9,654,569	6,037,500	6,037,500
Warrants	—	—	—
Weighted average number of shares – diluted	9,654,569	6,037,500	6,037,500
Basic and diluted loss available to common shares	$(2.99)	$—	$—
All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis.

11.   Income Taxes
A reconciliation of the income tax expense (benefit) is as follows:
	Year ended December 31,		For the period from March 13, 2018 (inception) through December 31, 2018
	2020	2019
Current income taxes	$—	$—	$—
Deferred income taxes	—	—	—
Income tax expense (benefit)	$—	$—	$—
The Company’s deferred tax assets are as follows:
	Year ended December 31,
	2020	2019
Deferred tax asset:
Net operating loss carryforward	$32,400	$—
Total deferred tax asset	$32,400	$—
Valuation allowance	(32,400)	—
Deferred tax asset, net of current allowance	$—	$—
A reconciliation of the federal income tax statutory rate to the Company’s effective tax rate is as follows:
	Year ended December 31,		For the period from March 13, 2018 (inception) through December 31, 2018
	2020	2019
Income tax benefit at statutory rate (21.0%)	$(6,066,983)	$—	$—
Change in fair value of warrant liability	5,814,900	—	—
Offering costs	219,683	—	—
Change in valuation allowance on deferred tax asset	32,400	—	—
Total	—	—	—
Effective tax rate	0.0%	21.0%	21.0%
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020, the change in the valuation allowance was $32,400.
As of December 31, 2020, the Company had $154,280 of U.S. federal net operating loss carryovers available to offset future taxable income.
The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for 2020 remain open and subject to examination. The Company considers Texas to be a significant state tax jurisdiction.

12.   Selected Quarterly Financial Data (unaudited)
Quarterly financial data for 2020, 2019 and 2018 is as follows:
2020	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$—	$—	$—	$1,279,019
Net income (loss)	$—	$—	$—	$(28,890,395)
Basic and diluted earnings (loss) available to common shares	$—	$—	$—	$(1.63)
2019	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$—	$—	$—	$—
Net income (loss)	$—	$—	$—	$—
Basic and diluted earnings (loss) available to common shares	$—	$—	$—	$—
Period from March 13, 2018 (inception) through December 31, 2018	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$—	$—	$—	$—
Net income (loss)	$—	$—	$—	$—
Basic and diluted earnings (loss) available to common shares	$—	$—	$—	$—

HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands, except per share amounts)
	June 26, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$16,255	$21,520
Accounts receivable, net of allowances of $2,586 ($2,395 – 2020)	146,865	121,228
Inventories, net	482,645	391,679
Other current assets	22,125	19,280
Total current assets	667,890	553,707
Property and equipment, net of accumulated depreciation of $260,692 ($236,031 – 2020)	174,466	182,674
Goodwill	826,969	816,200
Other intangibles, net of accumulated amortization of $322,230 ($291,434 – 2020)	826,949	825,966
Operating lease right of use assets	85,312	76,820
Deferred tax assets	2,728	2,075
Other assets	12,739	11,176
Total assets	$2,597,053	$2,468,618
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$229,618	$201,461
Current portion of debt and capital leases	11,442	11,481
Current portion of operating lease liabilities	11,838	12,168
Accrued expenses:
Salaries and wages	16,738	29,800
Pricing allowances	7,636	6,422
Income and other taxes	2,647	5,986
Interest	13,550	12,988
Other accrued expenses	33,935	31,605
Total current liabilities	327,404	311,911
Long term debt	1,651,476	1,535,508
Deferred tax liabilities	151,970	156,118
Operating lease liabilities	78,204	68,934
Other non-current liabilities	24,154	31,560
Total liabilities	$2,233,208	$2,104,031
Commitments and contingencies (Note 6)
Stockholders’ Equity:
Preferred stock, $0.01 par, 5,000 shares authorized, none issued or outstanding at June 26, 2020 and December 26, 2020	—	—
Common stock, $.01 par, 1,800,000 shares authorized, 558,179 and 556,444 issued and outstanding at June 26, 2021 and December 26, 2020, respectively	5	5
Treasury stock at cost, 4,740 shares at June 26, 2020 and December 26, 2020, respectively	(4,320)	(4,320)
Additional paid-in capital	575,437	570,139
Accumulated deficit	(184,204)	(171,849)
Accumulated other comprehensive loss	(23,073)	(29,388)
Total stockholders’ equity	363,845	364,587
Total liabilities and stockholders’ equity	$2,597,053	$2,468,618
The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)
(dollars in thousands)
	Thirteen Weeks Ended June 26, 2021	Thirteen Weeks Ended June 27, 2020	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020
Net sales	$375,715	$346,710	$716,996	$642,546
Cost of sales (exclusive of depreciation and amortization shown separately below)	215,967	196,402	417,265	362,813
Selling, general and administrative expenses	111,662	94,970	214,841	184,723
Depreciation	15,270	17,230	31,611	34,747
Amortization	15,414	14,865	30,323	29,713
Management fees to related party	88	196	214	321
Other (income) expense	(2,195)	2,319	(2,547)	55
Income from operations	19,509	20,728	25,289	30,174
Interest expense, net	19,159	23,878	38,178	47,058
Interest expense on junior subordinated debentures	3,152	3,184	6,304	6,336
(Gain) loss on mark-to-market adjustment of interest rate swap	(751)	(308)	(1,424)	1,942
Investment income on trust common securities	(94)	(94)	(189)	(189)
Loss before income taxes	(1,957)	(5,932)	(17,580)	(24,973)
Income tax provision (benefit)	1,428	(895)	(5,225)	(5,132)
Net loss	$(3,385)	$(5,037)	$(12,355)	$(19,841)
Basic and diluted loss per share	$(6)	$(9)	$(22)	$(36)
Weighted average basic and diluted shares outstanding	553	544	553	544
Net loss from above	$(3,385)	$(5,037)	$(12,355)	$(19,841)
Other comprehensive income (loss):
Foreign currency translation adjustments	3,842	3,643	6,315	(7,570)
Total other comprehensive income (loss)	3,842	3,643	6,315	(7,570)
Comprehensive income (loss)	$457	$(1,394)	$(6,040)	$(27,411)
The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(dollars in thousands)
	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020
Cash flows from operating activities:
Net loss	$(12,355)	$(19,841)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61,934	64,460
Deferred income taxes	(4,709)	(4,771)
Deferred financing and original issue discount amortization	1,800	1,879
Stock-based compensation expense	3,537	2,669
Asset impairment	—	210
(Gain) on disposal of property and equipment	—	(337)
Change in fair value of contingent consideration	(1,212)	(1,300)
Other non-cash interest and change in value of interest rate swap	(1,424)	1,942
Changes in operating items:
Accounts receivable	(23,547)	(61,318)
Inventories	(73,049)	592
Other assets	(15,786)	1,307
Accounts payable	22,443	4,475
Other accrued liabilities	(17,471)	21,690
Net cash provided by (used for) operating activities	(59,839)	11,657
Cash flows from investing activities:
Acquisition of business, net of cash received	(39,102)	(800)
Capital expenditures	(22,684)	(22,196)
Net cash used for investing activities	(61,786)	(22,996)
Cash flows from financing activities:
Repayments of senior term loans	(5,304)	(5,304)
Borrowings on senior term loans	35,000	—
Financing fees	(1,027)	—
Borrowings on revolving credit loans	128,000	66,000
Repayments of revolving credit loans	(42,000)	(50,000)
Principal payments under finance and capitalized lease obligations	(460)	(411)
Proceeds from exercise of stock options	1,761	—
Net cash provided by financing activities	115,970	10,285
Effect of exchange rate changes on cash	390	(315)
Net decrease in cash and cash equivalents	(5,265)	(1,369)
Cash and cash equivalents at beginning of period	21,520	19,973
Cash and cash equivalents at end of period	$16,255	$18,604
Supplemental disclosure of cash flow information:
Interest paid on junior subordinated debentures, net	$6,115	$4,076
Interest paid	34,439	33,922
Income taxes paid	1,740	100
The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)
(dollars in thousands)
	Number of shares outstanding		Common Stock	Additional Paid-in- capital	Treasury Stock	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders Equity
	Common Shares	Treasury Shares
Twenty-six weeks ended June 26, 2021
Balance at December 26, 2020	556	(5)	$5	$570,139	$(4,320)	$(171,849)	$(29,388)	$364,587
Net loss	—	—	—	—	—	$(8,970)	—	(8,970)
Stock-based compensation	—	—	—	1,741	—	—	—	1,741
Proceeds from exercise of stock options	2	—	—	1,643	—	—	—	1,643
Change in cumulative foreign currency translation adjustment			—	—	—	—	2,473	2,473
Balance at March 27, 2021	558	(5)	5	573,523	(4,320)	(180,819)	(26,915)	361,474
Net loss	—	—	—		—	(3,385)	—	(3,385)
Stock-based compensation	—	—	—	1,796	—	—	—	1,796
Proceeds from exercise of stock options	—	—	—	118	—	—	—	118
Change in cumulative foreign currency translation adjustment	—	—	—		—	—	3,842	3,842
Balance at June 26, 2021	558	(5)	$5	$575,437	$(4,320)	$(184,204)	$(23,073)	$363,845
Twenty-six weeks ended June 27, 2020
Balance at December 28, 2019	548	(5)	$5	$557,674	$(4,320)	$(147,350)	$(32,040)	$373,969
Net loss	—	—	—	—	—	(14,804)	—	(14,804)
Stock-based compensation	—		—	1,145	—	—	—	1,145
Restricted shares issued	1	—	—	—	—	—	—	—
Change in cumulative foreign currency translation adjustment	—	—	—	—	—	—	(11,213)	(11,213)
Balance at March 28, 2020	549	(5)	5	558,819	(4,320)	(162,154)	(43,253)	349,097
Net loss	—	—	—	—	—	(5,037)	—	(5,037)
Stock-based compensation	—	—	—	1,524	—	—	—	1,524
Change in cumulative foreign currency translation adjustment	—	—	—	—	—	—	3,643	3,643
Balance at June 27, 2020	$549	$(5)	$5	$560,343	$(4,320)	$(167,191)	$(39,610)	$349,227
The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
1.   Basis of Presentation:
The accompanying financial statements include the consolidated accounts of HMAN Group Holdings, Inc. and its wholly-owned subsidiaries (collectively “Hillman” or the “Company”). Unless the context requires otherwise, references to “Hillman,” “we,” “us,” “our,” or “our Company” refer to HMAN Group Holdings, Inc. and its wholly-owned subsidiaries. The Condensed Consolidated Financial Statements included herein have been prepared in accordance with accounting standards generally accepted in the United States of America (U.S. GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. The Hillman Companies, Inc. is a wholly-owned subsidiary of HMAN Intermediate II Holdings Corp., and a wholly-owned subsidiary of HMAN Group Holdings Inc. (“Holdco”).
On July 14, 2021, subsequent to quarter end, the Company’s parent, HMan Group Holdings, Inc., and Landcadia Holdings III, Inc. (“Landcadia” and after the Business Combination described herein, “New Hillman”), a special purpose acquisition company (“SPAC”) consummated the previously announced business combination (the “Closing”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 24, 2021 (as amended on March 12, 2021, and as it may be further amended or supplemented from time to time, the “Merger Agreement”). In accordance with the terms and subject to the conditions set forth in the Merger Agreement, Landcadia paid aggregate consideration in the form of New Hillman common stock calculated as described herein and equal to a value of approximately (i) $911,300,000 plus (ii) $28,280,000, such amount being the value of 2,828,000 shares of Class B common stock of Landcadia, valued at $10.00 per share, that TJF, LLC (“TJF Sponsor”) and Jefferies Financial Group Inc., (“JFG Sponsor” and, together with TJF Sponsor, the “Sponsors”) agreed to forfeit at the Closing.
2.   Summary of Significant Accounting Policies:
The significant accounting policies should be read in conjunction with the significant accounting policies included in the financial statements for the year ended December 26, 2020.
Use of Estimates in the Preparation of Financial Statements:
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses for the reporting periods. Actual results may differ from these estimates.
The extent to which COVID-19 impacts the Company’s business and financial results will depend on numerous evolving factors including, but not limited to: the magnitude and duration of COVID-19, the extent to which it will impact worldwide macroeconomic conditions including interest rates, employment rates and health insurance coverage, the speed of the anticipated recovery, and governmental and business reactions to the pandemic. The Company assessed certain accounting matters that generally require consideration of forecasted financial information in context with the information reasonably available to the Company and the unknown future impacts of COVID-19 as of June 26, 2021 and through the date of this report. The accounting matters assessed included, but were not limited to the carrying value of the goodwill and other long-lived assets. While there was not a material impact to the Company’s consolidated financial statements as of and for the quarter ended June 26, 2021, the Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in material impacts to the Company’s Consolidated Financial Statements in future reporting periods.
Revenue Recognition:
Revenue is recognized when control of goods or services is transferred to our customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue.

The Company offers a variety of sales incentives to its customers primarily in the form of discounts and rebates. Discounts are recognized in the consolidated financial statements at the date of the related sale. Rebates are based on the revenue to date and the contractual rebate percentage to be paid. A portion of the cost of the rebate is allocated to each underlying sales transaction. Discounts and rebates are included in the determination of net sales.
The Company also establishes reserves for customer returns and allowances. The reserve is established based on historical rates of returns and allowances. The reserve is adjusted quarterly based on actual experience. Returns and allowances are included in the determination of net sales.
The following table displays our disaggregated revenue by product category:
	Thirteen weeks ended June 26, 2021
	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Fastening and Hardware	$201,208	$—	$45,826	$247,034
Personal Protective	61,921	—	178	62,099
Keys and Key Accessories	—	50,289	206	50,495
Engraving	—	16,004	25	16,029
Resharp	—	58	—	58
Consolidated	$263,129	$66,351	$46,235	$375,715
	Thirteen weeks ended June 27, 2020
	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Fastening and Hardware	$190,572	$—	$34,726	$225,298
Personal Protective	78,927	—	66	78,993
Keys and Key Accessories	—	30,649	220	30,869
Engraving	—	11,542	1	11,543
Resharp	—	7	—	7
Consolidated	$269,499	$42,198	$35,013	$346,710
	Twenty-six weeks ended June 26, 2021
	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Fastening and Hardware	$367,810	$—	$79,917	$447,727
Personal Protective	146,248	—	191	146,439
Keys and Key Accessories	—	92,383	567	92,950
Engraving	—	29,782	33	29,815
Resharp	—	65	—	65
Consolidated	$514,058	$122,230	$80,708	$716,996
	Twenty-six weeks ended June 27, 2020
	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Fastening and Hardware	$340,956	$—	$60,047	$401,003
Personal Protective	141,720	—	66	141,786
Keys and Key Accessories	—	74,027	1,249	75,276
Engraving	—	24,461	3	24,464
Resharp	—	17	—	17
Consolidated	$482,676	$98,505	$61,365	$642,546

The following table disaggregates our revenue by geographic location:
	Thirteen weeks ended June 26, 2021
	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
United States	$257,742	$65,739	$—	$323,481
Canada	2,050	612	46,235	48,897
Mexico	3,337	—	—	3,337
Consolidated	$263,129	$66,351	$46,235	$375,715
	Thirteen weeks ended June 27, 2020
	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
United States	$265,702	$41,837	$—	$307,539
Canada	1,272	361	35,013	36,646
Mexico	2,525	—	—	2,525
Consolidated	$269,499	$42,198	$35,013	$346,710
	Twenty-six weeks ended June 26, 2021
	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
United States	$504,539	$121,039	$—	$625,578
Canada	3,279	1,191	80,708	85,178
Mexico	6,240	—	—	6,240
Consolidated	$514,058	$122,230	$80,708	$716,996
	Twenty-six weeks ended June 27, 2020
	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
United States	$475,376	$97,683	$—	$573,059
Canada	2,541	822	61,365	64,728
Mexico	4,759	—	—	4,759
Consolidated	$482,676	$98,505	$61,365	$642,546
Our revenue by geography is allocated based on the location of our sales operations. Our Hardware and Protective Solutions segment contains sales of Big Time personal protective equipment into Canada. Our Robotics and Digital Solutions segment contains sales of MinuteKey Canada.
Hardware and Protective Solutions revenues consist primarily of the delivery of fasteners, anchors, specialty fastening products, and personal protective equipment such as gloves and eye-wear as well as in-store merchandising services for the related product category.
Robotics and Digital Solutions revenues consist primarily of sales of keys and identification tags through self service key duplication and engraving kiosks. It also includes our associate-assisted key duplication systems and key accessories. Canada revenues consist primarily of the delivery to Canadian customers of fasteners and related hardware items, threaded rod, keys, key duplicating systems, accessories, personal protective equipment, and identification items as well as in-store merchandising services for the related product category.
The Company’s performance obligations under its arrangements with customers are providing products, in-store merchandising services, and access to key duplicating and engraving equipment. Generally, the price of the merchandising services and the access to the key duplicating and engraving equipment is included in the price of the related products. Control of products is transferred at the point in time when the customer accepts the goods, which occurs upon delivery of the products. Judgment is required in determining the time at which to recognize revenue for the in-store services and the access to key duplicating and engraving equipment. Revenue is recognized for in-store service and access to key duplicating and engraving equipment as the related products are delivered, which approximates a time-based recognition pattern. Therefore, the entire amount of consideration related to the sale of products, in-store merchandising services, and access to key duplicating and engraving equipment is recognized upon the delivery of the products.
The costs to obtain a contract are insignificant, and generally contract terms do not extend beyond one year. Therefore, these costs are expensed as incurred. Freight and shipping costs and the cost of our in-store merchandising services teams are recognized in selling, general, and administrative expense when control over products is transferred to the customer.
3.   Recent Accounting Pronouncements:
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting which provide optional guidance for a limited time to ease the potential burden in accounting for reference rate reform. In January 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848). The amendments in this ASU refine the scope of ASC 848 and clarifies some of its guidance as it relates to recent rate reform activities.The new guidance provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts and hedging relationships that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform. These amendments are effective immediately and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The Company is currently evaluating contracts and the optional expedients provided by the new standard.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this update remove certain exceptions of Topic 740 including: exception to the incremental approach for intraperiod tax allocation when there is a loss from continuing operations and income or gain from other items; exception to the requirement to recognize a deferred tax liability for equity method investments when a foreign subsidiary becomes an equity method investment; exception to the ability not to recognize a deferred tax liability for a foreign subsidiary when a foreign equity method investment becomes a subsidiary; exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. There are also additional areas of guidance in regards to: franchise and other taxes partially based on income and the interim recognition of enactment of tax laws and rate changes. The provisions of this ASU are effective for years beginning after December 15, 2020. The Company adopted this standard during fiscal 2021 and the adoption did not have a material impact on the Company’s Condensed Consolidated Financial Statements.
4.   Acquisitions:
On April 16, 2021, the Company completed the acquisition of Oz Post International, LLC (“OZCO”), a leading manufacturer of superior quality hardware that offers structural fasteners and connectors used for decks, fences and other outdoor structures, for a total purchase price of $39,102. The Company entered into an amendment (“OZCO Amendment”) to the term loan credit agreement dated May 31, 2018 (the “2018 Term Loan”), which provided $35,000 of incremental term loan funds to be used to finance the acquisition. OZCO has business operations throughout North America and its financial results reside in the Company’s Hardware and Protective Solutions reportable segment.

The following table reconciles the fair value of the acquired assets and assumed liabilities to the preliminary total purchase price of OZCO:
Accounts receivable	$1,143
Inventory	3,564
Other current assets	24
Property and equipment	595
Goodwill	9,450
Customer relationships	23,500
Trade names	2,600
Technology	4,000
Total assets acquired	44,876
Less:
Liabilities assumed	(5,774)
Total purchase price	$39,102
Pro forma financial information has not been presented for OZCO as their associated financial results are insignificant to the financial results of the Company on a standalone basis.
5.   Goodwill and Other Intangible Assets:
Goodwill amounts by reportable segment are summarized as follows:
	Goodwill at December 26, 2020	Acquisitions(1)	Dispositions	Other(2)	Goodwill at June 26, 2021
Hardware and Protective Solutions	$565,578	$9,450	$—	$13	$575,041
Robotics and Digital Solutions	220,936	—	—	—	220,936
Canada	29,686	—	—	1,306	30,992
Total	$816,200	$9,450	$—	$1,319	$826,969

(1)
See Note 4 — Acquisitions for additional information regarding the OZCO acquisition.

(2)
The “Other” change to goodwill relates to adjustments resulting from fluctuations in foreign currency exchange rates for the Canada and Mexico reporting units.

Other intangibles, net, as of June 26, 2021 and December 26, 2020 consist of the following:
	Estimated Useful Life (Years)	June 26, 2021	December 26, 2020
Customer relationships	13 – 20	$966,515	$941,648
Trademarks – Indefinite	Indefinite	85,890	85,603
Trademarks – Other	7 – 15	29,000	26,400
Technology and patents	7 – 12	67,774	63,749
Intangible assets, gross		1,149,179	1,117,400
Less: Accumulated amortization		322,230	291,434
Other intangibles, net		$826,949	$825,966
The amortization expense for amortizable assets, including the adjustments resulting from fluctuations in foreign currency exchange rates for the thirteen and twenty-six weeks ended June 26, 2021 was $15,414 and $30,323, respectively. Amortization expense for the thirteen and twenty-six weeks ended June 27, 2020 was $14,865 and $29,713, respectively.

The Company tests goodwill and indefinite-lived intangible assets for impairment annually in the fourth quarter. Impairment is also tested when events or changes in circumstances indicate that the carrying values of the assets may be greater than their fair values. During the thirteen and twenty-six weeks ended June 26, 2021 and the thirteen and twenty-six weeks ended June 27, 2020, the Company did not identify any triggering events that would result in an impairment analysis outside of the annual assessment.
6.   Commitments and Contingencies:
The Company self-insures its product liability, automotive and workers’ compensation losses up to $250 per occurrence. General liability losses are self-insured up to $500 per occurrence. Catastrophic coverage has been purchased from third party insurers for occurrences in excess of $250 up to $60,000. The two risk areas involving the most significant accounting estimates are workers’ compensation and automotive liability. Actuarial valuations performed by the Company’s outside risk insurance expert were used by the Company’s management to form the basis for workers’ compensation and automotive liability loss reserves. The actuary contemplated the Company’s specific loss history, actual claims reported, and industry trends among statistical and other factors to estimate the range of reserves required. Risk insurance reserves are comprised of specific reserves for individual claims and additional amounts expected for development of these claims, as well as for incurred but not yet reported claims. The Company believes that the liability of approximately $2,520 recorded for such risks is adequate as of June 26, 2021.
As of June 26, 2021, the Company has provided certain vendors and insurers letters of credit aggregating $27,908 related to our product purchases and insurance coverage for product liability, workers’ compensation, and general liability.
The Company self-insures group health claims up to an annual stop loss limit of $250 per participant. Historical group insurance loss experience forms the basis for the recognition of group health insurance reserves. Provisions for losses expected under these programs are recorded based on an analysis of historical insurance claim data and certain actuarial assumptions. The Company believes that the liability of approximately $2,300 recorded for such risks is adequate as of June 26, 2021.
On June 3, 2019, The Hillman Group, Inc. (“Hillman Group”) filed a complaint for patent infringement against KeyMe, LLC (“KeyMe”), a provider of self-service key duplication kiosks, in the United States District Court for the Eastern District of Texas (Marshall Division). The case was assigned Civil Action No. 2:19-cv-0209. Hillman Group’s complaint alleges that KeyMe’s self-named and “Locksmith in a Box” key duplication kiosks infringe U.S. Patent Nos. 8,979,446 and 9,914,179, which are assigned to Hillman Group, and seeks damages and injunctive relief against KeyMe. After the United States Patent and Trademark Office issued U.S. Patent No. 10,400,474 to Hillman Group on September 3, 2019, Hillman Group filed a motion the same day to amend its initial complaint to add the new patent to the litigation. The Texas court granted the motion on September 13, 2019. KeyMe filed two motions in the case on July 25, 2019, the first seeking to dismiss Hillman Group’s complaint under Rule 12(b)(3) of the Federal Rules of Civil Procedure for improper venue, or in the alternative, to move the case from Marshall, Texas to the Southern District of New York. KeyMe’s second motion seeks to transfer the venue of the case from Texas to New York under 28 U.S.C. § 1404. Subsequently, Hillman Group filed a motion on September 4, 2019 to disqualify KeyMe’s counsel Cooley LLP from the litigation due to Cooley’s concurrent and prior representation of Hillman Group and predecessor-in-interest MinuteKey Holdings, Inc (“MinuteKey”). Hillman Group served its initial infringement contentions for the patents-in-suit on KeyMe on September 6, 2019, and KeyMe served its initial invalidity and unenforceability contentions for the patents-in-suit on Hillman Group on November 15, 2019. The parties filed a joint claim construction statement with the Court on January 31, 2020, setting forth the disputed constructions of terms and phrases recited in the asserted claims of the patents-in-suit. On February 14, 2020, the Court granted Hillman Group’s motion to disqualify Cooley LLP, and denied KeyMe’s pending venue-related motion to dismiss and motion to transfer without prejudice to refiling. The case was stayed until March 30, 2020 to permit KeyMe to retain new legal counsel. The parties filed a joint status report on March 25, 2020, and on March 27, 2020, the Texas Court set a new case schedule with a trial in early December 2020. On April 14, 2020, KeyMe re-filed a single motion to dismiss for improper venue, or in the alternative, to transfer the case to the Southern District of New York. After an oral hearing held on September 30, 2020, the Texas Court denied KeyMe’s motion to dismiss on November 13, 2020.

The Texas Court conducted a claim construction hearing in Marshall, TX, on June 23, 2020 to construe various disputed claim terms of the three patents-in-suit, and issued a claim construction order on July 2, 2020. On August 31, 2020, KeyMe filed two motions for partial summary judgment on portions of the case, and also filed a motion objecting to portions of the testimony of one of Hillman Group’s technical expert witnesses. At a pretrial conference held March 23, 2021, the Texas Court denied KeyMe’s motion to exclude expert testimony and KeyMe’s motion for summary judgment of no willful infringement in full. KeyMe’s motion for summary judgment of non-infringement relating to U.S. Patent No. 10,400,474 was granted in-part and denied in-part; Hillman Group was permitted to proceed with a theory of infringement under the doctrine of equivalents at trial.
On March 2, 2020, Hillman Group filed a second complaint for patent infringement against KeyMe in the same Texas Court, alleging that KeyMe’s key duplication kiosks infringe Hillman Group’s U.S. Patent No. 10,577,830. The case was assigned Civil Action No. 2:20-cv-0070. Hillman Group added a second patent to the case, U.S. Patent No. 10,628,813, upon that patent’s issuance on April 21, 2020. Upon issuance of U.S. Patent No. 10,737,336 to Hillman Group on August 10, 2020, Hillman Group moved for leave of Court to add that patent to the case; however, KeyMe opposed the motion.
KeyMe filed a motion to consolidate the two Texas patent cases involving KeyMe and Hillman Group on April 14, 2020. In addition, on April 30, 2020, KeyMe filed a substantially identical motion to dismiss the case for improper venue, or in the alternative, to transfer the case to the Southern District of New York. The Texas Court heard oral argument on the motion to consolidate, the motion to dismiss, and Hillman Group’s motion to add the ‘336 patent on September 30, 2020. On October 23, 2020, the Texas Court granted KeyMe’s motion to consolidate the two Texas cases, and granted Hillman Group’s motion to add the ‘336 patent. The Texas Court denied KeyMe’s motion to dismiss on November 13, 2020. On November 18, 2020, the Texas Court issued a new case schedule for the consolidated case, setting a trial date of April 5, 2021 for the six-patent case. The parties stipulated in November, 2020 that no new claim construction hearing would be held, and that selected constructions from the 2:19-cv-209 action that pertained to claims in the 2:20-cv-0070 action would govern. Fact discovery closed in the consolidated case on December 21, 2020, and expert discovery closed on January 22, 2021.
On January 25, 2021, KeyMe filed a second summary judgment motion for a judgment of no willful infringement, and also filed another motion objecting to portions of the testimony of one of Hillman Group’s technical expert witnesses. At a pretrial conference held March 23, 2021, the Texas Court denied both of KeyMe’s motions in full.
On September 9, 2020, the parties conducted a mediation before Ret. District Judge David Folsom of the U.S. District Court of the Eastern District of Texas. Though substantive discussion took place, no agreement on resolution of the litigation was reached.
A jury trial was held in the Texas case from April 5-12, 2021 in Marshall, Texas. On April 12, 2021, the jury returned a verdict that KeyMe did not infringe any of the six asserted patents, and several of the asserted claims were invalid. Final judgment was entered on April 13, 2021. Both parties filed renewed motions for judgment as a matter of law on issues they did not prevail on at trial on May 11, 2021, and Hillman Group additionally filed a motion for a new trial on the same date.
On August 16, 2019, KeyMe filed a complaint for patent infringement against Hillman Group in the United States District Court for the District of Delaware. KeyMe alleges that Hillman Group’s KeyKrafter key duplication machines and MinuteKey self-service key duplication kiosks infringe KeyMe’s U.S. Patent No. 8,682,468 when those machines are used in conjunction with Hillman Group’s KeyHero system. Hillman Group filed an answer to KeyMe’s complaint on October 23, 2019, and asserted counterclaims seeking declaratory judgments of invalidity and noninfringement of U.S. Patent No. 8,682,468. On May 4, 2020, the Delaware Court entered a scheduling order setting trial for November 2021. KeyMe served its initial infringement contentions on June 11, 2020, with Hillman Group serving its initial invalidity contentions on July 16, 2020. The Delaware Court held a claim construction hearing on November 24, 2020, and issued its claim construction order on January 25, 2021. Fact discovery closed in the Delaware case on January 28, 2021. KeyMe served its final infringement contentions on January 4, 2021; Hillman Group served its final invalidity contentions on January 18, 2021. Expert discovery closed on April 8, 2021. Following the close of discovery, Hillman Group filed a motion for summary judgment of noninfringement and no willful infringement in the case on April 15, 2021.
As of June 14, 2021, Hillman Group and KeyMe have globally resolved all pending legal disputes, including the Texas and Delaware district court actions discussed above.
On June 1, 2021, Hy-Ko Products Company LLC (“Hy-Ko”), a manufacturer of key duplication machines, filed a complaint for patent infringement against Hillman Group in the United States District Court for the Eastern District of Texas (Marshall Division). The case was assigned Civil Action No. 2:21-cv-0197. Hy-Ko’s complaint alleges that Hillman’s KeyKrafter and PKOR key duplication machines infringe U.S. Patent Nos. 9,656,332, 9,682,432, 9,687,920, and 10,421,113, which are assigned to Hy-Ko, and seeks damages and injunctive relief against Hillman Group. Hy-Ko’s complaint additionally contains allegations of unfair competition under the Federal Lanham Act and conversion/receipt of stolen property, as well as a cause of action for “replevin” for return of stolen property.
Management and legal counsel for Hillman Group are still investigating this recent suit but are initially of the opinion that Hy-Ko’s claims are without merit and Hillman Group intends to vigorously defend the claims. Hillman Group is unable to estimate the possible loss or range of loss at this early stage in the case.
7.   Related Party Transactions
The Company has recorded aggregate management fee charges and expenses from CCMP Capital Advisors, LLC (“CCMP”), Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and OHCP III HC RO, L.P. (collectively, “Oak Hill Funds”) of $88 and $214 for the thirteen and twenty-six weeks ended June 26, 2021, respectively, and $196 and $321 for the thirteen and twenty-six weeks ended June 27, 2020, respectively.
Gregory Mann and Gabrielle Mann are employed by Hillman. The Company leases an industrial warehouse and office facility from companies under the control of the Manns. The rental expense for the lease of this facility was $88 and $176 for the thirteen and twenty-six weeks ended June 26, 2021, respectively, and was $88 and $175 for the thirteen and twenty-six weeks ended June 27, 2020, respectively.
8.   Income Taxes:
Accounting Standards Codification 740 (“ASC 740”) requires companies to apply their estimated annual effective tax rate on a year-to-date basis in each interim period. These rates are derived, in part, from expected annual pre-tax income or loss. In the thirteen and twenty-six weeks ended June 26, 2021 and the thirteen and twenty-six weeks ended June 27, 2020, the Company applied an estimated annual effective tax rate to the interim period pre-tax loss to calculate the income tax benefit.
For the thirteen and twenty-six weeks ended June 26, 2021, the effective income tax rate was (73.0)% and 29.7%, respectively. The Company recorded an income tax provision for the thirteen weeks ended June 26, 2021 of $1,428 and an income tax benefit for the twenty-six weeks ended June 26, 2021 of $5,225. The effective tax rate for the thirteen and twenty-six weeks ended June 26, 2021 was the result of an estimated increase in GILTI from the Company’s Canadian operations, state and foreign income taxes, non-deductible transaction expenses, and non-deductible stock compensation.
For the thirteen and twenty-six weeks ended June 27, 2020, the effective income tax rate was 15.1% and 20.6%, respectively. The Company recorded an income tax benefit for the thirteen and twenty-six weeks ended June 27, 2020 of $895 and $5,132, respectively. The effective tax rate for the thirteen and twenty-six weeks ended June 27, 2020 was primarily due to non-deductible stock compensation, and state and foreign income taxes.
On March 27, 2020, the CARES Act was signed into law by the President of the United States. The CARES Act included, among other things, corporate income tax relief in the form of accelerated alternative minimum tax (“AMT”) refunds, allowed employers to defer certain payroll tax payments throughout 2020, and provided favorable corporate interest deductions for the 2020 reporting period.

9.   Restructuring
Canada Restructuring
During 2018, the Company initiated plans to restructure the operations of the Canada segment. The restructuring seeks to streamline operations in the greater Toronto area by consolidating facilities, exiting certain lines of business, and rationalizing stock keeping units (“SKUs”). The intended result of the Canada restructuring will be a more streamlined and scalable operation focused on delivering optimal service and a broad offering of products across the Company’s core categories. The Company expects restructuring activities to be completed in 2021. The following is a summary of the charges incurred:
	Thirteen Weeks Ended June 26, 2021		Thirteen Weeks Ended June 27, 2020	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020
Facility consolidation(1)
Labor expenses	$		$98	$—	$377
Consulting and legal fees		—	3	—	51
Other expenses		—	(55)	5	662
Rent and related charges		—	450	—	1,089
Severance		—	483	30	532
Total		$—	$979	$35	$2,711

(1)
Facility consolidation includes labor expense related to organizing inventory and equipment in preparation for the facility consolidation, consulting and legal fees related to the project, and other expenses. These expenses were included in SG&A on the Condensed Consolidated Statement of Comprehensive Loss.

The following represents the roll forward of Canada restructuring reserves for the current period:
Severance and related expense
Balance as of December 28, 2019	$1,121
Restructuring Charges	707
Cash Paid	(1,519)
Balance as of December 26, 2020	$309
Restructuring Charges	30
Cash Paid	(281)
Balance as of June 26, 2021	$58
United States Restructuring
During fiscal 2019, the Company began implementing a plan to restructure the management and operations within the United States to achieve synergies and cost savings associated with the Company’s acquisition activities. This restructuring includes management realignment, integration of sales and operating functions, and strategic review of the Company’s product offerings. This plan was finalized during the fourth quarter of fiscal 2019. The Company incurred additional charges in fiscal 2020 and 2021 related to the consolidation of two of our distribution centers. Charges incurred in part of the United States Restructuring Plan included:
	Thirteen Weeks Ended June 26, 2021	Thirteen Weeks Ended June 27, 2020	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020
Management realignment & integration
Severance	$—	$749	$74	$880
Facility closures
Severance	—	404	—	404
Other	—	29	—	$29
Total	$—	$1,182	$74	$1,313
The following represents the roll forward of United States restructuring reserves for the current period:
Severance and related expense
Balance as of December 28, 2019	$3,286
Restructuring Charges	1,789
Cash Paid	(4,250)
Balance as of December 26, 2020	$825
Restructuring Charges	74
Cash Paid	(612)
Balance as of June 26, 2021	$287
10.   Long Term Debt:
The following table summarizes the Company’s debt:
	June 26, 2021	December 26, 2020
Revolving loans	$158,000	$72,000
Senior term loan, due 2025	1,066,740	1,037,044
6.375% Senior Notes, due 2022	330,000	330,000
11.6% Junior Subordinated Debentures – Preferred	105,443	105,443
Junior Subordinated Debentures – Common	3,261	3,261
Capital & finance leases	1,773	2,044
	1,665,217	1,549,792
Unamortized premium on 11.6% Junior Subordinated Debentures	13,777	14,591
Unamortized discount on Senior term loan	(5,783)	(6,532)
Current portion of long term debt, capital leases and finance leases	(11,442)	(11,481)
Deferred financing fees	(10,293)	(10,862)
Total long term debt, net	$1,651,476	$1,535,508
As of June 26, 2021, there was $1,066,740 outstanding under the 2018 Term Loan. As of June 26, 2021, the Company had $158,000 outstanding under the ABL Revolver along with $27,908 of letters of credit. The Company has approximately $64,092 of available borrowings under the ABL Revolver as a source of liquidity.

On April 16, 2021, the Company acquired Oz Post International, LLC (“OZCO”). The Company entered into an amendment (“OZCO Amendment”) to the term loan credit agreement dated May 31, 2018 (the “2018 Term Loan”), which provided $35,000 of incremental term loan funds to be used to finance the acquisition. See Note 4 — Acquisitions for additional information regarding the OZCO acquisition.
Additional information with respect to the fair value of the Company’s fixed rate senior notes and junior subordinated debentures is included in Note 13 — Fair Value Measurements.
11.   Leases
Lessee
The Company determines if a contract is or contains a lease at inception or modification of a contract. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset. The Company leases certain distribution center locations, vehicles, forklifts, computer equipment, and its corporate headquarters with expiration dates through 2032. Certain lease arrangements include escalating rent payments and options to extend the lease term. Expected lease terms include these options to extend or terminate the lease when it is reasonably certain the Company will exercise the option. The Company’s leasing arrangements do not contain material residual value guarantees nor material restrictive covenants.
The components of operating and finance lease cost for the thirteen and twenty-six weeks ended June 26, 2021 and thirteen and twenty-six weeks ended June 27, 2020 were as follows:
	Thirteen Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 26, 2021	Thirteen Weeks Ended June 27, 2020	Twenty-six Weeks Ended June 27, 2020
Operating lease cost	$5,149	$10,243	$4,547	$9,294
Short term lease costs	1,100	1,986	528	1,049
Variable lease costs	453	757	491	671
Finance lease cost:
Amortization of right of use assets	224	438	200	402
Interest on lease liabilities	32	67	36	72
Rent expense totaled $6,702 and $12,986 in the thirteen and twenty-six weeks ended June 26, 2021, respectively, and $5,566 and $11,014 in the thirteen and twenty-six weeks ended June 27, 2020, respectively. Rent expense includes operating lease cost as well as expense for non-lease components such as common area maintenance, real estate taxes, real estate insurance, variable costs related to our leased vehicles and also short-term rental expenses.
The implicit rate is not determinable in most of the Company’s leases, as such management uses the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The weighted average remaining lease terms and discount rates for all of our operating and finance leases were as follows as of June 26, 2021 and December 26, 2020:
	June 26, 2021		December 26, 2020
	Operating Leases	Finance Leases	Operating Leases	Finance Leases
Weighted average remaining lease term	7.09	2.47	7.19	2.61
Weighted average discount rate	8.20%	7.15%	8.28%	7.14%

Supplemental balance sheet information related to the Company’s finance leases was as follows as of June 26, 2021 and December 26, 2020:
	June 26, 2021	December 26, 2020
Finance lease assets, net, included in property plant and equipment	$1,783	$1,919
Current portion of long-term debt	833	872
Long-term debt, less current portion	940	1,172
Total principal payable on finance leases	1,773	2,044
Supplemental cash flow information related to the Company’s operating leases was as follows for the twenty-six weeks ended June 26, 2021 and twenty-six weeks ended June 27, 2020:
	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflow from operating leases	$9,778	$8,956
Operating cash outflow from finance leases	68	72
Financing cash outflow from finance leases	460	411
Maturities of our lease liabilities for all operating and finance leases are as follows as of June 26, 2021:
	Operating Leases	Finance Leases
Less than one year	$18,542	$937
1 to 2 years	17,126	628
2 to 3 years	15,665	373
3 to 4 years	15,473	5
4 to 5 years	14,647	—
After 5 years	37,231	—
Total future minimum rental commitments	118,684	1,943
Less – amounts representing interest	(28,642)	(170)
Present value of lease liabilities	$90,042	$1,773
Lessor
The Company has certain arrangements for key duplication equipment under which we are the lessor. These leases meet the criteria for operating lease classification. Lease income associated with these leases is not material.
12.   Derivatives and Hedging:
The Company uses derivative financial instruments to manage our exposures to (1) interest rate fluctuations on our floating rate senior debt and (2) fluctuations in foreign currency exchange rates. The Company measures those instruments at fair value and recognizes changes in the fair value of derivatives in earnings in the period of change, unless the derivative qualifies as an effective hedge that offsets certain exposures.
Interest Rate Swap Agreements
On January 8, 2018, the Company entered into a forward Interest Rate Swap Agreement (“2018 Swap 1”) with three-year terms for notional amounts of $90,000. The forward start date of the 2018 Swap was September 30, 2018 and the termination date is June 30, 2021. The 2018 Swap 1 has a determined interest rate of 2.3% plus the applicable interest rate margin of 4.0% for an effective rate of 6.3%.
On November 8, 2018, the Company entered into another new forward Interest Rate Swap Agreement (“2018 Swap 2”) with three-year terms for $60,000 notional amount. The forward start date of the 2018 Swap 2 was November 30, 2018 and the termination date is November 30, 2022. The 2018 Swap 2 has determined interest rate of 3.1% plus the applicable interest rate margin of 4.0% for an effective rate of 7.1%.
The fair value of the 2018 Swap 1 was $110 as of June 26, 2021 and it was reported on the Condensed Consolidated Balance Sheets within other accrued expenses. The fair value of the 2018 Swap 2 was $2,659 as of June 26, 2021 and it was reported on the Condensed Consolidated Balance Sheets within other non-current liabilities. A decrease in other expense was recorded in the Statement of Comprehensive Loss for the favorable change of $1,424 in fair value since December 26, 2020.
The fair value of 2018 Swap 1 was $709 as of December 26, 2020 and is reported within other accrued expenses. The fair value of 2018 Swap 2 was $3,484 as of December 26, 2020 and is reported within other non-current liabilities.
The Company’s interest rate swap agreements do not qualify for hedge accounting treatment because they did not meet the provisions specified in ASC 815, Derivatives and Hedging (“ASC 815”). Accordingly, the gain or loss on these derivatives was recognized in current earnings.
The Company does not enter into derivative transactions for speculative purposes and, therefore, holds no derivative instruments for trading purposes.
Additional information with respect to the fair value of derivative instruments is included in Note 13 — Fair Value Measurements.
13.   Fair Value Measurements:
The Company uses the accounting guidance that applies to all assets and liabilities that are being measured and reported on a fair value basis. The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:
Level 1:
Quoted market prices in active markets for identical assets or liabilities.

Level 2:
Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:
Unobservable inputs reflecting the reporting entity’s own assumptions.

The following tables set forth the Company’s financial assets and liabilities that were measured at fair value on a recurring basis during the period, by level, within the fair value hierarchy:
	As of June 26, 2021
	Level 1	Level 2	Level 3	Total
Trading securities	$1,582	$—	$—	$1,582
Interest rate swaps	—	(2,769)	—	(2,769)
Contingent consideration payable	—	—	(12,959)	(12,959)
	As of December 26, 2020
	Level 1	Level 2	Level 3	Total
Trading securities	$1,911	$—	$—	$1,911
Interest rate swaps	—	(4,193)	—	(4,193)
Contingent consideration payable	—	—	(14,197)	(14,197)

Trading securities are valued using quoted prices on an active exchange. Trading securities represent assets held in a Rabbi Trust to fund deferred compensation liabilities and are included as other assets on the accompanying Condensed Consolidated Balance Sheets.
The Company utilizes interest rate swap contracts to manage our targeted mix of fixed and floating rate debt, and these contracts are valued using observable benchmark rates at commonly quoted intervals for the full term of the swap contracts. As of June 26, 2021 and December 26, 2020, the 2018 Swap 1 was recorded within other accrued expenses and the 2018 Swap 2 was recorded within other non-current liabilities on the accompanying Condensed Consolidated Balance Sheets.
The contingent consideration represents future potential earn-out payments related to the Resharp acquisition in fiscal 2019 and the Instafob acquisition in the first quarter of 2020. The estimated fair value of the contingent earn-outs was determined using a Monte Carlo analysis examining the frequency and mean value of the resulting earn-out payments. The resulting value captures the risk associated with the form of the payout structure. The risk neutral method is applied, resulting in a value that captures the risk associated with the form of the payout structure and the projection risk. The carrying amount of the liability may fluctuate significantly and actual amounts paid may be materially different from the estimated value of the liability. As of June 26, 2021, the total contingent consideration was recorded as $1,264 of other accrued expenses and $11,695 in other non-current liabilities on the Condensed Consolidated Balance Sheets. As of December 26, 2020, the total contingent consideration was recorded as $417 of other accrued expenses and $13,780 in other non-current liabilities on the Condensed Consolidated Balance Sheets. As of June 26, 2021 compared to December 26, 2020, the Company recorded a $1,097 and $115 decrease in the Resharp and Instafob contingent consideration liability, respectively. The total $1,212 gain on the revaluation was determined by using a simulation model of the Monte Carlo analysis that included updated projections applicable to the liability as of June 26, 2021 compared to the prior valuation period and was recorded within other income in the Condensed Consolidated Statements of Comprehensive Income.
The fair value of the Company’s fixed rate senior notes and junior subordinated debentures as of June 26, 2021 and December 26, 2020 were determined by utilizing current trading prices obtained from indicative market data. As a result, the fair value measurements of the Company’s senior term notes and debentures are considered to be Level 2.
	June 26, 2021		December 26, 2020
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
6.375% Senior Notes	$328,889	$330,330	$328,333	$327,525
Junior Subordinated Debentures	122,481	120,514	123,295	128,022
Cash, accounts receivable, accounts payable, and accrued liabilities are reflected in the Condensed Consolidated Financial Statements at book value, which approximates fair value, due to the short-term nature of these instruments. The carrying amount of the long-term debt under the revolving credit facility approximates the fair value at June 26, 2021 and December 26, 2020 as the interest rate is variable and approximates current market rates. The Company also believes the carrying amount of the long-term debt under the senior term loan approximates the fair value at June 26, 2021 and December 26, 2020 because, while subject to a minimum LIBOR floor rate, the interest rate approximates current market rates of debt with similar terms and comparable credit risk.
14.   Earnings per share
Basic earnings per share is computed based on the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share include the dilutive effect of stock options and restricted stock awards. The following is a reconciliation of the basic and diluted earnings per share (“EPS”) computations for both the numerator and denominator (in thousands, except per share data):
	Thirteen weeks ended June 26, 2021			Twenty-six weeks ended June 26, 2021
	Earnings (Numerator)	Shares (Denominator)	Per Share Amount	Earnings (Numerator)	Shares (Denominator)	Per Share Amount
Net loss	$(3,385)	553	$(6)	$(12,355)	553	$(22)
Dilutive effect of stock options	$—	—	$—	$—	—	$—
Net loss per diluted common share	$(3,385)	$553	$(6)	$(12,355)	$553	$(22)
	Thirteen weeks ended June 27, 2020			Twenty-six weeks ended June 27, 2020
	Earnings (Numerator)	Shares (Denominator)	Per Share Amount	Earnings (Numerator)	Shares (Denominator)	Per Share Amount
Net loss	$(5,037)	544	$(9)	$(19,841)	544	$(36)
Dilutive effect of stock options	$—	—	$—	$—	—	$—
Net loss per diluted common share	$(5,037)	$544	$(9)	$(19,841)	$544	$(36)
Stock options outstanding totaling 83 thousand and 82 thousand were excluded from the computation as of June 26, 2021 and June 27, 2020, respectively, as they would have had an antidilutive effect under the treasury stock method.
15.   Segment Reporting:
The Company’s segment reporting structure uses the Company’s management reporting structure as the foundation for how the Company manages its business. The Company periodically evaluates its segment reporting structure in accordance with ASC 350-20-55 and has concluded that it has three reportable segments as of June 26, 2021: Hardware and Protective Solutions, Robotics and Digital Solutions, and Canada. The Company evaluates the performance of its segments based on revenue and income (loss) from operations, and does not include segment assets nor non-operating income/expense items for management reporting purposes.
The table below presents revenues and income (loss) from operations for our reportable segments for the thirteen and twenty-six weeks ended June 26, 2021 and thirteen and twenty-six weeks ended June 27, 2020.
	Thirteen Weeks Ended June 26, 2021	Thirteen Weeks Ended June 27, 2020	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020
Revenues
Hardware and Protective Solutions	$263,129	$269,499	$514,058	$482,676
Robotics and Digital Solutions	66,351	42,198	122,230	98,505
Canada	46,235	35,013	80,708	61,365
Total revenues	$375,715	$346,710	$716,996	$642,546
Segment income (loss) from operations
Hardware and Protective Solutions	$9,995	$24,423	$16,045	$33,276
Robotics and Digital Solutions	6,546	(4,510)	6,700	1,386
Canada	2,968	815	2,544	(4,488)
Total income from operations	$19,509	$20,728	$25,289	$30,174

16.   Subsequent Events:
The Company evaluated subsequent events through July 29, 2021, the date these financial statements were available to be issued. Other than the item discussed below, there were no material subsequent events that required recognition or additional disclosure in these financial statements.
On July 14, 2021, subsequent to quarter end, the Company and Landcadia Holdings III, Inc. (“Landcadia” and after the Business Combination described herein, “New Hillman”), a special purpose acquisition company (“SPAC”) consummated the previously announced business combination (the “Closing”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 24, 2021 (as amended on March 12, 2021, and as it may be further amended or supplemented from time to time, the “Merger Agreement”). In accordance with the terms and subject to the conditions set forth in the Merger Agreement, Landcadia paid aggregate consideration in the form of New Hillman common stock calculated as described herein and equal to a value of approximately (i) $911,300,000 plus (ii) $28,280,000, such amount being the value of 2,828,000 shares of Class B common stock of Landcadia, valued at $10.00 per share, that TJF, LLC (“TJF Sponsor”) and Jefferies Financial Group Inc., (“JFG Sponsor” and, together with TJF Sponsor, the “Sponsors”) agreed to forfeit at the Closing.
In connection with the Closing, the Company entered into a new credit agreement with Jefferies Finance LLC, as administrative agent, and the lenders and other parties thereto (the “Term Credit Agreement”), which provided for a new funded term loan facility of $835.0 million and a delayed draw term loan facility of $200.0 million (of which $16.0 million was drawn). The Company also also entered into an amendment to their existing asset-based revolving credit agreement (the “ABL Amendment”) with Barclays Bank PLC, as administrative agent, and the lenders and other parties thereto (the “ABL Credit Agreement”), increasing the aggregate commitments thereunder to $250.0 million, extended the maturity and conformed certain provisions to the Term Credit Agreement. The proceeds of the funded term loans under the Term Credit Agreement and revolving credit loans under the ABL Credit Agreement were used, together with other available cash, to (1) refinance in full all outstanding term loans and to terminate all outstanding commitments under the credit agreement, dated as of May 31, 2018, (2) refinance outstanding revolving credit loans, and (3) redeem in full senior notes due July 15, 2022 (the “6.375% Senior Notes”).
In anticipation of the Business Combination and the refinancings described above, on July 13, 2021, the Company delivered a notice to redeem in full 11.6% Junior Subordinated Debentures due September 30, 2027 (the “Junior Subordinated Debentures”) issued under the Indenture, dated as of September 5, 1997 (as amended and supplemented, the “Debentures Indenture”), between The Hillman Companies and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”) and deposited an amount with the Trustee sufficient to satisfy and discharge the Debentures Indenture, which is no longer in effect. Notices to redeem 4,217,837 trust preferred securities (the “Trust Preferred Securities”) issued in a public offering by the Hillman Group Capital Trust (“Trust”) and 130,449 of trust common securities (the “Trust Common Securities”) issued by the Trust to Hillman Companies were also delivered on July 13, 2021. Upon the payment of the redemption price for the Debentures on August 12, 2021, the Trust will redeem the Trust Preferred Securities and the Trust Common Securities, which as of August 12, 2021 are no longer deemed to be outstanding. The last day of trading for the Trust Preferred Securities on the New York Stock Exchange (the “NYSE”) will be August 11, 2021 and the Company is voluntarily delisting the Trust Preferred Securities from the NYSE.

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
HMAN Group Holdings, Inc.:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of HMAN Group Holdings, Inc. and subsidiaries (the Company) as of December 26, 2020 and December 28, 2019, the related consolidated statements of comprehensive loss, stockholder’s equity, and cash flows for each of the years in the three-year period ended December 26, 2020, and the related notes and financial statement schedule II — Valuation Accounts (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 26, 2020 and December 28, 2019 and the results of its operations and its cash flows for each of the years in the three-year period ended December 26, 2020, in conformity with U.S. generally accepted accounting principles.
Restatement of Previously Issued Financial Statements
As discussed in Note 1 to the consolidated financial statements, the Company has restated its consolidated financial statements as of December 28, 2019, and for the two-year period ended December 28, 2019 to correct misstatements.
Changes in Accounting Principles
As discussed in Note 3 to the consolidated financial statements, the Company has changed its method of accounting for leases as of December 30, 2018 due to the adoption of Accounting Standards Update (ASU) No. 2016-12, Leases (Topic 842).
As discussed in Note 3 to the consolidated financial statements, the Company has changed its method of accounting for revenue recognition as of December 31, 2017 due to the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606).
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgment. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.
Valuation of Goodwill
As discussed in Note 2 to the consolidated financial statements, the goodwill balance as of December 26, 2020 was $816 million. The Company performs goodwill impairment testing annually as of October 1st and whenever events or changes in circumstances indicate that the fair value of a reporting unit is less than the carrying value. With the assistance of a third-party specialist, management assesses the fair value of the reporting units based on a discounted cash flow model and multiples of earnings. Assumptions critical to fair value estimates under the discounted cash flow model include the discount rates and the projected revenue growth rates.
We identified the assessment of the fair value of two of the Company’s reporting units within its goodwill impairment analysis as a critical audit matter. The estimation of fair value of the specific reporting units is complex and subject to significant management judgment and estimation uncertainties. Specifically, the discount rate and projected revenue growth rates used to determine the fair value of these reporting units were challenging to test as they represented subjective determinations of current and future market and economic conditions that were sensitive to variation. Additionally, the audit effort associated with the discount rate required specialized skills and knowledge. Changes to those assumptions could have had a significant effect on the Company’s assessment of the fair value of the two reporting units.
The following are the primary procedures we performed to address this critical audit matter. We evaluated the design of controls over the Company’s goodwill impairment process, including controls related to the projected revenue growth rates and discount rate for the two reporting units. We performed sensitivity analyses over the Company’s discount rates and projected revenue growth rates to assess their impact on the determination that the fair values of the specific reporting units exceeded their carrying values. We compared the Company’s historical revenue forecasts to actual results to assess the Company’s ability to accurately forecast. We compared forecasted revenue growth rates used in the valuation model against underlying business strategies and growth plans. We evaluated the reasonableness of the Company’s forecasted revenue growth rates for these reporting units by comparing the growth assumptions to comparable entities within the industry. In addition, we involved valuation professionals with specialized skills and knowledge, who assisted in:
•
evaluating the discount rate used by management in the valuation, by comparing it to a range of discount rates developed using existing market information for comparable entities within the industry

•
developing an estimate of certain of the Company’s reporting units’ fair value using each reporting unit’s cash flow forecast and discount rate and compared the results of our estimate of fair value to the Company’s fair value estimate.

/s/ KPMG LLP
We have served as the Company’s auditor since 2021.
Cincinnati, Ohio
March 11, 2021

HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
	December 26, 2020	December 28, 2019 As Restated
ASSETS
Current assets:
Cash and cash equivalents	$21,520	$19,973
Accounts receivable, net of allowances of $2,395 ($1,891 – 2019)	121,228	88,374
Inventories, net	391,679	323,496
Other current assets	19,280	8,828
Total current assets	553,707	440,671
Property and equipment, net of accumulated depreciation of $236,031 ($179,791 – 2019)	182,674	205,160
Goodwill	816,200	815,850
Other intangibles, net of accumulated amortization of $291,434 ($232,060 – 2019)	825,966	882,430
Operating lease right of use assets	76,820	81,613
Deferred tax asset	2,075	702
Other assets	11,176	11,557
Total assets	$2,468,618	$2,437,983
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$201,461	$125,042
Current portion of debt and capital lease obligations	11,481	11,358
Current portion of operating lease liabilities	12,168	11,459
Accrued expenses:
Salaries and wages	29,800	12,937
Pricing allowances	6,422	6,553
Income and other taxes	5,986	5,248
Interest	12,988	14,726
Other accrued expenses	31,605	21,545
Total current liabilities	311,911	208,868
Long-term debt	1,535,508	1,584,289
Deferred tax liabilities	156,118	164,343
Operating lease liabilities	68,934	73,227
Other non-current liabilities	31,560	33,287
Total liabilities	2,104,031	2,064,014
Commitments and Contingencies (Note 16)	—	—
Stockholder’s Equity:
Preferred stock, $.01 par, 200,000 shares authorized, none issued and outstanding at December 26, 2020 and December 28, 2019	—	—
Common stock, $.01 par, 1,800,000 shares authorized, 556,444 and 548,040 issued and outstanding at December 26, 2020 and December 28, 2019	5	5
Treasury stock at cost, 4,740 shares at December 26, 2020 and December 28, 2019	(4,320)	(4,320)
Additional paid-in capital	570,139	557,674
Accumulated deficit	(171,849)	(147,350)
Accumulated other comprehensive loss	(29,388)	(32,040)
Total stockholder’s equity	364,587	373,969
Total liabilities and stockholder’s equity	$2,468,618	$2,437,983
The Notes to Consolidated Financial Statements are an integral part of these statements.

HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(dollars and shares in thousands)
	Year Ended December 26, 2020	Year Ended December 28, 2019 As Restated	Year Ended December 29, 2018 As Restated
Net sales	$1,368,295	$1,214,362	$974,175
Cost of sales (exclusive of depreciation and amortization shown separately below)	781,815	693,881	537,885
Selling, general and administrative expenses	398,472	382,131	320,543
Depreciation	67,423	65,658	46,060
Amortization	59,492	58,910	44,572
Management fees to related party	577	562	546
Other (income) expense	(5,250)	5,525	(2,874)
Income from operations	65,766	7,695	27,443
Interest expense, net	86,774	101,613	70,545
Interest expense on junior subordinated debentures	12,707	12,608	12,608
Investment income on trust common securities	(378)	(378)	(378)
Loss on mark-to-market adjustment of interest rate swap	601	2,608	607
Refinancing costs	—	—	11,632
Loss before income taxes	(33,938)	(108,756)	(67,571)
Income tax benefit	(9,439)	(23,277)	(8,890)
Net loss	$(24,499)	$(85,479)	$(58,681)
Basic and diluted loss per share	$(45)	$(158)	$(108)
Weighted average basic and diluted shares outstanding	545	543	$545
Net loss from above	$(24,499)	$(85,479)	$(58,681)
Other comprehensive income (loss):
Foreign currency translation adjustments	2,652	5,550	(11,053)
Total other comprehensive income (loss)	2,652	5,550	(11,053)
Comprehensive loss	$(21,847)	$(79,929)	$(69,734)
The Notes to Consolidated Financial Statements are an integral part of these statements.

HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
	Year Ended December 26, 2020	Year Ended December 28, 2019 As Restated	Year Ended December 29, 2018 As Restated
Cash flows from operating activities:
Net loss	$(24,499)	$(85,479)	$(58,681)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	126,915	124,568	90,632
Loss (gain) on dispositions of property and equipment	161	(573)	(5,988)
Impairment of long lived assets	210	7,887	837
Deferred income taxes	(9,462)	(23,586)	(10,566)
Deferred financing and original issue discount amortization	3,722	3,726	2,455
Loss on debt restructuring	—	—	11,632
Stock-based compensation expense	5,125	2,981	1,590
Change in fair value of contingent consideration	(3,515)	—	—
Other non-cash interest and change in value of interest rate swap	601	2,608	607
Changes in operating items:
Accounts receivable	(32,417)	22,863	7,934
Inventories	(67,147)	(3,205)	(68,978)
Other assets	(10,743)	2,878	(1,496)
Accounts payable	76,031	(11,975)	41,092
Other accrued liabilities	27,098	9,666	(3,523)
Net cash provided by operating activities	92,080	52,359	7,547
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(800)	(6,135)	(500,989)
Capital expenditures	(45,274)	(57,753)	(71,621)
Proceeds from sale of property and equipment	—	10,400	—
Other investing activities	—	—	—
Net cash used for investing activities	(46,074)	(53,488)	(572,610)
Cash flows from financing activities:
Borrowings on senior term loans, net of discount	—	—	1,050,050
Repayments of senior term loans	(10,608)	(10,608)	(532,488)
Borrowings of revolving credit loans	99,000	43,500	165,550
Repayments of revolving credit loans	(140,000)	(38,700)	(76,850)
Financing fees	—	(1,412)	(20,520)
Principal payments under capitalized lease obligations	(836)	(683)	(235)
Repurchase of common stock	—	—	(3,780)
Proceeds from exercise of stock options	7,340	100	200
Proceeds from sale of common stock	—	750	—
Net cash (used for) provided by financing activities	(45,104)	(7,053)	581,927
Effect of exchange rate changes on cash	645	(79)	1,433
Net increase (decrease) in cash and cash equivalents	1,547	(8,261)	18,297
Cash and cash equivalents at beginning of period	19,973	28,234	9,937
Cash and cash equivalents at end of period	$21,520	$19,973	$28,234
The Notes to Consolidated Financial Statements are an integral part of these statements.

HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
(dollars and share amounts in thousands)
	Number of shares outstanding		Common Stock	Additional Paid-in Capital	Treasury Stock	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total Stockholder’s Equity
	Common Shares	Treasury Shares
Balance at December 30, 2017	547	(1)	$5	$552,053	$(540)	$2,422	$(26,537)	$527,403
Net Loss – As Restated	—	—	—	—	—	(58,681)	—	(58,681)
Stock-based compensation	—	—	—	1,590	—	—	—	1,590
Proceeds from sale of Holdco shares of stock	—	—	—	200	—	—	—	200
Payments for repurchase of stock	—	(4)	—	—	(3,780)	—	—	(3,780)
Cumulative effect of change in accounting principle	—	—	—	—	—	(5,612)	—	(5,612)
Change in cumulative foreign currency translation adjustment	—	—	—	—	—	—	(11,053)	(11,053)
Balance at 12/29/2018 – As Restated	547	(5)	$5	$553,843	$(4,320)	$(61,871)	$(37,590)	$450,067
Net Loss – As Restated	—	—	—	—	—	(85,479)	—	(85,479)
Stock-based compensation	—	—	—	2,981	—	—	—	2,981
Proceeds from exercise of stock options	—	—	—	100	—	—	—	100
Proceeds from sale of Holdco shares of stock	1	—	—	750	—	—	—	750
Restricted share vesting	—	—	—	—	—	—	—	—
Change in cumulative foreign currency translation adjustment	—	—	—	—	—	—	5,550	5,550
Balance at 12/28/2019 – As Restated	548	(5)	$5	$557,674	$(4,320)	$(147,350)	$(32,040)	$373,969
Net Loss	—	—	—	—	—	(24,499)	—	(24,499)
Stock-based compensation	—	—	—	5,125	—	—	—	5,125
Proceeds from exercise of stock options	7	—	—	7,340	—	—	—	7,340
Restricted share vesting	1	—	—	—	—	—	—	—
Change in cumulative foreign currency translation adjustment	—	—	—	—	—	—	2,652	2,652
Balance at December 26, 2020	556	(5)	$5	$570,139	$(4,320)	$(171,849)	$(29,388)	$364,587
The Notes to Consolidated Financial Statements are an integral part of these statements.

HMAN GROUP HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
1.   Basis of Presentation:
The accompanying financial statements include the consolidated accounts of HMAN Group Holdings, Inc. and its wholly-owned subsidiaries (collectively “Hillman” or the “Company”). Unless the context requires otherwise, references to “Hillman,” “we,” “us,” “our,” or “our Company” refer to HMAN Group Holdings, Inc. and its wholly-owned subsidiaries. The Consolidated Financial Statements included herein have been prepared in accordance with accounting standards generally accepted in the United States of America (U.S. GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. References to 2020, 2019, and 2018 are for fiscal years ended December 26, 2020, December 28, 2019, and December 29, 2018, respectively.
Affiliates of CCMP Capital Advisors, LLC (“CCMP”) own 79.1% of the Company’s outstanding common stock, affiliates of Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and OHCP III HC RO, L.P. (collectively “Oak Hill Funds”) own 16.7% of the Company’s outstanding common stock, and certain current and former members of management own 4.2% of the Company’s outstanding common stock.
The Company has a 52-53 week fiscal year ending on the last Saturday in December 2017. In a 52 week fiscal year, each of the Company’s quarterly periods will comprise 13 weeks. The additional week in a 53 week fiscal year is added to the fourth quarter, making such quarter consist of 14 weeks. The Company’s first 53 week fiscal year will occur in fiscal year 2022.
Nature of Operations:
The Company is comprised of three separate operating business segments: (1) Hardware and Protective Solutions, (2) Robotics and Digital Solutions, and (3) Canada.
In the fourth quarter of 2019, the Company implemented a plan to restructure the management and operations of our U.S. business to achieve synergies and cost savings associated with the recent acquisitions. The restructuring plan includes management realignment, integration of sales and operations functions, and strategic review of our product offerings (see Note 15 — Restructuring of the Notes to Consolidated Financial Statements for additional details).
Hillman Group provides and, on a limited basis, produces products such as fasteners and related hardware items; threaded rod and metal shapes; keys, key duplication systems, and accessories; personal protective equipment such as gloves and eye-wear; builder’s hardware; and identification items, such as tags and letters, numbers, and signs, to retail outlets, primarily hardware stores, home centers and mass merchants, pet supply stores, grocery stores, and drug stores. The Canada segment also produces fasteners, stampings, fittings, and processes threaded parts for automotive suppliers, industrial Original Equipment Manufacturers (“OEMs”), and industrial distributors.
On August 10, 2018, the Company completed the acquisition of Minute Key Holdings, Inc. (“MinuteKey”), an innovative leader in self-service key duplicating kiosks for a total consideration of $156,289. MinuteKey has existing operations in the United States and Canada and is included in Hillman’s Robotics and Digital Solutions reportable segment. See Note 5 — Acquisitions for additional information.
On October 1, 2018, the Company completed the acquisition of Big Time Products (“Big Time”), a leading provider of personal protective and work gear products ranging from work gloves, tool belts and jobsite storage, for total consideration of $348,834. Big Time has existing operations throughout North America and its operating results reside within the Company’s Hardware and Protective Solutions reportable segment. See Note 5 — Acquisitions for additional information.
On August 16, 2019, the Company acquired the assets of Sharp Systems, LLC (“Resharp”), a California-based innovative developer of automated knife sharpening systems, for a total purchase price of $21,100.

Resharp has existing operations in the United States and its operating results reside within the Company’s Robotics and Digital reportable segment. See Note 5 — Acquisitions for additional information.
Restatement of Previously Issued Consolidated Financial Statements for Income Tax Accounting Errors
On February 25, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, after considering the recommendations of management, and discussing such recommendations with SEC counsel, concluded that our 2019 and 2018 Financial Statements, as of and for the years ended December 28, 2019 and December 29, 2018, should no longer be relied upon due to misstatements that are described in greater detail below, and that we would restate such financial statements to make the necessary accounting corrections.
While preparing our 2020 consolidated financial statements, the Company identified errors in the accounting for income taxes during 2018 and 2019. During 2018, the Company became subject to additional provisions of the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”) including computations related to the IRC §163(j) interest limitation (Interest Limitation). The Company incorrectly established valuation allowances against the portion of interest expense that was not currently deductible in the years ended December 28, 2019 and December 29, 2018. In addition, the Company incorrectly established a valuation allowance on certain U.S. state NOLs. Upon further review of income tax accounting guidance, the Company determined the valuation allowance should not have been established.
The Company evaluated the materiality of these errors both qualitatively and quantitatively in accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality and SAB No. 108, Considering the Effects of Prior Year Misstatements in Current Year Financial Statements, and determined the effect of these corrections was material to the consolidated financial statements as of and for the years ended December 28, 2019 and December 29, 2018.
Accordingly, the Company has restated the 2018 consolidated financial statements to reduce net loss by $10,960, driven by an increase in deferred tax benefit. Deferred tax liabilities and goodwill decreased by $14,187 and $3,227, respectively. The Company has also restated the 2019 consolidated financial statements, reducing net loss by $17,907 due to an increase in deferred tax benefit. These adjustments resulted in a cumulative decrease to goodwill of $3,227, a decrease to the deferred tax liabilities of $32,094 and a corresponding decrease in accumulated deficit and increase in total equity of $28,867 as of December 28, 2019. These errors had no impact on any period prior to 2018, when the Company became subject to the provisions of the 2017 Tax Act. Impacts to the consolidated statements of cash flow are limited to changes within operating activities as noted below, and, therefore, there are no impacts on the operating, investing or financing subtotals.
The impacts of these corrections to fiscal years 2018 and 2019 are as follows:
Consolidated Statement of Comprehensive Loss
Amounts in thousands (except per share amounts)
	Year Ended December 28, 2019			Year Ended December 29, 2018
	As Reported	Restatement Adjustments	As Restated	As Reported	Restatement Adjustments	As Restated
Income tax (benefit) expense	$(5,370)	$(17,907)	$(23,277)	$2,070	$(10,960)	$(8,890)
Net loss	(103,386)	17,907	(85,479)	(69,641)	10,960	(58,681)
Comprehensive loss	(97,836)	17,907	(79,929)	(80,694)	10,960	(69,734)
Basic and diluted loss per share	(191)	33	(158)	(128)	20	(108)

Consolidated Balance Sheets
	Year Ended December 28, 2019			Year Ended December 29, 2018
	As Reported	Restatement Adjustments	As Restated	As Reported	Restatement Adjustments	As Restated
Goodwill(1)	$819,077	$(3,227)	$815,850	$803,847	$(3,227)	$800,620
Total Assets	2,441,210	(3,227)	2,437,983	2,431,470	(3,227)	2,428,243
Deferred tax liabilities	196,437	(32,094)	164,343	200,696	(14,187)	186,509
Total liabilities	2,096,108	(32,094)	2,064,014	1,992,363	(14,187)	1,978,176
Accumulated deficit	(176,217)	28,867	(147,350)	(72,831)	10,960	(61,871)
Total stockholder’s equity	345,102	28,867	373,969	439,107	10,960	450,067
Total liabilities and stockholder’s equity	2,441,210	(3,227)	2,437,983	2,431,470	(3,227)	2,428,243

(1)
The Company incorrectly established a valuation allowance on deferred taxes related to the interest limitations from the MinuteKey and Big Time Products acquisitions in 2018 during purchase accounting through goodwill. The correction of the error resulted in a reduction of goodwill of $1,160 for MinuteKey and $2,067 for Big Time Products.

Consolidated Statements of Cash Flows
	Year Ended December 28, 2019			Year Ended December 29, 2018
	As Reported	Restatement Adjustments	As Restated	As Reported	Restatement Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(103,386)	$17,907	$(85,479)	$(69,641)	$10,960	$(58,681)
Deferred income taxes	(5,679)	(17,907)	(23,586)	394	(10,960)	(10,566)
Net cash provided by operating activities	$52,359	$—	$52,359	$7,547	$—	$7,547
The impacts of the restatement have been reflected throughout the financial statements, including the applicable footnotes, as appropriate.
2.   Summary of Significant Accounting Policies:
Cash and Cash Equivalents:
Cash and cash equivalents consist of commercial paper, U.S. Treasury obligations, and other liquid securities purchased with initial maturities less than 90 days and are stated at cost which approximates fair value. The Company has foreign bank balances of approximately $9,279 and $9,301 at December 26, 2020 and December 28, 2019, respectively. The Company maintains cash and cash equivalent balances with financial institutions that exceed federally insured limits. The Company has not experienced any losses related to these balances. Management believes its credit risk is minimal.
Restricted Investments:
The Company’s restricted investments are trading securities carried at fair market value which represent assets held in a Rabbi Trust to fund deferred compensation liabilities owed to the Company’s employees. The current portion of the investments is included in other current assets and the long term portion in other assets on the accompanying Consolidated Balance Sheets. See Note 9 — Deferred Compensation Plan.
Accounts Receivable and Allowance for Doubtful Accounts:
The Company establishes the allowance for doubtful accounts using the specific identification method and also provides a reserve in the aggregate. The estimates for calculating the aggregate reserve are based on the financial condition of the customers, the length of time receivables are past due, historical collection experience, current economic trends, and reasonably supported forecasts. Increases to the allowance for doubtful accounts result in a corresponding expense. The Company writes off individual accounts receivable when collection becomes improbable. The allowance for doubtful accounts was $2,395 and $1,891 as of December 26, 2020 and December 28, 2019, respectively.
In the years ended December 26, 2020 and December 28, 2019, the Company entered into agreements to sell, on an ongoing basis and without recourse, certain trade accounts receivable. The buyer is responsible for servicing the receivables. The sale of the receivables is accounted for in accordance with Financial Accounting Standards Board (“FASB”) ASC 860, Transfers and Servicing. Under that guidance, receivables are considered sold when they are transferred beyond the reach of the Company and its creditors, the purchaser has the right to pledge or exchange the receivables, and the Company has surrendered control over the transferred receivables. The Company has received proceeds from the sales of trade accounts receivable of approximately $323,715 and $292,432 for the years ended December 26, 2020 and December 28, 2019, respectively, and has included the proceeds in net cash provided by operating activities in the Consolidated Statements of Cash Flows. Related to the sale of accounts receivable, the Company recorded losses of approximately $1,782 and $2,923 for the years ended December 26, 2020 and December 28, 2019, respectively.
Inventories:
Inventories consisting predominantly of finished goods are valued at the lower of cost or net realizable value, cost being determined principally on the standard cost method. The historical usage rate is the primary factor used in assessing the net realizable value of excess and obsolete inventory. A reduction in the carrying value of an inventory item from cost to net realizable value is recorded for inventory with excess on-hand quantities as determined based on historic and projected sales, product category, and stage in the product life cycle.
Property and Equipment:
Property and equipment are carried at cost and include expenditures for new facilities and major renewals. For financial accounting purposes, depreciation is computed on the straight-line method over the estimated useful lives of the assets, generally 2 to 15 years. Assets acquired under finance leases are depreciated over the terms of the related leases. Maintenance and repairs are charged to expense as incurred. The Company capitalizes certain costs that are directly associated with the development of internally developed software, representing the historical cost of these assets. Once the software is completed and placed into service, such costs are amortized over the estimated useful lives. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts, and the resulting gain or loss is reflected in income (loss) from operations.
Property and equipment, net, consists of the following at December 26, 2020 and December 28, 2019:
	Estimated Useful Life (Years)	2020	2019
Leasehold improvements	life of lease	$11,506	$10,982
Machinery and equipment	2 – 10	334,643	308,096
Computer equipment and software	2 – 5	61,737	60,412
Furniture and fixtures	6 – 8	5,467	2,749
Construction in process		5,352	2,712
Property and equipment, gross		418,705	384,951
Less: Accumulated depreciation		236,031	179,791
Property and equipment, net		$182,674	$205,160
Goodwill:
The Company has adopted ASU 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which eliminates Step 2 from the goodwill impairment test and instead requires an entity to perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. If, after assessing the totality of events or circumstances, the Company determines that the fair value of a reporting unit is less than the carrying value, then the Company would recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to the reporting unit.
The Company’s annual impairment assessment is performed for its reporting units as of October 1st. With the assistance of an independent third-party specialist, management assessed the value the of the reporting units based on a discounted cash flow model and multiple of earnings. Assumptions critical to our fair value estimates under the discounted cash flow model include the discount rate and projected average revenue growth. The results of the quantitative assessment in 2020, 2019, and 2018 indicated that the fair value of each reporting unit was in excess of its carrying value. Therefore goodwill was not impaired as of our annual testing dates. In our annual review of goodwill for impairment in the fourth quarter of 2020, the fair value of each reporting unit exceeded its carrying value by over 5% of its carrying value.
No impairment charges were recorded in the years ended December 26, 2020, December 28, 2019, or December 29, 2018.
Goodwill for the year ended December 28, 2019 has been restated due to the correction of errors in the accounting for income taxes related to the valuation allowance against deferred tax assets, which impacted our net deferred tax liabilities. See Note 1 — Basis of Presentation for additional details.
In the year ended December 28, 2019, the Company reorganized its operating segments. In connection with the reorganization, reporting units were moved between operating segments, and the Company re-allocated the goodwill for the historic United States reporting unit between the current U.S. Fastening and Hardware and U.S. Robotics and Digital solutions reporting units based on the relative fair value. The Company tested the historic reporting unit for impairment pre-allocation and the two new reporting units post-allocation. No impairment was noted.
Goodwill amounts by reportable segment are summarized as follows:
	Goodwill at December 29, 2019 As Restated	Acquisitions	Disposals	Other(1)	Goodwill at December 26, 2020
Hardware and Protective Solutions	$565,780	$—	$—	$(202)	$565,578
Robotics and Digital Solutions	220,936	—	—	—	220,936
Canada	29,134	—	—	552	29,686
Total	$815,850	$—	$—	$350	$816,200

(1)
The “Other” change to goodwill relates to adjustments resulting from fluctuations in foreign currency exchange rates for the Canada and Mexico reporting units.

Intangible Assets:
Intangible assets arise primarily from the determination of their respective fair market values at the date of acquisition. With the exception of certain trade names, intangible assets are amortized on a straight-line basis over periods ranging from 5 to 20 years, representing the period over which the Company expects to receive future economic benefits from these assets.

Other intangibles, net, as of December 26, 2020 and December 28, 2019 consist of the following:
	Estimated Useful Life (Years)	December 26, 2020	December 28, 2019
Customer relationships	13 – 20	$941,648	$941,305
Trademarks – Indefinite	Indefinite	85,603	85,517
Trademarks – Other	5 – 15	26,400	26,700
Technology and patents	7 – 12	63,749	60,968
Intangible assets, gross		1,117,400	1,114,490
Less: Accumulated amortization		291,434	232,060
Intangible assets, net		$825,966	$882,430
Estimated annual amortization expense for intangible assets subject to amortization at December 26, 2020 for the next five fiscal years is as follows:
Fiscal Year Ended	Amortization Expense
2021	$59,608
2022	$59,608
2023	$59,608
2024	$59,608
2025	$58,858
The Company also evaluates indefinite-lived intangible assets (primarily trademarks and trade names) for impairment annually or more frequently if events and circumstances indicate that it is more likely than not that the fair value of an indefinite-lived intangible asset is below its carrying amount. With the assistance of an independent third-party specialist, management assessed the fair value of our indefinite-lived intangible assets based on a relief from royalties model. An impairment charge is recorded if the carrying amount of an indefinite-lived intangible asset exceeds the estimated fair value on the measurement date. No impairment charges related to indefinite-lived intangible assets were recorded by the Company in 2020, 2019, or 2018 as a result of the quantitative annual impairment test.
Long-Lived Assets:
Long-lived assets, such as property plant and equipment and definite-lived intangibles assets, are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by the asset or asset group to its carrying value. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its’ fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. In the year ended December 28, 2019, the Company recorded an impairment charge of $7,887 related to the loss on the disposal of our FastKey self-service duplicating kiosks and related assets in our Robotics and Digital Solutions operating segment. In the fiscal year ended December 29, 2018, the Company recorded impairment charges of $837 related to exiting certain lines of business in our Canada segment, see Note 15 — Restructuring for more details. All of the aforementioned impairment charges incurred were included within the respective other income/expense on the Consolidated Statements of Comprehensive Income (Loss). Approximately 95% of the Company’s long-lived assets are held within the United States.
Income Taxes:
Deferred income taxes are computed using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the temporary differences are expected to reverse. Valuation allowances are provided for tax benefits where management estimates it is more likely than not that certain tax benefits will not be realized. Adjustments to valuation allowances are recorded for changes in utilization of the tax related item. See Note 6 — Income Taxes for additional information.
In accordance with guidance regarding the accounting for uncertainty in income taxes, the Company recognizes a tax position if, based solely on its technical merits, it is more likely than not to be sustained upon examination by the relevant taxing authority. If a tax position does not meet the more likely than not recognition threshold, the Company does not recognize the benefit of that position in its Consolidated Financial Statements. A tax position that meets the more likely than not recognition threshold is measured to determine the amount of benefit to be recognized in the Consolidated Financial Statements.
Contingent Consideration:
Contingent Consideration relates to the potential payment for an acquisition that is contingent upon the achievement of the acquired business meeting certain product development milestones and/or certain financial performance milestones. The Company records contingent consideration at fair value at the date of acquisition based on the consideration expected to be transferred. The estimated fair value of the contingent consideration was determined using a Monte Carlo analysis examining the frequency and mean value of the resulting payments. The resulting value captures the risk associated with the form of the payout structure. The risk neutral method is applied, resulting in a value that captures the risk associated with the form of the payout structure and the projection risk. The assumptions utilized in the calculation based on financial performance milestones include projected revenue and/or EBITDA amounts, volatility and discount rates. For potential payments related to product development milestones, we estimated the fair value based on the probability of achievement of such milestones. The assumptions utilized in the calculation of the acquisition date fair value include probability of success and the discount rates. Contingent consideration involves certain assumptions requiring significant judgment and actual results may differ from assumed and estimated amounts.
Risk Insurance Reserves:
The Company self-insures our product liability, automotive, and workers’ compensation liability losses up to $250 per occurrence. General liability losses are self-insured up to $500 per occurrence. Our policy is to estimate reserves based upon a number of factors, including known claims, estimated incurred but not reported claims, and third-party actuarial analysis. The third-party actuarial analysis is based on historical information along with certain assumptions about future events. These reserves are classified as other current and other long-term liabilities within the balance sheets.
The Company self-insures our group health claims up to an annual stop loss limit of $250 per participant. Historical group insurance loss experience forms the basis for the recognition of group health insurance reserves.
Retirement Benefits:
Certain employees of the Company are covered under a profit-sharing and retirement savings plan. The plan provides for a matching contribution for eligible employees of 50% of each dollar contributed by the employee up to 6% of the employee’s compensation. In addition, the plan provides an annual contribution in amounts authorized by the Board of Directors, subject to the terms and conditions of the plan.
Hillman Canada sponsors a Deferred Profit Sharing Plan (“DPSP”) and a Group Registered Retirement Savings Plan (“RRSP”) for all qualified, full-time employees, with at least three months of continuous service. DPSP is an employer-sponsored profit sharing plan registered as a trust with the Canada Revenue Agency (“CRA”). On a periodic basis, Hillman Canada shares business profits with employees by contributing to the DPSP on each employee’s behalf. Employees do not contribute to the DPSP. There is no minimum required contribution; however, DPSPs are subject to maximum contribution limits set by the CRA. The DPSP is offered in conjunction with a RRSP. All eligible employees may contribute an additional voluntary amount of up to eight percent of the employee’s gross earnings. Hillman Canada is required to match 100% of all employee contributions up to 2% of the employee’s compensation. The assets of the RRSP are held separately from those of Hillman Canada in independently administered funds.
Retirement benefit costs were $3,343, $2,725, and $2,567 in the years ended December 26, 2020, December 28, 2019, and December 29, 2018, respectively.
Revenue Recognition:
Revenue is recognized when control of goods or services is transferred to our customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue.
The Company offers a variety of sales incentives to its customers primarily in the form of discounts and rebates. Discounts are recognized in the Consolidated Financial Statements at the date of the related sale. Rebates are based on the revenue to date and the contractual rebate percentage to be paid. A portion of the cost of the rebate is allocated to each underlying sales transaction. Discounts and rebate are included in the determination of net sales.
The Company also establishes reserves for customer returns and allowances. The reserve is established based on historical rates of returns and allowances. The reserve is adjusted quarterly based on actual experience. Discounts and allowances are included in the determination of net sales.
The following table disaggregates our revenue by product category:
	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Year Ended December 26, 2020
Fastening and Hardware	$706,865	$—	$131,493	$838,358
Personal Protective	317,527	—	239	317,766
Keys and Key Accessories	—	157,828	2,878	160,706
Engraving	—	51,423	6	51,429
Resharp	—	36	—	36
Consolidated	$1,024,392	$209,287	$134,616	$1,368,295
Year Ended December 28, 2019
Fastening and Hardware	$607,247	$—	$121,242	$728,489
Personal Protective	245,769	—	—	245,769
Keys and Key Accessories	—	185,451	4,009	189,460
Engraving	—	50,613	9	50,622
Resharp	—	22	—	22
Consolidated	$853,016	$236,086	$125,260	$1,214,362
Year Ended December 29, 2018
Fastening and Hardware	$581,269	$—	$137,186	$718,455
Personal Protective	55,448	—	—	55,448
Keys and Key Accessories	—	143,898	4,217	148,115
Engraving	—	52,145	12	52,157
Resharp	—	—	—	—
Consolidated	$636,717	$196,043	$141,415	$974,175

The following table disaggregates our revenue by geographic location:
	Hardware and Protective Solutions	Robotics and Digital Solutions	Canada	Total Revenue
Year Ended December 26, 2020
United States	$1,007,135	$207,283	$—	$1,214,418
Canada	7,789	2,004	134,616	144,409
Mexico	9,468	—	—	9,468
Consolidated	$1,024,392	$209,287	$134,616	$1,368,295
Year Ended December 28, 2019
United States	$835,957	$234,216	$—	$1,070,173
Canada	5,905	1,870	125,260	133,035
Mexico	11,154	—	—	11,154
Consolidated	$853,016	$236,086	$125,260	$1,214,362
Year Ended December 29, 2018
United States	$626,490	$195,538	$—	$822,028
Canada	1,944	505	141,415	143,864
Mexico	8,283	—	—	8,283
Consolidated	$636,717	$196,043	$141,415	$974,175
Our revenue by geography is allocated based on the location of our sales operations. Our Hardware and Protective Solutions segment contains sales of Big Time personal protective equipment into Canada. Our Robotics and Digital Solutions segment contains sales of MinuteKey Canada.
Hardware and Protective Solutions revenues consist primarily of the delivery of fasteners, anchors, specialty fastening products, and personal protective equipment such as gloves and eye-wear as well as in-store merchandising services for the related product category.
Robotics and Digital Solutions revenues consist primarily of sales of keys and identification tags through self service key duplication and engraving kiosks. It also includes our associate-assisted key duplication systems and key accessories.
Canada revenues consist primarily of the delivery to Canadian customers of fasteners and related hardware items, threaded rod, keys, key duplicating systems, accessories, personal protective equipment, and identification items as well as in-store merchandising services for the related product category.
The Company’s performance obligations under its arrangements with customers are providing products, in-store merchandising services, and access to key duplicating and engraving equipment. Generally, the price of the merchandising services and the access to the key duplicating and engraving equipment is included in the price of the related products. Control of products is transferred upon delivery of the products. Judgment is required in determining the time at which to recognize revenue for the in-store services and the access to key duplicating and engraving equipment. Revenue is recognized for in-store service and access to key duplicating and engraving equipment as the related products are delivered, which approximates a time-based recognition pattern. Therefore, the entire amount of consideration related to the sale of products, in-store merchandising services, and access to key duplicating and engraving equipment is recognized upon the delivery of the products.
The costs to obtain a contract are insignificant, and generally contract terms do not extend beyond one year. Therefore, these costs are expensed as incurred. Freight and shipping costs and the cost of our in-store merchandising services teams are recognized in selling, general, and administrative expense when control over products is transferred to the customer.
The Company used the practical expedient regarding the existence of a significant financing component as payments are due in less than one year after delivery of the products.

Shipping and Handling:
The costs incurred to ship product to customers, including freight and handling expenses, are included in selling, general, and administrative (“SG&A”) expenses on the Company’s Consolidated Statements of Comprehensive Loss.
Shipping and handling costs were $50,891, $47,713, and $42,458 in the years ended December 26, 2020, December 28, 2019, and December 29, 2018, respectively.
Research and Development:
The Company expenses research and development costs consisting primarily of internal wages and benefits in connection with improvements to the Company’s fastening product lines along with the key duplicating and engraving machines. The Company’s research and development costs were $2,876, $2,075, and $2,181 in the years ended December 26, 2020, December 28, 2019, and December 29, 2018, respectively.
Stock Based Compensation:
The Company has a stock-based employee compensation plan pursuant to which the Company may grant options, stock appreciation rights, restricted stock, and other stock-based awards. Hillman reflects the options granted in its stand-alone Consolidated Financial Statements in accordance with Accounting Standards Codification 718, Compensation — Stock Compensation (“ASC 718”). The Company uses a Black-Scholes option pricing model to determine the fair value of stock options on the dates of grant. The Black-Scholes pricing model requires various assumptions, including expected term, which is based on our historical experience and expected volatility which is estimated based on the average historical volatility of similar entities with publicly traded shares. The Company also makes assumptions regarding the risk-free interest rate and the expected dividend yield. The risk-free interest rate is based on the U.S. Treasury interest rate whose term is consistent with the expected term of the share-based award. The dividend yield on our common stock is assumed to be zero since we do not pay dividends and have no current plans to do so in the future. Determining the fair value of stock options at the grant date requires judgment, including estimates for the expected life of the share-based award, stock price volatility, dividend yield, and interest rate. These assumptions may differ significantly between grant dates because of changes in the actual results of these inputs that occur over time.
The Company makes assumptions in the determination of the fair value of the common stock underlying the stock-based awards granted. With the assistance of an independent third-party specialist, management assessed the value of the Company’s common stock based on a combination of the income approach and guideline public company method. Factors considered in connection with estimating these values:
•
The Company’s financial results and future financial projections;

•
The market value of equity interests in substantially similar businesses, which equity interests can be valued through nondiscretionary, objective means;

•
The lack of marketability of the Company’s common stock;

•
The likelihood of achieving a liquidity event, such as an initial public offering or business combination, given prevailing market conditions;

•
Industry outlook; and

•
General economic outlook, including economic growth, inflation and unemployment, interest rate environment and global economic trends

The fair value ultimately assigned to our common stock may take into account any number or combination of the various factors described above, based upon their applicability at the time of measurement. Determination of the fair value of our common stock also may involve the application of multiple valuation methodologies and approaches, with varying weighting applied to each methodology as of the grant date. Application of these approaches involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding the Company’s expected future revenue, expenses, and future cash flows; discount rates; market multiples; the selection of comparable companies; and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact the valuations as of each valuation date and may have a material impact on the valuation of our common stock.
The Company revalues the common stock annually, unless changes in facts or circumstances indicate the need for a mid-year revaluation. The valuation of the Company’s common stock is historically performed at the end of our fiscal year. The share prices for the years ended December 26, 2020, December 28, 2019 and December 29, 2018 were $1,647.13, $1,315.00, and $1,168.00, respectively. The increases in the share price year over year reflect the Company’s revenue growth over that time period along with projected future growth in discounted cash flows and with the market inputs.
Stock-based compensation expense is recognized using a fair value based recognition method. Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense over the requisite vesting period or performance period of the award on a straight-line basis. The stock-based compensation expense is recorded in general and administrative expenses. The plan is more fully described in Note 11 — Stock Based Compensation.
Repurchase of Shares:
When the Company’s shares are purchased for retirement, the excess of the purchase price over its par value is recorded entirely to additional paid-in capital subject to the limitation of the additional paid in capital when the shares were originally issued. When the Company’s shares are acquired for purposes other than retirement, the purchase price is shown separately as treasury stock.
Fair Value of Financial Instruments:
The Company uses the accounting guidance that applies to all assets and liabilities that are being measured and reported on a fair value basis. The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value. Whenever possible, quoted prices in active markets are used to determine the fair value of the Company’s financial instruments.
Derivatives and Hedging:
The Company uses derivative financial instruments to manage its exposures to (1) interest rate fluctuations on its floating rate senior term loan and (2) fluctuations in foreign currency exchange rates. The Company measures those instruments at fair value and recognizes changes in the fair value of derivatives in earnings in the period of change, unless the derivative qualifies as an effective hedge that offsets certain exposures. The Company enters into derivative instrument transactions with financial institutions acting as the counter-party. The Company does not enter into derivative transactions for speculative purposes and, therefore, holds no derivative instruments for trading purposes.
The relationships between hedging instruments and hedged items are formally documented, in addition to the risk management objective and strategy for each hedge transaction. For interest rate swaps, the notional amounts, rates, and maturities of our interest rate swaps are closely matched to the related terms of hedged debt obligations. The critical terms of the interest rate swap are matched to the critical terms of the underlying hedged item to determine whether the derivatives used for hedging transactions are highly effective in offsetting changes in the cash flows of the underlying hedged item. If it is determined that a derivative ceases to be a highly effective hedge, the hedge accounting is discontinued and all subsequent derivative gains and losses are recognized in the statement of comprehensive income or loss.
Derivative instruments designated in hedging relationships that mitigate exposure to the variability in future cash flows of the variable-rate debt and foreign currency exchange rates are considered cash flow hedges. The Company records all derivative instruments in other assets or other liabilities on the Consolidated Balance Sheets at their fair values. If the derivative is designated as a cash flow hedge and the hedging relationship qualifies for hedge accounting, the effective portion of the change in the fair value of the derivative is recorded in other comprehensive income or loss. The change in fair value for instruments not qualifying for hedge accounting are recognized in the statement of comprehensive income or loss in the period of the change. See Note 13 — Derivatives and Hedging.
Translation of Foreign Currencies:
The translation of the Company’s Canadian and Mexican local currency based financial statements into U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during the period. Cumulative translation adjustments are recorded as a component of accumulated other comprehensive loss in stockholder’s equity.
Use of Estimates in the Preparation of Financial Statements:
The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses for the reporting period. Actual results may differ from these estimates.
The extent to which COVID-19 impacts the Company’s business and financial results will depend on numerous evolving factors including, but not limited to: the magnitude and duration of COVID-19, the extent to which it will impact worldwide macroeconomic conditions including interest rates, employment rates and health insurance coverage, the speed of the anticipated recovery, and governmental and business reactions to the pandemic. The Company assessed certain accounting matters that generally require consideration of forecasted financial information in context with the information reasonably available to the Company and the unknown future impacts COVID-19 as of December 26, 2020 and through the date of this report. The accounting matters assessed included, but were not limited to the carrying value of the goodwill and other long-lived assets. While there was not a material impact to the Company’s Consolidated Financial Statements as of and for the year ended December 26, 2020, the Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in material impacts to the Company’s Consolidated Financial Statements in future reporting periods.
3.   Recent Accounting Pronouncements:
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), (“ASU 2014-09”) which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. The Company early adopted this ASU effective the beginning of fiscal year 2018 using the modified retrospective method. The Company recognized the cumulative effect of initially applying the new revenue standard as a $5,612 reduction to the opening balance of retained earnings with corresponding decreases to other current assets and other assets of $3,846 and $3,370, respectively, an increase of $637 to other accrued expenses, and a decrease of $2,241 in deferred tax liabilities. The cumulative adjustment primarily relates to payments to customers. The Company will now recognize certain payments as a reduction of revenue when the payment is made as opposed to over the life of the master service agreement. The Company expects the impact of the adoption of the new standard to be immaterial to our net income on an ongoing basis.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Subsequently, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements and ASU 2018-10, Codification Improvements to Topic 842, Leases. Effective December 30, 2018, the Company adopted the comprehensive new lease standard issued by the FASB. The most significant impact was the recognition of right-of-use (“ROU”) assets and liabilities for operating and finance leases applicable to lessees. The Company elected to utilize the transition guidance within the new standard that allowed the Company to carry forward its historical lease classification(s). Operating and finance ROU assets and liabilities are recognized based on the present value of future minimum lease payments over the expected lease term at commencement date. As the implicit rate is not determinable for most of the Company’s leases, management uses the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The Company elected to not separate lease and non-lease components for all classes of underlying assets in which it is the lessee and made an accounting policy election to not account for leases within an initial term of 12 months or less on the accompanying Consolidated Balance Sheets. The expected lease terms include options to extend or terminate the lease when its reasonably certain that the Company will exercise such option. Lease expense for minimum lease payments is recognized over a straight-line basis over the expected lease term. As of December 30, 2018, the Company recorded an Operating ROU Asset of $72,785 and a Finance ROU Asset of $672 within our Consolidated Balance Sheets. Short-term and long-term operating lease liabilities were recorded as $12,040 and $63,291, respectively. Short-term and long-term finance lease liabilities were determined to be $436 and $477, respectively. The adoption of this guidance did not have an impact on net income. Refer to Note 8 — Leases for full lease-related disclosures.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses. The ASU sets forth a “current expected credit loss” (CECL) model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. The Company adopted this ASU in the first quarter of fiscal 2020, and it did not have a material impact on the Company’s Consolidated Financial Statements.
In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, (“ASC 350-40”) requiring a customer in a cloud computing arrangement that is a service contract to follow the internal use software guidance in ASC 350-40 to determine which implementation costs to capitalize as assets. Capitalized implementation costs related to a hosting arrangement that is a service contract will be amortized over the term of the hosting arrangement, beginning when the module or component of the hosting arrangement is ready for its intended use. The Company early adopted this ASU in the third quarter of 2018, and it did not have a material impact on the Company’s Consolidated Financial Statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting which provide optional guidance for a limited time to ease the potential burden in accounting for reference rate reform. The new guidance provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts and hedging relationships that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform. These amendments are effective immediately and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The Company is currently evaluating contract and the optional expedients provided by the new standard.
4.   Related Party Transactions:
The Company has recorded aggregate management fee charges and expenses from CCMP and Oak Hill Funds of $577, $562, and $546 for the years ended December 26, 2020, December 28, 2019, and December 29, 2018, respectively.
The Company recorded proceeds from the sale of common stock to members of management and the Board of Directors for $750 during year ended December 28, 2019. There were no such sales the year ended December 26, 2020 nor December 29, 2018.
In the year ended December 29, 2018, the Company repurchased approximately 4,200 shares of common stock from former members of management for approximately $3,780. No such dividends were paid in fiscal 2020 nor fiscal 2019.
Gregory Mann and Gabrielle Mann are employed by Hillman. Hillman leases an industrial warehouse and office facility from companies under the control of the Manns. The Company has recorded rental expense for the lease of this facility on an arm’s length basis. Rental expense for the lease of this facility was $351 for the year ended December 26, 2020, $350 for the year ended December 28, 2019, and $350 for the year ended December 29, 2018.
Douglas J. Cahill was hired effective July 29, 2019 as our Executive Chairman, Senior Executive Officer. He was promoted to President and Chief Executive Officer September 16, 2019. Mr. Cahill is also a former Managing Director of CCMP Capital Advisors, LP (“CCMP”). CCMP’s private equity fund CCMP Capital Investors III, L.P. (“CCMP III”), together with its related fund vehicles, owns approximately 79.1% of the Company’s outstanding common stock as of December 26, 2020. Mr. Cahill has retained a carried interest in CCMP III and the fair value of this carried interest, which is based on the overall performance of CCMP III, is contingent on several factors. As of December 26, 2020, the fair value of the carried interest is not estimable in accordance with ASC 405 — Contingencies.
5.   Acquisitions
Minute Key Holdings, Inc.
On August 10, 2018, the Company completed the acquisition of Minute Key Holdings, Inc. (“MinuteKey”), an innovative leader in self-service key duplicating kiosks, for a total consideration reflecting an enterprise value of $156,289. The Company financed the acquisition with the unfunded delayed draw term loan facility of $165,000. MinuteKey is headquartered in Boulder, Colorado and has operations in the United States and Canada. MinuteKey’s financial results reside within the Company’s Robotics and Digital Solutions reportable segment.
The following table reconciles the fair value of the acquired assets and assumed liabilities to the finalized total purchase price of the MinuteKey acquisition:
Cash	$1,791
Inventory	3,952
Other current assets	766
Property and equipment	29,888
Goodwill(1)	58,077
Customer relationships	50,000
Developed technology	19,000
Trade names	5,400
Other non-current assets	16
Total assets acquired	168,890
Less:
Liabilities assumed(1)	(12,601)
Total purchase price	$156,289

(1)
Goodwill and deferred tax liabilities have been reduced by $1,160 due to the correction of errors related to income taxes related to the valuation allowance against deferred tax assets, which impacted our net deferred tax liabilities. See Note 1 — Basis of Presentation for additional details.

Pro forma financial information has not been presented for MinuteKey as their associated financial results are insignificant to the financial results of the Company on a standalone basis.
Big Time Products
On October 1, 2018, the Company acquired NB Parent Company, LLC. and its affiliated companies including Big Time Products, LLC (collectively, “Big Time”), a leading provider of personal protective and work gear products ranging from work gloves, tool belts and jobsite storage for a purchase price of $348,834. Coinciding with the Big Time acquisition, the Company entered into an amendment (the “Amendment”)

to the Company’s existing term loan credit agreement dated May 31, 2018 (the “Term Credit Agreement”). The Amendment provided approximately $365,000 of incremental term loans. Refer to Note 7 — Long-Term Debt for further details on the Term Credit Agreement and the associated Amendment. Big Time has business operations throughout North America and its financial results reside in the Company’s Hardware and Protective Solutions reportable segment.
The following table reconciles the fair value of the acquired assets and assumed liabilities to the finalized total purchase price of the Big Time acquisition:
Cash	$2,507
Accounts receivable	40,828
Inventory	40,216
Other current assets	1,623
Property and equipment	3,703
Goodwill(1)	128,796
Customer Relationships	189,000
Trade names	21,000
Other non-current assets	159
Total assets acquired	427,832
Less:
Liabilities assumed(1)	(78,998)
Total purchase price	$348,834

(1)
Goodwill and deferred tax liabilities have been reduced by $2,067 due to the correction of errors related to income taxes related to the valuation allowance against deferred tax assets, which impacted our net deferred tax liabilities. See Note 1 — Basis of Presentation for additional details.

The following table provides unaudited pro forma results of the combined entities of Hillman and Big Time, had the acquisition occurred at the beginning of fiscal 2018:
(Unaudited) Fiscal Year-ended 2018
Net revenues	$1,139,562
Net earnings (loss)	$(74,976)
The pro forma results are based on assumptions that the Company believes are reasonable under certain circumstances. The pro forma results presented are not intended to be indicative of results that may occur in the future. The underlying pro forma information includes historical results of the Company, the Company’s financing arrangements related to the Big Time acquisition, and certain purchase price accounting adjustments, including amortization of acquired intangibles.
Sharp Systems, LLC
On August 16, 2019, the Company acquired the assets of Sharp Systems, LLC (“Resharp”), a California-based innovative developer of automated knife sharpening systems, for a total purchase price of $21,100, including a contingent consideration provision with an estimated fair value of $18,100, with a maximum payout of $25,000 plus 1.8% of net knife-sharpening revenues for five years after the $25,000 is fully paid. Contingent consideration to be paid subsequent to December 26, 2020 is contingent upon several business performance metrics over a multi-year period. See Note 14 — Fair Value Measurements for additional information on the contingent consideration payable as of December 26, 2020. Resharp has existing operations in the United States and its operating results reside within the Company’s Robotics and Digital Solutions reportable segment.

The following table reconciles the fair value of the acquired assets and assumed liabilities to the finalized total purchase price of the Resharp acquisition:
Property and equipment	$218
Goodwill	9,382
Technology	11,500
Total assets acquired	21,100
Less:
Contingent consideration payable	(18,100)
Net cash paid	$3,000
Pro forma financial information has not been presented for Resharp as their associated financial results are insignificant to the financial results of the Company on a standalone basis.
Other Acquisitions
On July 1, 2019, the Company acquired the assets of West Coast Washers, Inc. for a total purchase price of $3,135. The financial results of West Coast Washers, Inc. reside within the Company’s Hardware and Protective Solutions reportable segment and have been determined to be immaterial for purposes of additional disclosure.
On February 19, 2020, the Company acquired the assets of Instafob LLC (“Instafob”) for a cash payment of $800 and a total purchase price of $2,618, which includes $1,818 in contingent and non-contingent considerations that remain payable to the seller. The financial results of Instafob reside within the Company’s Robotics and Digital Solutions reportable segment and have been determined to be immaterial for purposes of additional disclosure.
6.   Income Taxes:
Income tax expense (benefit), deferred taxes and effective tax rates for the years ended December 29, 2018 and December 28, 2019 have been restated due to the correction of errors in the accounting for income taxes related to the valuation allowance against deferred tax assets, which impacted our net deferred tax liabilities. See Note 1 — Basis of Presentation for additional details.
Loss before income taxes are comprised of the following components for the periods indicated:
	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
United States based operations	$(30,083)	$(101,197)	$(53,254)
Non-United States based operations	(3,855)	(7,559)	(14,317)
Loss before income taxes	$(33,938)	$(108,756)	$(67,571)

Below are the components of the Company’s income tax (benefit) provision for the periods indicated:
	Year Ended December 26, 2020	Year Ended December 28, 2019 As Restated	Year Ended December 29, 2018 As Restated
Current:
Federal & State	$629	$1,235	$263
Foreign	(49)	611	67
Total current	580	1,846	330
Deferred:
Federal & State	(7,625)	(23,333)	(11,679)
Foreign	(1,356)	(2,625)	(4,741)
Total deferred	(8,981)	(25,958)	(16,420)
Valuation allowance	(1,038)	835	7,200
Income tax expense/(benefit)	$(9,439)	$(23,277)	$(8,890)
The Company has U.S. federal net operating loss (“NOL”) carryforwards totaling $134,347 as of December 26, 2020 that are available to offset future taxable income. These carryforwards expire from 2027 to 2038. A portion of the U.S. federal NOLs were acquired with the MinuteKey purchase in 2018. The MinuteKey NOLs are subject to limitation under IRC §382 from current and prior ownership changes. In addition, the Company’s foreign subsidiaries have NOL carryforwards aggregating $30,717. A portion of these carryforwards expire from 2035 to 2040. Management anticipates utilizing all foreign NOLs prior to their expiration.
The Company has state NOL carryforwards with an aggregate tax benefit of $3,806 which expire from 2020 to 2040. The Company has recorded a valuation allowance of $439 in fiscal 2020 for the state NOLs expected to expire prior to utilization.
The Company has $891 of general business tax credit carryforwards which expire from 2020 to 2040. A valuation allowance of $210 has been maintained for a portion of these tax credits. The Company has $822 of foreign tax credit carryforwards which expire from 2020 to 2025. A valuation allowance of $822 has been established for these credits given insufficient foreign source income projected to utilize these credits.
The table below reflects the significant components of the Company’s net deferred tax assets and liabilities at December 26, 2020 and December 28, 2019:
	December 26, 2020	December 28, 2019 As Restated
	Non-current	Non-current
Deferred Tax Asset:
Inventory	$11,423	$10,043
Bad debt reserve	1,497	868
Casualty loss reserve	279	498
Accrued bonus / deferred compensation	7,411	5,174
Deferred rent	54	80
Derivative security value	817	845
Deferred social security (CARES Act)	1,798	—
Interest limitation	21,011	30,335
Lease liabilities	21,241	22,134
Deferred revenue – shipping terms	315	315
Original issue discount amortization	3,078	3,372

	December 26, 2020	December 28, 2019 As Restated
	Non-current	Non-current
Transaction costs	3,061	2,302
Federal / foreign net operating loss	36,217	38,478
State net operating loss	3,806	5,426
Tax credit carryforwards	2,150	2,636
All other	610	401
Gross deferred tax assets	114,768	122,907
Valuation allowance for deferred tax assets	(1,471)	(2,586)
Net deferred tax assets	$113,297	$120,321
Deferred Tax Liability:
Intangible asset amortization	$216,354	$227,007
Property and equipment	29,901	34,218
Lease assets	20,598	22,119
All other items	487	618
Deferred tax liabilities	$267,340	$283,962
Net deferred tax liability	$154,043	$163,641

The December 28, 2019 lease liability deferred tax asset and the lease asset deferred tax liability were each increased by $5,646 to correct a misstatement.
Realization of the net deferred tax assets is dependent on the reversal of deferred tax liabilities. Although realization is not assured, management estimates it is more likely than not that the net deferred tax assets will be realized. The amount of net deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward periods are reduced. The Company maintains a valuation allowance of $439 on U.S. state NOLs due to the Company’s inability to utilize the losses prior to expiration.
Hillman considers the earnings of certain non-U.S. subsidiaries to be indefinitely invested outside the United States on the basis of estimates that future domestic cash generation will be sufficient to meet future domestic cash needs and our specific plans for reinvestment of those subsidiary earnings. The Company has not recorded a deferred tax liability related to the U.S. federal and state income taxes and foreign withholding taxes of undistributed earnings of foreign subsidiaries indefinitely invested outside the United States. Should management decide to repatriate the foreign earnings, the Company would need to adjust the income tax provision in the period the earnings will no longer be indefinitely invested outside the United States.
Below is a reconciliation of statutory income tax rates to the effective income tax rates for the periods indicated:
	Year Ended December 26, 2020	Year Ended December 28, 2019 As Restated	Year Ended December 29, 2018 As Restated
Statutory federal income tax rate	21.0%	21.0%	21.0%
Non-U.S. taxes and the impact of non-U.S. losses for which a current tax benefit is not available	0.6%	0.4%	0.9%
State and local income taxes, net of U.S. federal income tax benefit	5.7%	3.0%	1.4%
Change in valuation allowance	1.6%	(1.2)%	(7.5)%
Adjustment for change in tax law	0.5%	—%	(0.9)%

	Year Ended December 26, 2020	Year Ended December 28, 2019 As Restated	Year Ended December 29, 2018 As Restated
Permanent differences:
Acquisition and related transaction costs	—%	—%	(2.7)%
Meals and entertainment expense	(0.4)%	(0.2)%	(0.3)%
Reconciliation of tax provision to return	0.6%	(0.5)%	—%
Reconciliation of other adjustments	(1.6)%	(1.0)%	1.2%
Effective income tax rate	27.8%	21.4%	13.2%

The Company’s reserve for unrecognized tax benefits remains unchanged for the year ended December 26, 2020. A balance of $1,101 of unrecognized tax benefit is shown in the financial statements at December 26, 2020 as a reduction of the deferred tax asset for the Company’s NOL carryforward.
The following is a summary of the changes for the periods indicated below:
	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Unrecognized tax benefits – beginning balance	$1,101	$1,101	$1,101
Gross increases – tax positions in current period	—	—	—
Gross increases – tax positions in prior period	—	—	—
Gross decreases – tax positions in prior period	—	—	—
Unrecognized tax benefits – ending balance	$1,101	$1,101	$1,101
Amount of unrecognized tax benefit that, if recognized would affect the Company’s effective tax rate	$1,101	$1,101	$1,101
Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)
On March 27, 2020, the CARES Act was signed into law by the President of the United States. The CARES Act included, among other things, corporate income tax relief in the form of accelerated alternative minimum tax (“AMT”) refunds, allowed employers to defer certain payroll tax payments throughout 2020, and provided favorable corporate interest deductions for the 2019 and 2020 periods. During 2020, the Company received an accelerated AMT income tax refund of $1,147 and was able to defer $7,136 of payroll taxes. The CARES Act interest modification provisions allowed for increased interest deductions. The Company was able to deduct an additional $32,000 in interest on its 2019 income tax return when compared to the 2019 income tax provision. For the fiscal year 2020, the Company’s increased interest deduction will result in the utilization of accumulated interest limitation carryforwards.
The Company files a consolidated income tax return in the U.S. and numerous consolidated and separate income tax returns in various states and foreign jurisdictions. The Company is not under any significant audits for the period ended December 26, 2020.

7.   Long-Term Debt:
The following table summarizes the Company’s debt:
	December 26, 2020	December 28, 2019
Revolving loans	$72,000	$113,000
Senior Term Loan, due 2025	1,037,044	1,047,653
6.375% Senior Notes, due 2022	330,000	330,000
11.6% Junior Subordinated Debentures – Preferred	105,443	105,443
Junior Subordinated Debentures – Common	3,261	3,261
Finance leases & other obligations	2,044	2,275
	1,549,792	1,601,632
Unamortized premium on 11.6% Junior Subordinated Debentures	14,591	16,110
Unamortized discount on Senior Term Loan	(6,532)	(8,040)
Current portion of long term debt and capital leases	(11,481)	(11,358)
Deferred financing fees	(10,862)	(14,055)
Total long term debt, net	$1,535,508	$1,584,289
Revolving Loans and Term Loans
On May 31, 2018, the Company entered into a new credit agreement that includes a funded term loan for $530,000 and a unfunded delayed draw term loan facility (“DDTL”) for $165,000 (collectively, “2018 Term Loan”). Concurrently, the Company also entered into a new asset-based revolving credit agreement (“ABL Revolver”) for $150,000. The proceeds from the 2018 Term Loan and ABL Revolver were used to refinance previous debt obligations, revolvers and the associated fees and expenses. As mentioned in Note 5 — Acquisitions, the Company utilized the full $165,000 DDTL to finance the MinuteKey acquisition on August 10, 2018. Both the 2018 Term Loan and ABL Revolver require the Company to maintain certain financial and non-financial covenants. As of December 26, 2020, the Company is in compliance with all financial and non-financial debt covenants with our existing obligations and agreements with external lenders.
On October 1, 2018, the Company entered into an amendment (the “Term Amendment”) to the aforementioned 2018 Term Loan agreement which provided an additional $365,000 of incremental term loan proceeds. These proceeds from the Amendment were used to (1) finance the acquisition of Big Time, (2) refinance certain pre-existing Big Time indebtedness, and (3) pay related transaction costs. Refer to Note 5 — Acquisitions for additional Big Time acquisition details.
On November 15, 2019, the Company entered into an amendment (the “ABL Amendment”) to the aforementioned ABL Revolver agreement which provided an additional $100,000 of revolving credit, bringing the total available to $250,000.
The interest rate on the 2018 Term Loan is, at the discretion of the Company, either the adjusted London Interbank Offered Rate (“LIBOR”) rate plus 4.00% per annum for LIBOR loans or an alternate base rate plus 3.00% per annum. The 2018 Term Loan is payable in fixed installments of approximately $2,652 per quarter, with a balloon payment scheduled on the loan’s maturity date of May 31, 2025.
The interest rate for the ABL Revolver is, at the discretion of the Company, either (1) adjusted LIBOR plus a margin of 1.25% to 1.75% per annum or (2) an alternate base rate plus a margin varying from 0.25% to 0.75% per annum. The maturity date for the ABL Revolver is November 15, 2024, provided that, if the 6.375% Senior Notes with a maturity date of July 15, 2022 remain outstanding in a principal amount in excess of $50,000 on April 15, 2022, the maturity date shall be April 15, 2022, unless, at the Company’s sole discretion, the Company elects to take a reserve against the borrowing base in an amount equal to the amount of such excess and, after giving effect thereto, availability as of such date is equal to or greater than $30,000. Portions of the ABL Revolver are separately available for borrowing by the Company’s United States subsidiary and Canadian subsidiary for $200,000 and $50,000, respectively.

In connection with the 2019 ABL Revolver refinancing activities, the Company recorded an additional $1,412 in deferred financing fees which are recorded as other non-current assets on the accompanying Consolidated Balance Sheets as of December 28, 2019.
In connection with the 2018 refinancing activities, the Company recorded $14,293 in deferred financing fees and $9,950 in discount which were recorded as long term debt on the accompanying Consolidated Balance Sheets as of December 29, 2018. In connection with the ABL Revolver, the Company recorded $1,841 in deferred financing fees which were recorded as other non-current assets on the accompanying Consolidated Balance Sheets as of December 29, 2018.
The amounts outstanding under the 2018 Term Loan and ABL Revolver are guaranteed by the Company and, subject to certain exceptions, the Company’s wholly-owned domestic subsidiaries and are secured by substantially all of the Company’s and guarantor’s assets.
As of December 26, 2020, the ABL Revolver had an outstanding amount of $72,000 and outstanding letters of credit of approximately $23,590. The Company has approximately $154,410 of available borrowings under the revolving credit facility as a source of liquidity as of December 26, 2020.
6.375% Senior Notes, due 2022
On June 30, 2014, Hillman Group issued $330,000 aggregate principal amount of its senior notes due July 15, 2022 (the “6.375% Senior Notes”), which are guaranteed by The Hillman Companies, Inc. and its domestic subsidiaries other than the Hillman Group Capital Trust. Hillman Group pays interest on the 6.375% Senior Notes semi-annually on January 15 and July 15 of each fiscal year.
Guaranteed Preferred Beneficial Interest in the Company’s Junior Subordinated Debentures
In September 1997, The Hillman Group Capital Trust (“Trust”), a Grantor trust, completed a $105,443 underwritten public offering of 4,217,724 Trust Preferred Securities (“TOPrS”). The Trust invested the proceeds from the sale of the preferred securities in an equal principal amount of 11.6% Junior Subordinated Debentures of Hillman due September 30, 2027.
The Company pays interest to the Trust on the Junior Subordinated Debentures underlying the TOPrS at the rate of 11.6% per annum on their face amount of $105,443, or $12,231 per annum in the aggregate. The Trust distributes monthly cash payments it receives from the Company as interest on the debentures to preferred security holders at an annual rate of 11.6% on the liquidation amount of $25.00 per preferred security. Pursuant to the Indenture that governs the TOPrS, the Trust is able to defer distribution payments to holders of the TOPrS for a period that cannot exceed 60 months (the “Deferral Period”). During a Deferral Period, the Company is required to accrue the full amount of all interest payable, and such deferred interest payable would become immediately payable by the Company at the end of the Deferral Period. During fiscal 2020, the Company elected to defer interest payments to the bondholders during April 2020 through July 2020. The additional interest incurred as a result of the deferral was immaterial. Interest paid to the bondholders at the end of the Deferral Period was paid in full. There were no interest deferrals during fiscal 2019.
In connection with the public offering of TOPrS, the Trust issued $3,261 of trust common securities to the Company. The Trust invested the proceeds from the sale of the trust common securities in an equal principal amount of 11.6% Junior Subordinated Debentures of Hillman due September 30, 2027. The Trust distributes monthly cash payments it receives from the Company as interest on the debentures to the Company at an annual rate of 11.6% on the liquidation amount of the common security.
The Company has determined that the Trust is a variable interest entity and the holders of the TOPrS are the primary beneficiaries of the Trust. Accordingly, the Company does not consolidate the Trust. Summarized below is the financial information of the Trust as of December 26, 2020:

December 26, 2020	Amount
Non-current assets – junior subordinated debentures – preferred	$120,034
Non-current assets – junior subordinated debentures – common	3,261
Total assets	$123,295
Non-current liabilities – trust preferred securities	$120,034
Stockholder’s equity – trust common securities	3,261
Total liabilities and stockholders’ equity	$123,295
The non-current assets for the Trust relate to its investment in the 11.6% junior subordinated deferrable interest debentures of Hillman due September 30, 2027.
The TOPrS constitute mandatory redeemable financial instruments. The Company guarantees the obligations of the Trust on the TOPrS. Accordingly, the guaranteed preferred beneficial interest in the Company’s junior subordinated debentures is presented in long-term liabilities in the accompanying Consolidated Balance Sheets.
On June 30, 2014, the junior subordinated debentures were recorded at the fair value of $131,141 based on the price underlying the Trust Preferred Securities of $30.32 per share upon close of trading on the NYSE Amex on that date plus the liquidation value of the trust common securities. The Company is amortizing the premium on the junior subordinated debentures of $22,437 over their remaining life. Unamortized premium on the junior subordinated debentures was $14,591 and $16,110 as of December 26, 2020 and December 28, 2019, respectively.
The aggregate minimum principal maturities of the long-term debt obligations for each of the five years following December 26, 2020 are as follows:
Year	Amount
2021	$10,609
2022	340,609
2023	10,609
2024	82,609
2025	994,606
Thereafter	108,706
$1,547,748
Note that future finance lease payments were excluded from the maturity schedule above. Refer to Note 8 — Leases.
Additional information with respect to the Company’s fixed rate senior notes and junior subordinated debentures is included in Note 14 — Fair Value Measurements.
8.   Leases:
Lessee
The Company determines if a contract is or contains a lease at inception or modification of a contract. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset. The Company leases certain distribution center locations, vehicles, forklifts, computer equipment, and its corporate headquarters with expiration dates through 2032. Certain lease arrangements include escalating rent payments and options to extend the lease term. Expected lease terms include these options to extend or terminate the lease when it is reasonably certain the Company will exercise the option. The Company’s leasing arrangements do not contain material residual value guarantees nor material restrictive covenants.

The components of operating and finance lease cost for the year ended December 26, 2020 and December 28, 2019 were as follows:
	Year Ended December 26, 2020	Year Ended December 28, 2019
Operating lease cost	$19,189	$19,456
Short term lease costs	2,404	2,587
Variable lease costs	898	2,731
Finance lease cost:
Amortization of right of use assets	813	616
Interest on lease liabilities	143	115
Rent expense is recognized on a straight-line basis over the expected lease term. Rent expense totaled $22,491, $24,774 and $19,281 in the year ended December 26, 2020, December 28, 2019 and December 29, 2018, respectively. Rent expense includes operating lease cost as well as expense for non-lease components such as common area maintenance, real estate taxes, real estate insurance, variable costs related to our leased vehicles and also short-term rental expenses.
The implicit rate is not determinable in most of the Company’s leases, as such management uses the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The weighted average remaining lease terms and discount rates for all of our operating leases were as follows as of December 26, 2020 and December 28, 2019:
	December 26, 2020		December 28, 2019
	Operating Leases	Finance Leases	Operating Leases(1)	Finance Leases
Weighted average remaining lease term	7.19	2.61	7.88	3.46
Weighted average discount rate	8.28%	7.14%	7.81%	6.49%

(1)
Upon adoption of the new lease standard, discount rates used for existing operating leases were established on December 30, 2018.

Supplemental balance sheet information related to the Company’s finance leases as of December 26, 2020 and December 28, 2019:
	December 26, 2020	December 28, 2019
Finance lease assets, net, included in property plant and equipment	$1,919	$2,101
Current portion of long-term debt	872	749
Long-term debt, less current portion	1,172	1,526
Total principal payable on finance leases	$2,044	$2,275
Supplemental cash flow information related to our operating leases was as follows for the year ended December 26, 2020 and December 28, 2019:
	Year Ended December 26, 2020	Year Ended December 28, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflow from operating leases	$18,641	$18,668
Operating cash outflow from finance leases	143	104
Financing cash outflow from finance leases	836	683
As of December 26, 2020, our future minimum rental commitments are immaterial for lease agreements beginning after the current reporting period. Maturities of our lease liabilities for all operating and finance leases are as follows as of December 26, 2020:

	Operating Leases	Finance Leases
Less than one year	$18,259	$993
1 to 2 years	15,919	708
2 to 3 years	13,656	421
3 to 4 years	13,065	129
4 to 5 years	11,928	—
After 5 years	35,342	—
Total future minimum rental commitments	108,169	2,251
Less – amounts representing interest	(27,067)	(207)
Present value of lease liabilities	$81,102	$2,044
Lessor
The Company has certain arrangements for key duplication equipment under which we are the lessor. These leases meet the criteria for operating lease classification. Lease income associated with these leases is not material.
9.   Deferred Compensation Plan:
The Company maintains a deferred compensation plan for key employees (the “Nonqualified Deferred Compensation Plan” or “NQDC”) which allows the participants to defer up to 25% of salary and commissions and up to 100% of bonuses to be paid during the year and invest these deferred amounts into certain Company directed mutual fund investments, subject to the election of the participants. The Company is permitted to make a 25% matching contribution on deferred amounts up to $10, subject to a five year vesting schedule.
As of December 26, 2020 and December 28, 2019, the Company’s Consolidated Balance Sheets included $1,911 and $1,911, respectively, in restricted investments representing the assets held in mutual funds to fund deferred compensation liabilities owed to the Company’s current and former employees. The current portion of the restricted investments was $595 and $355 as of December 26, 2020 and December 28, 2019, respectively, and is included in other current assets on the accompanying Consolidated Balance Sheets. The assets held in the NQDC are classified as an investment in trading securities, accordingly, the investments are marked-to-market, see Note 14 — Fair Value Measurements of the Notes to Consolidated Financial Statements for additional detail.
During the years ended December 26, 2020, December 28, 2019, and December 29, 2018 distributions from the deferred compensation plan aggregated $527, $686, and $849, respectively.
10.   Accumulated Other Comprehensive Income:
Accumulated Other Comprehensive Loss
The following is the detail of the change in the Company’s accumulated other comprehensive loss from December 30, 2017 to December 26, 2020 including the effect of significant reclassifications out of accumulated other comprehensive income (net of tax):
Foreign Currency Translation
Balance at December 30, 2017	$(26,537)
Other comprehensive income before reclassifications	(11,104)
Amounts reclassified from other comprehensive income(1)	51
Net current period other comprehensive loss	(11,053)

Foreign Currency Translation
Balance at December 29, 2018	(37,590)
Other comprehensive income before reclassifications	5,533
Amounts reclassified from other comprehensive income(2)	17
Net current period other comprehensive income	5,550
Balance at December 28, 2019	(32,040)
Other comprehensive loss before reclassifications	2,652
Amounts reclassified from other comprehensive income	—
Net current period other comprehensive income	2,652
Balance at December 26, 2020	$(29,388)

(1)
In the year ended December 29, 2018, the Company fully liquidated four subsidiaries within the Canada reportable segment: Hillman Group GP1, LLC, Hillman Group GP2, LLC, HGC1 Financing LP, and HGC2 Holding LP and reclassified the cumulative translation adjustment to income The $51 loss was recorded as other income on the Consolidated Statement of Comprehensive Loss.

(2)
In the year ended December 28, 2019, the Company fully liquidated its Luxembourg subsidiary which results resides within the Canada reportable segment. The $17 loss was recorded as other income on the Consolidated Statement of Comprehensive Loss.

11.   Stock Based Compensation:
2014 Equity Incentive Plan
Effective June 30, 2014, the Company established the 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”), pursuant to which we may grant options, stock appreciation rights, restricted stock, and other stock-based awards for up to an aggregate of 44,021 shares of its common stock. Effective August 10, 2018, the number of shares within the stock option pool increased to 50,000. Effective July 29, 2019 the number of shares within the pool increased to 84,008. Effective July 28, 2020 the number of shares within the pool increased to 94,195.
The 2014 Equity Incentive Plan is administered by a committee of the board of directors. Such committee determines the terms of each stock-based award grant under the 2014 Equity Incentive Plan, except that the exercise price of any granted options and the grant price of any granted stock appreciation rights may not be lower than the fair market value of one share of common stock as of the date of grant.
The fair value of 61,310 time-vested options outstanding as of December 26, 2020 was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield equaling 0%, risk-free interest rate from 0.4% to 1.81%, expected volatility assumed to be 31.5%, and expected term of 6.25 years. The fair value of an option in whole dollars was $335.46.
Stock option compensation expense of $3,960, $2,312, and $1,590 was recognized in the accompanying Consolidated Statements of Comprehensive Loss for the years ended December 26, 2020, December 28, 2019, and December 29, 2018, respectively. As of December 26, 2020, there was $12,247 of unrecognized compensation expense for unvested common options. The expense will be recognized as a charge to earnings over a weighted average period of approximately 3.50 years.
As of December 26, 2020, there were 16,082 performance-based stock options outstanding that ultimately vest depending upon satisfaction of conditions that only arise in the event of a sale of the Company. No compensation expense will be recognized on these stock options unless it becomes probable the performance conditions will be satisfied.

A summary of stock option activity for the year ended December 26, 2020 is presented below:
	Number of Shares	Weighted Average Exercise Price Per Share (in whole dollars)	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 28, 2019	81,700	$1,207	8 years
Exercisable at December 28, 2019	—	—	—
Granted	11,607	$—	—
Exercised	7,333	—	—
Forfeited or expired	8,582	$—	—
Outstanding at December 26, 2020	77,392	$1,257	8 years
Exercisable at December 26, 2020	21,315	$1,185	7 years
In fiscal year ended December 26, 2020, 7,333 options were exercised. In fiscal year ended December 28, 2019, 100 options were exercised. In fiscal year ended December 29, 2018, 200 options were exercised.
As of December 26, 2020, there were 1,071 shares of restricted stock outstanding under the 2014 Equity Incentive Plan. The shares were granted at the grant date fair value of the underlying common stock securities. The restrictions lapse in one quarter increments on each of the three anniversaries of the award date, and one quarter on the completion of the relocation of the recipient to the Cincinnati area or earlier in the event of a change in control. The number of unvested shares of restricted stock was 1,071 as of December 26, 2020 however expense is recognized over the service period. The weighted average grant date fair value of unvested restricted stock was $1,168 as of December 26, 2020.
A summary of the Company’s restricted stock activity for the year ended December 26, 2020 is presented below:
	Number of Shares	Weighted-Average Grant Date Fair Value
Unvested at December 28, 2019	2,143	$1,168
Granted	—	—
Vested	(1,072)	1,168
Forfeited	—	—
Unvested at December 26, 2020	1,071	$1,168
Restricted stock compensation expense of $1,165, $669, and $0 was recognized in the accompanying Consolidated Statements of Comprehensive Income (Loss) for the fiscal years ended December 26, 2020, December 28, 2019, and December 29, 2018, respectively.
12.   Earnings Per Share:
Basic earnings per share is computed based on the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share include the dilutive effect of stock options and restricted stock awards. The following is a reconciliation of the basic and diluted earnings per share (“EPS”) computations for both the numerator and denominator (in thousands, except per share data):
	Year Ended December 26, 2020
	Earnings (Numerator)	Shares (Denominator)	Per Share Amount
Net loss	$(24,499)	545	$(45)
Dilutive effect of stock options	$—	—	$—
Net loss per diluted common share	$(24,499)	545	$(45)

	Year Ended December 28, 2019
	Earnings (Numerator)	Shares (Denominator)	Per Share Amount
Net loss (as restated)	$(85,479)	543	$(158)
Dilutive effect of stock options	$—	—	$—
Net loss per diluted common share	$(85,479)	543	$(158)
	Year Ended December 29, 2018
	Earnings (Numerator)	Shares (Denominator)	Per Share Amount
Net loss (as restated)	$(58,681)	545	$(108)
Dilutive effect of stock options	$—	—	$—
Net loss per diluted common share	$(58,681)	545	$(108)
Stock options outstanding totaling 77,392, 81,700, and 47,542 were excluded from the computation as of December 26, 2020, December 28, 2019, December 29, 2018, respectively, as they would have had an antidilutive effect under the treasury stock method.
13.   Derivatives and Hedging:
The Company uses derivative financial instruments to manage its exposures to (1) interest rate fluctuations on its floating rate senior term loan and (2) fluctuations in foreign currency exchange rates. The Company measures those instruments at fair value and recognizes changes in the fair value of derivatives in earnings in the period of change, unless the derivative qualifies as an effective hedge that offsets certain exposures.
Interest Rate Swap Agreements
On September 3, 2014, the Company entered into two forward Interest Rate Swap Agreements (the “2014 Swaps”) with three year terms for notional amounts of $90,000 and $40,000. The forward start date of the 2014 Swaps was October 1, 2015 and the termination date was September 30, 2018. The 2014 Swaps fixed the interest rate at 2.2% plus the applicable interest rate margin of 3.5% and the effective rate of 5.7%. The 2014 Swaps were terminated on September 30, 2018.
On January 8, 2018, the Company entered into a new forward Interest Rate Swap Agreement (“2018 Swap 1”) with three year terms for $90,000 notional amount. The forward start date of the 2018 Swap was September 30, 2018 and the termination date is June 30, 2021. The 2018 Swap 1 has a fixed interest rate of 2.3% plus the applicable interest rate margin of 4.0% for an effective rate of 6.3%.
On November 8, 2018, the Company entered into another new forward Interest Rate Swap Agreement (“2018 Swap 2”) with three year terms for $60,000 notional amount. The forward start date of the 2018 Swap 2 was November 30, 2018 and the termination date is November 30, 2022. The 2018 Swap 2 has a fixed interest rate of 3.1% plus the applicable interest rate margin of 4.0% for an effective rate of 7.1%.
The fair value of the 2018 Swap 1 was $709 as of December 26, 2020 and was reported on the accompanying Consolidated Balance Sheets in other accrued expenses. The fair value of the 2018 Swap 2 was $3,484 as of December 26, 2020 and was reported on the accompanying Consolidated Balance Sheets in other non-current liabilities The total impact of all the interest rate swaps to other (income) expense recorded in the Consolidated Statement of Comprehensive Loss for the unfavorable change of $601 in fair value since December 28, 2019.
The fair value of the 2018 Swaps was $3,592 as of December 28, 2019 and they were reported on the accompanying Consolidated Balance Sheets in other non-current liabilities. The total impact of all the interest rate swaps to other (income) expense recorded in the Consolidated Statement of Comprehensive Loss was an unfavorable change of $2,608 in fair value since December 29, 2018.

The Company’s interest rate swap agreements did not qualify for hedge accounting treatment because they did not meet the provisions specified in ASC 815, Derivatives and Hedging (“ASC 815”).
Foreign Currency Forward Contracts
During fiscal 2018, 2019, and 2020, the Company entered into multiple foreign currency forward contracts. The purpose of the Company’s foreign currency forward contracts is to manage the Company’s exposure to fluctuations in the exchange rate of the Canadian dollar.
The total notional amount of contracts outstanding was C$9,652 and C$1,326 as of December 26, 2020 and December 28, 2019, respectively. The total fair value of the foreign currency forward contracts was $12 and $12 as of December 26, 2020 and December 28, 2019, respectively, and was reported on the accompanying Consolidated Balance Sheets in other current liabilities. A decrease in other income of $557 and $50 was recorded in the Consolidated Statement of Comprehensive Loss for the change in fair value during years ended December 26, 2020 and December 28, 2019, respectively.
The Company’s foreign currency forward contracts did not qualify for hedge accounting treatment because they did not meet the provisions specified in ASC 815. Accordingly, the gain or loss on these derivatives was recognized in other (income) expense in the Consolidated Statement of Comprehensive Loss.
The Company does not enter into derivative transactions for speculative purposes and, therefore, holds no derivative instruments for trading purposes.
Additional information with respect to the fair value of derivative instruments is included in Note 14 — Fair Value Measurements.
14.   Fair Value Measurements:
The Company uses the accounting guidance that applies to all assets and liabilities that are being measured and reported on a fair value basis. The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Assets and liabilities carried at fair value are classified and disclosed in one of the following three categories.
Level 1:
Quoted market prices in active markets for identical assets or liabilities.

Level 2:
Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:
Unobservable inputs reflecting the reporting entity’s own assumptions.

The accounting guidance establishes a hierarchy which requires an entity to maximize the use of quoted market prices and minimize the use of unobservable inputs. An asset or liability’s level is based on the lowest level of input that is significant to the fair value measurement.
The following tables set forth the Company’s financial assets and liabilities that were measured at fair value on a recurring basis during the period, by level, within the fair value hierarchy:
	As of December 26, 2020
	Level 1	Level 2	Level 3	Total
Trading securities	$1,911	$—	$—	$1,911
Interest rate swaps	—	(4,193)	—	(4,193)
Foreign exchange forward contracts	—	12	—	12
Contingent consideration payable	—	—	(14,197)	(14,197)

	As of December 28, 2019
	Level 1	Level 2	Level 3	Total
Trading securities	$1,911	$—	$—	$1,911
Interest rate swaps	—	(3,592)	—	(3,592)
Foreign exchange forward contracts	—	12	—	12
Contingent consideration payable	—	—	(18,100)	(18,100)
Trading securities are valued using quoted prices on an active exchange. Trading securities represent assets held in a Rabbi Trust to fund deferred compensation liabilities and are included as restricted investments on the accompanying Consolidated Balance Sheets.
The Company utilizes interest rate swap contracts to manage our targeted mix of fixed and floating rate debt, and these contracts are valued using observable benchmark rates at commonly quoted intervals for the full term of the swap contracts. As of December 26, 2020, the 2018 Swap 1 was recorded within other accrued expenses and the 2018 Swap 2 was recorded within other non-current liabilities on the accompanying Consolidated Balance Sheets. As of December 28, 2019, both the 2018 Swap 1 and the 2018 Swap 2 were recorded within other non-current liabilities on the accompanying Consolidated Balance Sheets.
The Company utilizes foreign exchange forward contracts to manage our exposure to currency fluctuations in the Canadian dollar versus the U.S. dollar. The forward contracts were valued using observable benchmark rates at commonly quoted intervals during the term of the forward contract. As of December 26, 2020 and December 28, 2019, the foreign exchange forward contracts were included in other current liabilities on the accompanying Consolidated Balance Sheets.
The contingent consideration represents future potential earn-out payments related to the Resharp acquisition in fiscal 2019 and the Instafob acquisition in the first quarter of 2020. Refer to Note 5 — Acquisitions for additional details. The estimated fair value of the contingent earn-out was determined using a Monte Carlo analysis examining the frequency and mean value of the resulting earn-out payments. The resulting value captures the risk associated with the form of the payout structure. The risk neutral method is applied, resulting in a value that captures the risk associated with the form of the payout structure and the projection risk. The carrying amount of the liability may fluctuate significantly and actual amounts paid may be materially different from the liability’s estimated value. As of December 26, 2020, the total contingent consideration for Resharp was recorded as $304 within other accrued expenses and $11,890 within other non-current liabilities on the accompanying Consolidated Balance Sheets. As of December 26, 2020, the total contingent consideration for Instafob was recorded as $113 within other accrued expenses and $1,890 within other non-current liabilities on the accompanying Consolidated Balance Sheets. As of December 28, 2019, the total contingent consideration was recorded as $2,275 within other accrued expenses and $15,825 within other non-current liabilities on the accompanying Consolidated Balance Sheets. During fiscal 2020, $2,006 of the Resharp contingent consideration was earned and will be paid during the first quarter of fiscal 2021. This amount was moved to accounts payable as of December 26, 2020. The Company recorded a $3,900 decrease in the Resharp contingent consideration liability as of December 26, 2020 compared to December 28, 2019. The Company recorded a $385 increase in the Instafob contingent consideration liability as of December 26, 2020 compared to Instafob’s acquisition date of February 19, 2020. The total decrease of $3,515 in value was determined by using a simulation model of the Monte Carlo analysis that included updated projections applicable to the liability as of December 26, 2020 compared to the prior valuation period.
The fair value of the Company’s fixed rate senior notes and junior subordinated debentures as of December 26, 2020 and December 28, 2019 were determined by utilizing current trading prices obtained from indicative market data. As a result, the fair value measurement of the Company’s senior term loans is considered to be Level 2.
	December 26, 2020		December 28, 2019
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
6.375% Senior Notes	$328,333	$327,525	$327,222	$305,250
Junior Subordinated Debentures	123,295	128,022	124,814	148,731

Cash, restricted investments, accounts receivable, short-term borrowings and accounts payable are reflected in the Consolidated Financial Statements at book value, which approximates fair value, due to the short-term nature of these instruments. The carrying amount of the long-term debt under the revolving credit facility approximates the fair value at December 26, 2020 and December 28, 2019 as the interest rate is variable and approximates current market rates. The Company also believes the carrying amount of the long-term debt under the senior term loan approximates the fair value at December 26, 2020 and December 28, 2019 because, while subject to a minimum LIBOR floor rate, the interest rate approximates current market rates of debt with similar terms and comparable credit risk.
Additional information with respect to the derivative instruments is included in Note 13 — Derivatives and Hedging. Additional information with respect to the Company’s fixed rate senior notes and junior subordinated debentures is included in Note 7 — Long-Term Debt.
15.   Restructuring
Canadian Restructuring Plan
During fiscal 2018, the Company initiated plans to restructure the operations of the Canada segment. The restructuring seeks to streamline operations in the greater Toronto area by consolidating facilities, exiting certain lines of business, and rationalizing stock keeping units (“SKUs”). The intended result of the Canada restructuring will be a more streamlined and scalable operation focused on delivering optimal service and a broad offering of products across the Company’s core categories. Plans were finalized during the fourth quarter of 2018. The Company expects to wrap up restructuring related activities in our Canada segment in 2021. Charges incurred in part of the Canada Restructuring Plan included:
	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Facility consolidation(1)
Inventory valuation adjustments	$596	$3,799	$8,694
Labor expense	682	1,751	503
Consulting and legal fees	192	225	314
Other expense	1,118	2,126	116
Rent and related charges	1,535	584	—
Gain on sale of building	—	—	(6,104)
Severance	707	617	—
Exit of certain lines of business(2)
Inventory valuation adjustments	—	535	1,152
Gain on disposal of assets	—	(458)	837
Severance	—	—	2,749
Other expense	—	488	—
Total	$4,830	$9,667	$8,261

(1)
Facility consolidation includes inventory valuation adjustments associated with SKU rationalization, labor expense related to organizing inventory and equipment in preparation for the facility consolidation, consulting and legal fees related to the project, and other expenses. The labor, consulting, and legal expenses were included in selling, general and administrative expense (“SG&A”) on the Consolidated Statement of Comprehensive Loss. The inventory valuation adjustments were included in cost of sales on the Consolidated Statement of Comprehensive Loss.

(2)
As part of the restructuring, the Company is exiting a manufacturing business line. Related charges included adjustments to write inventory down to net realizable value, asset impairment charges, and employee severance, which were included in cost of sales, other income and expense, and SG&A on the Consolidated Statement of Comprehensive Loss, respectively.

The following represents the roll forward of restructuring reserves for the year ended December 26, 2020:
Severance and related expense
Balance as of December 29, 2018	$1,537
Restructuring Charges	617
Cash Paid	(1,033)
Balance as of December 28, 2019	$1,121
Restructuring Charges	707
Cash Paid	(680)
Balance as of December 26, 2020	$1,148
During the year ended December 26, 2020, the Company paid approximately $680 in severance and related expense related to the Canada Restructuring Plan.
United States Restructuring Plan
During fiscal 2019, the Company began implementing a plan to restructure the management and operations within the United States to achieve synergies and cost savings associated with the recent acquisitions described in Note 5 — Acquisitions. This restructuring includes management realignment, integration of sales and operating functions, and strategic review of the Company’s product offerings. This plan was finalized during the fourth quarter of fiscal 2019. The Company incurred additional charges in fiscal 2020 related to the consolidation of two of our distribution centers. Charges incurred in part of the United States Restructuring Plan included:
	Year Ended December 26, 2020	Year Ended December 28, 2019
Management realignment & integration
Severance	$886	$3,820
Inventory valuation adjustments	$—	5,707
Facility closures
Severance	903	—
Inventory valuation adjustments	1,568	—
Other	1,422	—
Total	$4,779	$9,527
The following represents a roll forward of the restructuring reserves for the year ended December 26, 2020:
Severance and related expense
Balance as of December 29, 2018	$—
Restructuring Charges	3,820
Cash Paid	(534)
Balance as of December 28, 2019	$3,286
Restructuring Charges	1,789
Cash Paid	(3,746)
Balance as of December 26, 2020	$1,329
During the year ended December 26, 2020, the Company paid approximately $3,746 in severance and related expense related to the United States Restructuring Plan.

16.   Commitments and Contingencies:
The Company self-insures our product liability, automotive, and workers’ compensation losses up to $250 per occurrence. General liability losses are self-insured up to $500 per occurrence. Catastrophic coverage has been purchased from third party insurers for occurrences in excess of $250 up to $60,000. The two risk areas involving the most significant accounting estimates are workers’ compensation and automotive liability. Actuarial valuations performed by the Company’s third-party risk insurance expert were used by the Company’s management to form the basis for workers’ compensation and automotive liability loss reserves. The actuary contemplated the Company’s specific loss history, actual claims reported, and industry trends among statistical and other factors to estimate the range of reserves required. Risk insurance reserves are comprised of specific reserves for individual claims and additional amounts expected for development of these claims, as well as for incurred but not yet reported claims. The Company believes that the liability of approximately $2,488 recorded for such risk insurance reserves is adequate as of December 26, 2020.
As of December 26, 2020, the Company has provided certain vendors and insurers letters of credit aggregating $23,590 related to our product purchases and insurance coverage of product liability, workers’ compensation, and general liability.
The Company self-insures our group health claims up to an annual stop loss limit of $250 per participant. Historical group insurance loss experience forms the basis for the recognition of group health insurance reserves. Provisions for losses expected under these programs are recorded based on an analysis of historical insurance claim data and certain actuarial assumptions. The Company believes that the liability of approximately $2,609 recorded for such group health insurance reserves is adequate as of December 26, 2020.
The Company imports large quantities of fastener products which are subject to customs requirements and to tariffs and quotas set by governments through mutual agreements and bilateral actions. The Company could be subject to the assessment of additional duties and interest if it or its suppliers fail to comply with customs regulations or similar laws. The U.S. Department of Commerce (the “Department”) has received requests from petitioners to conduct administrative reviews of compliance with anti-dumping duty and countervailing duty laws for certain nails products sourced from Asian countries. The Company sourced products under review from vendors in China and Taiwan during the periods selected for review. The Company accrues for the duty expense once it is determined to be probable and the amount can be reasonably estimated. On March 16, 2018, the Department published updated results, which were finalized upon the completion of review of appeals in April 2018. Based on final results, our liability was reduced to $2,446. The Company recorded income of $3,829 in fiscal 2018, which is included in Cost of Sales on the Company’s Consolidated Statement of Comprehensive Loss. There were no related charges in fiscal 2019 nor in fiscal 2020.
On June 3, 2019, The Hillman Group, Inc. (“Hillman Group”) filed a complaint for patent infringement against KeyMe, LLC (“KeyMe”), a provider of self-service key duplication kiosks, in the United States District Court for the Eastern District of Texas (Marshall Division). The case was assigned Civil Action No. 2:19-cv-0209. Hillman Group’s complaint alleges that KeyMe’s self-named and “Locksmith in a Box” key duplication kiosks infringe U.S. Patent Nos. 8,979,446 and 9,914,179, which are assigned to Hillman Group, and seeks damages and injunctive relief against KeyMe. After the United States Patent and Trademark Office issued U.S. Patent No. 10,400,474 to Hillman Group on September 3, 2019, Hillman Group filed a motion the same day to amend its initial complaint to add the new patent to the litigation. The Texas court granted the motion on September 13, 2019. KeyMe filed two motions in the case on July 25, 2019, the first seeking to dismiss Hillman Group’s complaint under Rule 12(b)(3) of the Federal Rules of Civil Procedure for improper venue, or in the alternative, to move the case from Marshall, Texas to the Southern District of New York. KeyMe’s second motion seeks to transfer the venue of the case from Texas to New York under 28 U.S.C. § 1404. Subsequently, Hillman Group filed a motion on September 4, 2019 to disqualify KeyMe’s counsel Cooley LLP from the litigation due to Cooley’s concurrent and prior representation of Hillman Group and predecessor-in-interest MinuteKey Holdings, Inc (“MinuteKey”). Hillman Group served its initial infringement contentions for the patents-in-suit on KeyMe on September 6, 2019, and KeyMe served its initial invalidity and unenforceability contentions for the patents-in-suit on Hillman Group on November 15, 2019. The parties filed a joint claim construction statement with the Court on January 31, 2020, setting forth the disputed constructions of terms and phrases recited in the asserted claims of the patents-in-suit. On February 14, 2020, the Court granted Hillman Group’s motion to disqualify Cooley LLP, and denied KeyMe’s pending venue-related motion to dismiss and motion to transfer without prejudice to refiling. The case was stayed until March 30, 2020 to permit KeyMe to retain new legal counsel. The parties filed a joint status report on March 25, 2020, and on March 27, 2020, the Texas Court set a new case schedule with a trial in early December 2020. On April 14, 2020, KeyMe re-filed a single motion to dismiss for improper venue, or in the alternative, to transfer the case to the Southern District of New York. After an oral hearing held on September 30, 2020, the Texas Court denied KeyMe’s motion to dismiss on November 13, 2020.
The Texas Court conducted a claim construction hearing in Marshall, TX, on June 23, 2020 to construe various disputed claim terms of the three patents-in-suit, and issued a claim construction order on July 2, 2020. On August 31, 2020, KeyMe filed two motions for partial summary judgment on portions of the case, and also filed a motion objecting to portions of the testimony of one of Hillman Group’s technical expert witnesses. As of the date of this filing, those motions remain pending before the Texas Court.
On March 2, 2020, Hillman Group filed a second complaint for patent infringement against KeyMe in the same Texas Court, alleging that KeyMe’s key duplication kiosks infringe Hillman Group’s U.S. Patent No. 10,577,830. The case was assigned Civil Action No. 2:20-cv-0070. Hillman Group added a second patent to the case, U.S. Patent No. 10,628,813, upon that patent’s issuance on April 21, 2020. Upon issuance of U.S. Patent No. 10,737,336 to Hillman Group on August 10, 2020, Hillman Group moved for leave of Court to add that patent to the case; however, KeyMe opposed the motion.
KeyMe filed a motion to consolidate the two Texas patent cases involving KeyMe and Hillman Group on April 14, 2020. In addition, on April 30, 2020, KeyMe filed a substantially identical motion to dismiss the case for improper venue, or in the alternative, to transfer the case to the Southern District of New York. The Texas Court heard oral argument on the motion to consolidate, the motion to dismiss, and Hillman Group’s motion to add the ‘336 patent on September 30, 2020. On October 23, 2020, the Texas Court granted KeyMe’s motion to consolidate the two Texas cases, and granted Hillman Group’s motion to add the ‘336 patent. The Texas Court denied KeyMe’s motion to dismiss on November 13, 2020. On November 18, 2020, the Texas Court issued a new case schedule for the consolidated case, setting a trial date of April 5, 2021 for the six-patent case. The parties stipulated in November, 2020 that no new claim construction hearing would be held, and that selected constructions from the 2:19-cv-209 action that pertained to claims in the 2:20-cv-0070 action would govern. Fact discovery closed in the consolidated case on December 21, 2020, and expert discovery closed on January 22, 2021. The parties are preparing for a trial in April 2021.
On January 25, 2021, KeyMe filed a second summary judgement motion for a judgement of no willful infringement, and also filed another motion objecting to portions of the testimony of one of Hillman Group’s technical expert witnesses. As of the date of this filing, those motions remain pending before the Texas Court.
On September 9, 2020, the parties conducted a mediation before Ret. District Judge David Folsom of the U.S. District Court of the Eastern District of Texas. Though substantive discussion took place, no agreement on resolution of the litigation was reached.
On August 16, 2019, KeyMe filed a complaint for patent infringement against Hillman Group in the United States District Court for the District of Delaware. KeyMe alleges that Hillman Group’s KeyKrafter key duplication machines and MinuteKey self-service key duplication kiosks infringe KeyMe’s U.S. Patent No. 8,682,468 when those machines are used in conjunction with Hillman Group’s KeyHero system. KeyMe seeks damages and injunctive relief against Hillman Group. Hillman Group filed an answer to KeyMe’s complaint on October 23, 2019, and asserted counterclaims seeking declaratory judgments of invalidity and noninfringement of U.S. Patent No. 8,682,468. On May 4, 2020, the Delaware Court entered a scheduling order setting trial for November 2021. KeyMe served its initial infringement contentions on June 11, 2020, with Hillman Group serving its initial invalidity contentions on July 16, 2020. The Delaware Court held a claim construction hearing on November 24, 2020, and issued its claim construction order on January 25, 2021. Fact discovery closed in the Delaware case on January 28, 2021. KeyMe served its final infringement contentions on January 4, 2021; Hillman Group served its final invalidity contentions on January 18, 2021. Expert discovery is currently underway through April 8, 2021.

Management and legal counsel for the Company are of the opinion that KeyMe’s claim is without merit and the Company should prevail in defending the suit. The Company is unable to estimate the possible loss or range of loss at this early stage in the case.
In addition, legal proceedings are pending which are either in the ordinary course of business or incidental to the Company’s business. Those legal proceedings incidental to the business of the Company are generally not covered by insurance or other indemnity. In the opinion of the Company’s management, the ultimate resolution of the pending litigation matters will not have a material adverse effect on the consolidated financial position, operations, or cash flows of the Company.
17.   Statement of Cash Flows:
Supplemental disclosures of cash flows information are presented below:
	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Cash paid during the period for:
Interest on junior subordinated debentures	$12,329	$11,211	$12,230
Interest	$81,024	$94,461	$56,879
Income taxes, net of refunds	$(301)	$(489)	$1,027
18.   Concentration of Credit Risks:
Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents with high credit quality financial institutions. Concentrations of credit risk with respect to sales and trade receivables are limited due to the large number of customers comprising the Company’s customer base and their dispersion across geographic areas. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral.
For the year ended December 26, 2020, the largest two customers accounted for 49.1% of total revenues and 45.1% of the year-end accounts receivable balance. For the year ended December 28, 2019, the largest two customers accounted for 46.3% of total revenues and 43.2% of the year-end accounts receivable balance. No other customer accounted for more than 10% of the Company’s accounts receivables in 2020, 2019, nor 2018.
In each of the years ended December 26, 2020, December 28, 2019, and December 29, 2018, the Company derived over 10% of its total revenues from two separate customers which operated in each of the operating segments. The following table presents revenue from each customer as percentage of total revenue for each of the years ended:
	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Lowe’s	22.5%	21.6%	22.0%
Home Depot	26.5%	24.7%	21.8%
19.   Segment Reporting and Geographic Information:
The Company’s segment reporting structure uses the Company’s management reporting structure as the foundation for how the Company manages its business. The Company periodically evaluates its segment reporting structure in accordance with ASC 350-20-55 and has concluded that it has three reportable segments as of December 26, 2020.
The segments are as follows:
•
Hardware and Protective Solutions

•
Robotics and Digital Solutions

•
Canada

The Hardware and Protective Solutions segment distributes fasteners and related hardware items, threaded rod, personal protective equipment, and letters, numbers, and signs to hardware stores, home centers, mass merchants, and other retail outlets primarily in the United States and Mexico.
The Robotics and Digital Solutions segment consists of key duplication and engraving kiosks that can be operated directly by the consumer. The kiosks operate in retail and other high-traffic locations offering customized licensed and unlicensed products targeted to consumers in the respective locations. It also includes our associate-assisted key duplication systems and key accessories. The Robotics and Digital Solutions segment also includes Resharp, our robotic knife sharpening business, and Instafob, which specializes in RFID key duplication technology.
The Canada segment distributes fasteners and related hardware items, threaded rod, keys, key duplicating systems, accessories, personal protective equipment, and identification items, such as tags and letters, numbers, and signs to hardware stores, home centers, mass merchants, industrial distributors, automotive aftermarket distributors, and other retail outlets and industrial Original Equipment Manufacturers (“OEMs”) in Canada. The Canada segment also produces fasteners, stampings, fittings, and processes threaded parts for automotive suppliers and industrial OEMs.
The Company uses profit or loss from operations to evaluate the performance of its segments, and does not include segment assets or non-operating income/expense items for management reporting purposes. Profit or loss from operations is defined as income from operations before interest and tax expenses. Segment revenue excludes sales between segments, which is consistent with the segment revenue information provided to the Company’s chief operating decision maker (“CODM”).
In the year ended December 29, 2018 the Company acquired Minute Key and Big Time (see Note 5 — Acquisitions of the Notes to Consolidated Financial Statements for additional information). Minute Key is included in our Robotics and Digital Solutions segment while Big Time is included in our Hardware and Protective Solutions segment.
The table below presents revenues and income (loss) from operations for the reportable segments for the years ended December 26, 2020, December 28, 2019, and December 29, 2018.
	Year Ended December 26, 2020	Year Ended December 28, 2019	Year Ended December 29, 2018
Revenues
Hardware and Protective Solutions	$1,024,392	$853,016	$636,717
Robotics and Digital Solutions	209,287	236,086	196,043
Canada	134,616	125,260	141,415
Total revenues	$1,368,295	$1,214,362	$974,175
Segment Income (Loss) from Operations
Hardware and Protective Solutions	$67,313	$14,204	$18,555
Robotics and Digital Solutions	3,177	3,385	17,705
Canada	(4,724)	(9,894)	(8,817)
Total segment income from operations	$65,766	$7,695	$27,443
20.   Subsequent Events
The Company evaluated subsequent events through March 11, 2021, the date these financial statements were issued. Other than the item discussed below, there were no material subsequent events that required recognition or additional disclosure in these financial statements.
On January 24, 2021, the Company’s parent, HMAN Group Holdings, Inc., and Landcadia Holdings III, Inc. (“Landcadia”), a special purpose acquisition company (“SPAC”) entered into an agreement (“Merger Agreement”) whereby the Parent would become a wholly owned subsidiary of Landcadia for the consideration of $911.3 million upon approval of the Landcadia shareholders and will be accounted for as a reverse acquisition resulting in a recapitalization of HMAN Group Holdings.

Consideration would be a combination of roll-over equity by current Company shareholders, new share purchases by Landcadia SPAC participants, cash from a new credit agreement and refinancing of existing credit facilities of the Company. A full description of the proposed acquisition terms may be found in the Landcadia Proxy Statement dated February 3, 2021 (the “Proxy”) filed with the United States Securities and Exchange Commission (“SEC”), which is available on www.sec.gov.

Financial Statement Schedule:
Schedule II — VALUATION ACCOUNTS
(dollars in thousands)
Deducted From Assets in Balance Sheet
Allowance for Doubtful Accounts
Ending Balance – December 30, 2017	$1,121
Additions charged to cost and expense	(40)
Deductions due to:
Others	(235)
Ending Balance – December 29, 2018	846
Additions charged to cost and expense	790
Deductions due to:
Others	255
Ending Balance – December 28, 2019	1,891
Additions charged to cost and expense	1,378
Deductions due to:
Others	(874)
Ending Balance – December 26, 2020	$2,395

HILLMAN SOLUTIONS CORP.
Primary Offering Of
24,666,667 Shares of Common Stock
Secondary Offering of
144,217,397 Shares of Common Stock
8,501,066 Warrants to Purchase Common Stock
PROSPECTUS
August 27, 2021